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As filed with the Securities and Exchange Commission on April 27, 2004

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERR-MCGEE CORPORATION
(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	73-1612389 (I.R.S. Employer Identification Number)
123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102 (405) 270-1313 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GREGORY F. PILCHER, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
KERR-MCGEE CORPORATION
123 ROBERT S. KERR AVENUE
OKLAHOMA CITY, OKLAHOMA 73102
(405) 270-1313
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:
Scott F. Smith, Esq. Covington & Burling 1330 Avenue of the Americas New York, New York 10019 (212-841-1000)	Michael E. Dillard, P.C. Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713-220-5800)	Howard L. Boigon, Esq. Westport Resources Corp. 1670 Broadway, Suite 2800 Denver, Colorado 80202 (303-573-5404)

        Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective and the effective date of the proposed merger of Westport Resources Corporation, referred to as Westport, with and into Kerr-McGee (Nevada) LLC, a wholly owned subsidiary of Kerr-McGee Corporation, as described in the enclosed joint proxy statement/prospectus.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee

Common Stock par value $1.00 per share (including the associated preferred share purchase right)	50,840,320	$34.75	$2,488,311,453.75	$315,269.06

(1)
Each share of common stock registered hereunder includes an associated preferred stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred stock purchase rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock. No separate consideration is payable for the preferred stock purchase rights, and no additional registration fee is payable with respect to such preferred stock purchase rights.
(2)
Consists of up to 50,840,320 shares of the Registrant's common stock that may be issued in connection with the merger described in this document upon the conversion of (a) 67,865,932 shares of Westport common stock outstanding on March 31, 2004 (including shares of Westport restricted stock), and (b) up to 3,740,153 shares of Westport common stock that may be issued pursuant to options outstanding as of March 31, 2004.
(3)
Based on the average high and low sale prices of Westport common stock as reported on the New York Stock Exchange composite tape on April 22, 2004 in accordance with Rules 457(f)(1) and 457(c).
(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c) under the Securities Act. The maximum aggregate offering price is based on the product of $34.75 (the average of the high and low sale prices of Westport common stock on April 22, 2004, on the New York Stock Exchange composite tape) and 71,606,085 (the number of shares of Westport common stock outstanding, including restricted stock, plus the number of shares reserved for issuance upon the exercise of outstanding options to purchase shares of Westport common stock).

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED APRIL 27, 2004

The information in this joint proxy statement/prospectus is not complete and may be changed. Kerr-McGee may not distribute or issue the shares of Kerr-McGee common stock being registered pursuant to this registration statement until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to distribute these securities and Kerr-McGee is not soliciting offers to receive these securities in any state where such offer or distribution is not permitted.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Kerr-McGee Corporation, referred to as Kerr-McGee, its wholly owned subsidiary, Kerr-McGee (Nevada) LLC, referred to as Merger Sub, and Westport Resources Corporation, referred to as Westport, have entered into an Agreement and Plan of Merger, dated as of April 6, 2004, referred to as the merger agreement. Under the merger agreement, Kerr-McGee will acquire Westport through a merger of Westport with and into Merger Sub, referred to as the merger. Following the merger, Merger Sub will be the surviving entity and will continue as a wholly owned subsidiary of Kerr-McGee. The merger agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.

This joint proxy statement/prospectus describes the merger agreement, the merger and the transactions related to the merger in detail and provides information concerning the special meeting of Kerr-McGee stockholders and the special meeting of Westport stockholders. Before we can complete the merger, we must obtain the approval of our companies' common stockholders. We are sending to you this joint proxy statement/prospectus to ask holders of Kerr-McGee common stock to vote in favor of the approval of the issuance of shares of Kerr-McGee common stock in connection with the merger and holders of Westport common stock to vote in favor of the approval of the merger agreement.

At the effective time of the merger, each issued and outstanding share of common stock of Westport will be cancelled and converted to the right to receive .71 shares of Kerr-McGee common stock, subject to adjustment as described under "The Merger—Merger Consideration" in the joint proxy statement/prospectus.

The board of directors of Kerr-McGee unanimously: (i) has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Kerr-McGee and its stockholders; (ii) has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and (iii) recommends that the stockholders of Kerr-McGee vote "FOR" approval of the issuance of shares of Kerr-McGee common stock in connection with the merger. The issuance of shares of Kerr-McGee common stock in the merger requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Kerr-McGee special meeting.

The board of directors of Westport unanimously: (i) has determined that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Westport and its stockholders; (ii) has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and (iii) recommends that the stockholders of Westport vote "FOR" approval of the merger agreement. The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the shares of Westport common stock issued and outstanding and entitled to vote at the Westport special meeting. Donald D. Wolf, Chairman and Chief Executive Officer of Westport, and certain principal stockholders of Westport who together hold an aggregate of more than 42% of the issued and outstanding shares of Westport common stock entitled to vote on the date the merger agreement was executed have entered into agreements with Kerr-McGee pursuant to which each such stockholder has agreed, among other things, to vote their shares of Westport common stock subject to such agreements in favor of the approval of the merger agreement, and granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock.

Kerr-McGee stockholders will vote at the Kerr-McGee special meeting at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma. Westport stockholders will vote at the Westport special meeting at [                  ].

Kerr-McGee common stock is listed for trading on the New York Stock Exchange under the symbol "KMG." Westport common stock is listed for trading on the New York Stock Exchange under the symbol "WRC."

Before casting your vote, please take the time to review carefully this joint proxy statement/prospectus, including the section entitled "Risk Factors" beginning on page 24.

Your vote is very important regardless of the number of shares you hold. We enthusiastically support this combination of our companies and join with our boards of directors in recommending that you vote "FOR" the approval of the issuance of shares of Kerr-McGee common stock in connection with the merger, in the case of Kerr-McGee stockholders, and "FOR" the approval of the merger agreement, in the case of Westport stockholders.

Sincerely,
Luke R. Corbett Chairman and Chief Executive Officer Kerr-McGee Corporation	Donald D. Wolf Chairman and Chief Executive Officer Westport Resources Corporation

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE COMMON STOCK TO BE ISSUED IN THE MERGER OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This joint proxy statement/prospectus is dated [                        ], 2004, and is first being mailed to Kerr-McGee stockholders on or about [                        ], 2004 and to Westport stockholders on or about [                        ], 2004.

Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                        ], 2004

        To the stockholders of Kerr-McGee Corporation:

        NOTICE IS HEREBY GIVEN that a special meeting of holders of common stock of Kerr-McGee Corporation, a Delaware corporation, referred to as Kerr-McGee, will be held at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma on [                        ], 2004 at [                        ] local time, for the following purposes:

        (1)   to consider and vote on a proposal to approve the issuance of shares of Kerr-McGee common stock in connection with the merger of Westport Resources Corporation, a Nevada corporation, referred to as Westport, with and into Kerr-McGee (Nevada) LLC, referred to as Merger Sub, a wholly owned subsidiary of Kerr-McGee; and

        (2)   to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

        A copy of the merger agreement relating to the proposed merger is attached as Annex A to the joint proxy statement/prospectus accompanying this notice.

        Kerr-McGee has fixed the close of business on [    ], 2004, as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote will be open for examination by stockholders at Kerr-McGee Corporation, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, during ordinary business hours during the ten-day period prior to the special meeting, and will also be available at the special meeting.

        The board of directors of Kerr-McGee unanimously:

          (i)  has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Kerr-McGee and its stockholders;

         (ii)  has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and

       (iii)  recommends that the stockholders of Kerr-McGee vote "FOR" approval of the issuance of shares of Kerr-McGee common stock in connection with the merger.

        We cordially invite you to attend the special meeting in person. However, to ensure your representation at the special meeting, we encourage you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may also vote by telephone or on the Internet using the instructions on the proxy card. Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you attend the special meeting you may vote in person even if you have returned a proxy card, or voted by telephone or on the Internet.

        IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS SHOWN ON THE PROXY CARD.

                        By order of the Board of Directors

                        Gregory F. Pilcher
                         Senior Vice President, General Counsel and Secretary

[                        ], 2004

Westport Resources Corporation
1670 Broadway, Suite 2800
Denver, Colorado 80202

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [                        ], 2004

        To the stockholders of Westport Resources Corporation:

        NOTICE IS HEREBY GIVEN that a special meeting of holders of common stock of Westport Resources Corporation, a Nevada corporation, referred to as Westport, will be held at [                        ] on [                        ], 2004 at [                        ] local time, for the following purposes:

        (1)   to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of April 6, 2004, by and among Westport, Kerr-McGee Corporation, a Delaware corporation, referred to as Kerr-McGee, and Kerr-McGee (Nevada) LLC, referred to as Merger Sub, a wholly owned subsidiary of Kerr-McGee, pursuant to which Westport will merge with and into Merger Sub; and

        (2)   to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

        A copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus accompanying this notice.

        Westport has fixed the close of business on [                        ], 2004, as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote will be open for examination by stockholders at Westport Resources Corporation, 1670 Broadway, Suite 2800, Denver, Colorado, during ordinary business hours during the ten-day period prior to the special meeting, and will also be available at the special meeting.

        The board of directors of Westport unanimously:

          (i)  has determined that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Westport and its stockholders;

         (ii)  has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and

       (iii)  recommends that the stockholders of Westport vote "FOR" approval of the merger agreement.

        We cordially invite you to attend the special meeting in person. However, to ensure your representation at the special meeting, we encourage you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may also vote by telephone or on the Internet. Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. If you attend the special meeting you may vote in person even if you have returned a proxy card, or voted by telephone or on the Internet using the instructions on the proxy card.

        IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

                        By order of the Board of Directors

                        Howard L. Boigon
                         Vice President, General Counsel and Secretary

[                        ], 2004

        Please do not send your common stock certificates at this time. If the merger is consummated, you will be sent instructions regarding the surrender of your certificates.

ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about Kerr-McGee and Westport that is not included in or delivered with this document. Such information is included in Kerr-McGee's and Westport's documents filed with the Securities and Exchange Commission, which are available without charge from the Securities and Exchange Commission's website at www.sec.gov. See "Where You Can Find More Information" beginning on page 136.

        Copies of the documents relating to Kerr McGee may also be obtained without charge from Kerr-McGee on the Internet at www.kerr-mcgee.com, under the "Investor Relations" section, or by contacting Kerr-McGee Corporation, Attn: Corporate Secretary at P.O. Box 25861, Oklahoma City, Oklahoma 73125, or by calling Kerr-McGee's stockholder services telephone number: (800) 786-2556.

        Copies of the documents relating to Westport may be obtained without charge on the Internet at www.westportresourcescorp.com, under the "Investor Relations" section, or by contacting Westport Resources Corporation, Attn: Jonathan Bloomfield at 1670 Broadway, Suite 2800, Denver, Colorado 80202 or by e-mail to jbloomfield@westportresourcescorp.com.

        If you wish to obtain any of these documents from Kerr-McGee or Westport, you should, to ensure timely delivery, make your request no later than [    ], 2004.

        All information in this document concerning Kerr-McGee has been furnished by Kerr-McGee. All information in this document concerning Westport has been furnished by Westport. Kerr-McGee has represented to Westport, and Westport has represented to Kerr-McGee, that the information furnished by and concerning it is true and complete.

QUESTIONS AND ANSWERS ABOUT THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
SUMMARY
The Companies
The Merger
The Special Meetings and Voting
Matters to be Considered in Deciding How to Vote
The Merger Agreement
Selected Historical Financial Data of Kerr-McGee
Selected Historical Financial Data of Westport
Selected Unaudited Pro Forma Financial Information
Comparative Per Share Information
Comparative Per Share Market Price and Dividend Information
RISK FACTORS
Risks Relating to the Merger
Risks Relating to the Combined Company's Operations After the Consummation of the Merger
THE COMPANIES
Kerr-McGee
Westport
THE KERR-McGEE SPECIAL MEETING
Date; Place and Time.
Purpose of the Special Meeting
Record Date; Stock Entitled to Vote; Quorum
Vote Required
Share Ownership of Kerr-McGee Directors, Executive Officers and Significant Stockholders
Voting of Proxies
Revocation of Proxy
Expenses of Solicitation
Miscellaneous
THE WESTPORT SPECIAL MEETING
Date; Place and Time
Purpose of the Special Meeting
Record Date; Stock Entitled to Vote; Quorum
Vote Required
Share Ownership of Westport Directors, Executive Officers and Significant Stockholders
Voting of Proxies
Revocation of Proxy
Expenses of Solicitation
Miscellaneous
THE MERGER
General
Background of the Merger
Kerr-McGee's Considerations Relating to the Merger and the Share Issuance

i

Recommendation of the Kerr-McGee Board of Directors
Westport's Considerations Relating to the Merger
Recommendation of the Westport Board of Directors
Opinion of Kerr-McGee's Financial Advisor
Petrie Parkman & Co.
Opinion of Westport's Financial Advisor
Accounting Treatment of the Merger
Merger Consideration
Dissenters' Rights of Appraisal
Material United States Federal Income Tax Consequences of the Merger
Regulatory Filings and Approvals Required to Complete the Merger
Effective Time of the Merger
New York Stock Exchange Listing of Common Stock to be Issued in the Merger
Delisting and Deregistration of Westport Common Stock
Federal Securities Laws Consequences; Stock Transfer Restrictions
Organizational Documents, Directors and Officers of Merger Sub
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
OTHER INFORMATION REGARDING DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT STOCKHOLDERS
Westport
Kerr-McGee
INTERESTS OF CERTAIN PERSONS IN THE MERGER
Directorship of Kerr-McGee
Employment Agreements
Change in Control Severance Protection Agreements
Grants under the Westport Resources Corporation 2000 Stock Incentive Plan
Amendment of Certain Agreements Affecting Options and Restricted Stock
Assumption of Stock Options and Restricted Stock
Voting Agreements
Registration Rights Agreement
Director and Officer Indemnification
Continuation of Westport Employee Benefits
Westport Retention and Severance Plan
Termination and Voting Agreement; Westport Registration Rights Agreement
Termination Agreement
THE MERGER AGREEMENT
Merger Consideration
Consummation of the Merger
Conditions to the Completion of the Merger
No Solicitation of Takeover Proposals
Termination
Termination Fee
Expenses
Hedging Activities
Redemption of Convertible Preferred Stock
Conduct of Business Pending the Merger
Amendment; Waiver
Representations and Warranties

ii

Conversion of Member's Interests and Westport Common Stock
Assumption of Stock Options and Restricted Stock
Exchange of Shares; Fractional Shares
Voting Agreements
Registration Rights Agreement
DESCRIPTION OF KERR-MCGEE CAPITAL STOCK
Authorized Capital Stock
Common Stock
Preferred Stock
Transfer Agent and Registrar
Stock Exchange Listing
COMPARISON OF RIGHTS OF KERR-MCGEE STOCKHOLDERS AND WESTPORT STOCKHOLDERS
Authorized Capital
Stockholder Actions
Advance Notice of Director Nominations and Other Proposals
Classification of Board of Directors
Number of Directors
Removal of Directors
Qualification of Directors
Extraordinary Transactions with Stockholders
Repurchase of Securities
Amendment of Certificate or Articles of Incorporation
Amendment of Bylaws
Rights Agreements
State Anti-Takeover Statutes
Inspection of Books and Records
Control Share Acquisitions
Vote Required For Mergers
Liability of Directors
Indemnification of Directors and Officers
Absence of Dissenters' Rights of Appraisal
LEGAL MATTERS
EXPERTS
FUTURE STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION

LIST OF ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Kerr-McGee's Financial Advisor
Annex C	Opinion of Westport's Financial Advisor
Annex D	Voting Agreements
Annex E	Registration Rights Agreement

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

General

Q:
Why is the merger being proposed?

A:        Our companies are proposing the merger because we believe the combined company will be able to compete more effectively for growth opportunities. The proposed merger will combine the businesses of Kerr-McGee and Westport to create the fifth largest independent oil and gas producer in the United States, with combined proved reserves of approximately 1.3 billion barrels of oil equivalent as of December 31, 2003. We believe that the merger will, among other things:

  •
  create a more balanced portfolio of oil and gas assets for future growth by combining Westport's lower-risk, predominantly U.S. onshore properties with Kerr-McGee's existing portfolio of complementary offshore, North Sea, China and U.S. onshore assets and higher-potential Gulf of Mexico and international deepwater exploration prospects;

  •
  provide a more predictable stream of production volumes by broadening the base of assets;

  •
  increase Kerr-McGee's proved reserves by almost 30%, predominantly from North American gas;

  •
  expand Kerr-McGee's inventory of low-risk exploitation opportunities, and provide increased free cash flow for Kerr-McGee's higher-potential deepwater exploration activities;

  •
  reduce Kerr-McGee's overall financial leverage, thereby enabling greater financial flexibility;

  •
  generate cost savings, thereby improving the combined company's cost structure;

  •
  maximize the value and development potential of Westport's properties in its Rocky Mountains, Mid-Continent/Gulf Coast and Gulf of Mexico core areas; and

  •
  give Westport stockholders:

  •
  the benefit of the combined company's larger market capitalization and a more liquid trading market for its common stock; and

  •
  exposure to Kerr-McGee's properties in the deepwater Gulf of Mexico which, together with Westport's Rocky Mountain properties, creates a combined company with strong positions in two high-potential growth areas in the U.S.

Please review the more detailed description of our reasons for the merger beginning on page 42.

Q:
What will happen if the merger is completed?

A:        Kerr-McGee will acquire Westport through the merger of Westport with and into Merger Sub, a wholly owned subsidiary of Kerr-McGee. Merger Sub will be the surviving entity in the merger and, after the merger, the surviving entity will continue as a wholly owned subsidiary of Kerr-McGee.

Q:
When will the merger be completed?

A:        The merger will be completed when the conditions described below under "The Merger Agreement—Conditions to the Completion of the Merger" are satisfied (or, where permitted, waived). Kerr-McGee and Westport believe that the merger can be completed during the third quarter of 2004. There can be no guarantee, however, as to when all conditions to the merger will be satisfied (or, where permitted, waived) and the completion of the merger will occur, if at all. See "Risk Factors—Risks Relating to the Merger" beginning on page 24.

Q:
What do I need to do now?

A:        After carefully reading and considering the information contained in this document, please fill out and sign your proxy card or vote by mail, telephone or on the Internet according to the instructions provided on the proxy card. Please mail your signed proxy card in the enclosed return envelope, or vote by phone or on the Internet, as soon as possible so that your shares may be represented at the applicable special meeting. Your proxy will instruct the persons named on the proxy card to vote your shares at the applicable special meeting as you direct on the card.

Q:
Can I change my vote after I have mailed my signed proxy?

A:        Yes. You may change your vote at any time before your proxy is voted at the applicable special meeting. You can do this in several ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, if you vote by telephone or on the Internet, you may change your vote by telephone or on the Internet by following the instructions given to you when you call or visit the Internet site. Fourth, you can attend the special meeting and vote in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. Further information about these procedures is contained in "The Kerr-McGee Special Meeting" on page 36 and "The Westport Special Meeting" on page 39.

Q:
If my shares are held in a "street name" by my broker, will my broker vote my shares for me?

A:        Your broker will not vote your shares for or against approval of the merger agreement or the issuance of Kerr-McGee common stock pursuant to the merger unless you tell the broker how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted.

Q:
Do I have dissenters' rights of appraisal?

A:        No. Neither Kerr-McGee stockholders nor Westport stockholders will have dissenters' rights of appraisal as a result of the merger.

For Kerr-McGee Stockholders

Q:
When and where is the special meeting of the Kerr-McGee stockholders?

A:        The Kerr-McGee special meeting will take place on [                        ], 2004 at [                        ], local time. The location of the special meeting is the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

Q:
On what are Kerr-McGee stockholders voting and why?

A:        Kerr-McGee stockholders are voting on a proposal to approve the issuance of shares of Kerr-McGee common stock to stockholders of Westport in connection with the merger. This stockholder vote is required under the rules of the New York Stock Exchange because the aggregate number of shares of Kerr-McGee common stock to be issued to Westport stockholders in the merger will exceed 20% of the total number of shares of Kerr-McGee common stock issued and outstanding immediately prior to the completion of the merger. The approval of the issuance of Kerr-McGee common stock in connection with the merger is a condition to the consummation of the merger.

Q:
How will Kerr-McGee stockholders be affected by the merger and share issuance?

A:        After the merger, each Kerr-McGee stockholder will have the same number of shares of Kerr-McGee common stock that such stockholder held immediately prior to the merger. However, because Kerr-McGee will be issuing new shares of Kerr-McGee common stock to Westport stockholders in the merger, each outstanding share of Kerr-McGee common stock immediately prior to the merger will represent a smaller percentage of the aggregate number of shares of Kerr-McGee common stock outstanding after the merger. As a result of the merger, each Kerr-McGee stockholder will own shares in a larger company with more assets.

Q:
What are the tax consequences of the merger?

A:        Kerr-McGee and Westport intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, referred to as the Code. As a result, Kerr-McGee stockholders will not recognize gain or loss for U.S. federal income tax purposes in connection with the merger. For a full description of the material tax consequences of the merger for Westport stockholders, see "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 71.

Q:
What vote of Kerr-McGee stockholders is required to approve the share issuance?

A:        The issuance of shares of Kerr-McGee common stock in connection with the merger requires the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Kerr-McGee special meeting.

Q:
What will happen if I abstain from voting on the issuance of shares of Kerr-McGee common stock in connection with the merger?

A:        Neither an abstention nor a failure to vote will affect the outcome of the vote regarding the issuance of shares of Kerr-McGee common stock in connection with the merger, since they will not be counted as votes either for or against the proposal.

Q:
Are there risks associated with the merger that I should consider in deciding how to vote?

A:        Yes. You should carefully read the detailed description of the risks associated with the merger and the combined company's operations in "Risk Factors" beginning on page 24.

Q:
Who should I contact if I have questions?

A:        If you have any questions about the merger agreement, the merger or the issuance of shares of Kerr-McGee common stock in connection with the merger, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Kerr-McGee Corporation, Attn: Corporate Secretary, at P.O. Box 25861, Oklahoma City, Oklahoma 73125, or by calling Kerr-McGee's stockholder services telephone number: (800) 786-2556.

For Westport Stockholders

Q:
When and where is the special meeting of the Westport stockholders?

A:        The Westport special meeting will take place on [                        ], 2004, at [                        ], local time. The location of the special meeting is [                        ].

Q:
On what are the Westport stockholders voting and why?

A:        Westport stockholders are voting on a proposal to approve the merger agreement. The approval of the merger agreement by the Westport stockholders is a condition to the consummation of the merger.

Q:
What will Westport stockholders receive in the merger?

A:        At the effective time of the merger, each issued and outstanding share of common stock of Westport will be cancelled and converted into the right to receive .71 shares of Kerr-McGee common stock, subject to adjustment as described under "The Merger—Merger Consideration." The ratio of .71 shares of Kerr-McGee common stock for each share of Westport common stock is referred to as the exchange ratio.

Q:
What will happen to shares of Westport restricted stock and options to purchase Westport common stock in the merger?

A:        At the effective time of the merger, each of the then outstanding options to purchase shares of Westport common stock will be assumed by Kerr-McGee and converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio. The exercise price per share of each such assumed option will be equal to the exercise price per share of the existing option divided by the exchange ratio. Each of the then outstanding awards of Westport restricted stock will also be assumed by Kerr-McGee at the effective time of the merger and converted into an award of that number of shares of Kerr-McGee restricted stock determined by multiplying the number of shares of Westport restricted stock subject to such award by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger. The vesting of certain Westport options and restricted stock will be accelerated and the restrictions applicable to certain awards of restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock." As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 promulgated by the Securities and Exchange Commission, and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

Q:
What will happen to the Westport convertible preferred stock?

A:        Westport will redeem all of the issued and outstanding shares of its 6 1/2% convertible preferred stock prior to the effective time of the merger at an anticipated redemption price of $25.65 per share.

Q:
What are the tax consequences of the merger?

A:        Kerr-McGee and Westport intend for the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. As a result, Westport stockholders who receive shares of Kerr-McGee common stock generally will not recognize gain or loss for U.S. federal income tax purposes, other than gain or loss attributable to the receipt of cash in lieu of fractional shares of Kerr-McGee common stock. This treatment may not be available to certain non-U.S. holders of more than 5% of Westport's common stock. For a full description of the material tax consequences of the merger for Westport stockholders, see "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 71.

Q:
What vote of Westport stockholders will be required to approve the merger agreement?

A:        The approval of the merger agreement requires the affirmative vote of the holders of at least a majority of shares of Westport common stock issued and outstanding and entitled to vote at the Westport special meeting. Westport's Chairman and Chief Executive Officer and certain principal stockholders of Westport, who together held an aggregate of more than 42% of the issued and outstanding shares of Westport common stock entitled to vote on the date the merger agreement was executed, have each entered into an agreement with Kerr-McGee pursuant to which each such stockholder has agreed, among other things, to vote their shares of Westport common stock subject to such agreements in favor of the approval of the merger agreement, and granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock. See "The Merger Agreement—Voting Agreements" beginning on page 121.

Q:
What will happen if I abstain from voting on the merger agreement and the merger?

A:        An abstention or failure to vote shares of Westport common stock will have the same effect as a vote against the approval of the merger agreement.

Q:
Should I send in my stock certificates now?

A:        No. After the merger is completed, you will receive written instructions for exchanging your stock certificates. Please do not send in your stock certificates with your proxy.

Q:
Are there risks associated with the merger that I should consider in deciding how to vote?

A:        Yes. You should carefully read the detailed description of the risks associated with the merger and the combined company's operations following the merger in "Risk Factors" beginning on page 24.

Q:
Who should I contact if I have questions?

A:        If you have any questions about the merger agreement or the merger, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact Westport Resources Corporation, Attn: Jonathan Bloomfield, at 1670 Broadway, Suite 2800, Denver, Colorado 80202 or by e-mail to jbloomfield@westportresourcescorp.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Kerr-McGee and Westport have made certain forward-looking statements in this joint proxy statement/prospectus and in the documents referred to in this joint proxy statement/prospectus which are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of the companies and on the information currently available to such management. Forward-looking statements include information concerning possible or assumed future results of Kerr-McGee, Westport and the combined company and may be preceded by, followed by, or otherwise include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. These statements occur in, among other places:

  •
  "Questions and Answers About the Merger;"

  •
  "Summary—Selected Historical Financial Data of Kerr-McGee;" "—Selected Historical Financial Data of Westport;" "—Selected Unaudited Pro Forma Financial Information;"            "—Comparative Per Share Information;" and "—Comparative Per Share Market Price and Dividend Information;"

  •
  "Risk Factors;"

  •
  "The Merger—Background of the Merger;" "—Kerr-McGee's Considerations Relating to the Merger and the Share Issuance;" "—Recommendation of the Kerr-McGee Board of Directors;" "—Westport's Considerations Relating to the Merger;" and "—Recommendation of the Westport Board of Directors;"

  •
  "The Merger—Opinion of Kerr-McGee's Financial Advisor;" and "—Opinion of Westport's Financial Advisor;"

  •
  "Unaudited Pro Forma Condensed Combined Financial Statements;" and

  •
  Statements contained elsewhere in this document concerning Kerr-McGee's and Westport's plans for the combined company's growth and future operations or financial position.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of Kerr-McGee, Westport and the combined company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond Kerr-McGee's and Westport's ability to control or predict. Stockholders of Westport and Kerr-McGee are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this joint proxy statement/prospectus. Except for their ongoing obligations to disclose material information as required by the Federal securities laws, Kerr-McGee and Westport do not have any intention or obligation to update forward-looking statements after they distribute this joint proxy statement/prospectus, even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, which include all statements in this document and in documents referred to herein that are not historical facts, Kerr-McGee and Westport claim the protection of the safe harbor for forward-looking statements set forth in the Private Securities Litigation Reform Act of 1995.

        You should understand that various factors, in addition to those discussed elsewhere in this joint proxy statement/prospectus and in the documents referred to in this joint proxy statement/prospectus, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in such forward-looking statements, including:

  •
  the possibility that the companies will be unable to fully realize the benefits they anticipate from the merger;

  •
  the possibility that the merger may not occur or that Kerr-McGee and Westport may be required to modify some aspect of the merger or their businesses to obtain regulatory approvals;

  •
  adverse changes in general economic conditions or in the markets served by Kerr-McGee and Westport, including changes in the prices of oil, gas, titanium dioxide pigments and other chemicals;

  •
  the success of the combined company's oil and gas exploration, development and production programs;

  •
  drilling risks;

  •
  demand for consumer products for which Kerr-McGee's and Westport's businesses supply raw materials;

  •
  uncertainties about estimates of reserves or in interpreting engineering data;

  •
  the ability of Kerr-McGee and Westport to retain certain employees key to the ongoing success of the combined company;

  •
  the financial resources of competitors;

  •
  changes in laws and regulations, including environmental laws, or changes in the administration of such laws and regulations;

  •
  the quality of future opportunities that may be presented to or pursued by Kerr-McGee, Westport or the combined company;

  •
  the ability to generate cash flows or obtain financing to fund growth and the cost of such financing;

  •
  the ability to obtain regulatory approvals;

  •
  the ability to complete and integrate appropriate acquisitions, strategic alliances and joint ventures;

  •
  the effect of various litigation that arise from time to time in the ordinary course of business;

  •
  the impact of weather and the occurrence of natural disasters such as fires, floods and other catastrophic events and natural disasters;

  •
  actions or inactions of third-party operators of Westport's or Kerr-McGee's properties;

  •
  acts of war or terrorist activities; and

  •
  the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions, and trade and regulatory matters.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire joint proxy statement/prospectus and the other documents to which we refer you. See "Where You Can Find More Information" on page 136. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Companies

(page 35)

  Kerr-McGee Corporation

  Kerr-McGee Center
  123 Robert S. Kerr Avenue
  Oklahoma City, Oklahoma 73125
  (405) 270-1313

        Kerr-McGee Corporation is an independent global energy and chemical company with assets in excess of $10 billion. It acquires leases and concessions and explores for, develops, produces and markets crude oil and gas onshore in the United States and in the Gulf of Mexico, the United Kingdom sector of the North Sea, China, and other areas. Kerr-McGee's chemical operations produce and market titanium dioxide pigment and certain other specialty chemicals.

  Westport Resources Corporation

  1670 Broadway
  Suite 2800
  Denver, Colorado 80202
  (303) 573-5404

        Westport Resources Corporation is an independent energy company engaged in oil and gas production, exploitation, acquisition and exploration activities primarily in the United States. Westport has total assets of approximately $2.6 billion and operates approximately 77% of the net present value of its reserves. Westport maintains a balanced portfolio of lower-risk, long-lived primarily onshore reserves located mainly in the Rocky Mountains and West Texas/Mid-Continent regions, as well as higher-margin, shorter-lived Gulf Coast and Gulf of Mexico reserves.

The Merger

(page 42)

How the Merger is Structured (page 42)

        To accomplish Kerr-McGee's acquisition of Westport, Westport will be merged with and into Merger Sub, a newly formed wholly owned subsidiary of Kerr-McGee. Following the merger, Merger Sub will be the surviving entity in the merger, and the surviving entity will continue as a wholly owned subsidiary of Kerr-McGee.

What Westport Stockholders Will Receive in the Merger (page 42)

        In the merger, holders of shares of Westport common stock will receive .71 shares of Kerr-McGee common stock for each share of Westport common stock that they own immediately prior to the effective time of the merger. This ratio is referred to as the exchange ratio. Westport stockholders will receive cash for any fractional shares which they would otherwise receive in the merger. At the effective time of the merger, each of the then outstanding options to purchase shares of Westport common stock will be assumed by Kerr-McGee and converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio. The exercise price per share of each such assumed option will be equal to the exercise price per share of the existing option divided by the exchange ratio. Each of the then outstanding awards of Westport restricted stock will also be assumed by Kerr-McGee at the effective time of the merger and converted into an award of that number of shares of Kerr-McGee restricted stock that is determined by multiplying the number of shares of Westport restricted stock subject to such award by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger. The vesting of certain Westport options and restricted stock will be accelerated and the restrictions applicable to certain awards of restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock." As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 promulgated by the Securities and Exchange Commission, and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

Ownership of Kerr-McGee Following the Merger (page 42)

        Based on the number of outstanding shares of Westport common stock on the record date relating to the Westport special meeting, we anticipate that Westport stockholders will receive approximately 48.0 million shares of Kerr-McGee common stock in the merger. Based on that number and on the number of outstanding shares of Kerr-McGee common stock on the record date relating to the Kerr-McGee special meeting, following the merger, former Westport stockholders will own approximately 32.1% of the outstanding shares of Kerr-McGee common stock and therefore will have the ability to exercise approximately 32.1% of the total voting power of Kerr-McGee. These numbers do not include approximately 0.2 million shares of Kerr-McGee common stock that will be issued in the merger in respect of Westport restricted stock, nor do they give effect to shares that may be issued upon exercise of outstanding Kerr-McGee or Westport options.

The Special Meetings and Voting

(page 36)

The Special Meetings (pages 36-41)

        The special meeting of Kerr-McGee stockholders will be held at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, at [                        ], local time, on [                        ], 2004. At the special meeting, stockholders will be asked to approve the issuance of the shares of Kerr-McGee common stock in connection with the merger.

        The special meeting of Westport stockholders will be held at [                        ], at [                        ], local time, on [                        ], 2004. At the special meeting, stockholders will be asked to approve the merger agreement.

Record Date; Voting Power

        Kerr-McGee stockholders are entitled to vote at the Kerr-McGee special meeting if they owned shares as of the close of business on [                        ], 2004, referred to as the Kerr-McGee record date. On the Kerr-McGee record date, there were [            ] shares of Kerr-McGee common stock entitled to

vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Kerr-McGee common stock they owned on the Kerr-McGee record date.

        Westport stockholders are entitled to vote at the Westport special meeting if they owned shares as of the close of business on [                        ], 2004, referred to as the Westport record date. On the Westport record date, there were [            ] shares of Westport common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Westport common stock they owned on the Westport record date.

Vote Required

        At the Kerr-McGee special meeting, assuming a quorum is present, the affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Kerr-McGee special meeting is required to approve the issuance of the shares of Kerr-McGee common stock in connection with the merger.

        As of March 31, 2004, shares representing approximately 2.0% of the total outstanding shares of Kerr-McGee common stock were held by Kerr-McGee's directors, executive officers and their respective affiliates.

        At the Westport special meeting, assuming a quorum is present, the affirmative vote of the holders of a majority of the shares of Westport common stock issued and outstanding and entitled to vote at the Westport special meeting is required to approve the merger agreement. As further discussed below under "The Merger Agreement—Voting Agreements," on the date the merger agreement was executed, Kerr-McGee entered into agreements with Westport's Chairman and Chief Executive Officer and certain principal stockholders of Westport, who on that date collectively held an aggregate of more than 42% of the issued and outstanding shares of Westport common stock. Pursuant to these agreements, each such stockholder has agreed, among other things, to vote such stockholder's shares subject to such agreements in favor of approval of the merger agreement, and granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock.

        As of March 31, 2004, shares representing approximately 21.7% of the total outstanding shares of Westport common stock were held by Westport's directors, executive officers and their respective affiliates.

Quorum; Abstentions and Broker Non-Votes

        A quorum must be present to transact business at each of the meetings. If a Kerr-McGee stockholder or a Westport stockholder submits a properly executed proxy card, even if that person abstains from voting, his or her shares will be counted for purposes of calculating whether a quorum is present at the Kerr-McGee special meeting or the Westport special meeting, as applicable.

        A quorum at the Kerr-McGee special meeting and the Westport special meeting requires the presence, whether in person or by proxy, of a majority of the Kerr-McGee common stock or the Westport common stock, respectively, issued and outstanding as of the applicable record date and entitled to vote at the Kerr-McGee special meeting or the Westport special meeting, respectively.

        Shares held in "street name" by brokers and other record holders but not voted at the special meetings because such brokers have not received voting instructions from the underlying owners are called "broker non-votes." An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. If no instruction as to how to vote is given (including an instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted for each proposal to be voted on by the Kerr-McGee and Westport stockholders, respectively.

        At the Kerr-McGee special meeting, abstentions and broker non-votes will be counted in determining whether a quorum is present. However, neither abstentions nor broker non-votes will affect the outcome of the vote regarding the issuance of Kerr-McGee common stock pursuant to the merger agreement, since they will not be counted as votes either for or against this proposal.

        At the Westport special meeting, both abstentions and broker non-votes will be counted in determining whether a quorum is present. Abstentions and broker non-votes at the Westport special meeting will have the same effect as a vote against the approval of the merger agreement.

Matters to be Considered in Deciding How to Vote

(page 45)

Board of Directors' Recommendations to Stockholders (page 45)

        The Kerr-McGee board of directors believes that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Kerr-McGee and its stockholders and unanimously recommends that the Kerr-McGee stockholders vote "FOR" approval of the issuance of shares of Kerr-McGee common stock in connection with the merger.

        The Westport board of directors believes that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Westport and its stockholders and unanimously recommends that the Westport stockholders vote "FOR" approval of the merger agreement.

        To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 42 and 24 to 34.

Opinions of Financial Advisors (pages 49-70)

        Kerr-McGee's Financial Advisor.    Lehman Brothers Inc. delivered a written opinion to the Kerr-McGee board of directors as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Lehman Brothers' written opinion, dated April 6, 2004, is attached to this joint proxy statement/prospectus as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, and qualifications and limitations of the review undertaken. Lehman Brothers' opinion was provided to the Kerr-McGee board of directors in connection with its consideration of the merger, and does not constitute a recommendation to any stockholder of Kerr-McGee as to whether to vote for or against the issuance of the shares of Kerr-McGee common stock in connection with the merger.

        Westport's Financial Advisor.    In connection with the merger, Credit Suisse First Boston LLC delivered a written opinion to the Westport board of directors as to the fairness, from a financial point of view, of the exchange ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion, dated April 6, 2004, is attached to this joint proxy statement/prospectus as Annex C. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Credit Suisse First Boston's opinion was provided to the Westport board of directors in connection with its evaluation of the exchange ratio, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger.

Interests of Kerr-McGee and Westport Directors and Management in the Merger (page 98)

        In considering the recommendation of the Kerr-McGee board of directors with respect to the issuance of shares of Kerr-McGee common stock, and the recommendation of the Westport board of directors with respect to the merger agreement, Kerr-McGee and Westport stockholders, respectively, should be aware that certain executive officers and directors have interests in the merger that may be different from, or in addition to, the interests of other stockholders of Kerr-McGee and Westport generally. For more information on these interests, see pages 98 to 106.

Material United States Federal Income Tax Consequences of the Merger (page 71)

        Kerr-McGee and Westport intend that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Holders of Westport common stock generally will not recognize any gain or loss for U.S. federal income tax purposes as a result of the exchange of their Westport common stock for Kerr-McGee common stock in the merger, except that they will recognize gain or loss attributable to their receipt of cash instead of fractional shares of Kerr-McGee common stock. This treatment may not be available to certain non-U.S. holders of more than 5% of Westport's common stock. Holders of Kerr-McGee common stock will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger. For a full description of the material tax consequences of the merger, see "The Merger—Material United States Federal Income Tax Consequences of the Merger" beginning on page 71.

        Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your particular situation. You should consult your own tax advisors for a full understanding of the tax consequences of the merger to you.

Dissenters' Rights of Appraisal (page 71)

        Holders of Kerr-McGee common stock and Westport common stock are not entitled to dissenters' rights of appraisal in connection with the merger.

Accounting Treatment (page 70)

        The merger will be accounted for using the purchase method of accounting.

Regulatory Matters (page 75)

        United States antitrust laws prohibit Kerr-McGee and Westport from completing the merger until after they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Kerr-McGee and Westport expect to comply shortly with the initial filing requirements so that the initial waiting period will expire at the end of May, 2004, unless terminated early or extended by a request for additional information and documentation.

Market Price Information (page 23)

        Kerr-McGee's and Westport's common stock are each listed on the New York Stock Exchange. On April 6, 2004, the last full trading day on the New York Stock Exchange prior to the public announcement of the proposed merger, Kerr-McGee common stock closed at $51.51 per share and Westport common stock closed at $33.05 per share. Based on the exchange ratio of .71 shares of Kerr-McGee common stock for each share of Westport common stock, the pro forma equivalent per share value of the Westport common stock on April 6, 2004 was approximately $36.57.

        On [                        ], 2004, Kerr-McGee common stock closed at $ [                        ] per share and Westport common stock closed at $[                        ] per share. Based on the foregoing assumptions, the pro forma equivalent per share value of the Westport common stock on [                        ], 2004 was approximately $ [                        ] per share.

Material Differences in the Rights of Stockholders (page 124)

        The rights of Westport stockholders are governed by Nevada law and by Westport's amended articles of incorporation and amended bylaws. Upon completion of the merger, Westport stockholders' rights as stockholders of Kerr-McGee will be governed by Delaware law and by Kerr-McGee's amended and restated certificate of incorporation and amended and restated bylaws. Nevada law and Westport's articles of incorporation and bylaws differ from Delaware law and Kerr-McGee's certificate of incorporation and bylaws in some material respects. For more information on these differences, see pages 124 to 134.

The Merger Agreement

(page 107)

        The merger agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein. We encourage you to read the merger agreement. It is the principal document governing the merger.

Consideration to be Received in the Merger

        The merger consideration to be received by Westport stockholders is described above under "—What Westport Stockholders Will Receive in the Merger." For a full description of the merger consideration to be received in the merger by Westport stockholders, see "The Merger—Merger Consideration" beginning on page 71.

Westport Stock Options and Restricted Stock

        At the effective time of the merger, each outstanding option to purchase shares of Westport common stock will be assumed by Kerr-McGee and converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio. The exercise price per share of each such assumed option will be equal to the exercise price per share of the existing option divided by the exchange ratio.

        Also at the effective time of the merger, each of the then outstanding awards of Westport restricted stock will be assumed by Kerr-McGee and converted into an award of that number of shares of Kerr-McGee restricted stock determined by multiplying the number of shares of Westport restricted stock subject to such award by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger.

        The vesting of certain Westport options and restricted stock will be accelerated and the restrictions applicable to certain awards of restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock."

        As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 promulgated by the Securities and Exchange Commission, and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

Westport Convertible Preferred Stock

        Prior to the effective time of the merger, Westport will redeem all of the issued and outstanding shares of its 6 1/2% convertible preferred stock, at an anticipated redemption price of $25.65 per share, pursuant to the terms set forth in the certificate of designations for such preferred stock. The aggregate redemption price is expected to be approximately $75 million.

Conditions to the Merger (page 107)

        Kerr-McGee and Westport will be obligated to complete the merger only if certain conditions are satisfied or, in some cases, waived, including the following:

  •
  the receipt of the requisite approval of the Kerr-McGee and Westport stockholders;

  •
  the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

  •
  the declaration of effectiveness by the Securities and Exchange Commission of Kerr-McGee's registration statement on Form S-4 registering the Kerr-McGee common stock issuable to Westport stockholders, with no stop orders suspending the effectiveness thereof having been issued;

  •
  the approval for listing on the New York Stock Exchange of the Kerr-McGee common stock to be issued in connection with the merger;

  •
  no preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, will be in effect that would make the merger illegal or otherwise prevent the consummation thereof;

  •
  neither party will have made (or be required to make) a downward restatement of its aggregate proved hydrocarbon reserves by an amount that is more than 12.5% of the amount of such reserves as reported in its respective Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  the accuracy of each company's representations and warranties and compliance by each company with its agreements contained in the merger agreement; and

  •
  the delivery to Kerr-McGee by Covington & Burling, and to Westport by Akin Gump Strauss Hauer & Feld LLP, of opinions stating that the merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

No Solicitation of Takeover Proposals (page 109)

        The merger agreement contains detailed provisions prohibiting Westport from seeking an alternative transaction. These "no solicitation" provisions prohibit Westport, its officers, directors, employees and representatives from taking any action to solicit a takeover proposal. These provisions also prohibit such persons from recommending, participating in discussions regarding, or furnishing information with respect to any takeover proposal, although this is subject to some exceptions, including some exceptions that permit the directors of Westport to comply with their fiduciary duties, after following specified procedures. In specified circumstances, the merger agreement permits Westport's board of directors to accept an alternative takeover proposal it determines to be superior to the merger, and to terminate the merger agreement in such event.

Termination of the Merger Agreement (page 110)

        The merger agreement can be terminated in the following circumstances:

        (1)   Kerr-McGee, Merger Sub and Westport can jointly agree in writing to terminate the merger agreement at any time without completing the merger.

        (2)   Kerr-McGee or Westport can terminate the merger agreement if:

    •
    Kerr-McGee and Westport do not complete the merger by October 31, 2004, or such other date agreed upon by the parties except that if either Kerr-McGee or Westport has breached the merger agreement and the breach has caused the merger not to occur by October 31, 2004, then the breaching party may not exercise the right to terminate;

    •
    any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition that would make the merger illegal or otherwise prevent the consummation thereof will be in effect and will have become final and nonappealable; or

    •
    the holders of a majority of the issued and outstanding shares of Westport common stock entitled to vote at the Westport special meeting do not approve the merger agreement or a majority of the votes cast, in person or by proxy, at the Kerr-McGee special meeting are not voted in favor of the issuance of the shares of Kerr-McGee common stock in connection with the merger.

        (3)   Kerr-McGee can terminate the merger agreement if:

    •
    the board of directors of Westport has withdrawn or modified or amended in any respect adverse to Kerr-McGee its adoption of or recommendation in favor of the merger agreement or has failed to make such a favorable recommendation;

    •
    the board of directors of Westport or any committee thereof has recommended to Westport stockholders any alternative takeover proposal or publicly announced its intention to do so;

    •
    Westport has breached the no-solicitation provisions of the merger agreement in any material respect and Kerr-McGee is adversely affected thereby; or

    •
    Westport has breached or failed to perform in any material respect any of its representations, warranties or agreements under the merger agreement which breach or failure to perform would result in the conditions related to the accuracy of Westport's representations and warranties or Westport's compliance with its agreements contained in the merger agreement not being satisfied, and which is incapable of being cured or has not been cured by Westport within 20 days after Kerr-McGee sends written notice to Westport of that breach or failure to perform.

        (4)   Westport can terminate the merger agreement if:

    •
    prior to the Westport special meeting, Westport has not breached the no-solicitation provisions of the merger agreement, the Westport board of directors authorizes Westport to enter into an agreement concerning a superior alternative takeover proposal and Kerr-McGee does not make, within three business days of receipt of notice from Westport of its intention to enter into such agreement, an offer to Westport that the Westport board of directors determines is at least as favorable to Westport's stockholders from a financial point of view as the superior proposal, and, prior to such termination, Westport pays the termination fee described below; or

    •
    Kerr-McGee has breached or failed to perform in any material respect any of its representations, warranties or agreements under the merger agreement which breach or failure to perform would result in the conditions related to the accuracy of Kerr-McGee's representations and warranties or Kerr-McGee's or Merger Sub's compliance with their agreements contained in the merger agreement not being satisfied, and which is incapable of being cured or has not been cured by Kerr-McGee within 20 days after Westport sends written notice to Kerr-McGee of that breach or failure to perform.

Termination Fee (page 111)

        Westport must pay Kerr-McGee a termination fee of $90 million if:

  •
  Kerr-McGee terminates the merger agreement for the reasons described in any of the first three bullet points of paragraph (3) above under "—Termination of the Merger Agreement," or

  •
  Westport terminates the merger agreement for the reason described in the first bullet point of paragraph (4) above under "—Termination of the Merger Agreement," or

  •
  an alternative takeover proposal in respect of Westport is publicly announced or is proposed or offered or made to Westport or to the Westport stockholders prior to the approval of the merger agreement by the Westport stockholders, the merger agreement is terminated by Kerr-McGee or Westport because of the failure to complete the merger by October 31, 2004 or because the Westport stockholders do not approve the merger agreement, and within 12 months following such termination, Westport consummates or enters into an agreement or commitment with the proponent, or an affiliate of such proponent, of the alternative takeover proposal.

Expenses (page 112)

        Each of Kerr-McGee and Westport will bear all expenses it incurs in connection with the merger. If the merger agreement is terminated and Westport pays Kerr-McGee the termination fee described above as a result thereof, Westport will reimburse Kerr-McGee for reasonable out of pocket fees and expenses incurred by Kerr-McGee in connection with the merger, up to a maximum of $10 million.

Hedging Activities in Connection with the Merger (page 112)

        To reduce the price sensitivity associated with future oil and gas prices, Kerr-McGee and Westport have entered into financial derivative transactions to hedge a portion of their expected future production volumes. Prior to entering into the merger agreement, Kerr-McGee entered into additional financial derivative transactions, referred to as the 2004-6 hedges, relating to specified amounts of projected 2004, 2005 and 2006 hydrocarbon production volumes. Together with Kerr-McGee's and Westport's existing derivative transactions, these derivative transactions equate to approximately 80% of the combined company's projected oil and gas production for the last six months of 2004, 24% for 2005 and 22% for 2006. In the event the merger agreement is terminated for the reason described in the first bullet point of paragraph (4) above under "—Termination of the Merger Agreement," the 2004-6 hedges will either be terminated, continued by Kerr-McGee, or assumed by Westport, as more specifically set forth in the merger agreement.

Voting Agreements (page 121)

        On the date the merger agreement was executed, Westport Energy LLC, Medicor Foundation, EQT Investments, LLC, certain Belfer family persons and their affiliates and Donald D. Wolf together beneficially owned and were entitled to vote approximately 28,670,633 shares of Westport common stock, which shares represented more than 42% of the shares of Westport common stock outstanding on that date. These stockholders each entered into a voting agreement with Kerr-McGee simultaneously with the execution of the merger agreement pursuant to which they agreed, among other things, to vote all of their shares of Westport common stock subject to such agreements in favor of the merger agreement, against any action or agreement that would result in a breach of the merger agreement and against any other extraordinary corporate transaction. These stockholders also granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock. The execution and delivery of the voting agreements by these stockholders was a condition of Kerr-McGee's willingness to enter into the merger agreement. The voting agreements are attached as Annex D to this joint proxy statement/prospectus.

Registration Rights Agreement (page 122)

        Kerr-McGee has entered into a registration rights agreement with certain Westport stockholders pursuant to which Kerr-McGee agreed to register on a shelf registration statement on Form S-3 the Kerr-McGee common stock received by such Westport stockholders in the merger. See "The Merger Agreement—Registration Rights Agreement" for a summary of the material terms of the registration rights agreement. The registration rights agreement is attached as Annex E to this joint proxy statement/prospectus.

Selected Historical Financial Data of Kerr-McGee

        Set forth below is selected consolidated financial data of Kerr-McGee as of and for each of the years in the five-year period ended December 31, 2003. The information is derived from audited financial statements of Kerr-McGee for the years 1999 through 2003. This information should be read together with Kerr-McGee's consolidated financial statements, the accompanying notes and management's discussion and analysis of financial condition and results of operations contained in Kerr-McGee's reports on file with the SEC and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find Other Information" on page 136.

	Years Ended December 31,
	2003	2002	2001	2000	1999
	(Millions of dollars, except per-share amounts)
Statement of Operations Data
Revenues	$4,185	$3,646	$3,555	$4,063	$2,712

Costs and operating expenses	3,432	3,993	2,832	2,651	2,314
Interest and debt expense	251	275	195	208	191

Total costs and expenses	3,683	4,268	3,027	2,859	2,505

	502	(622)	528	1,204	207
Other income (expense)	(59)	(35)	224	50	36
Benefit (provision) for income taxes	(189)	46	(276)	(437)	(105)

Income (loss) from continuing operations	254	(611)	476	817	138
Income from discontinued operations	—	126	30	25	8
Cumulative effect of change in accounting principle	(35)	—	(20)	—	(4)

Net income (loss)	$219	$(485)	$486	$842	$142

Effective income tax rate	42.7%	(7.0)%	36.7%	34.8%	43.2%
Common stock information, per share:
Diluted income (loss)
Continuing operations	$2.48	$(6.09)	$4.65	$8.13	$1.60
Discontinued operations	—	1.25	.28	.24	.09
Cumulative effect of accounting change	(.31)	—	(.19)	—	(.05)

Net income (loss)	$2.17	$(4.84)	$4.74	$8.37	$1.64

Dividends declared	$1.80	$1.80	$1.80	$1.80	$1.80
Shares outstanding at year-end (thousands)	100,860	100,384	100,185	94,485	86,483
Balance Sheet Data
Working capital (deficit)	$(475)	$(320)	$193	$(34)	$321
Property, plant and equipment — net	7,467	7,036	7,378	5,240	3,972
Total assets	10,174	9,909	11,076	7,666	5,899
Long-term debt	3,081	3,798	4,540	2,244	2,496
Total debt	3,655	3,904	4,574	2,425	2,525
Total debt less cash	3,513	3,814	4,483	2,281	2,258
Stockholders' equity	2,636	2,536	3,174	2,633	1,492
Other Financial Data
Net cash provided by operating activities	$1,518	$1,448	$1,143	$1,840	$708
Capital expenditures	981	1,159	1,792	842	528

Selected Historical Financial Data of Westport

        Set forth below is selected consolidated financial data of Westport as of and for each of the years in the five-year period ended December 31, 2003. The information is derived from audited financial statements of Westport for the years 1999 through 2003. This information should be read together with Westport's consolidated financial statements, the accompanying notes and management's discussion and analysis of financial condition and results of operations contained in Westport's reports on file with the SEC and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find Other Information" on page 136.

	Years Ended December 31,
	2003	2002	2001	2000		1999
	(Millions of dollars, except per-share amounts)
Statements of Operations Data
Net revenues	$734	$400	$349	$222		$79
Operating costs and expenses (1)	566	415	264	147		73
Interest and debt expense	56	34	7	8		9

Total costs and expenses	622	449	271	155		82

	112	(49)	78	67		(3)
Other income (expense)	1	1	—	—		—
Benefit (provision) for income taxes	(40)	20	(28)	(24)		—

Income (loss) before cumulative effect of change in accounting principle	73	(28)	50	43		(3)
Cumulative effect of change in accounting principle	(4)	—	—	—		—
Preferred stock dividends	(5)	(5)	(2)	—		—

Net income (loss) available to common stockholders	$64	$(33)	$48	$43		$(3)

Net income (loss) per common share:
Basic	$0.96	$(0.63)	$1.11	$1.54		$(0.21)
Diluted	$0.94	$(0.63)	$1.09	$1.52		$(0.21)
Weighted average number of common shares outstanding (thousands)
Basic	67,116	53,007	43,408	28,296		14,727
Diluted	68,103	53,007	44,168	28,645		14,727
Balance Sheet Data
Working capital (deficit)	$(75)	$(11)	$13	$20		$13
Property, plant and equipment—net	2,150	1,806	1,276	477		235
Total assets	2,617	2,234	1,604	552		271
Long-term debt	981	799	429	—		105
Total debt	981	799	429	—		107
Total debt less cash	907	757	402	—	(2)	87
Stockholders' equity	1,161	1,132	920	458		140
Other Financial Data
Net cash provided by operating activities	$437	$223	$195	$143		$21
Capital expenditures	610	828	194	146		14

(1)
2000 operating costs includes compensation expenses of $3.4 million recorded as a result of a one-time repurchase of employee stock options in March 2000 in connection with the merger between Westport Oil and Gas and Equitable Production (Gulf) Company.

(2)
Cash exceeded debt by $20 million.

Selected Unaudited Pro Forma Financial Information

        Kerr-McGee and Westport are providing the following selected unaudited pro forma financial information to present a summary of the results of operations and financial position of the combined company after giving effect to the merger, absent any operational or other changes, had Kerr-McGee's and Westport's businesses been combined for the periods and at the dates indicated.

        The pro forma adjustments are based upon available information and assumptions that each company's management believes are reasonable. The selected unaudited pro forma financial information are presented for illustrative purposes only and are based on the estimates and assumptions set forth below and in the notes accompanying the unaudited pro forma condensed combined financial statements. The companies may have performed differently had they always been combined. Stockholders should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger. The selected unaudited pro forma financial information (i) has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial statements and accompanying notes included in this joint proxy statement/prospectus as described under "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 77 and (ii) should be read in conjunction with the consolidated financial statements of Kerr-McGee and Westport incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 136.

        The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

  •
  Kerr-McGee issued an aggregate of approximately 48.0 million shares of Kerr-McGee common stock (at a fixed exchange ratio of .71 shares of Kerr-McGee common stock for each share of Westport common stock) for all the outstanding shares of common stock of Westport (other than shares of Westport restricted stock), and assumed Westport's debt.

  •
  The unaudited pro forma balance sheet has been prepared as if the merger occurred on December 31, 2003. The unaudited pro forma statement of operations has been prepared as if the merger occurred on January 1, 2003.

  •
  The merger was accounted for as a purchase of Westport by Kerr-McGee.

  •
  Westport redeemed all of its outstanding 6 1/2% convertible preferred stock at a redemption price of $25.65 per share as of the acquisition date, using cash on hand.

  •
  Targeted annual expense savings of $40 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of certain offices, the elimination of duplicate corporate and field-level staff and expenses, improved operating costs and lower interest expense.

As of December 31, 2003
(Millions of Dollars)
Pro Forma Balance Sheet Data
Total assets	$14,680
Long-term debt	4,148
Stockholders' equity	5,068
For the Year Ended December 31, 2003
(Millions of dollars, except per share data)
Pro Forma Statement of Operations Data
Revenues	$4,900
Income from Continuing Operations	297
Income from Continuing Operations per Share: Basic	$2.01
Diluted	$1.99

Comparative Per Share Information

        The following tables set forth historical per share information of Kerr-McGee and Westport and unaudited pro forma condensed combined per share information after giving effect to the merger under the purchase method of accounting.

        The unaudited pro forma condensed combined per share information does not purport to represent what the results of operations or financial position of Kerr-McGee, Westport or the combined company would actually have been had the merger occurred at the beginning of the period shown or to project Kerr-McGee's, Westport's or the combined company's results of operations or financial position for any future period or date. Such pro forma information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and accompanying notes included in this joint proxy statement/prospectus as described under "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 77.

        The historical per share information is derived from, and should be read in conjunction with, the audited financial statements as of and for the year ended December 31, 2003 for each of Kerr-McGee and Westport, which are contained in the annual reports and other information that have been filed with the SEC and incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 136.

Year Ended December 31, 2003
Kerr-McGee Historical Per Share Data:
Income from continuing operations
Basic(a)	$2.52
Diluted(b)	$2.48
Cash dividends	$1.80
Book value(c)	$23.79
Westport Historical Per Share Data:
Income from continuing operations
Basic(a)	$1.01
Diluted(b)	$0.99
Cash dividends	—
Book value(c)	$16.87
Pro Forma Combined Company Per Share Data:
Income from continuing operations
Basic(d)	$2.01
Diluted(d)	$1.99
Cash dividends	$1.80
Book value(e)	$33.78
Pro Forma Combined Westport Equivalent Per Share Data:
Income from continuing operations
Basic(f)	$1.43
Diluted(f)	$1.41
Cash dividends(f)	$1.28
Book value(f)	$23.98

(a)
Based on the weighted average number of shares of common stock outstanding for Kerr-McGee or Westport for such period.
(b)
Based on the weighted average number of shares of common stock outstanding plus the potential dilution that would occur if interests in securities (options, convertible debentures and other convertible securities) were exercised and converted into common stock of Kerr-McGee or Westport for such period.
(c)
Computed by dividing stockholders' equity by the number of shares of common stock at the end of such period plus the dilutive effect of interests in securities (options, convertible debentures and other convertible securities).
(d)
Based on the pro forma net income from the "Unaudited Pro Forma Combined Consolidated Financial Statements" beginning on page 77 which gives effect to the merger under the purchase method of accounting.
(e)
Computed by dividing stockholders' equity by the number of outstanding shares of Kerr-McGee common stock at the end of such period, adjusted to include the estimated number of shares of Kerr-McGee common stock to be issued in the merger plus the dilutive effect of interests in securities (options, convertible debentures and other convertible securities) at the end of such period.
(f)
Based on the assumed conversion of each share of Westport common stock into .71 of a share of Kerr-McGee common stock in the merger.

Comparative Per Share Market Price and Dividend Information

        Kerr-McGee common stock is listed for trading on the New York Stock Exchange under the symbol "KMG." Westport common stock is listed for trading on the New York Stock Exchange under the symbol "WRC." The following table sets forth, for the periods indicated, dividends declared and the high and low sale prices per share of Kerr-McGee and Westport common stock on the New York Stock Exchange Composite Transactions Tape. For current price information, you should consult publicly available sources. Kerr-McGee intends to continue paying its regular quarterly dividend of $0.45 per share after the merger, although all dividends are subject to approval and declaration by the Kerr-McGee board. As a result, the total amount of the quarterly cash dividend payment after the merger will increase by $22 million.

Kerr-McGee Common Stock

	High	Low	Dividends Paid
2002
First Quarter	$63.29	$50.72	$0.45
Second Quarter	$63.58	$52.80	$0.45
Third Quarter	$53.90	$39.10	$0.45
Fourth Quarter	$47.51	$38.02	$0.45
2003
First Quarter	$44.90	$37.82	$0.45
Second Quarter	$48.59	$39.90	$0.45
Third Quarter	$45.50	$41.08	$0.45
Fourth Quarter	$47.20	$40.10	$0.45
2004
First Quarter	$53.39	$46.92	$0.45
Second Quarter (through April 23, 2004)	$51.54	$49.03	$0.45

Westport Common Stock

	High	Low	Dividends Paid
2002
First Quarter	$19.77	$15.44	N/A
Second Quarter	$21.18	$15.40	N/A
Third Quarter	$18.69	$13.20	N/A
Fourth Quarter	$21.40	$16.20	N/A
2003
First Quarter	$21.23	$19.10	N/A
Second Quarter	$24.07	$19.27	N/A
Third Quarter	$24.31	$20.30	N/A
Fourth Quarter	$30.86	$23.45	N/A
2004
First Quarter	$34.35	$28.79	N/A
Second Quarter (through April 23, 2004)	$35.35	$32.80	N/A

        The following table sets forth the high and low sales prices per share of Kerr-McGee and Westport common stock on February 13, 2004, the last full trading day before Kerr-McGee and Westport entered into a confidentiality agreement, April 6, 2004, the last full trading day prior to the public announcement of the merger, and April 23, 2004, the last full trading day that this information could be calculated prior to the date of this joint proxy statement/prospectus.

Kerr-McGee Common Stock			Westport Common Stock
	High	Low		High	Low
February 13, 2004	$51.02	$50.14	February 13, 2004	$31.22	$31.01
April 6, 2004	$51.88	$51.19	April 6, 2004	$33.55	$33.01
April 23, 2004	$50.04	$49.45	April 23, 2004	$34.98	$34.53

RISK FACTORS

        In addition to the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" on page 6, the information included in this joint proxy statement/prospectus and the other documents attached to or incorporated by reference in this joint proxy statement/prospectus, you should consider the following risk factors carefully in determining whether to vote in favor of the proposals described herein.

Risks Relating to the Merger

Because the exchange ratio is fixed, the value of Kerr-McGee common stock issued to the Westport stockholders will depend on the market price of Kerr-McGee common stock when the merger is completed.

        Westport stockholders will receive a fixed number of shares of common stock of Kerr-McGee, rather than a number of shares with a particular fixed market value. The market values of Kerr-McGee and Westport common stock at the time of the merger may vary significantly from their prices on the date the merger agreement was executed, the date of this joint proxy statement/prospectus or the date on which Westport stockholders vote on the merger. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Kerr-McGee or Westport common stock, the market value of the Kerr-McGee common stock issued in the merger and the Westport common stock surrendered in the merger may be higher or lower than the values of such shares on such earlier dates. Stock price changes may result from a variety of factors that are beyond the control of Kerr-McGee and Westport, including changes in their businesses, operations and prospects, regulatory considerations, market assessments of the likelihood that the merger will be completed, the timing of the completion of the merger, and general and oil and gas specific market and economic conditions. Westport is not permitted to "walk away" from the merger or resolicit the vote of its stockholders solely because of changes in the market price of either party's common stock. However, Westport's stockholders who are not parties to voting agreements with Kerr-McGee could vote against the transaction.

Merger-related charges will be incurred.

        Kerr-McGee and Westport estimate that, as a result of the merger, the combined company will incur certain severance expenses and make certain retention incentive payments in an aggregate amount of approximately $30 million. In addition, Kerr-McGee and Westport expect to incur other merger-related expenses of approximately $30 million, consisting of investment banking, legal and accounting fees and financial printing and other related charges. The foregoing amounts are preliminary estimates and the actual amounts may be higher or lower. Moreover, the combined company is likely to incur additional expenses in future periods in connection with the integration of Kerr-McGee's and Westport's businesses.

Directors and executive officers of Westport may have interests in the merger that are different from those of Westport stockholders.

        A number of directors of Westport who recommend that you vote in favor of the approval of the merger agreement and certain executive officers of Westport have severance agreements or compensation or benefit arrangements that provide them with interests in the merger that may be different than yours. The receipt of compensation or other benefits in connection with the merger (including severance and other payments, acceleration of the vesting of stock options, extension of the period during which options remain exercisable following a change in control or termination of employment or service as a director and the lapsing of restrictions on restricted stock as a result of the merger), or the continuation of indemnification arrangements for current directors and executive officers of Westport following completion of the merger, may influence these directors and executive officers in making their recommendation that you vote in favor of the merger. You should consider these interests in connection with your vote on the merger, including whether these interests may have influenced these directors and executive officers to recommend or support the merger.

The integration of Kerr-McGee and Westport following the merger will present significant challenges.

        Upon consummation of the merger, the integration of the operations of Westport and of Kerr-McGee and the consolidation of such operations in Kerr-McGee will require the dedication of management resources, which will temporarily detract attention from the day-to-day businesses of the combined company. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations, integrating operations and systems and personnel with disparate business backgrounds and combining different corporate cultures. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of any or all of the companies' businesses, which could have an adverse effect on the revenues and operating results of the combined company, at least in the near term. The failure to successfully integrate Kerr-McGee and Westport, to retain key personnel and to successfully manage the challenges presented by the integration process may result in Kerr-McGee and Westport not achieving the anticipated potential benefits of the merger.

Failure to retain key employees could adversely affect Kerr-McGee after the merger.

        The performance of Westport as a subsidiary of Kerr-McGee after the merger could be adversely affected if the combined company cannot retain selected key employees. As part of its retention and severance plan, Westport has implemented an employee retention program designed to help the combined company retain selected key employees for a transition period after the merger, but no assurance can be given as to whether this program will cause key employees to remain with the combined company after the transition period.

Risks Relating to the Combined Company's Operations After the Consummation of the Merger

Volatile product prices and markets could adversely affect results of the combined company.

        The combined company's results of operations will be highly dependent upon the prices of and demand for oil and gas and Kerr-McGee's chemical products. Historically, the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Accordingly, the prices received by Kerr-McGee for its oil and gas production are dependent upon numerous factors that are beyond its control. These factors include, but are not limited to:

  •
  the level of ultimate consumer product demand;

  •
  governmental regulations and taxes;

  •
  commodity processing, gathering and transportation availability;

  •
  the price and availability of alternative fuels;

  •
  the level of imports and exports of oil and gas;

  •
  actions of the Organization of Petroleum Exporting Countries;

  •
  the political and economic uncertainty of foreign governments;

  •
  international conflicts and civil disturbances; and

  •
  the overall economic environment.

        Although both Kerr-McGee and Westport have entered into financial derivative transactions to hedge a portion of their future production volumes, a significant decline in prices for oil and gas could have a material adverse effect on the combined company's financial condition, results of operations and quantities of reserves recoverable on an economic basis. In addition, any such hedging activities may prevent the combined company from realizing the benefits of price increases above the levels reflected in such hedges.

        Demand for titanium dioxide is dependent on the demand for ultimate products utilizing titanium dioxide pigment. This demand is generally dependent on the condition of the economy. The profitability of Kerr-McGee's products depends on the price realized for them, the efficiency of manufacturing, and the ability to acquire feedstock at a competitive price.

Commodity price and basis differential risk management arrangements may limit the combined company's potential gains.

        Although both Kerr-McGee and Westport have hedged a portion of their future production volumes, commodity prices and basis differentials may nevertheless significantly affect the combined company's financial condition, results of operations, cash flows, and ability to borrow funds following the merger. Oil and gas prices, as well as basis differentials, are affected by several factors that the combined company will not be able to control. Prior to the merger, both Westport and Kerr-McGee attempted to manage exposure to oil and gas price volatility by entering into commodity price risk management arrangements for a portion of expected production, and attempted to manage exposure to basis differentials between delivery points by entering into basis swaps. Westport entered into hedging arrangements relating to production from its Uinta Basin properties acquired in December 2002 and its acquisition of South Texas properties in the fourth quarter of 2003. Prior to entering into the merger agreement, Kerr-McGee entered into additional financial derivative transactions relating to specified amounts of 2004, 2005 and 2006 hydrocarbon production volumes.

        Commodity price and basis differential risk management transactions may limit potential gains if oil and gas prices were to rise substantially, or basis differentials were to fall substantially, versus the price or basis differential established by the arrangements. These transactions also expose the combined company to credit risk of non-performance by the counter-parties to the transaction. In addition, commodity price and basis differential risk management transactions may limit the combined company's ability to borrow under their respective credit facilities and may expose the combined company to the risk of financial loss in certain circumstances, including instances in which:

  •
  production is less than expected;

  •
  there is a widening of price differentials between delivery points for our production and the delivery point assumed in non-basis hedge arrangements;

  •
  basis differentials tighten substantially from the prices established by these arrangements; or

  •
  the counter-parties to commodity price and basis differential risk management contracts fail to perform under terms of the contracts.

        In 2003, Westport recorded a realized loss of $102.4 million related to hedge settlements. In 2003, Kerr-McGee recorded a realized loss of $279.2 million related to hedge settlements. No estimate of future settlements or mark-to-market gains or losses is determinable as such amounts are contingent upon commodity prices at the time of settlement. The combined company may experience additional gains or losses from these activities in 2004 and thereafter. If commodity prices increase, cash settlement costs will also increase. In addition, certain of the combined company's commodity price risk management arrangements will require it to deliver cash collateral or other assurances of performance to the counter-parties in the event that payment obligations with respect to commodity price risk management transactions exceed certain levels. As of March 31, 2004, Westport had $89.2 million of letters of credit and Kerr-McGee had no letters of credit outstanding for this purpose.

The combined company's debt may limit its financial flexibility.

        On a pro forma basis, the combined company had total long-term debt of approximately $4.1 billion as of December 31, 2003. The combined company may incur debt from time to time in connection with the financing of operations, acquisitions, recapitalizations and refinancings. The level of the combined company's debt could have several important effects on future operations, including, among others:

  •
  a portion of the combined company's cash flow from operations will be applied to the payment of principal and interest on the debt and will not be available for other purposes;

  •
  credit-rating agencies have changed, with respect to each of Kerr-McGee and Westport, and may continue to change, with respect to the combined company, their ratings of such entity's debt and other obligations, which in turn impacts the costs, terms and conditions and availability of financing;

  •
  covenants contained in the combined company's existing and future debt arrangements will require the combined company to meet financial tests that may affect its flexibility in planning for and reacting to changes in its business, including possible acquisition opportunities;

  •
  the combined company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate and other purposes may be limited or burdened by increased costs or more restrictive covenants;

  •
  the combined company may be at a competitive disadvantage to similar companies that have less debt; and

  •
  the combined company's vulnerability to adverse economic and industry conditions may increase.

Failure to fund continued capital expenditures could adversely affect results of the combined company.

        The combined company will be required to expend capital necessary to replace its reserves and to maintain or increase production levels. Kerr-McGee and Westport expect that the combined company will continue to make capital expenditures for the acquisition, exploration and development of oil and gas reserves, as well as capital expenditures necessary for maintaining and growing its chemicals production capacity. Historically, Kerr-McGee has financed these expenditures primarily with cash flow from operations and proceeds from debt and equity financings, asset sales and sales of partial interests in foreign concessions. Kerr-McGee and Westport believe that, after considering the amount of the combined company's debt (see "Unaudited Pro Forma Combined Consolidated Financial Statements" on page 77), the combined company will have sufficient cash flow from operations, available drawings under its credit facilities and other debt financings to fund capital expenditures. However, if the combined company's cash flow from operations is not sufficient to satisfy its capital expenditure requirements, there can be no assurance that additional debt or equity financing or other sources of capital will be available to meet these requirements. Should the industries in which the combined company operates experience price declines or other adverse market conditions, the combined company may not be able to generate sufficient cash flow from operations to meet its obligations and fund planned capital expenditures. If the combined company is not able to fund its capital expenditures, its interests in some of its properties may be reduced or forfeited and its future cash generation may be materially adversely affected as a result of the failure to find and develop reserves.

The combined company's business will involve many operating risks that may result in substantial losses. Insurance may be unavailable or inadequate to protect the combined company against these risks.

        The combined company's operations will be subject to hazards and risks inherent in drilling for, producing and transporting oil and gas, as well as in producing chemicals, such as:

  •
  fires;

  •
  natural disasters;

  •
  explosions;

  •
  formations with abnormal pressures;

  •
  marine risks such as currents, capsizing, collisions and hurricanes;

  •
  adverse weather conditions;

  •
  casing collapses, separations or other failures, including cement failure;

  •
  embedded oilfield drilling and service tools;

  •
  uncontrollable flows of underground gas, oil and formation water;

  •
  surface cratering;

  •
  pipeline ruptures;

  •
  failure of chemical plant equipment; and

  •
  environmental hazards such as gas leaks, chemical leaks, oil spills and discharges of toxic gases.

        Any of these risks can cause substantial losses resulting from:

  •
  injury or loss of life;

  •
  damage to and destruction of property, natural resources and equipment;

  •
  pollution and other environmental damage;

  •
  regulatory investigations and penalties;

  •
  suspension of operations; and

  •
  repair and remediation costs.

        As protection against operating hazards, the combined company will maintain insurance coverage against some, but not all, potential losses. However, losses could occur for uninsurable or uninsured risks, or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could harm the combined company's financial condition and results of operations.

Oil and gas exploration, development and production operations involve substantial capital costs and are subject to various economic risks.

        Kerr-McGee's and Westport's oil and gas operations are, and the combined company's operations will be, subject to the economic risks typically associated with exploration, development and production activities. In conducting exploration activities, unanticipated pressure or irregularities in formations, miscalculations or accidents may cause exploration activities to be unsuccessful, and even where oil and gas are discovered it may not be possible to produce or market the hydrocarbons on an economically viable basis. Drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which may be beyond the combined company's control, including unexpected drilling conditions, title problems, weather conditions, compliance with environmental and other governmental requirements and shortages or delays in the delivery of equipment and services. The occurrence of any of these or similar events could result in a total loss of investment in a particular property. If exploration efforts in a field are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs would be charged against earnings as impairments.

        The combined company will rely to a significant extent on seismic data and other advanced technologies in conducting its exploration activities. Even when used and properly interpreted, seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. However, such data is not conclusive in determining whether hydrocarbons are present or economically producible. The use of seismic data and other technologies also requires greater pre-drilling expenditures than traditional drilling strategies, and the combined company could incur losses as a result of these expenditures.

There are special risks associated with offshore exploration, development and production, particularly deepwater drilling, as well as exploration and production in the Gulf of Mexico.

        While all drilling, whether developmental or exploratory, involves the risks described above under "—Oil and gas exploration, development and production operations involve substantial capital costs and are subject to various economic risks," exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons. As a part of its strategy, the combined company will explore for oil and gas offshore, often in deep water or at deep drilling depths, where operations are more difficult and costly than on land or than at shallower depths and in shallower waters. Deepwater operations (water depths greater than 1,000 feet) generally require a significant amount of time between a discovery and the time that the combined company will be able to produce and market the oil or gas, increasing both the operational and financial risks associated with these activities. In addition, because a significant percentage of the combined company's capital budget will be devoted to higher-risk exploratory projects, it is likely that the combined company will continue to experience significant exploration and dry hole expenses.

        The combined company will explore extensively in the Gulf of Mexico. Production of reserves from reservoirs in the Gulf of Mexico generally declines more rapidly than from reservoirs in many other producing regions of the world. As a result, in the first few years of production from properties in the Gulf of Mexico a relatively higher percentage of reserves is recovered. Because of this, the combined company's reserve replacement needs from new prospects may be greater in the Gulf of Mexico than for its operations elsewhere. Also, the combined company's revenues and return on capital will depend significantly on prices prevailing during these relatively short production periods.

Kerr-McGee operates in foreign countries and the combined company will be subject to political, economic and other uncertainties.

        The combined company will conduct significant operations in foreign countries and may expand its foreign operations in the future. Operations in foreign countries are subject to political, economic and other uncertainties, including:

  •
  the risk of war, acts of terrorism, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs;

  •
  taxation policies, including royalty and tax increases and retroactive tax claims;

  •
  exchange controls, currency fluctuations and other uncertainties arising out of foreign government sovereignty over the combined company's international operations;

  •
  exposure to movements in foreign currency exchange rates, because the U.S. dollar will be the functional currency for the combined company's international operations, except for the combined company's European chemical operations, for which the euro will be the functional currency;

  •
  laws and policies of the United States affecting foreign trade, taxation and investment; and

  •
  the possibility of being subject to the exclusive jurisdiction of foreign courts in connection with legal disputes and the possible inability to subject foreign persons to the jurisdiction of courts in the United States.

        Foreign countries have occasionally asserted rights to land, including oil and gas properties, through border disputes. If a country claims superior rights to oil and gas leases or concessions granted to Kerr-McGee by another country, the combined company's interests could be lost or could decrease in value. Various regions of the world have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that might assume a substantially more hostile attitude toward foreign investment. In an extreme case, such a change could result in termination of contract rights and expropriation of foreign-owned assets. This could harm the combined company's interests. Kerr-McGee seeks to manage these risks by, among other things, concentrating its international exploration efforts in areas where Kerr-McGee believes that the existing government is stable and favorably disposed towards United States exploration and production companies.

The combined company cannot control activities on properties it does not operate and may have limited ability to influence operations on such properties to control associated costs.

        Other companies operate about 20% of the combined company's proved reserves as of December 31, 2003 and the combined company has limited ability to exercise influence over operations for these properties or their associated costs. The combined company's dependence on the operator and other working interest owners for these projects and the combined company's limited ability to influence operations and associated costs could prevent the realization of the combined company's targeted returns on capital in drilling or acquisition activities. The success and timing of drilling and exploitation activities on properties operated by others, therefore, depend upon a number of factors that will be outside the combined company's control, including:

  •
  timing and amount of capital expenditures;

  •
  the operator's expertise and financial resources;

  •
  approval of other participants in drilling wells; and

  •
  selection of technology.

Failure to replace reserves may negatively affect the combined company's business.

        The future success of the combined company's oil and gas business depends upon its ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Proved reserves decline when reserves are produced, unless successful exploration or development activities are conducted or properties containing proved reserves are acquired, or both. The combined company may not be able to find, develop or acquire additional reserves on an economic basis. Further, if oil and gas prices increase, finding costs for additional reserves could also increase.

Reported oil and gas reserve data and future net revenue estimates are inherently uncertain, and any material inaccuracies in the reserve estimates or assumptions underlying reserve estimates could cause the quantities and net present value of Kerr-McGee's or Westport's reserves to be overstated.

        Kerr-McGee's estimates of proved oil and gas reserves and projected future net revenue are based on internal reserve data prepared by Kerr-McGee and have not been audited by independent consulting petroleum engineers. Westport's estimates of proved oil and gas reserves and projected future net revenue are based on reserve reports prepared by Westport and on the reports of or audits performed by independent consulting petroleum engineers that Westport hires for that purpose.

        Estimates of oil and gas reserves are projections based on engineering data, projected future rates of production and the timing of future expenditures. There are numerous uncertainties inherent in making these estimations, including many factors beyond the control of Kerr-McGee and Westport that could cause the quantities and net present value of their respective reserves (and those of the combined company) to be overstated. Reserve engineering is not an exact science and requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, any of which may cause these estimates to vary considerably from actual results, such as:

  •
  historical production from a particular area compared with production from other producing areas;

  •
  assumed effects of regulation by governmental agencies;

  •
  assumptions concerning future oil and gas prices, future operating and abandonment costs and capital expenditures; and

  •
  estimates of future severance and excise taxes and workover and remedial costs.

        Estimates of reserves based on risk of recovery and estimates of expected future net cash flows prepared or audited by different engineers using the same data, or by the same engineers at different times, may vary substantially. Actual production, revenues and expenditures with respect to each company's reserves will likely vary from estimates, and the variance may be material. The net present values referred to in this joint proxy statement/prospectus should not be construed as the current market value of the estimated oil and gas reserves attributable to either company's properties. In accordance with requirements of the Securities and Exchange Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. A number of companies in the oil and gas industry have recently written down their reserve estimates following internal reviews or review by the SEC. Write-downs of reserve estimates included in either company's reserve reports, or future performance that deviates significantly from those reports, could have a material adverse effect on the combined company's financial position and results of operations.

The combined company will be subject to complex laws and regulations, including environmental and safety regulations, that can adversely affect the cost, manner or feasibility of doing business.

        The combined company's operations and facilities will be subject to certain federal, state, tribal and local laws and regulations relating to the exploration for, and the development, production and transportation of, oil and gas, and the production of chemicals, as well as environmental and safety matters. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations, inability to obtain necessary regulatory approvals, or a failure to comply with existing legal requirements may harm the combined company's business, results of operations and financial condition. The combined company may be required to make large and unanticipated capital expenditures to comply with environmental and other governmental regulations, such as:

  •
  land use restrictions;

  •
  drilling bonds, performance bonds and other financial responsibility requirements;

  •
  spacing of wells;

  •
  unitization and pooling of properties;

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  habitat and endangered species protection, reclamation and remediation, and other environmental protection;

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  protection and preservation of historic, archaeological and cultural resources;

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  safety precautions;

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  regulations governing the operation of chemical manufacturing facilities;

  •
  regulation of discharges, emissions, disposal and waste-related permits;

  •
  operational reporting; and

  •
  taxation.

        Under these laws and regulations, the combined company could be liable for:

  •
  personal injuries;

  •
  property and natural resource damages;

  •
  oil spills and releases or discharges of hazardous materials;

  •
  well reclamation costs;

  •
  remediation and clean-up costs and other governmental sanctions, such as fines and penalties; and

  •
  other environmental damages.

        In addition, the combined company's operations and activities on tribal lands may be subject to tribal jurisdiction. Indian tribes have previously challenged the validity of some of the Uinta Basin property interests covered by certain of Westport's oil and gas leases. Although these issues were settled as a result of litigation, claims of this nature may be asserted in the future. If such claims are successful, the combined company might not be able to continue to produce hydrocarbons from or develop and exploit assets subject to such claims, which could adversely affect the combined company's business and profitability.

        The combined company's operations could be significantly delayed or curtailed and its costs of operations could significantly increase beyond those anticipated as a result of regulatory requirements or restrictions. Neither Kerr-McGee nor Westport is able to predict the ultimate cost of compliance with these requirements or their effect on the combined company's operations.

Costs of environmental liabilities and regulation could exceed estimates.

        Kerr-McGee and/or its subsidiaries are and the combined company and/or its subsidiaries may become parties to a number of legal and administrative proceedings involving environmental and/or other matters pending in various courts or agencies. These currently include proceedings associated with facilities currently or previously owned, operated or used by Kerr-McGee, its subsidiaries and/or its predecessors, and include claims for personal injuries, property damages injury to the environment, including natural resource damages, and non-compliance with permits. The combined company's current and former operations will also involve management of regulated materials that are subject to various environmental laws and regulations. These laws and regulations will obligate the combined company and/or its subsidiaries to clean up various sites at which petroleum and other hydrocarbons, chemicals, low-level radioactive substances and/or other materials have been disposed of or released. Some of these sites have been designated Superfund sites by the Environmental Protection Agency pursuant to the Comprehensive Environmental Response, Compensation and Liability Act.

        It is not possible for us to estimate reliably the amount and timing of all future expenditures related to environmental and legal matters and other contingencies because:

  •
  some sites are in the early stages of investigation, and other sites may be identified in the future;

  •
  cleanup requirements are difficult to predict at sites where remedial investigations have not been completed or final decisions have not been made regarding cleanup requirements, technologies or other factors that bear on cleanup costs;

  •
  environmental laws frequently impose joint and several liability on all potentially responsible parties, and it can be difficult to determine the number and financial condition of other potentially responsible parties and their share of responsibility for cleanup costs; and

  •
  environmental laws and regulations and enforcement policies are continually changing, and court proceedings are inherently uncertain.

        Although management of Kerr-McGee believes that it has established appropriate reserves for cleanup costs, due to these uncertainties costs may be higher than anticipated and the combined company could be required to make additional reserves in the future.

The combined company's oil and gas marketing activities may expose it to claims from royalty owners.

        In addition to marketing its oil and gas production, the combined company's marketing activities generally include marketing oil and gas production for royalty owners. Over the past several years, royalty owners have commenced litigation against a number of companies in the oil and gas production business claiming that amounts paid for production attributable to the royalty owners' interest violated the terms of the applicable leases and laws in various respects, including the value of production sold, permissibility of deductions taken and accuracy of quantities measured. The combined company could be required to make payments as a result of such litigation, and the combined company's costs relating to the marketing of oil and gas may increase as new cases are decided and the law in this area continues to develop.

The combined company will be subject to lawsuits and claims.

        A number of lawsuits and claims are pending separately against Kerr-McGee and Westport, some of which seek large amounts of damages. Although management of each company believes that none of the lawsuits or claims pending against their respective companies will have a material adverse effect on the combined company's financial condition or liquidity, litigation is inherently uncertain, and the lawsuits and claims could have a material adverse effect on the combined company's results of operations for the accounting period or periods in which one or more of them might be resolved adversely.

Competition is intense, and competitors with greater financial, technological and other resources than the combined company may make it difficult for the combined company to effectively compete in the exploration and production of oil and gas and titanium dioxide pigment businesses.

        The oil and gas exploration and production business and the titanium dioxide pigment business are each highly competitive. The merger is expected to make the combined company the fifth largest independent oil and gas exploration and production company in the United States, based on combined proved reserves of approximately 1.3 billion barrels of oil equivalent as of December 31, 2003. In addition to competing with other independent oil and gas producers (i.e., companies not engaged in petroleum refining and marketing operations), the combined company will compete with large, integrated, multinational oil and gas companies. Many of the combined company's competitors, especially such large multinational oil and gas companies, have substantially larger financial and technical resources, staffs and facilities than Kerr-McGee and Westport, which will test the combined company's ability to compete with them.

        The oil and gas industry is characterized by rapid and significant technological advancements and introductions of new products and services using new technologies. The combined company's exploration and production business will face intense competition from major and independent oil and gas companies in each of the following areas:

  •
  seeking to acquire desirable producing properties or new leases for future exploration;

  •
  marketing its oil and gas production;

  •
  integrating new technologies; and

  •
  acquiring the personnel, equipment and expertise necessary to develop and operate its properties.

        Companies with financial, technological and other resources substantially greater than those of the combined company may be able to pay more for exploratory prospects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than the combined company's financial or human resources will support. Competitors may also enjoy technological advantages over the combined company and may be able to implement new technologies more rapidly. The combined company's ability to explore for oil and gas and to acquire additional properties in the future will depend upon its ability to successfully conduct operations, implement advanced technologies, evaluate and select suitable properties and consummate transactions in this highly competitive environment.

        In the chemicals business, Kerr-McGee competes, and the combined company will compete, with other chemical companies, some of which have greater financial resources, staffs and facilities than Kerr-McGee or, following the merger, those of the combined company. These resources may give Kerr-McGee's competitors and, following the merger, the combined company's competitors, an advantage when responding to market conditions and capitalizing on operating efficiencies.

Westport's former independent public accountant, Arthur Andersen LLP, has been found guilty of a federal obstruction of justice charge, and you may be unable to exercise effective remedies against it in any legal action.

        Westport's former independent public accountant, Arthur Andersen LLP, provided Westport with auditing services for prior fiscal periods through December 31, 2001, including issuing an audit report with respect to Westport's audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. On June 15, 2002, a jury in Houston, Texas found Arthur Andersen LLP guilty of a federal obstruction of justice charge arising from the federal government's investigation of Enron Corp. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. Arthur Andersen LLP has not reissued its audit report with respect to Westport's audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus. Further, Arthur Andersen LLP has not consented to the incorporation by reference of its audit report in this joint proxy statement/prospectus. As a result, you may not have an effective remedy against Arthur Andersen LLP in connection with a material misstatement or omission with respect to Westport's audited consolidated financial statements that are incorporated by reference in this joint proxy statement/prospectus or included or incorporated by reference in any other filing Westport or the combined company may make with the SEC, including, with respect to any offering registered under the Securities Act, any claim under Section 11 of the Securities Act. In addition, even if you were able to assert such a claim, as a result of its conviction and other lawsuits, Arthur Andersen LLP may fail or otherwise have insufficient assets to satisfy claims made by investors or by Westport or the combined company that might arise under federal securities laws or otherwise relating to any alleged material misstatement or omission with respect to Westport's audited consolidated financial statements.

THE COMPANIES

Kerr-McGee

        Kerr-McGee is a global energy and chemical company. Its core businesses are oil and gas exploration and production and production and marketing of titanium dioxide pigment.

        Oil and Gas Business.    Kerr-McGee owns oil and gas operations worldwide. Kerr-McGee acquires leases and concessions and explores for, develops, produces and markets crude oil and gas onshore in the U.S. and in the Gulf of Mexico, the U.K. sectors of the North Sea, China and other areas around the world.

        At December 31, 2003, Kerr-McGee's net proved reserves were approximately 1.0 billion barrels of oil equivalent, with a present value, discounted at 10% per annum, of cash flows before income taxes of $13.2 billion. Kerr-McGee's core operating areas in the United States and the North Sea represented 96% of its total net proved oil reserves.

        Kerr-McGee's average daily oil production from continuing operations for 2003 was approximately 150,000 barrels, and Kerr-McGee's average oil price was $26.04 per barrel for 2003, including the impact of Kerr-McGee's hedging program. During 2003, gas production averaged approximately 726 million cubic feet per day. The 2003 average gas price was $4.37 per thousand cubic feet.

        Chemicals Business.    Kerr-McGee's chemical operations primarily produce and market titanium dioxide pigment. Kerr-McGee's pigment operations use proprietary technology developed by Kerr-McGee. Kerr-McGee also produces certain other specialty chemicals and heavy minerals.

Westport

        Westport is an independent energy company engaged in oil and gas production, exploitation, acquisition and exploration activities primarily in the United States.

        Westport's reserves and operations are concentrated in the following divisions: Northern, comprised primarily of properties in North Dakota and Wyoming; Western, comprised of properties in Utah; Southern, comprised primarily of properties in Oklahoma, Texas and Louisiana; and Gulf of Mexico, which includes Westport's offshore properties.

        Westport focuses on maintaining a balanced portfolio of lower-risk, long-lived primarily onshore reserves and higher-margin, shorter-lived Gulf Coast and Gulf of Mexico reserves to provide a diversified cash flow foundation for its exploitation, acquisition and exploration activities.

        Westport operates approximately 77% of the net present value of its reserves, allowing it to better manage expenses, capital allocation and the decision-making processes related to all aspects of exploitation and exploration activities. For the year ended December 31, 2003, Westport generated oil and gas sales of $814 million, with capital expenditures totaling approximately $298 million (including $17.0 million of expensed geological and geophysical costs and excluding acquisitions).

        As of December 31, 2003, Westport's estimated proved reserves of approximately 300 million barrels of oil equivalent had a pre-tax net present value, discounted at 10%, of approximately $3.5 billion based on year end New York Mercantile Exchange prices of $32.55 per barrel of oil and $5.83 per Mmbtu of gas. Approximately 65% of Westport's reserves were classified as proved developed as of December 31, 2003.

THE KERR-McGEE SPECIAL MEETING

        Kerr-McGee is furnishing this joint proxy statement/prospectus to its common stockholders in connection with the solicitation of proxies by the Kerr-McGee board of directors for use at the special meeting of its stockholders.

        The board of directors of Kerr-McGee unanimously:

          (i)  has determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, Kerr-McGee and its stockholders;

         (ii)  has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and

       (iii)  recommends that the stockholders of Kerr-McGee vote "FOR" approval of the issuance of shares of Kerr-McGee common stock in connection with the merger.

Date; Place and Time.

        The special meeting is scheduled to be held at the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, on [                        ], 2004, at [            ] local time.

Purpose of the Special Meeting

        The purpose of the special meeting is to consider and vote upon the issuance of the shares of Kerr-McGee common stock in connection with the merger pursuant to the merger agreement, dated as of April 6, 2004, by and among Kerr-McGee, Westport and Merger Sub, a wholly owned subsidiary of Kerr-McGee, and, to the extent permitted under the merger agreement, such other matters as may be appropriate for consideration at the special meeting. Approval of this proposal is a condition to the consummation of the merger.

Record Date; Stock Entitled to Vote; Quorum

        Owners of record of shares of common stock of Kerr-McGee at the close of business on [                        ], 2004, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Kerr-McGee's common stock is the only class of voting securities of Kerr-McGee. On the record date, approximately [    ] shares of common stock were issued and outstanding and entitled to vote at the special meeting.

        Owners of record of Kerr-McGee common stock on the record date are each entitled to one vote per share with respect to the issuance of shares of Kerr-McGee common stock pursuant to the merger agreement.

        A quorum of Kerr-McGee stockholders is necessary to have a valid meeting of stockholders. The holders of at least a majority of the shares of Kerr-McGee common stock issued and outstanding and entitled to vote at the Kerr-McGee special meeting must be represented in person or by proxy at the special meeting in order for a quorum to be established. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Vote Required

        The affirmative vote of a majority of the votes cast in person or by proxy and entitled to vote at the Kerr-McGee special meeting is required to approve the issuance of the shares of Kerr-McGee common stock in connection with the merger. Abstentions may be specified with respect to the proposal by properly marking the "ABSTAIN" box on the proxy for such proposal or by making the same election by telephone or Internet voting. Abstentions, broker non-votes and failures to vote will not affect the outcome of the vote since they will not be counted as votes either for or against the proposal.

Share Ownership of Kerr-McGee Directors, Executive Officers and Significant Stockholders

        At the close of business on the record date and excluding shares underlying options and restricted stock, Kerr-McGee's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and have the power to vote, [                        ] shares of Kerr-McGee common stock, representing approximately [        ]% of the then outstanding shares of Kerr-McGee common stock. Kerr-McGee believes that each of its directors and executive officers intends to vote "FOR" the approval of the issuance of shares of Kerr-McGee common stock in connection with the merger.

Voting of Proxies

        Shares of Kerr-McGee common stock represented by properly executed physical proxies or proxies properly effected by telephone or on the Internet and received prior to the special meeting will be voted at the special meeting in the manner specified on such proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted "FOR" the proposal presented at the special meeting.

        Kerr-McGee stockholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the special meeting.

Revocation of Proxy

        A Kerr-McGee stockholder may revoke a proxy at any time prior to the time the proxy is to be voted at the special meeting by:

  •
  delivering, prior to the special meeting, to Kerr-McGee Corporation, Attn: Corporate Secretary, at P.O. Box 25861, Oklahoma City, Oklahoma 73125, a written notice of revocation bearing a later date or time than the revoked proxy;

  •
  as to physical proxies, completing and submitting a new later-dated proxy card;

  •
  as to proxies effected by telephone or on the Internet, by calling the telephone voting number or connecting to the Internet voting site and voting again; or

  •
  attending the special meeting and voting in person.

        Attending the special meeting will not by itself constitute revocation of a proxy; to do so, a stockholder must vote in person at the meeting. If a broker has been instructed to vote a stockholder's shares, the stockholder must follow directions received from the broker in order to change the stockholder's vote.

Expenses of Solicitation

        Kerr-McGee will bear the costs of printing and mailing this joint proxy statement/prospectus to its stockholders and the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of Kerr-McGee, without receiving additional compensation therefor, may solicit proxies by telephone, by e-mail, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and Kerr-McGee will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

        In addition, Kerr-McGee has retained Georgeson Shareholder Communications, Inc., referred to as Georgeson, to assist Kerr-McGee in the solicitation of proxies from stockholders in connection with the special meeting. Georgeson will receive a fee of $17,000 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Kerr-McGee has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

Miscellaneous

        In the event that a quorum is not present at the time the special meeting is convened, or if for any other reason Kerr-McGee believes that additional time should be allowed for the solicitation of proxies, Kerr-McGee may adjourn the special meeting with or without a vote of the stockholders. If Kerr-McGee proposes to adjourn the special meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Kerr-McGee common stock for which they have voting authority in favor of an adjournment. Proxies voted against the proposal related to the merger will not be voted in favor of any adjournment of the special meeting for the purpose of soliciting additional proxies.

        It is not expected that any matter not referred to in this joint proxy statement/prospectus will be presented for action at the special meeting. If any other matters are properly brought before the special meeting, the persons named in the proxies will have discretion to vote on such matters according to their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the special meeting.

THE WESTPORT SPECIAL MEETING

        Westport is furnishing this joint proxy statement/prospectus to its common stockholders in connection with the solicitation of proxies by the Westport board of directors for use at the special meeting for its stockholders.

        The board of directors of Westport unanimously:

        (i)    has determined that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Westport and its stockholders;

        (ii) has approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby; and

        (iii) recommends that the stockholders of Westport vote "FOR" approval of the merger agreement.

Date; Place and Time

        The special meeting is scheduled to be held at [                        ], on [                        ], 2004, at [            ] local time.

Purpose of the Special Meeting

        The purpose of the special meeting is to consider and vote upon the merger agreement, dated as of April 6, 2004, by and among Kerr-McGee, Westport and Merger Sub, a wholly owned subsidiary of Kerr-McGee, pursuant to which Westport will be merged with and into Merger Sub, and, to the extent permitted under the merger agreement, such other matters as may be appropriate for consideration at the special meeting. Approval of this proposal is a condition to the consummation of the merger.

Record Date; Stock Entitled to Vote; Quorum

        Owners of record of shares of common stock of Westport at the close of business on [                        ], 2004, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. Westport's common stock is the only class of voting securities of Westport. On the record date, approximately [            ] shares of common stock were issued and outstanding and entitled to vote at the special meeting.

        Owners of record of Westport common stock on the record date are each entitled to one vote per share with respect to the approval of the merger agreement.

        A quorum of Westport stockholders is necessary to have a valid meeting of stockholders. The holders of at least a majority of the shares of Westport common stock issued and outstanding and entitled to vote at the Westport special meeting must be represented in person or by proxy at the Westport special meeting in order for a quorum to be established. Abstentions and broker non-votes count as present for purposes of establishing a quorum. An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Vote Required

        The affirmative vote of the holders of at least a majority of the shares of Westport common stock issued and outstanding and entitled to vote at the Westport special meeting is required to approve the merger agreement. Abstentions may be specified with respect to the proposal by properly marking the "ABSTAIN" box on the proxy for such proposal or by making the same election by telephone or

Internet voting. Abstentions, broker non-votes and failures to vote will have the effect of votes cast against the proposal.

Share Ownership of Westport Directors, Executive Officers and Significant Stockholders

        At the close of business on the record date and excluding shares underlying options and unvested restricted stock, Westport's directors and executive officers and their affiliates may be deemed to be the beneficial owners of, and have the power to vote, [                        ] shares of Westport common stock, representing approximately [            ]% of the then outstanding shares of Westport common stock. Westport believes that each of its directors and executive officers intends to vote "FOR" the approval of the merger agreement.

        On the date the merger agreement was executed, Westport Energy LLC, Medicor Foundation, EQT Investments, LLC, certain Belfer family persons and their affiliates and Donald D. Wolf collectively beneficially owned and were entitled to vote approximately 28,670,633 shares of Westport common stock, which shares represented more than 42% of the shares of Westport common stock outstanding on that date. Simultaneously with the execution and delivery of the merger agreement, these stockholders have each entered into a voting agreement with Kerr-McGee in which they each have agreed, among other things, to vote their shares of Westport common stock subject to such agreements in favor of the approval of the merger agreement, and granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock.

Voting of Proxies

        Shares of Westport common stock represented by properly executed physical proxies or proxies properly effected by telephone or on the Internet and received prior to the special meeting will be voted at the special meeting in the manner specified on such proxies. Physical proxies that are properly executed and timely submitted but which do not contain specific voting instructions will be voted "FOR" the proposal presented at the special meeting.

        Westport stockholders whose shares are held in "street name" (i.e., in the name of a broker, bank or other record holder) must either direct the record holder of their shares as to how to vote their shares or obtain a proxy from the record holder to vote at the special meeting.

Revocation of Proxy

        A Westport stockholder may revoke a proxy at any time prior to the time the proxy is to be voted at the special meeting by:

  •
  delivering, prior to the special meeting, to Westport Resources Corporation, Attention: Secretary, 1670 Broadway, Suite 2800, Denver, Colorado 80202, a written notice of revocation bearing a later date or time than the revoked proxy;

  •
  as to physical proxies, completing and submitting a new later-dated proxy card;

  •
  as to proxies effected by telephone or on the Internet, by calling the telephone voting number or connecting to the Internet voting site and following the instructions for revoking or changing a vote; or

  •
  attending the special meeting and voting in person.

        Attending the special meeting will not by itself constitute revocation of a proxy; to do so, a stockholder must vote in person at the meeting. If a broker has been instructed to vote a stockholder's shares, the stockholder must follow directions received from the broker in order to change the stockholder's vote.

Expenses of Solicitation

        Westport will bear the costs of printing and mailing this joint proxy statement/prospectus to its stockholders and the costs of soliciting proxies from its stockholders. In addition to soliciting proxies by mail, directors, officers and employees of Westport, without receiving additional compensation therefor, may solicit proxies by telephone, by e-mail, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and Westport will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

        In addition, Westport has retained Georgeson to assist Westport in the solicitation of proxies from stockholders in connection with the special meeting. Georgeson will receive a fee of $7,500 as compensation for its services and reimbursement of its out-of-pocket expenses in connection therewith. Westport has agreed to indemnify Georgeson against certain liabilities arising out of or in connection with its engagement.

Miscellaneous

        In the event that a quorum is not present at the time the special meeting is convened, or if for any other reason Westport believes that additional time should be allowed for the solicitation of proxies, Westport may adjourn the special meeting with or without a vote of the stockholders. If Westport proposes to adjourn the special meeting by a vote of the stockholders, the persons named in the enclosed form of proxy will vote all shares of Westport common stock for which they have voting authority in favor of an adjournment.

        It is not expected that any matter not referred to in this joint proxy statement/prospectus will be presented for action at the special meeting. If any other matters are properly brought before the special meeting, the persons named in the proxies will have discretion to vote on such matters according to their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incidental to the conduct of the special meeting. Proxies voted against the proposal related to the merger will not be voted in favor of any adjournment of the special meeting for the purpose of soliciting additional proxies.

        Holders of Westport common stock should not send their stock certificates with their proxy cards. If the merger is completed, a separate letter of transmittal will be mailed to stockholders which will enable each of them to receive the appropriate consideration.

THE MERGER

        The following discussion summarizes the material terms of the merger and the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference.

General

        Kerr-McGee, its direct wholly owned subsidiary, Merger Sub and Westport have entered into a merger agreement pursuant to which Kerr-McGee will acquire Westport through the merger of Westport with and into Merger Sub. Merger Sub will be the surviving entity in the merger and, after the effective time of the merger, will continue as a direct wholly owned subsidiary of Kerr-McGee.

        Each holder of Westport common stock will be entitled to receive .71 shares of Kerr-McGee common stock for each share of Westport common stock held by the holder immediately prior to the effective time of the merger. This ratio is referred to as the exchange ratio.

Background of the Merger

        Kerr-McGee's management and board of directors have discussed from time to time the benefits of acquiring oil and gas reserves and exploration and development prospects through merger or acquisition. The management and board of directors of Westport have also from time to time discussed the benefits of potential business combination transactions as part of Westport's strategic business plan. Westport's management has from time to time had preliminary discussions with third parties regarding potential business combinations and has periodically solicited or responded to indications of interest in a possible acquisition of Westport from third party exploration and production companies.

        At its meeting in January 2004, the Kerr-McGee board of directors preliminarily reviewed several potential acquisition transactions, including a business combination transaction with Westport. Shortly thereafter, at the direction of Kerr-McGee's senior management, representatives of Lehman Brothers Inc., financial advisor to Kerr-McGee, contacted Westport to determine whether there might be any interest in discussing a possible business combination transaction.

        On February 16, 2004, Kerr-McGee and Westport entered into a confidentiality agreement addressing Westport's provision of confidential information to Kerr-McGee. On the same date, Luke Corbett, Chairman and Chief Executive Officer of Kerr-McGee, together with David Hager and Robert Wohleber, senior officers of Kerr-McGee, met in Oklahoma City with Donald Wolf, Chairman and Chief Executive Officer of Westport, and Barth Whitham, President and Chief Operating Officer of Westport, and had a general discussion of the industry and the possibility of a combination of the two companies. Representatives of Lehman Brothers also attended the meeting. At various times during February and early March, representatives of Kerr-McGee and Westport met to share, or otherwise provided one another with, information about the businesses, assets and operations of each company. In addition, Westport engaged Credit Suisse First Boston LLC and Petrie Parkman & Co. as Westport's financial advisors in connection with a possible transaction between Westport and Kerr-McGee.

        In February, 2004, Westport entered into a confidentiality agreement with and provided limited due diligence information to a third party exploration and production company in connection with a possible business combination transaction. Following preliminary discussions with respect to a possible transaction, Westport was advised that the third party was not interested in pursuing a transaction and discussions between Westport and the third party were discontinued.

        At Kerr-McGee's board meeting on March 9, 2004, after presentations by management and Lehman Brothers, the Kerr-McGee board of directors authorized Mr. Corbett to propose a stock-for-stock merger to Westport. Later that day, Mr. Corbett met with Mr. Wolf in Denver to propose a stock-for-stock merger with a fixed exchange ratio of .68 of a share of Kerr-McGee common stock for each share of Westport common stock. Mr. Corbett and Mr. Wolf discussed other terms of the proposal, including treatment of employee stock options, hedging arrangements, voting arrangements with principal Westport stockholders, Westport representation on the post-merger Kerr-McGee board of directors and provisions to permit the Westport board of directors to exercise its fiduciary duties. Between March 9 and the April 6, 2004 execution of the merger agreement, Mr. Corbett and Mr. Wolf had several discussions about the merger and terms of the potential transaction.

        On March 10, 2004, Covington & Burling, outside counsel to Kerr-McGee, delivered to Akin Gump Strauss Hauer & Feld LLP, outside counsel to Westport, preliminary drafts of a merger agreement and related documents. Kerr-McGee and Westport executed an additional confidentiality agreement dated as of this date addressing Kerr-McGee's provision of confidential information to Westport. On March 11, 2004, members of Kerr-McGee's management made a presentation regarding Kerr-McGee and the possible transaction to Westport's management and Westport's financial advisors.

        On March 15 and 16, 2004, the Westport board of directors met and Westport management reported on their discussions with Kerr-McGee and the possibility of a business combination transaction between the two companies. Westport's outside counsel and financial advisors participated in these meetings. Westport's board of directors authorized Westport's management to continue its discussions with Kerr-McGee. Mr. Wolf subsequently spoke with Mr. Corbett, regarding the proposed transaction and indicating the scope of additional due diligence to be conducted by Westport and its representatives.

        Also during March, representatives of the two companies met in Denver, Oklahoma City and Houston to exchange information about oil and gas reserves, assets, liabilities, operations and other matters relating to each of the companies, and to generally conduct a due diligence investigation of the respective companies. Included in those meetings at times were representatives of Kerr-McGee's and Westport's financial advisors and Ryder Scott Company, L.P., third party consulting engineers for Westport. From March 22 through March 24, 2004, representatives of each of the companies, their respective outside counsel and financial advisors and Westport's consulting engineers met in Houston to continue legal, financial and engineering due diligence discussions and begin negotiation of the preliminary draft merger agreement and related documents.

        On March 25, 2004, Mr. Corbett and other members of Kerr-McGee senior management met with the Westport board of directors and senior Westport management in Houston to discuss Kerr-McGee's businesses and operations. Representatives of Kerr-McGee's and Westport's respective legal and financial advisors were also present at the March 25 meeting, as was Robert Belfer, a former member of Westport's board of directors and major Westport stockholder.

        Following the meeting with Kerr-McGee's senior management, Westport's board of directors held a meeting to discuss the status of the proposed transaction, at which Westport's senior management and legal and financial advisors reviewed with the Westport board results of the due diligence investigation, reserve estimates and other matters. Following discussion, the Westport board of directors directed Westport's financial advisors to contact Kerr-McGee's financial advisor on Westport's behalf regarding valuation and other terms of the proposed transaction. On March 26, 2004, Westport granted Kerr-McGee a period of exclusivity through March 31, 2004 in which to negotiate the terms of a merger transaction with Westport.

        During an industry conference in New Orleans on March 29, 2004, Mr. Corbett and Mr. Wolf met with Mr. Murry Gerber, Chief Executive Officer of Equitable Resources, Inc., whose indirect wholly owned subsidiary, EQT Investments, LLC, is a significant stockholder of Westport, to discuss the possible transaction and the need for voting agreements from the major stockholders of Westport. Kerr-McGee's management, business and operations were also discussed at the meeting. David A. Hager, Kerr-McGee's Senior Vice President/Head of Worldwide Exploration, and Gregory F. Pilcher, Kerr-McGee's Senior Vice President, General Counsel and Corporate Secretary, also participated in this meeting. The Westport board of directors met telephonically later that day to discuss valuation ranges and scenarios.

        The following morning, Mr. Corbett met with Mr. Wolf to discuss valuation ranges and other terms of the proposed transaction. At that meeting, Mr. Wolf stated that Westport was considering an exchange ratio of .75. Mr. Corbett responded that .75 was outside of Kerr-McGee's valuation range for Westport. The Westport board of directors held a telephonic meeting during which Mr. Wolf updated the board regarding the status of transaction negotiations and unresolved issues, including valuation. The Westport board of directors authorized Mr. Wolf to continue discussions with Mr. Corbett to attempt to resolve the remaining outstanding issues.

        On March 31, 2004, the term of the limited exclusivity arrangement between Westport and Kerr-McGee was extended through April 9, 2004.

        The Kerr-McGee board of directors met by teleconference on April 2, 2004. Mr. Corbett and other members of senior management reviewed the status of the discussions regarding the terms of a merger with Westport, and Mr. Corbett advised the Kerr-McGee board of directors that he thought he could reach an agreement within a range of ..68 to .71 of a share of Kerr-McGee common stock for each share of Westport common stock. At the meeting, a representative of Covington & Burling and Mr. Pilcher summarized the material terms of the merger agreement. Also at the meeting, representatives of Lehman Brothers rendered an oral opinion to the Kerr-McGee board of directors, which was subsequently confirmed in writing on April 6, 2004, to the effect that, as of April 2, 2004 and based upon and subject to certain matters to be stated in the written opinion letter, from a financial point of view, a .71 exchange ratio to be paid in the merger was fair to Kerr-McGee. The Kerr-McGee board of directors unanimously approved a transaction within the range of ..68 to .71 and on substantially the other terms reported to the Kerr-McGee board of directors at the meeting. The Kerr-McGee board of directors also unanimously approved the formation of a pricing committee consisting of Mr. Corbett and William E. Bradford, who serves as the lead non-management director on the Kerr-McGee board of directors, to approve the final exchange ratio within the .68 to .71 range.

        On April 4 and 5, 2004, Mr. Corbett and Mr. Wolf met in London with representatives of Medicor Foundation and Westport Energy LLC, major stockholders of Westport, to discuss the possible transaction and Kerr-McGee's management, businesses and operations.

        On the evening of April 6, Mr. Corbett and Mr. Wolf reached final agreement regarding the exchange ratio and other transaction terms and the Westport board of directors met telephonically to consider the final terms of the merger. At the meeting, Akin Gump summarized the material provisions of the merger agreement. Also at the meeting, Credit Suisse First Boston reviewed for the board its financial analysis of the exchange ratio and rendered to the Westport board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 6, 2004, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to holders of Westport common stock. Representatives of Petrie Parkman also participated in the meeting. At the conclusion of the meeting, the Westport board of directors unanimously (i) determined that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby were advisable and in the best interests of Westport and its stockholders, (ii) approved and adopted the merger agreement and approved the merger and the other transactions contemplated thereby, and (iiii) recommended that the stockholders of Westport vote in favor of approval of the merger agreement.

        Also on the evening of April 6, the pricing committee of the Kerr-McGee board of directors met by teleconference and approved the .71 exchange ratio. The parties then executed the definitive transaction agreements. Before the open of the market on April 7, 2004, Kerr-McGee and Westport issued a joint press release announcing the merger.

Kerr-McGee's Considerations Relating to the Merger and the Share Issuance

        In reaching its decision to approve entering into the merger agreement, the voting agreements and the registration rights agreement and to recommend the approval by the Kerr-McGee stockholders of the issuance of shares of Kerr-McGee common stock in connection with the merger, the Kerr-McGee board of directors consulted with Kerr-McGee management and Covington & Burling and Lehman Brothers Inc., legal and financial advisors, respectively, to Kerr-McGee, and considered a variety of factors with respect to the merger, including the following:

  •
  Complementary High Quality Assets. A significant part of the Westport assets, particularly in the Rocky Mountain area, South Texas, the Gulf of Mexico and the Gulf Coast are complementary to existing Kerr-McGee assets. This is expected to facilitate the integration of Kerr-McGee's and Westport's businesses and the realization of expected synergies and economies of scale.

  •
  Increase in U.S. Reserves; Increase in Proportion of Gas Reserves. The merger is expected to increase Kerr-McGee's proved reserves by almost 30%, predominantly from increases in proved North American gas reserves. The combination with Westport will increase Kerr-McGee's overall U.S. domestic proved reserves from 69% to 76%, with domestic onshore proved reserves increasing from 34% to 47%, and will also increase the total proved gas reserves from 52% to 57% of Kerr-McGee's total proved reserves.

  •
  Large Inventory of Low-Risk Exploration Prospects. Kerr-McGee believes that Westport's existing properties contain approximately 2,500 additional potential drilling locations, with approximately 1,200 potential drilling locations in Westport's Uinta Basin property in northeast Utah, where Westport holds approximately 229,000 net acres.

  •
  Improved Balance Sheet Leverage. The merger is expected to improve a number of Kerr-McGee's financial ratios commonly used to assess a company's credit rating, including (1) net debt to capitalization, (2) earnings before interest, taxes, depreciation and amortization to interest, (3) net debt to total proved reserves, and (4) net debt to cash flow.

  •
  Financial Hedges. Prior to entering into the merger agreement, Kerr-McGee entered into financial derivative transactions relating to specified amounts of projected 2004, 2005 and 2006 hydrocarbon production volumes. These hedges enable Kerr-McGee to take advantage of high oil and gas prices and reduce price sensitivity associated with the combined company's expected future production volumes through 2006.

  •
  Application of Kerr-McGee Expertise. Kerr-McGee expects to benefit from sharing with Westport Kerr-McGee's extensive expertise in operating in the Gulf of Mexico and the Gulf Coast, as well from utilizing its tight gas and supply chain expertise that it gained in connection with the development of its Wattenberg field in further developing Westport's Uinta Basin property.

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  Reserve Reports Prepared by Outside Consultants. Reports covering 87% of the total net present value of Westport's proved reserves at December 31, 2003 were prepared by independent consultants retained by Westport.

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  Cost Savings. Kerr-McGee believes it can achieve annual pre-tax cost savings of approximately $40 million subsequent to the merger.

        The Kerr-McGee board of directors also considered the following factors:

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  Larger Size. The combined company will be significantly larger than Kerr-McGee is now and, as a result of the larger size, Kerr-McGee should have greater exploration, production and marketing strengths, should have greater liquidity in the market for its securities and should be able to consider future strategic transactions that would not otherwise be possible.

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  Financial Information; Market Conditions. Information concerning the financial condition, results of operations, prospects and businesses of Kerr-McGee and Westport, including the respective companies' reserves, production volumes, cash flows from operations, recent performance of common stock and the ratio of Kerr-McGee's common stock price to Westport's common stock price over various periods, as well as current industry, economic and market conditions.

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  Due Diligence Investigations. The results of business, legal and financial due diligence investigations of Westport conducted by Kerr-McGee's management and legal and financial advisors.

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  Voting Agreements. The fact that principal stockholders of Westport owning collectively more than 42% of Westport's outstanding common stock on the date the merger agreement was signed were willing to enter into voting agreements pursuant to which such stockholders would agree to vote their shares subject to such agreements in favor of the approval of the merger agreement.

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  Opinion of Financial Advisor. The presentation and opinion of Lehman Brothers Inc. described elsewhere in this proxy statement/prospectus to the effect that, as of the date of the opinion and based upon and subject to certain matters stated in the opinion letter, from a financial point of view, the .71 exchange ratio was fair to Kerr-McGee.

  Kerr-McGee's board of directors recognized that there are risks associated with the merger and considered, among others, the following risks:

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  Integration Risks. There are significant risks inherent in combining and integrating two companies, including that the companies may not be successfully integrated. Successful integration of Kerr-McGee and Westport will require the dedication of significant management resources, which will temporarily detract attention from the day-to-day businesses of the combined companies. Risks could also include unanticipated liabilities and unanticipated costs.

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  Conversion of Probable and Possible Reserves. Kerr-McGee expects to allocate a large portion of the total purchase price for Westport to Westport's probable and possible reserves. There is always uncertainty in converting probable and possible reserves into proved reserves and their successful development.

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  Capital Requirements. The capital requirements necessary to achieve the expected growth in the combined company's businesses will be significant. In addition, the combined company will have total long-term debt of $4.1 billion on a pro forma basis as of December 31, 2003. There can be no assurance that the combined company will be able to fund all of its capital requirements from operating cash flows.

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  Closing Conditions May Not Be Satisfied. The merger might not be completed as a result of a failure to satisfy the conditions contained in the merger agreement. Neither Kerr-McGee nor Westport is obligated to consummate the merger unless the conditions in the merger agreement are satisfied or, in some cases, waived.

        The foregoing discussion of the factors considered by the Kerr-McGee board of directors in making its decision is not exhaustive, but includes the material factors considered by the Kerr-McGee board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Kerr-McGee board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors may have given different weight to different factors. Rather, the Kerr-McGee board of directors made its determination based on the totality of the information presented to it.

        The above description of the Kerr-McGee board of directors' considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed above under "Cautionary Statement Concerning Forward-Looking Statements."

Recommendation of the Kerr-McGee Board of Directors

        At its meeting on April 2, 2004, after due consideration, the Kerr-McGee board of directors unanimously adopted resolutions approving the merger agreement, the voting agreements and the registration rights agreement, directing that the issuance of shares of Kerr-McGee common stock in the merger be submitted to a vote of the Kerr-McGee stockholders at the Kerr-McGee special meeting and recommending that Kerr-McGee stockholders vote "FOR" the approval of the issuance of shares of Kerr-McGee common stock in connection with the merger.

Westport's Considerations Relating to the Merger

        In reaching its decision to approve and adopt the merger agreement and approve the merger, approve the terms of and transactions contemplated by the merger agreement and recommend that Westport stockholders vote to approve the merger agreement, the Westport board of directors consulted with Westport's management and legal and financial advisors and considered a variety of factors with respect to the merger, including the following:

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  the Westport board of directors' belief in the growth potential of Kerr-McGee's existing property base and its demonstrated success in the operating environments in which those properties are located;

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  the complementary nature of the two companies' respective asset bases versus those of other potential business combination partners;

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  information concerning the financial condition, results of operations, prospects and businesses of Kerr-McGee and Westport, including reserves, production volumes, cash flow from operations, the recent performance of its common stock and the ratio of its common stock price to Westport's common stock price over various periods;

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  the Westport board of directors' belief that the merger would maximize the value and development potential of Westport's properties in its Rocky Mountains, Mid-Continent/Gulf Coast and Gulf of Mexico core areas;

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  the financial and business prospects for the combined business, including general information relating to possible synergies, cost reductions and operating efficiency and consolidations;

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  the combined company's larger market capitalization and a more liquid trading market for its common stock, which the Westport board of directors believed could result in increased analyst coverage and potentially a better trading multiple;

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  the Westport board of directors' consideration of Westport's current and anticipated stature in the market, prospects for growth, performance, staffing, and other factors that related to timing and advisability of Westport continuing as a stand-alone entity versus combining in a corporate transaction;

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  information indicating that the proposed exchange ratio represented a premium of approximately 11% on the last trading date prior to execution of the merger agreement and approximately 12% over the trading price of Westport common stock over the 20-trading day period ending on such date;

  •
  a review of other strategic options potentially available to Westport (including other potential transactions) and their relative potential advantages and disadvantages compared to those associated with the merger;

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  current industry, economic and market conditions and the Westport board of directors' understanding of the present and anticipated environment in the independent exploration and production sector of the energy industry, including the continued consolidation within the sector;

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  the opinion of Westport's outside legal counsel that the merger could be accomplished on a tax-free basis;

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  presentations by, and discussions with, senior executives of Westport and representatives of its outside legal counsel regarding the terms and conditions of the merger agreement;

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  the results of the business, legal and financial due diligence investigations of Kerr-McGee conducted by Westport's management and legal and financial advisors;

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  the results of the engineering due diligence investigations of Kerr-McGee conducted by Westport's management and independent reserve engineering consultants;

  •
  discussions with representatives of Petrie Parkman & Co., who were engaged by Westport to provide additional financial advice and assistance in connection with the transaction;

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  the financial presentation of Credit Suisse First Boston to the Westport board of directors, including Credit Suisse First Boston's opinion, dated April 6, 2004, to the Westport board of directors, as to the fairness, from a financial point of view and as of the date of the opinion, of the exchange ratio provided for in the merger, as more fully described below under the caption "Opinion of Westport's Financial Advisor;"

  •
  the fact that under the terms of the merger agreement one member of the Westport board of directors would join the Kerr-McGee board of directors following the merger; and

  •
  the fact that principal stockholders of Westport owning collectively on the date of the merger agreement more than 42% of Westport's outstanding common stock were willing to enter into voting agreements pursuant to which such stockholders would agree to vote their shares subject to such agreements in favor of the merger agreement.

The Westport board of directors also considered certain risks and potential disadvantages associated with the merger including, among others, the following risks:

  •
  that the merger might not be completed as a result of a failure to satisfy one or more conditions to the merger;

  •
  that the operations of the two companies may not be successfully integrated;

  •
  that the anticipated positive synergies will not be fully realized;

  •
  that the amount of the premium represented by the exchange ratio on the date the merger agreement was signed might be reduced at the time the merger is consummated;

  •
  that Kerr-McGee's reserve estimates were not prepared or audited by independent engineering consultants; and

  •
  other matters described under the caption "Risk Factors."

        The foregoing discussion of the factors considered by the Westport board of directors in making its decision is not exhaustive, but includes the material factors considered by the Westport board of directors. In view of the variety of material factors considered in connection with its evaluation of the merger, the Westport board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to any of these factors, and individual directors may have given different weight to different factors. Rather, the Westport board of directors made its determination based on the totality of the information presented to it.

        The above description of the Westport board of directors' considerations relating to the merger is forward-looking in nature. This information should be read in light of the factors discussed above under "Cautionary Statement Concerning Forward-Looking Statements."

        In approving and adopting the merger agreement and approving the merger, the Westport board of directors was aware of the interests of certain directors and officers of Westport in the merger, as discussed below under "Interests of Certain Persons in the Merger."

Recommendation of the Westport Board of Directors

        At its meeting on April 6, 2004, after due consideration, the Westport board of directors unanimously adopted resolutions (i) determining that the merger agreement, the merger, in accordance with the terms of the merger agreement, and the other transactions contemplated thereby are advisable and in the best interests of Westport and its stockholders, (ii) approving and adopting the merger agreement and approving the merger and the other transactions contemplated by the merger agreement, and (iii) recommending that the Westport stockholders vote "FOR" the approval of the merger agreement.

Opinion of Kerr-McGee's Financial Advisor

        Kerr-McGee engaged Lehman Brothers to act as Kerr-McGee's financial advisor in connection with the proposed merger. Lehman Brothers rendered its oral opinion to the board of directors of Kerr-McGee, which was subsequently confirmed in writing on April 6, 2004, that, as of the date of the opinion and based upon and subject to certain matters and qualifications stated in the opinion letter, from a financial point of view, the exchange ratio of .71 to be paid by Kerr-McGee in the merger was fair to Kerr-McGee.

        The full text of Lehman Brothers' opinion dated April 6, 2004, is included as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. Holders of Kerr-McGee's common stock may read Lehman Brothers' opinion letter for a discussion of the procedures followed, factors considered, assumptions made and qualifications and limitations of the review undertaken by Lehman Brothers in connection with its opinion. This summary of the Lehman Brothers opinion is qualified in its entirety by reference to the full text of such opinion.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of the board of directors of Kerr-McGee in connection with its consideration of the proposed transaction. Lehman Brothers' opinion is not a recommendation to any stockholder of Kerr-McGee as to whether to vote for or against the issuance of the shares of Kerr-McGee common stock in connection with the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, Kerr-McGee's underlying business decision to proceed with or effect the merger.

        In arriving at its opinion, Lehman Brothers reviewed, among other things:

  •
  the merger agreement and the specific terms of the merger;

  •
  such publicly available information concerning Kerr-McGee and Westport that Lehman Brothers believed to be relevant to its analysis, including, without limitation, the Annual Reports on Form 10-K for the year ended December 31, 2003 for each of Kerr-McGee and Westport;

  •
  financial and operating information with respect to the respective businesses, operations and prospects of Kerr-McGee and Westport, respectively, including financial projections contained in the respective business plans of Kerr-McGee and Westport;

  •
  certain estimates of proved and non-proved reserves, projected future production, revenue, operating costs and capital investments for each of Kerr-McGee and Westport;

  •
  impacts of the incremental hedging of production levels projected by the management of Kerr-McGee in anticipation of the merger, referred to as the incremental hedging impacts;

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  amounts and timing of the cost savings and operating synergies expected by the management of Kerr-McGee to result from a combination of the businesses of Kerr-McGee and Westport, referred to as the expected synergies;

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  the trading histories of Kerr-McGee common stock and Westport common stock from January 1, 2003 to March 31, 2004 and a comparison of those trading histories with each other and with those of other companies that Lehman Brothers deemed relevant;

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  a comparison of the historical financial results and present financial condition of Kerr-McGee and Westport with each other and with those of other companies that Lehman Brothers deemed relevant;

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  a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant;

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  the potential pro forma impacts of the merger on the future financial performance of Kerr-McGee (including the incremental hedging impacts and the expected synergies);

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  the potential pro forma impact of the merger on the current financial condition of Kerr-McGee, including the impact on Kerr-McGee's leverage levels and ratios; and

  •
  the relative contributions of Kerr-McGee and Westport (including the incremental hedging impacts) to the current and future financial performance of the combined company on a pro forma basis.

        In addition, Lehman Brothers had discussions with the managements of Kerr-McGee and Westport concerning their respective businesses, operations, assets, financial conditions, reserves, production profiles, hedging levels, exploration programs and prospects and undertook such other studies, analyses and investigations that Lehman Brothers deemed appropriate.

        In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Kerr-McGee and Westport that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Kerr-McGee and Westport, upon advice of Kerr-McGee and Westport, respectively, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the managements of Kerr-McGee and Westport, respectively, as to the future financial performance of Kerr-McGee and Westport, respectively, and that each of Kerr-McGee and Westport would perform substantially in accordance with such projections. Upon the advice of Kerr-McGee, Lehman Brothers assumed that the amounts and timing of the incremental hedging impacts were reasonable and that the incremental hedging impacts would be realized substantially in accordance with such estimates. In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Kerr-McGee or Westport and did not make or obtain from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee or Westport. Upon the advice of Kerr-McGee and its legal and accounting advisors, Lehman Brothers assumed that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code, and therefore as a tax-free transaction to the stockholders of Kerr-McGee. Lehman Brothers' opinion necessarily is based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter. In addition, Lehman Brothers expressed no opinion as to the price at which shares of common stock of Kerr-McGee actually would trade following announcement of the merger.

        In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Kerr-McGee or Westport, but rather made its determination as to the fairness to Kerr-McGee, from a financial point of view, of the exchange ratio to be paid by Kerr-McGee in the merger on the basis of the financial, comparative and other analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial, comparative and other analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee or Westport. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses could actually be sold.

        The following is a summary of the material financial analyses prepared and used by Lehman Brothers in connection with rendering its opinion to the board of directors of Kerr-McGee. Some of the summaries of the financial, comparative and other analyses include information presented in tabular format. In order to fully understand the methodologies used by Lehman Brothers and the results of its financial, comparative and other analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial, comparative and other analyses. Accordingly, the information presented in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

Valuation Analyses Used to Derive Implied Exchange Ratios

        Lehman Brothers prepared separate valuations of Kerr-McGee and Westport before considering the pro forma impact of the incremental hedging impacts and the expected synergies resulting from the merger. In determining valuation, Lehman Brothers used the following methodologies: net asset valuation analysis, comparable company analysis, comparable transactions analysis and going concern analysis. Each of these methodologies was used to generate a reference enterprise value range for each of Kerr-McGee and Westport. The enterprise value range for each company was adjusted for appropriate on- and off-balance sheet assets and liabilities to arrive at a common equity value range (in aggregate dollars) for each company. The equity value range was divided by fully diluted shares outstanding, which is comprised of primary shares and the dilutive effect of outstanding options, to derive an equity value range per share. The per share equity value ranges were used to derive the implied exchange ratios which were then compared to the merger exchange ratio. The implied exchange ratios derived using the various valuation methodologies listed above all supported the conclusion that the merger exchange ratio to be paid by Kerr-McGee was fair to Kerr-McGee from a financial point of view.

        The various valuation methodologies noted above and the implied exchange ratios derived from these methodologies are included in the following table. This table should be read together with the more detailed descriptions set forth below. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Kerr-McGee and Westport, and the particular circumstances of the merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee or Westport. Accordingly, the methodologies and the implied exchange ratios derived from these methodologies set forth in the table must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied exchange ratios set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Lehman Brothers' opinion.

Valuation Methodology	Summary Description of Valuation Methodology	Implied Exchange Ratio Range
Net Asset Valuation Analysis	Net present valuation of after-tax cash flows generated by producing to exhaustion existing proved reserves using selected hydrocarbon pricing scenarios and discount rates plus the evaluation of probable, possible and exploratory reserves and certain other assets and liabilities
	— Case I Commodity Prices	0.42-0.83
	— Case II Commodity Prices	0.42-0.73
Comparable Company Analysis	Market valuation benchmark based on trading multiples of selected comparable companies for selected financial and asset-based measures	0.45-0.73
Comparable Transactions Analysis	Market valuation benchmark based on consideration paid in selected comparable transactions	0.45-0.73
Going Concern Analysis	Net present valuation of management projections of after-tax cash flows assuming selected discount rates and terminal value multiples	0.45-0.76
Exchange Ratio to be Paid by Kerr-McGee in the Merger		0.71

Net Asset Valuation Analysis

        Lehman Brothers estimated the present value of the future after-tax cash flows expected to be generated from each company's proved reserves as of December 31, 2003, based on estimated reserves and production cost estimates, as adjusted to take into account such reserve and production cost estimates as of July 1, 2004, a range of discount rates as described below and assuming a tax rate of 37%, all as provided by Kerr-McGee's and Westport's management, respectively, and discussed with each of Kerr-McGee's and Westport's management, respectively. Lehman Brothers added to such estimated values for proved reserves assessments of the value of certain other assets and liabilities estimated by Kerr-McGee, including probable and possible reserves, each company's exploration portfolio and each company's current commodity hedging portfolio. In the case of Kerr-McGee, the present value of the future after-tax cash flows expected to be generated by the chemicals segment assuming a range of discount rates and terminal value multiples was added as well. The net asset valuation analysis was performed under two commodity price scenarios (Case I and Case II). The commodity price forecasts used in Case I were provided to Lehman Brothers by Kerr-McGee, which used such price forecasts in its business plan. The commodity price forecasts employed by Lehman Brothers in Case II were based on New York Mercantile Exchange, referred to as NYMEX, price forecasts (Henry Hub, Louisiana delivery for gas and West Texas Intermediate, Cushing, Oklahoma delivery for oil) from which adjustments were made to reflect location and quality differentials.

        The following table summarizes the discount rate ranges Lehman Brothers employed to estimate the present value of the future after-tax cash flows of proved reserves for Kerr-McGee. The ranges outlined within the Low Case and High Case were applied based upon an assessment of the inherent risk involved in each of Kerr-McGee's geographic exploration and production operating regions (Domestic, North Sea and Other International).

Reserve Category for Kerr-McGee	Low Case	High Case
Proved Reserves	11%-13%	9%-11%

        For Kerr-McGee's chemicals segment, Lehman Brothers prepared an after-tax cash flow model for the period from July 1, 2004 through June 30, 2009 utilizing information and projections provided by Kerr-McGee. Lehman Brothers used discount rates of 9% to 12% and terminal value multiples for earnings before interest, taxes and depreciation, referred to as EBITDA, of 4.5x to 6.0x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of chemical companies with a focus on the production and manufacture of industrial chemicals including, in particular, titanium dioxide. The terminal value multiples were selected based on the trading multiples of similar publicly traded companies and the multiples of recent completed or proposed acquisitions of similar assets and companies.

        The following table summarizes the discount rate ranges Lehman Brothers employed to estimate the present value of the future after-tax cash flows for each of the different reserve categories for Westport. The ranges outlined within the Low Case and High Case were applied based upon an assessment of the inherent risk involved in each of Westport's geographic operating regions (Western, Gulf of Mexico, Northern, Southern and South Texas).

Reserve Category for Westport	Low Case	High Case
Proved Developed Producing	9%-11%	7%-9%
Proved Developed Non-producing	11%-13%	9%-11%
Proved Undeveloped	12%-16%	10%-13%
Probable	15%-22%	13%-17%
Possible	20%-35%	17%-25%

        The net asset valuation analyses yielded valuations for Kerr-McGee and Westport that imply a range of exchange ratios of 0.42 to 0.83 shares of Kerr-McGee common stock per share of Westport common stock for Case I and a range of exchange ratios of 0.42 to 0.73 shares of Kerr-McGee common stock per share of Westport common stock for Case II, respectively.

Comparable Company Analysis

        With respect to Kerr-McGee, Lehman Brothers reviewed the public stock market trading multiples for the following large capitalization exploration and production companies and chemical companies, which Lehman Brothers selected because of each company's focus on the production and manufacture of industrial chemicals and, in particular, titanium dioxide:

  •
  Anadarko Petroleum Corporation

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  Apache Corporation

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  Burlington Resources Inc.

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  Devon Energy Corporation

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  EOG Resources, Inc.

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  Pioneer Natural Resources Company

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  Unocal Corporation

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  XTO Energy Inc.

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  NL Industries, Inc.

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  Kronos Worldwide, Inc.

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  Eastman Chemical Company

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  Georgia Gulf Corporation

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  Hercules Incorporated

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  Rohm and Haas Company

        Using publicly available information, including certain published equity research estimates from Lehman Brothers' equity research department, Lehman Brothers calculated and analyzed equity and adjusted capitalization multiples of certain historical and projected financial and operating criteria (such as pre-interest cash flow, referred to as PICF, earnings before interest, taxes, depreciation, depletion, amortization and exploration expense, referred to as EBITDE, earnings and discretionary cash flow, referred to as DCF). The adjusted capitalization of each company was obtained by adding its outstanding debt to the sum of the market value of its common equity, the value of its preferred stock (market value if publicly traded, liquidation value if not) and the book value of any minority interest minus its cash balance. The appropriate 2003, projected 2004 and projected 2005 PICF multiple ranges were determined to be 5.0x to 6.0x, 4.8x to 5.8x and 5.2x to 6.2x, respectively. The appropriate 2003, projected 2004 and projected 2005 EBITDE multiple ranges were determined to be 4.5x to 5.5x, 4.3x to 5.3x and 4.7x to 5.7x, respectively. For earnings, the appropriate multiple ranges were determined to be 10.0x to 17.5x, 10.0x to 17.5x and 12.5x to 20.0x for 2003, projected 2004 and projected 2005, respectively. For DCF, the appropriate multiple ranges were determined to be 3.7x to 5.2x for 2003, 3.5x to 5.0x for projected 2004 and 3.7x to 5.2x for projected 2005, respectively.

        Also, in the case of Kerr-McGee, using publicly available information including certain published equity research estimates from Lehman Brothers' equity research (where applicable), Lehman Brothers calculated and analyzed adjusted capitalization multiples for each of Kerr-McGee's two operating segments (exploration and production and chemicals) that appear in Kerr-McGee's Annual Report on Form 10-K for the year ended December 31, 2003. For each segment, a different group of comparable companies were examined.

        For Kerr-McGee's exploration and production segment, the adjusted capitalization multiples for selected companies, which were calculated and analyzed, were based on certain historical and projected financial and operating criteria (such as segment EBITDE, proved reserves and daily production). For the proved reserves and daily production multiples, the multiples for each company were adjusted for the value allocated to non-proved reserves. The appropriate EBITDE multiple ranges for the exploration and production segment were determined to be 4.5x to 5.5x for 2003, 4.3x to 5.3x for projected 2004 and 4.9x to 5.9x for projected 2005, respectively. The appropriate proved reserve multiple ranges were determined to be $6.00 to $8.00 per barrels of oil equivalent, referred to as BOE, and $1.00 to $1.35 per thousand cubic feet of gas equivalent, referred to as Mcfe. The appropriate daily production multiple ranges were determined to be $25,000 to $30,000 per thousand barrels of oil equivalent produced per day, referred to as MBOE/d, and $4,100 to $5,000 per million cubic feet of gas equivalent produced per day, referred to as Mmcfe/d. For the proved reserves and daily production multiples, an assessment of the value of non-proved reserves (including probable and possible reserves and Kerr-McGee's exploration portfolio) was added to the analysis.

        For Kerr-McGee's chemicals segment, the adjusted capitalization multiples of certain historical and projected financial and operating criteria which were calculated and analyzed, included EBITDA, the net book value of property, plant and equipment, referred to as PP&E, and the capacity for the production of titanium dioxide. For EBITDA, the appropriate multiple ranges for Kerr-McGee's chemicals segment were determined to be 7.0x to 9.0x for 2003, 5.5x to 7.5x for projected 2004 and 4.5x to 6.5x for projected 2005. The appropriate multiple range for the net book value of PP&E was determined to be 1.5x to 2.0x and the appropriate multiple range for the capacity to produce titanium dioxide was determined to be $1,800 to $2,250 per thousand tons of annual production capacity. An assessment of the value of Kerr-McGee's non-titanium dioxide chemicals assets based on the net book value of those assets as of December 31, 2003 was also added to the analysis.

        With respect to Westport, Lehman Brothers reviewed the public stock market trading multiples for the following exploration and production companies, which Lehman Brothers selected because of their similar capitalization and domestic focus:

  •
  Chesapeake Energy Corporation

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  EOG Resources, Inc.

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  Evergreen Resources, Inc.

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  Forest Oil Corporation

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  The Houston Exploration Company

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  Pioneer Natural Resources Company

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  Tom Brown, Inc.

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  XTO Energy Inc.

        Using publicly available information and certain published equity research estimates from Lehman Brothers (where applicable), Lehman Brothers calculated and analyzed the common equity market value multiples of certain historical and projected financial criteria (such as earnings and DCF) and the adjusted capitalization multiples of certain historical and projected financial criteria (such as EBITDE, proved reserves and daily production). For the proved reserves and daily production multiples, the multiples for each company were adjusted for the value allocated to non-proved reserves. The appropriate 2003, projected 2004 and projected 2005 earnings multiple ranges were determined to be 10.0x to 20.0x, 12.5x to 22.5x and 15.0x to 25.0x, respectively. The appropriate 2003, projected 2004 and projected 2005 DCF multiple ranges were determined to be 4.0x to 5.5x, 3.5x to 5.0x and 3.7x to 5.2x, respectively. The appropriate 2003, projected 2004 and projected 2005 EBITDE multiple ranges were determined to be 5.5x to 6.5x, 4.6x to 5.6x and 4.9x to 5.9x, respectively. Appropriate proved reserve multiple ranges were determined to be $6.25 to $8.25 per BOE and $1.05 to $1.35 per Mcfe. The appropriate daily production multiple ranges were determined to be $21,000 to $27,000 per BOE/d and $3,500 to $4,500 per Mmcfe/d, respectively. For the proved reserves and daily production multiples, an assessment of the value of non-proved reserves (including probable and possible reserves and Westport's exploration portfolio) as estimated by Kerr-McGee was added to the analysis.

        The comparable companies methodology yielded valuations for Kerr-McGee and Westport that imply a range of exchange ratios of 0.45 to 0.73 shares of Kerr-McGee common stock per share of Westport common stock.

        Because of the inherent differences between the corporate structure, businesses, operations and prospects of Kerr-McGee and Westport and the corporate structure, businesses, operations and prospects of the companies included in the comparable company groups, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the financial and operating characteristics of Kerr-McGee and Westport and companies in the comparable company groups that would affect the public trading values of Kerr-McGee and Westport and such comparable companies.

Comparable Transactions Analysis

        Lehman Brothers conducted a comparable transactions analysis to assess how similar transactions were valued. In the case of Kerr-McGee, Lehman Brothers reviewed certain publicly available information on seventy-three transactions it deemed comparable to Kerr-McGee and each of Kerr-McGee's two operating segments. In selecting the comparable transactions, Lehman Brothers selected corporate level and asset level exploration and production transactions which were announced from August 2000 to March 2004 and selected corporate level and asset level industrial chemical manufacturing transactions which were announced from May 1999 to March 2004, including, but not limited to:

  Exploration and Production Corporate Transactions

  •
  Devon Energy Corporation/Ocean Energy, Inc.

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  Royal Dutch—Shell Group/Enterprise Oil plc

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  EnCana Corporation/Alberta Energy Co. Ltd.

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  Philips Petroleum Company/Conoco Inc.

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  Devon Energy Corporation/Anderson Exploration Ltd.

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  Devon Energy Corporation/Mitchell Energy & Development

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  Amerada Hess Corporation/Triton Energy Ltd.

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  Conoco Inc./Gulf Canada Resources Ltd.

  Exploration and Production Asset Transactions

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  Apache Corporation/BP plc (Gulf of Mexico properties)

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  Westport/El Paso Corporation (Natural Buttes)

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  Apache Corporation/BP plc (North Sea properties)

  Chemicals Transactions

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  Lyondell Chemical Company/Millennium Chemicals Inc.

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  Kerr-McGee/Kemira Oyj (Savannah and Botlek plants)

        For the Kerr-McGee corporate transactions analysis, relevant transaction multiples were analyzed including the equity purchase price divided by latest twelve month, referred to as LTM, DCF and total purchase price (equity purchase price plus assumed obligations) divided by LTM EBITDE. The appropriate 2003 DCF multiple range was determined to be 4.0x to 5.0x and the appropriate 2003 EBITDE multiple range was determined to be 4.5x to 6.0x.

        For the analysis of Kerr-McGee's exploration and production segment, relevant transaction multiples were analyzed including total purchase price divided by LTM EBITDE and total purchase price adjusted by the value allocated to non-proved reserves divided by proved reserves and daily production. In addition, relevant transaction multiples were analyzed on a geographic basis by dividing the total purchase price adjusted by the value allocated to non-proved reserves divided by proved reserves. The appropriate 2003 EBITDE multiple range was determined to be 4.5x to 6.0x. The appropriate proved reserve multiple ranges were determined to be $5.50 to $7.50 per BOE and $0.90 to $1.25 per Mcfe, respectively. The appropriate daily production multiple ranges were determined to be $22,500 to $27,500 per BOE/d and $3,750 to $4,750 per MMcfe/d, respectively. On a geographic basis, Kerr-McGee's proved reserves were segmented into the following categories: Gulf of Mexico, Rocky Mountains, Other Domestic Onshore, North Sea and Other International. The appropriate multiple ranges were determined to be $7.50 to $9.50 per BOE for Gulf of Mexico; $5.00 to $7.00 per BOE for Rocky Mountains; $5.00 to $7.00 per BOE for Other Domestic Onshore; $4.50 to $6.50 for North Sea; and $3.50 to $5.50 for Other International. For the proved reserves and daily production multiples, an assessment of the value of non-proved reserves (including probable and possible reserves and Kerr-McGee's exploration portfolio) was added to the analysis.

        For the analysis of Kerr-McGee's chemicals segment, relevant transaction multiples were analyzed including total purchase price divided by LTM revenue, LTM EBITDA, projected EBITDA, LTM earnings before interest and taxes, referred to as EBIT, and the capacity for the production of titanium dioxide. For revenue, the appropriate 2003 multiple range was determined to be 0.9x to 1.4x. For EBITDA, the appropriate 2003 and projected 2004 multiple ranges were determined to be 7.5x to 9.5x and 6.5x to 8.5x, respectively. The appropriate 2003 EBIT multiple range was determined to be 15.0x to 20.0x and the appropriate multiple range for the capacity to produce titanium dioxide was determined to be $1,850 to $2,250 per thousand tons of annual production capacity. An assessment of the value of Kerr-McGee's non-titanium dioxide chemicals assets based on the net book value of those assets as of December 31, 2003 was also added to the analysis.

        In the case of Westport, Lehman Brothers reviewed certain publicly available information on eighty-one corporate level and asset level exploration and production transactions which Lehman Brothers deemed comparable to Westport and which were announced from August 2000 to March 2004, including, but not limited to:

  Corporate Transactions

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  Plains Exploration & Production Company/Nuevo Energy Company

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  Devon Energy Corporation/Ocean Energy, Inc.

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  Canadian Natural Resources Ltd./Rio Alto Exploration Ltd.

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  Royal Dutch—Shell Group/Enterprise Oil plc

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  EnCana Corporation/Alberta Energy Co. Ltd.

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  Burlington Resources Inc./Canadian Hunter Exploration Ltd.

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  Dominion Resources, Inc./Louis Dreyfus Natural Gas Corp.

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  Devon Energy Corporation/Anderson Exploration Ltd.

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  Devon Energy Corporation/Mitchell Energy & Development

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  Amerada Hess Corporation/Triton Energy Ltd.

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  Westport/Belco Oil & Gas Corporation

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  Conoco Inc./Gulf Canada Resources Ltd.

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  Kerr-McGee/HS Resources, Inc.

  Asset Transactions

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  XTO Energy, Inc./The Williams Companies, Inc. (Rocky Mountain properties)

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  Westport/El Paso Corporation (Natural Buttes)

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  Apache Corporation/BP plc (Gulf of Mexico properties)

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  Chesapeake Energy Corporation/El Paso Corporation (Mid-Continent properties)

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  Undisclosed/Devon Energy Corporation (Mid-Continent properties)

  •
  Westport/United Resources

        Relevant transaction multiples were analyzed including the equity purchase price divided by LTM DCF and total purchase price (equity purchase price plus assumed obligations) divided by LTM EBITDE. Other transaction multiples analyzed included total purchase price adjusted by the value allocated to non-proved reserves divided by proved reserves and daily production. In addition, proved reserve transaction multiples were analyzed similarly on a geographic basis. The appropriate 2003 DCF multiple range was determined to be 4.5x to 6.0x and the appropriate 2003 EBITDE multiple range was determined to be 5.5x to 7.0x. The appropriate proved reserve multiple ranges were determined to be $6.00 to $8.00 per BOE and $1.00 to $1.35 per Mcfe, respectively. The appropriate daily production multiple ranges were determined to be $22,500 to $27,500 per BOE/d and $3,750 to $4,500 per MMcfe/d, respectively. On a geographic basis, Westport's proved reserves were segmented into the following categories: Western, Gulf of Mexico, Northern, Southern and South Texas. The appropriate multiple ranges were determined to be $5.00 to $7.00 per BOE for Western; $7.50 to $9.50 per BOE for Gulf of Mexico; $5.00 to $7.00 per BOE for Northern; $6.00 to $8.00 per BOE for Southern; and $7.00 to $9.00 for South Texas. For the proved reserves and daily production multiples, an assessment of the value of non-proved reserves (including probable and possible reserves and Westport's exploration portfolio) as estimated by Kerr-McGee was added to the analysis.

        This methodology yielded valuations for Kerr-McGee and Westport that imply a range of exchange ratios of 0.45 to 0.73 shares of Kerr-McGee common stock per share of Westport common stock.

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Kerr-McGee and Westport and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the acquisition values of Kerr-McGee and Westport and such acquired companies.

Going Concern Analysis

        Lehman Brothers prepared an after-tax cash flow model for the period from July 1, 2004 through June 30, 2009 for both Kerr-McGee and Westport utilizing information and projections provided by both companies. With respect to the Kerr-McGee going concern analysis, Lehman Brothers used discount rates of 8% to 11% and terminal value EBITDE multiples of 5.0x to 6.5x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of large capitalization exploration and production companies with a focus in the Gulf of Mexico, domestically onshore and in the North Sea and in the sector of chemical companies with a focus on the production and manufacture of industrial chemicals including, in particular, titanium dioxide. The terminal value multiples were selected based on the trading multiples of similar publicly traded companies and the multiples of recent completed or proposed acquisitions of similar assets and companies. With respect to the Westport going concern analysis, Lehman Brothers used discount rates of 8% to 11% and terminal EBITDE multiples of 5.0x to 6.5x. The discount rates used were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of domestic exploration and production companies. The terminal value multiples were selected based on current trading multiples of similar publicly traded companies and the multiples from recent completed or proposed acquisitions of similar assets and companies.

        This methodology yielded valuations for Kerr-McGee and Westport that imply a range of exchange ratios of 0.45 to 0.76 shares of Kerr-McGee common stock per share of Westport common stock.

Historical Common Stock Trading Analysis

        Lehman Brothers reviewed the daily historical closing prices of Kerr-McGee common stock and Westport common stock for the period from January 1, 2003 to March 31, 2004. Lehman Brothers analyzed the ratio of the March 31, 2004 closing share price for Kerr-McGee to the closing share price of Westport on the same day. In addition, Lehman Brothers reviewed the ratio of the closing share prices for Kerr-McGee and Westport based on 5-day, 10-day, 20-day, 30-day, 60-day, 180-day and one-year averages, respectively, as of March 31, 2004. This analysis implied exchange ratios ranging from 0.563 to 0.654 shares of Kerr-McGee common stock per share of Westport common stock.

Contribution Analysis

        Lehman Brothers analyzed the relative income statement contribution of Kerr-McGee and Westport to the combined company based on 2004 and 2005 financial data as projected by management of Kerr-McGee and Westport, respectively, and Lehman Brothers' equity research. The contribution analysis treats all cash flow and earnings the same regardless of capitalization, expected growth rates, upside potential or risk profile. In its analysis, Lehman Brothers adjusted for the incremental hedging impacts but did not adjust for the expected synergies. Using the management projections, this analysis indicated that Kerr-McGee will contribute approximately 56% to 70% of the combined company's net income and 69% to 73% of the combined company's DCF for the periods analyzed. Using Lehman Brothers equity research estimates, this analysis indicated that Kerr-McGee will contribute approximately 70% to 76% of the combined company's net income and 70% to 72% of the combined company's DCF for the periods analyzed. Lehman Brothers also analyzed the relative contribution of Kerr-McGee and Westport to the combined company based on the net book value of projected equity as of July 1, 2004 and the equity market capitalization of each company as of March 31, 2004. This analysis indicated that Kerr-McGee will contribute 70% to 71% of the combined company's equity value. The contribution analysis implied exchange ratios ranging from 0.478 to 1.155 shares of Kerr-McGee common stock per share of Westport common stock.

Pro Forma Merger Consequences Analysis

        Lehman Brothers analyzed the pro forma impact of the merger on Kerr-McGee's projected earnings and DCF. In the pro forma merger consequences, Lehman Brothers prepared a pro forma merger model which incorporated the financial projections prepared by management of Kerr-McGee and Westport for the years 2004 through 2006 as well as the incremental hedging impacts and the expected synergies expected to result from the merger. Lehman Brothers then compared the earnings and DCF of Kerr-McGee on a standalone basis to the earnings and DCF attributable to Kerr-McGee's interest in the pro forma combined company. Lehman Brothers noted that the merger is dilutive to Kerr-McGee's pro forma earnings and DCF in 2004. Lehman Brothers also noted that the merger was accretive to earnings and DCF in both 2005 and 2006.

Premium Analysis

        Lehman Brothers reviewed certain publicly available information related to selected corporate transactions to calculate the amount of the premiums paid by the acquirers to the acquired company's stockholders. Lehman Brothers analyzed the following precedent transactions that were announced from December 2000 to March 2004:

  •
  Plains Exploration & Production Company/Nuevo Energy Company

  •
  Devon Energy Corporation/Ocean Energy, Inc.

  •
  Plains Exploration & Production Company/3TEC Energy Corporation

  •
  Unocal Corporation/Pure Resources, Inc.

  •
  Magnum Hunter Resources, Inc./Prize Energy Corporation

  •
  Comstock Resources, Inc./Devx Energy, Inc.

  •
  Dominion Resources, Inc./Louis Dreyfus Natural Gas Corp.

  •
  Devon Energy Corporation/Mitchell Energy & Development Corp.

  •
  Kerr-McGee/HS Resources, Inc.

  •
  The Williams Companies, Inc./Barrett Resources Corporation

  •
  Marathon Oil Corporation/Pennaco Energy, Inc.

        For each of precedent transactions analyzed, Lehman Brothers calculated the premiums paid by the acquirer by comparing the per share purchase price in each transaction to the historical stock price of the acquired company as of 1-day, 5-days, and 20-days prior to the announcement date as well as based upon the 52-week high prior to the announcement date. Lehman Brothers compared the premiums paid in the precedent transactions to the premium levels implied by exchange ratio to be paid by Kerr-McGee in the merger based on closing prices as of March 31, 2004. The table below sets forth the summary results of the analysis:

	Percentage Premium/(Discount) to the Price Prior to Transaction Announcement
Selected Transactions:	1-Day	5-Days	20-Days	52-Week High
Mean	24.7%	29.3%	28.6%	(7.5)%
Median	24.5%	30.5%	32.8%	(5.3)%
High	60.7%	65.7%	54.3%	20.0%
Low	(3.0)%	5.5%	2.7%	(55.7)%
Implied Premium based on the Exchange Ratio Paid by Kerr-McGee in the Merger (as of March 31, 2004 close)	10.8%	14.3%	12.6%	6.4%

        Lehman Brothers is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Kerr-McGee board of directors selected Lehman Brothers because of its expertise, reputation and familiarity with Kerr-McGee and because its investment banking professionals have substantial experience in transactions comparable to the merger.

        Lehman Brothers has previously rendered certain financial advisory and investment banking services to Kerr-McGee, for which it has received customary compensation. Pursuant to the terms of an engagement letter agreement, dated March 5, 2004, between Lehman Brothers and Kerr-McGee,

Kerr-McGee has agreed to pay Lehman Brothers customary fees for its financial advisory services in connection with the merger. In addition, Kerr-McGee has agreed to reimburse Lehman Brothers for its reasonable expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws. Lehman Brothers also has performed various investment banking services for Westport in the past and has received customary fees for such services.

        In the ordinary course of its business, Lehman Brothers actively trades in the debt and equity securities of Kerr-McGee and Westport for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Petrie Parkman & Co.

        Pursuant to a letter agreement dated as of March 10, 2004, Westport retained Petrie Parkman to act as a financial advisor in connection with a possible sale of more than 50% of the capital stock or assets of Westport and its subsidiaries. Petrie Parkman was not requested to, and did not render, an opinion to the Westport board of directors in connection with the merger. Westport agreed to pay Petrie Parkman customary fees for its financial advisory services in connection with the merger. In addition, Westport agreed to reimburse Petrie Parkman for certain expenses incurred by it in connection with its engagement, including fees and expenses of counsel. Westport also entered into customary indemnification agreements with Petrie Parkman.

        Petrie Parkman, as part of its investment banking business, is continually engaged in the evaluation of energy-related businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and evaluations for corporate or other purposes. Petrie Parkman is an internationally recognized investment banking firm that has substantial experience in transactions similar to the proposed merger. Petrie Parkman has in the recent past provided investment banking services to Westport and has received customary fees for such services. Tom Petrie, a principal of Petrie Parkman, is a former director of Westport Oil and Company, Inc., a predecessor of Westport.

Opinion of Westport's Financial Advisor

        Credit Suisse First Boston has acted as Westport's financial advisor in connection with the merger. Westport selected Credit Suisse First Boston based on Credit Suisse First Boston's experience and reputation, and its familiarity with Westport and its business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In connection with Credit Suisse First Boston's engagement, Westport requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of Westport common stock of the exchange ratio provided for in the merger. On April 6, 2004, at a meeting of the Westport board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Westport board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated April 6, 2004, to the effect that, as of that date and based on and subject to the matters described in its written opinion, the exchange ratio was fair, from a financial point of view, to holders of Westport common stock.

        The full text of Credit Suisse First Boston's written opinion, dated April 6, 2004, to the Westport board of directors, which sets forth the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex C to this joint proxy statement/

prospectus and is incorporated by reference herein. Holders of Westport common stock are encouraged to read this opinion carefully in its entirety. Credit Suisse First Boston's opinion was provided to the Westport board of directors in connection with its evaluation of the exchange ratio and relates only to the fairness, from a financial point of view, of the exchange ratio, does not address any other aspect of the proposed merger and does not constitute a recommendation to any stockholder as to any matters relating to the merger. The summary of Credit Suisse First Boston's opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion.

        In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement as well as publicly available business and financial information relating to Westport and Kerr-McGee. Credit Suisse First Boston reviewed other information relating to Westport and Kerr-McGee, including financial forecasts, provided to or discussed with Credit Suisse First Boston by the managements of Westport and Kerr-McGee and met with the managements of Westport and Kerr-McGee to discuss the businesses and prospects of Westport and Kerr-McGee. Credit Suisse First Boston reviewed and discussed with Westport's management oil and gas reserve reports for Westport prepared by the management of Westport and third party consultants to Westport and also reviewed and discussed with Kerr-McGee's management oil and gas reserve estimates and other data for Kerr-McGee prepared by Kerr-McGee's management. Credit Suisse First Boston also considered financial, operating and stock market data of Westport and Kerr-McGee, and compared those data with similar data for publicly held companies in businesses similar to Westport and Kerr-McGee and considered, to the extent publicly available, the financial terms of other business combinations and transactions which have been effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

        In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that was reviewed or considered by it and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts relating to Westport and Kerr-McGee, the reserve reports prepared by Westport's management and the reserve estimates prepared by Kerr-McGee's management, Credit Suisse First Boston was advised, and assumed, that such forecasts, reserve reports and reserve estimates were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Westport and Kerr-McGee, as the case may be, as to the future financial performance and oil and gas reserves of Westport and Kerr-McGee and the potential cost savings and other synergies anticipated to result from the merger, including the amount, timing and achievability of such cost savings and other synergies. With respect to the reserve reports relating to Westport prepared by third party consultants, Credit Suisse First Boston was advised, and assumed, that such reserve reports represented reasonable estimates as to Westport's oil and gas reserves. Credit Suisse First Boston assumed, with Westport's consent, that the merger would be treated as a tax-free reorganization for U.S. federal income tax purposes. Credit Suisse First Boston further assumed, with Westport's consent, that the merger would be consummated as described in the merger agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the merger, no limitations, restrictions or conditions would be imposed that would have an adverse effect on Westport, Kerr-McGee or the contemplated benefits of the merger.

        Credit Suisse First Boston was not requested to, and did not, make an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Westport or Kerr-McGee, and Credit Suisse First Boston was not furnished with any such evaluations or appraisals (other than the reserve reports relating to Westport prepared by third party consultants). Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to the actual value of Kerr-McGee common stock when issued in the merger or the prices at which Kerr-McGee common stock would trade at any time. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other transactions or business strategies that might be available to Westport, and it did not address the underlying business decision of Westport to engage in the merger. Credit Suisse First Boston's opinion also did not address any aspect or implication of any agreement to be entered into by any stockholder of Westport or Kerr-McGee or their respective affiliates in connection with the merger. Except for preliminary discussions which Credit Suisse First Boston held at the direction of Westport with selected third parties prior to the date of Credit Suisse First Boston's opinion, Credit Suisse First Boston was not authorized, in connection with its engagement, to solicit third party indications of interest in the possible acquisition of Westport. Except as described above, Westport imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering the opinion.

        In preparing its opinion to the Westport board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Credit Suisse First Boston arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

        In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Westport and Kerr-McGee. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to Westport or Kerr-McGee or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Credit Suisse First Boston's analyses are inherently subject to substantial uncertainty.

        Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Westport board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Westport board of directors or management with respect to the merger or the exchange ratio.

        The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated April 6, 2004 delivered to the Westport board of directors in connection with the merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

Selected Companies Analyses.

        Credit Suisse First Boston performed separate selected companies analyses of Westport and Kerr-McGee by reviewing trading multiples of selected publicly held companies in businesses similar to those of Westport and Kerr-McGee's oil and gas exploration and production, referred to as E&P, business and Kerr-McGee's chemicals business. Trading multiples were based on closing stock prices on April 2, 2004 and data contained in publicly available I/B/E/S consensus estimates, company filings and news releases.

        Westport.    Credit Suisse First Boston reviewed trading multiples of Westport and the following seven selected publicly held companies in the E&P industry:

  •
  XTO Energy Inc.

  •
  EOG Resources, Inc.

  •
  Chesapeake Energy Corporation

  •
  Pioneer Natural Resources Company

  •
  Pogo Producing Company

  •
  Tom Brown, Inc.

  •
  Forest Oil Corporation

        Credit Suisse First Boston compared enterprise values, calculated as equity value plus debt, minority interest, preferred stock, all out-of-the-money convertible securities, less cash and adjusted for other company-specific items, as multiples of calendar year 2003 year-end proved developed reserves, total proved reserves and after-tax net present value, discounted at 10%, of proved reserves, referred to as PV-10, calendar year 2004 estimated average daily production and calendar years 2004 and 2005 estimated earnings before interest, taxes, depreciation, amortization and exploration expense, referred to as EBITDAX. Credit Suisse First Boston also compared equity values as a multiple of calendar years 2004 and 2005 estimated after-tax cash flows. Credit Suisse First Boston applied a range of selected multiples of those financial and operating data derived from the selected companies to corresponding financial data of Westport. Estimated data for Westport were based on internal estimates of Westport's management.

        Kerr-McGee.    In performing its selected companies analysis of Kerr-McGee, Credit Suisse First Boston separately analyzed each of Kerr-McGee's E&P and chemicals businesses.

          E&P.    In the case of Kerr-McGee's E&P business, Credit Suisse First Boston reviewed trading multiples of Kerr-McGee and the following nine selected publicly held companies in the E&P industry and applied a range of selected multiples of calendar year 2003 year-end proved developed reserves, total proved reserves and PV-10, calendar year 2004 estimated average daily production and calendar years 2004 and 2005 estimated EBITDAX derived from the selected companies to corresponding financial and operating data of Kerr-McGee's E&P business, which in the case of estimated data were based on internal estimates of Kerr-McGee's management:

  •
  Occidental Petroleum Corporation

  •
  Apache Corporation

  •
  Devon Energy Corporation

  •
  Anadarko Petroleum Corporation

  •
  Burlington Resources Inc.

  •
  Unocal Corporation

  •
  EOG Resources, Inc.

  •
  Pioneer Natural Resources Company

  •
  Newfield Exploration Company

          Chemicals.    In the case of Kerr-McGee's chemicals business, Credit Suisse First Boston reviewed trading multiples of the following eight selected publicly held companies in the chemicals industry and applied a range of selected multiples of calendar year 2003 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and calendar years 2004 and 2005 estimated EBITDA derived from the selected companies to corresponding financial data of Kerr-McGee's chemicals business, which in the case of estimated data were based on internal estimates of Kerr-McGee's management:

  •
  E. I. du Pont de Nemours and Company

  •
  The Dow Chemical Company

  •
  Eastman Chemical Company

  •
  Lyondell Chemical Company

  •
  NOVA Chemicals Company

  •
  Kemira Oyj

  •
  Kronos Worldwide, Inc.

  •
  Georgia Gulf Corporation

        After adjusting for Kerr-McGee's capitalized unallocated corporate-level general and administrative expenses based on internal estimates of Kerr-McGee's management, these analyses indicated the following implied exchange ratio reference range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	Merger Exchange Ratio
0.450x - 0.839x	0.71x

Selected Transactions Analyses.

        Credit Suisse First Boston performed separate selected transactions analyses of Westport and Kerr-McGee by reviewing the transaction value multiples in selected transactions involving companies in industries similar to those of Westport and Kerr-McGee's E&P and chemicals businesses. Multiples for the selected transactions were based on publicly available financial information at the time of announcement of the relevant transaction. Estimated data for Westport were based on internal estimates of Westport's management, and estimated data for Kerr-McGee were based on internal estimates of Kerr-McGee's management.

        Westport.    Credit Suisse First Boston reviewed the transaction value multiples in the following 21 selected transactions involving companies in the E&P industry announced since 1999:

Acquiror		Target
•	Chesapeake Energy Corporation	•	Concho Resources Inc.
•	Tom Brown, Inc.	•	Matador Petroleum Corporation
•	Devon Energy Corporation	•	Ocean Energy, Inc.
•	Plains Exploration & Production Company	•	3TEC Energy Corporation
•	Unocal Corporation	•	Pure Resources, Inc.
•	Magnum Hunter Resources Inc.	•	Prize Energy Corp.
•	Dominion Resources, Inc.	•	Louis Dreyfus Natural Gas Corp.
•	Devon Energy Corporation	•	Anderson Exploration Ltd.
•	Devon Energy Corporation	•	Mitchell Energy & Development Corp.
•	Hunt Oil Company	•	Chieftain International, Inc.
•	Westport	•	Belco Oil & Gas
•	Kerr-McGee	•	HS Resources, Inc.
•	Williams Companies Corporation	•	Barrett Resources Corporation
•	Pure Resources, Inc.	•	Hallwood Energy Corporation
•	Newfield Exploration Company	•	Lariat Petroleum Inc.
•	Marathon Oil Corporation	•	Pennaco Energy, Inc.
•	Pogo Producing Company	•	North Central Oil Corporation
•	Stone Energy Corporation	•	Basin Exploration, Inc.
•	Devon Energy Corporation	•	Santa Fe Snyder Corporation
•	Anadarko Petroleum Corporation	•	Union Pacific Resources Group Inc.
•	Santa Fe Energy Resources, Inc.	•	Snyder Oil Corporation

        Credit Suisse First Boston compared transaction values in the selected transactions as multiples of total proved reserves, latest 12 months EBITDAX and latest available average daily production of the acquired companies in the selected transactions. Credit Suisse First Boston applied a range of selected multiples of those financial and operating data derived from the selected transactions to Westport's calendar year 2003 year-end total proved reserves, calendar year 2003 EBITDAX and calendar year 2004 estimated average daily production. Westport's calendar year 2003 EBITDAX was adjusted to reflect Westport's $350 million acquisition of oil and gas assets located in South Texas in December 2003.

        Kerr-McGee.    In performing its selected transactions analysis of Kerr-McGee, Credit Suisse First Boston separately analyzed each of Kerr-McGee's E&P and chemicals businesses.

          E&P. In the case of Kerr-McGee's E&P business, Credit Suisse First Boston reviewed the transaction value multiples of the following 13 selected transactions involving companies in the E&P industry announced since 1999 and applied a range of selected multiples of total proved reserves, latest 12 months EBITDAX and latest available average daily production derived from the selected transactions to calendar year 2003 year-end total proved reserves, calendar year 2003

  EBITDAX and calendar year 2004 estimated average daily production of Kerr-McGee's E&P business:

Acquiror		Target
•	Devon Energy Corporation	•	Ocean Energy, Inc.
•	Unocal Corporation	•	Pure Resources, Inc.
•	Newfield Exploration Company	•	EEX Corporation
•	PanCanadian Energy Corporation	•	Alberta Energy Company Ltd.
•	Dominion Resources, Inc.	•	Louis Dreyfus Natural Gas Corp.
•	Devon Energy Corporation	•	Mitchell Energy & Development Corp.
•	Hunt Oil Company	•	Chieftain International, Inc.
•	Kerr-McGee	•	HS Resources, Inc.
•	Stone Energy Corporation	•	Basin Exploration, Inc.
•	Devon Energy Corporation	•	Santa Fe Snyder Corporation
•	Anadarko Petroleum Corporation	•	Union Pacific Resources Group Inc.
•	Devon Energy Corporation	•	PennzEnergy Company
•	Santa Fe Energy Resources, Inc.	•	Snyder Oil Corporation

          Chemicals. In the case of Kerr-McGee's chemicals business, Credit Suisse First Boston reviewed the transaction value multiples of the following 13 selected transactions involving companies in the chemicals industry announced since 2002, applied a range of selected multiples of latest 12 months EBITDA derived from the selected transactions to calendar year 2003 EBITDA of Kerr-McGee's chemicals business and applied a range of selected multiples of average annual EBITDA for calendar years 2000 to 2003 derived from selected transactions announced since the fourth quarter of 2003 to the estimated normalized EBITDA of Kerr-McGee's chemicals business:

Acquiror		Target
•	Lyondell Chemical Company	•	Millennium Chemicals Inc.
•	Blackstone Capital Partners L.P.	•	Celanese AG
•	Koch Industries, Inc.	•	E. I. du Pont de Nemours and Company (Invista business)
•	LBO France Gestation SAS	•	Matters Participations, Snarl
•	Sunoco, Inc.	•	Equistar Chemicals LP (Bayport Polypropylene plant)
•	LG Chem Ltd. and Honam Petrochemical Corporation	•	Hyundai Petrochemical Co., Ltd.
•	Superior Propane Income Fund	•	Sterling Chemicals Inc. (Pulp Chemicals business)
•	Bain Capital Investors, LLC fund	•	Rhodia S.A. (European Base Chemicals business)
•	Bain Capital Investors, LLC fund	•	Celanese AG (Trespaphan business)
•	CSFB Global Opportunities Partners LP	•	Huntsman International Holdings LLC
•	Saudi Arabia Basic Industries Corporation	•	DSM N.V. (DSM Petrochemicals business)
•	IMC Global Inc.	•	Freeport-McMoRan Sulphur Inc. (Sulfur business)
•	Lyondell Chemical Company	•	Occidental Petroleum Corporation (29.5% interest in Equistar Chemicals LP)

  Credit Suisse First Boston also applied a range of selected multiples of latest available titanium dioxide production capacity derived from the following eight selected transactions involving titanium dioxide producers announced since December 1997 to corresponding data of Kerr-McGee's chemicals business:

Acquiror		Target
•	Lyondell Chemical Company	•	Millennium Chemicals Inc.
•	Kerr-McGee	•	Kemira Oyj
•	Huntsman International Holdings LLC	•	Imperial Chemical Industries PLC
•	NL Industries, Inc.	•	Imperial Chemical Industries PLC
•	E. I. du Pont de Nemours and Company	•	Imperial Chemical Industries PLC
•	Millennium Chemicals Inc.	•	Bayer S.A. and Constructora Andrade Gutierrez S.A.
•	Kerr-McGee	•	Bayer AG
•	Millennium Chemicals Inc.	•	Rhône-Poulence Chimie S.A.

After adjusting for Kerr-McGee's capitalized unallocated corporate-level general and administrative expenses based on internal estimates of Kerr-McGee's management, these analyses indicated the following implied exchange ratio reference range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	Merger Exchange Ratio
0.393x - 0.771x	0.71x

Discounted Cash Flow Analyses.

        Credit Suisse First Boston performed separate discounted cash flow analyses of Westport and Kerr-McGee by reviewing the projected free cash flows that Westport and Kerr-McGee could each generate over specified periods. Financial forecasts for Westport were based on reserve reports prepared by third party consultants and Westport's management, historical data and discussions with Westport's management. Other estimated data for Westport were based on internal estimates of Westport's management. Financial forecasts for Kerr-McGee's E&P business were based on reserve estimates prepared by Kerr-McGee's management, historical data and discussions with the managements of Kerr-McGee and Westport. Other estimated data for Kerr-McGee were based on internal estimates of Kerr-McGee's management.

        Westport.    In its discounted cash flow analysis of Westport, Credit Suisse First Boston calculated the estimated present value of the standalone unlevered, after-tax free cash flows that Westport could generate from calendar year 2004 through calendar year 2018 based on six cases. These cases reflected estimated proved reserve risk and different scenarios as to going concern and liquidation alternatives, forward prices of oil and gas and finding and development costs. Credit Suisse First Boston calculated ranges of estimated terminal values for Westport by multiplying Westport's calendar year 2018 estimated EBITDAX under each case by selected multiples ranging from 5.0x to 6.0x or, in cases reflecting the liquidation of Westport, 4.0x to 5.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 8.75% to 9.75%.

        Kerr-McGee.    In performing its discounted cash flow analysis of Kerr-McGee, Credit Suisse First Boston separately analyzed each of Kerr-McGee's E&P and chemicals businesses.

          E&P. In the case of Kerr-McGee's E&P business, Credit Suisse First Boston calculated the estimated present value of the standalone unlevered, after-tax free cash flows that Kerr-McGee's E&P business could generate from calendar year 2004 through calendar year 2018 based on six cases. These cases reflected estimated proved reserve risk and different scenarios as to going concern and liquidation alternatives, forward prices of oil and gas and finding and development costs. Credit Suisse First Boston calculated ranges of estimated terminal values for Kerr-McGee's E&P business by multiplying calendar year 2018 estimated EBITDAX of Kerr-McGee's E&P business under each case by selected multiples ranging from 5.0x to 6.0x or, in cases reflecting the liquidation of Kerr-McGee's E&P business, 4.0x to 5.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 7.75% to 8.75%.

          Chemicals. In the case of Kerr-McGee's chemicals business, Credit Suisse First Boston calculated the estimated present value of the standalone unlevered, after-tax free cash flows that Kerr-McGee's chemicals business could generate from calendar year 2004 through calendar year 2008. Credit Suisse First Boston calculated ranges of estimated terminal values for Kerr-McGee's chemicals business by multiplying the estimated average annual EBITDA of Kerr-McGee's chemicals business from calendar year 2002 through calendar year 2007 by selected multiples ranging from 6.0x to 7.0x. The estimated after-tax free cash flows and terminal values were then discounted to present value using discount rates of 8.5% to 9.5%.

After adjusting for Kerr-McGee's capitalized unallocated corporate-level general and administrative expenses based on internal estimates of Kerr-McGee's management, these analyses indicated the following implied exchange ratio reference range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	Merger Exchange Ratio
0.376x - 0.825x	0.71x

Historical Exchange Ratio Analysis.

        Credit Suisse First Boston reviewed the historical ratio of the daily closing prices of Westport common stock to the daily closing prices of Kerr-McGee common stock from October 20, 2000 (the date of the initial public offering of Westport common stock) to April 2, 2004. This analysis indicated the following implied exchange ratio range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	Merger Exchange Ratio
0.236x - 0.671x	0.71x

Contribution Analysis.

        Credit Suisse First Boston compared the relative contributions of Westport and Kerr-McGee to the combined company's pro forma calendar year 2003 year-end total proved reserves, developed reserves and PV-10, calendar year 2003 production and calendar years 2004 through 2006 estimated production, EBITDAX, after-tax cash flows and net income to common stockholders. Estimated data for Westport were based on internal estimates of Westport's management, and estimated data for Kerr-McGee were based on internal estimates of Kerr-McGee's management. Credit Suisse First Boston computed the exchange ratios and fully diluted equity ownership percentages of Westport's stockholders in the combined company implied by Westport's and Kerr-McGee's relative contributions for each metric observed, in each case adjusted to reflect Westport's and Kerr-McGee's net debt as well as corporate-level and, in the case of Kerr-McGee, segment adjustments. This analysis indicated the following implied exchange ratio range, as compared to the exchange ratio in the merger:

Implied Exchange Ratio Range	Merger Exchange Ratio
0.257x - 0.558x	0.71x

Other Factors.

        In rendering its opinion, Credit Suisse First Boston also reviewed and considered other factors, including:

  •
  historical trading prices and trading volumes of Westport common stock and Kerr-McGee common stock, and the relationship between movements in Kerr-McGee common stock and Westport common stock and movements in the common stock of selected companies in the E&P industry;

  •
  calendar years 2004, 2005 and 2006 estimated EBITDAX multiples for Westport implied in the merger based on the exchange ratio in the merger;

  •
  a composite implied exchange ratio reference range based on the results of the selected companies analyses, selected transactions analyses and discounted cash flow analyses described above;

  •
  the potential pro forma effect of the merger on Kerr-McGee's calendar years 2004 and 2005 estimated earnings per share and cash flow per share, after giving effect to estimated purchase accounting adjustments provided by Kerr-McGee's management and potential cost savings and other synergies anticipated by the managements of Westport and Kerr-McGee to result from the merger, with and without taking into account hedging transactions expected to be entered into by Kerr-McGee in anticipation of the merger relating to specified amounts of projected production for calendar years 2004 and 2005;

  •
  the premiums paid in publicly disclosed selected E&P stock-for-stock acquisitions valued at over $250 million since January 1, 1999; and

  •
  the credit ratios of Westport, Kerr-McGee and the combined company.

Miscellaneous.

        Westport has agreed to pay Credit Suisse First Boston customary fees for its financial advisory services in connection with the merger. Westport also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

        Credit Suisse First Boston and its affiliates in the past have provided, and currently are providing, investment banking and financial services to Westport and Kerr-McGee unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received, and expect to receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of Westport and Kerr-McGee for their own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

Accounting Treatment of the Merger

        Kerr-McGee intends to account for the merger under the purchase method for business combinations with Kerr-McGee being deemed to have acquired Westport. This means that the assets and liabilities of Westport will be recorded, as of the completion of the merger, at their fair values and added to those of Kerr-McGee.

Merger Consideration

        In the merger, holders of shares of Westport common stock will receive .71 shares of Kerr-McGee common stock for each share of Westport common stock that they own immediately prior to the effective time of the merger. This ratio is referred to as the exchange ratio. If between the date of the merger agreement and the effective time of the merger, the outstanding shares of Kerr-McGee common stock are changed into a different number or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon has been declared with a record date within such period, the exchange ratio shall be correspondingly adjusted. Westport stockholders will receive cash for any fractional shares which they would otherwise receive in the merger.

        At the effective time of the merger, each of the then outstanding options to purchase shares of Westport common stock will be assumed by Kerr-McGee and converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio. The exercise price per share of each such assumed option will be equal to the exercise price per share of the existing option divided by the exchange ratio. Each of the then outstanding awards of Westport restricted stock will also be assumed by Kerr-McGee at the effective time of the merger and converted into an award of that number of shares of Kerr-McGee restricted stock determined by multiplying the number of shares of Westport restricted stock subject to such award by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger. The vesting of certain Westport options and restricted stock will be accelerated and the restrictions applicable to certain awards of restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock." As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 promulgated by the Securities and Exchange Commission, and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

Dissenters' Rights of Appraisal

        Holders of Kerr-McGee common stock and Westport common stock are not entitled to dissenters' rights of appraisal under either Nevada law or Delaware law in connection with the merger.

Material United States Federal Income Tax Consequences of the Merger

        The following discussion sets forth the material United States federal income tax consequences of the merger to holders of Westport common stock. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended, referred to as the Code, the regulations of the U.S. Treasury Department and court and administrative rulings and decisions in effect on the date of this document. These laws may change, possibly retroactively, and any change could affect the continuing validity of this discussion.

        For purposes of this discussion, the term U.S. Holder refers to a holder of Westport common stock that is:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

  •
  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person; or

  •
  an estate that is subject to U.S. federal income tax on its income regardless of its source.

        For purposes of this discussion, the term Non-U.S. Holder refers to a holder of Westport common stock who is not a U.S. Holder.

        If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Westport common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Westport common stock, you should consult your tax advisors.

        This discussion assumes that you hold your shares of Westport common stock as a capital asset within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

  •
  a financial institution;

  •
  a tax-exempt organization;

  •
  an S corporation or other pass-through entity;

  •
  an insurance company;

  •
  a mutual fund;

  •
  a dealer in securities or foreign currencies;

  •
  a trader in securities who elects the mark-to-market method of accounting for your securities;

  •
  a Westport stockholder subject to the alternative minimum tax provisions of the Code;

  •
  a Westport stockholder who received your Westport common stock through the exercise of employee stock options or through a tax-qualified retirement plan;

  •
  a person that has a functional currency other than the U.S. dollar;

  •
  a holder of options granted under any Westport benefit plan;

  •
  a Westport stockholder who holds Westport common stock as part of a hedge, straddle or a constructive sale or conversion transaction;

  •
  a Non-U.S. Holder who holds Westport common stock in connection with such Non-U.S. Holder's U.S. trade or business;

  •
  a Non-U.S. Holder who is present in the United States for 183 days or more during the taxable year of the merger; or

  •
  certain United States expatriates.

        The Merger.    Kerr-McGee and Westport have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. As described below, it is a condition to each party's respective obligations to complete the merger that Kerr-McGee and Westport each receive a legal opinion that the merger will so qualify. In addition, based on representations contained in representation letters provided by Kerr-McGee and Westport and on customary factual assumptions, all of which must continue to be true and accurate in all material respects as of the effective time of the merger, and subject to the qualifications and limitations set forth in each opinion, it is the opinion of Covington & Burling, counsel to Kerr-McGee, and Akin Gump Strauss Hauer & Feld LLP, counsel to Westport, that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, that (subject to the considerations relevant to a 5% Non-U.S. Holder described under "—Foreign Investment in Real Property Tax Act" below) the material U.S. federal income tax consequences of the merger are as follows:

  •
  you will not recognize gain or loss when you exchange your Westport common stock solely for Kerr-McGee common stock, except with respect to any cash received instead of a fractional share of Kerr-McGee common stock;

  •
  your aggregate tax basis in the Kerr-McGee common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash) will equal your aggregate tax basis in the Westport common stock you surrender; and

  •
  your holding period for the Kerr-McGee common stock that you receive in the merger (including any fractional share interest you are deemed to receive and exchange for cash) will include your holding period for the shares of Westport common stock that you surrender in the exchange.

        If you acquired different blocks of Westport common stock at different times and at different prices, your tax basis and holding period in your Kerr-McGee common stock may be determined with reference to each block of Westport common stock.

        Foreign Investment in Real Property Tax Act.    Under the Foreign Investment in Real Property Tax Act, dispositions of a United States real property interest, referred to as a USRPI, as described below, by a Non-U.S. Holder are generally subject to U.S. federal income taxation. In the case of a disposition of a USRPI in a transaction qualifying as a reorganization within the meaning of Section 368(a) of the Code, an exchange of shares representing a USRPI for shares of the acquiring company is eligible for non-recognition treatment only if the shares of the acquiring company received by the Non-U.S. Holder in the transaction constitute, immediately after the transaction, a USRPI in the hands of the relevant Non-U.S. Holder.

        Because it is believed that Westport is a United States real property holding corporation (as defined below), Westport common stock held by Non-U.S. Holders who owned, directly or indirectly by attribution to related persons or entities, more than 5% of Westport common stock at any time during the five-year period ending on the date of the merger, referred to as a 5% Non-U.S. Holder, represents a USRPI. Thus, a 5% Non-U.S. Holder will be subject to U.S. federal income taxation on any gain realized with respect to the Kerr-McGee common stock received in the merger unless the Kerr-McGee common stock received will also constitute a USRPI in the hands of the 5% Non-U.S. Holder. The Kerr-McGee common stock received in the merger will constitute a USRPI only if (1) the relevant Non-U.S. Holder will own greater than 5% of the Kerr-McGee common stock immediately after the Merger and (2) Kerr-McGee is a United States real property holding corporation. Shares of Westport common stock held by a Non-U.S. Holder who has not owned, directly or indirectly by attribution to related persons or entities, more than 5% of Westport common stock at any time during the five-year period ending on the date of the merger will not constitute a USRPI.

        A United States real property holding corporation means any domestic corporation if the fair market value of its United States real property interests equals or exceeds 50% of the fair market value of the sum of (i) its United States real property interests; (ii) its interests in real property located outside the United States; and (iii) any other assets used or held for use in its trade or business. Although Kerr-McGee has not performed a detailed examination of the fair market value of its assets, Kerr-McGee believes that it is a United States real property holding corporation, based in part on the assumption that the standardized measure of discounted future net cash flows disclosed on its Annual

Report Form 10-K for the year ended December 31, 2003 represents the fair market value of its assets. There can be no assurance, however, that the Internal Revenue Service will not take a contrary view or that, if such a contrary view were taken, the Internal Revenue Service would not prevail.

        A 5% Non-U.S. Holder should consult its own tax advisor concerning the tax consequences of the merger and, in particular, the application of the rules described above with respect to the ownership of United States real property interests.

        Cash Instead of Fractional Shares.    You will generally recognize capital gain or loss on any cash received instead of a fractional share of Kerr-McGee common stock equal to the difference between the amount of cash received and the tax basis allocated to such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if your holding period in Westport common stock surrendered in the merger is greater than one year as of the date of the merger.

        Closing Condition Tax Opinions.    It is a condition to the closing of the merger that Kerr-McGee and Westport will receive opinions from Covington & Burling and Akin Gump Strauss Hauer & Feld LLP, respectively, dated as of the effective date of the merger, to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. These opinions will be based on updated representation letters provided by Kerr-McGee and Westport to be delivered at the time of closing, and on customary factual assumptions. Although the merger agreement allows us to waive this condition to closing, we currently do not anticipate doing so. If either party does waive this condition and the tax consequences of the merger are materially different from those described in this document, we will inform you of this decision and ask you to vote on the merger taking this into consideration.

        Neither of these tax opinions will be binding on the Internal Revenue Service. Kerr-McGee and Westport have not and do not intend to seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not disagree with or challenge any of the conclusions described herein.

        Backup Withholding.    If you are a non-corporate holder of Westport common stock, you may be subject to information reporting and backup withholding on any cash payments received instead of a fractional share interest in Kerr-McGee common stock. You will not be subject to backup withholding, however, if you:

  •
  furnish a correct taxpayer identification number and certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal to be delivered to you following the completion of the merger; or

  •
  are otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

        Reporting Requirements.    If you receive Kerr-McGee common stock as a result of the merger, you will be required to retain records pertaining to the merger and you will be required to file with your United States federal income tax return for the year in which the merger takes place a statement setting forth facts relating to the merger.

        This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

Regulatory Filings and Approvals Required to Complete the Merger

        The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, referred to as the HSR Act, which prevents transactions subject to its requirements from being consummated until the required notification forms and attachments are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods expire or are terminated. Kerr-McGee and Westport expect to comply shortly with the initial HSR Act filing requirements so that the initial waiting period will expire at the end of May, 2004, unless terminated early or extended by issuance to Kerr-McGee or Westport of requests for additional information and documentation, referred to as second requests. If the initial waiting period is extended by the issuance of second requests to Kerr-McGee or Westport, the additional waiting period will typically be extended for a period of 30 days after the date by which anyone receiving a second request has substantially complied with it. Once the initial or additional waiting period has expired or been terminated, no further action under the HSR Act need be taken if the merger is completed within one year of expiration or termination of the applicable waiting period.

        The Department of Justice or the Federal Trade Commission, however, are not legally precluded from challenging the merger on antitrust grounds either before or after expiration of the HSR Act waiting period. Accordingly, at any time before or after the completion of the merger, either the Department of Justice or the Federal Trade Commission could bring an action under the antitrust laws, including an injunction action, if deemed necessary to protect competition in any relevant market. Moreover, at any time before or after the completion of the merger, notwithstanding that the applicable waiting period may have expired or been terminated, any state or private party could challenge the merger under the antitrust laws, although a private plaintiff would need to establish that it had the requisite antitrust standing. There can be no assurance that a governmental or private challenge to the merger will not be made or that, if a challenge is made, the parties would prevail.

        We are not aware of any other material governmental or regulatory approval required for completion of the merger, other than compliance with the applicable corporate law of the State of Delaware and the State of Nevada.

Effective Time of the Merger

        The merger will become effective upon the date on which the articles of merger or other appropriate documents are filed with the Secretary of State of the State of Nevada or at such later time as Kerr-McGee and Westport will agree and specify in the articles of merger.

New York Stock Exchange Listing of Common Stock to be Issued in the Merger

        Kerr-McGee common stock currently is listed on the New York Stock Exchange under the symbol "KMG." Kerr-McGee has agreed in the merger agreement that it will use its reasonable best efforts to cause the Kerr-McGee common stock issuable in the merger to be approved for listing on the New York Stock Exchange prior to the effective time of the merger. Listing of the shares of Kerr-McGee common stock, subject to official notice of issuance, is a condition to closing the merger.

Delisting and Deregistration of Westport Common Stock

        Upon consummation of the merger, shares of Westport common stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

Federal Securities Laws Consequences; Stock Transfer Restrictions

        Kerr-McGee common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended, except for shares issued to any Westport stockholder who may be deemed to be an "affiliate" of Westport or Kerr-McGee for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any Kerr-McGee common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires Westport to use commercially reasonable efforts to cause its affiliates to enter into such agreements. This joint proxy statement/prospectus does not cover resales of Kerr-McGee common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

        Shares of Kerr-McGee common stock issued in respect of Westport restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award of Westport restricted stock immediately prior to the effective time of the merger. The vesting of certain Westport restricted stock will be accelerated and the restrictions applicable to certain awards of Westport restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock."

        In addition, pursuant to a registration rights agreement, Kerr-McGee has agreed to file and keep effective a registration statement on Form S-3 to register the shares of Kerr-McGee common stock issued to certain principal Westport stockholders. See "The Merger Agreement—Registration Rights Agreement" for a summary of the material terms of the registration rights agreement.

Organizational Documents, Directors and Officers of Merger Sub

        The merger agreement states that the articles of organization of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the articles of organization of the entity surviving the merger, until thereafter amended. The operating agreement of Merger Sub, as in effect immediately prior to the effective time of the merger, will be the operating agreement of the entity surviving the merger until thereafter amended. The managers of Merger Sub immediately prior to the effective time of the merger will be the initial managers of the entity surviving the merger and the officers of Merger Sub immediately prior to the effective time of the merger will be the initial officers of the entity surviving the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        Kerr-McGee and Westport are providing the following unaudited pro forma condensed combined financial statements to present a picture of the results of operations and financial position of the combined company after giving effect to the merger, absent any operational or other changes, had Kerr-McGee's and Westport's businesses been combined for the periods and at the dates indicated.

        The pro forma adjustments are based upon available information and assumptions that each company's management believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements. The companies may have performed differently had they always been combined. Stockholders should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated financial statements of Kerr-McGee and Westport incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" beginning on page 136.

        The unaudited pro forma condensed combined financial statements were prepared based on the following assumptions:

  •
  Kerr-McGee issued an aggregate of approximately 48.0 million shares of Kerr-McGee common stock (at a fixed exchange ratio of .71 shares of Kerr-McGee common stock for each share of Westport common stock) for all the outstanding shares of common stock of Westport (other than shares of Westport restricted stock), and assumed Westport's debt.

  •
  The unaudited pro forma balance sheet has been prepared as if the merger occurred on December 31, 2003. The unaudited pro forma statement of operations has been prepared as if the merger occurred on January 1, 2003.

  •
  The merger was accounted for as a purchase of Westport by Kerr-McGee.

  •
  Westport redeemed all of its outstanding 6 1/2% convertible preferred stock at a redemption price of $25.65 per share as of the acquisition date, using cash on hand.

  •
  Targeted annual expense savings of $40 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of certain offices, the elimination of duplicate corporate and field-level staff and expenses, improved operating costs and lower interest expenses.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2003

	Kerr-McGee	Westport	Pro Forma Adjustments (Note 3)		Combined Pro Forma
	(Millions of Dollars)
Assets
Current assets	$1,757	$181	$(75	)(a)	$1,863
Property, plant and equipment—net	7,467	2,150	1,374	(a)	10,991
Other assets	593	41	(18	)(a)	616
Goodwill	357	245	608	(a)	1,210

Total Assets	$10,174	$2,617	$1,889		$14,680

Liabilities
Current liabilities	$2,232	$256	$60	(a)	$2,548
Long-term debt	3,081	981	86	(a)	4,148
Deferred income taxes	1,259	118	472	(a)	1,849
Asset retirement obligations	401	63	—		464
Other liabilities	565	38	—		603

Total Liabilities	7,538	1,456	618		9,612

Stockholders' Equity
Preferred stock	—	—	—		—
Common stock	101	1	48 (1	(a) )(b)	149
Additional paid-in-capital	1,708	1,167	2,384 (1,167	(a) )(b)	4,092
Retained earnings	927	64	(64	)(b)	927
Accumulated other comprehensive loss	(45)	(70)	70	(b)	(45)
Other	(55)	(1)	1	(b)	(55)

Total Stockholders' Equity	2,636	1,161	1,271		5,068

Total Liabilities and Stockholders' Equity	$10,174	$2,617	$1,889		$14,680

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2003

	Kerr-McGee	Westport (Note 6)	Pro Forma Adjustments (Note 3)		Combined Pro Forma
		(Millions of dollars)
Revenues	$4,185	$715	$—		$4,900

Costs and Expenses
Costs and operating expenses	1,668	104	—		1,772
Selling, general and administrative expenses	371	33	—		404
Shipping and handling expenses	140	13	—		153
Depreciation and depletion	745	257	57	(c)	1,059
Accretion expense	25	4	—		29
Impairments on assets held for use	14	18	—		32
Gain associated with assets held for sale, net	(45)	(6)	—		(51)
Exploration, including dry holes and amortization of undeveloped leases	354	89	—		443
Taxes, other than income taxes	98	48	—		146
Provision for environmental remediation and restoration, net of reimbursements	62	—	—		62
Interest and debt expense	251	57	(11	)(d)	297

Total Costs and Expenses	3,683	617	46		4,346

	502	98	(46)		554
Other Income (Expense)	(59)	14	—		(45)

Income before Income Taxes	443	112	(46)		509
Provision for Income Taxes	(189)	(40)	17	(e)	(212)

Income from Continuing Operations	254	72	(29)		297
Preferred Stock Dividends	—	(5)	5	(f)	—

Income from Continuing Operations Attributable to Common Stockholders	$254	$67	$(24)		$297

Income from Continuing Operations per Share: Basic—	$2.52	$1.01			$2.01
Diluted—	$2.48	$.99			$1.99

See notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

        The accompanying unaudited pro forma balance sheet and statement of operations present the pro forma effects of the merger. The balance sheet is presented as though the merger occurred on December 31, 2003. The statement of operations is presented as though the merger occurred on January 1, 2003. Kerr-McGee and Westport both use the successful efforts method of accounting for their oil and gas producing activities.

2. Method of Accounting for the Merger

        Kerr-McGee will account for the merger using the purchase method of accounting for business combinations. Under that method of accounting, one of the combining companies—in this case, Kerr-McGee—is deemed to be the acquirer for accounting purposes based on a number of factors determined in accordance with generally accepted accounting principles.

        The purchase method of accounting requires that Westport's assets and liabilities assumed by Kerr-McGee be recorded at their estimated fair values. In the merger, Kerr-McGee will issue .71 shares of Kerr-McGee common stock for each outstanding share of Westport common stock. On a pro forma basis, assuming that the merger had occurred on December 31, 2003, this would have resulted in Kerr-McGee issuing approximately 48.0 million shares of its common stock to Westport stockholders, excluding shares of Kerr-McGee common stock that would have been issued (i) in exchange for outstanding shares of Westport restricted stock, and (ii) had all of the Westport stock options outstanding been exercised on that date.

        The purchase price of Westport's net assets will be based on the total value of the Kerr-McGee common stock issued to the Westport stockholders. For accounting purposes, the value of the Kerr-McGee common stock issued is based on the weighted average price of Kerr-McGee's common stock for a period of two days before and after announcement of the merger. This average price equaled $49.32 per share.

3. Pro Forma Adjustments Related to the Merger

        The unaudited pro forma balance sheet includes the following adjustments:

        (a)   This entry reflects the purchase price paid by Kerr-McGee and adjusts the historical book values of Westport's assets and liabilities as of December 31, 2003 to their estimated fair values, in accordance with purchase accounting. In addition, deferred income taxes are recognized for the difference between the revised carrying amounts of Westport's assets and liabilities and their associated tax bases, excluding goodwill. The calculation of the total purchase price and the preliminary allocation of this price to assets and liabilities are shown below.

(In Millions)
Pro forma calculation and allocation of purchase price:
Shares of Kerr-McGee common stock to be issued to Westport stockholders	48.0
Average Kerr-McGee stock price	$49.32

Fair value of common stock to be issued	$2,367
Plus: Estimated merger costs to be incurred	60
Plus: Westport convertible preferred stock to be redeemed	75
Plus: Estimated fair value of Westport employee stock options and restricted stock	65

Total purchase price	2,567
Plus: Liabilities to be assumed by Kerr-McGee:
Current liabilities	256
Fair value of long-term debt	1,067
Asset retirement obligations	63
Other non-current liabilities	38
Deferred income taxes	590

Total purchase price plus liabilities assumed	$4,581

Fair value of Westport's Assets:
Current assets	$181
Proved oil and gas properties	2,247
Unproved oil and gas properties	1,227
Other property and equipment	50
Other non-current assets	23
Goodwill	853

Total fair value of Westport's assets	$4,581

        The total purchase price includes the value of the Kerr-McGee common stock to be issued to Westport stockholders in the merger. The total purchase price plus liabilities assumed also includes:

  •
  $60 million of estimated merger costs. These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other merger-related costs. These costs have been added to current liabilities in the unaudited pro forma balance sheet.

  •
  $75 million to be paid by Westport to redeem all its outstanding 6 1/2% convertible preferred stock prior to the merger at a redemption price of $25.65 per share. Such redemption results in a decrease to current assets (cash) in the unaudited pro forma balance sheet.

  •
  $65 million of Kerr-McGee employee stock options and restricted stock to be issued in exchange for existing Westport employee stock options and restricted stock. The estimated values of these options and restricted stock have been added to additional paid-in capital in the unaudited pro forma balance sheet.

  •
  $86 million increase in long-term debt to reflect the estimated fair value of Westport's 8 1/4% Senior Subordinated notes due 2011.

        The purchase price allocation is preliminary and is subject to change due to several factors, including: (i) changes in the fair values of Westport's working capital, oil and gas properties, and other assets and liabilities up to the closing date of the merger; (ii) the actual merger costs incurred; (iii) the number of Westport shares, stock options and restricted stock outstanding at the closing date of the merger; and (iv) changes in Kerr-McGee's valuation estimates that may be made between now and the time the purchase price allocation is finalized. These changes will not be known until after the closing date of the merger.

        (b)   These adjustments eliminate the components of Westport's historical stockholders' equity accounts.

        The unaudited pro forma statement of operations includes the following adjustments:

        (c)   This adjustment increases Westport's historical depreciation, depletion and amortization expense associated with oil and gas properties based on the pro forma allocation of purchase price.

        (d)   This adjustment reduces interest expense for the effect of amortizing the excess of the estimated fair value of Westport's long-term debt over its historical carrying value.

        (e)   This adjustment records the income tax impact of the depreciation, depletion and amortization expense and interest expense pro forma adjustments at an effective income tax rate of 36.5%.

        (f)    This adjustment eliminates preferred stock dividends for the effect of redeeming Westport's 6 1/2% convertible preferred stock.

4. Common Shares Outstanding

        Pro forma income from continuing operations per share for the year ended December 31, 2003 has been calculated based on the weighted average number of shares outstanding as follows (in millions):

Basic:
Kerr-McGee weighted average common shares outstanding	100
Westport basic shares outstanding multiplied by .71 exchange ratio	48

Pro forma weighted average Kerr-McGee shares outstanding	148

Diluted:
Kerr-McGee weighted average common shares outstanding	101
Westport diluted shares outstanding multiplied by 0.71 exchange ratio	48

Pro forma weighted average Kerr-McGee shares outstanding	149

        The diluted shares outstanding do not include the following potentially issuable shares, since the inclusion of such shares would be antidilutive:

Shares reserved for Kerr-McGee 5 1/4 percent convertible debentures	10
Employee stock options with an exercise price greater than the average market price of common stock	5

Total	15

        Pro forma shares of Kerr-McGee common stock outstanding at December 31, 2003, assuming the merger occurred at that date, are as follows (in millions):

Kerr-McGee common shares outstanding	101
Westport common shares outstanding multiplied by .71 exchange ratio	48

Total	149

5. Goodwill

        In July 2001, the Financial Accounting Standards Board issued Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets. As a result of these two pronouncements, goodwill recorded in connection with business combinations is no longer amortized but rather tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma statement of operations includes no amortization of the goodwill to be recorded in the merger.

6. Westport—Historical and Reclassified Statement of Operations

        Kerr-McGee and Westport present certain revenues, costs and operating expenses differently in their respective consolidated statements of operations. To make the unaudited pro forma financial information consistent, we have reclassified certain of Westport's reported revenues, costs and operating expenses to conform to Kerr-McGee's presentation.

        The historical and reclassified amounts for the year ended December 31, 2003 are presented in the following table.

	Historical Westport	Reclassifications	Reclassified Westport
Operating Revenue
Revenues	$—	$715	$715
Oil and natural gas sales	814	—	—
Hedge settlements	(102)	102	—
Gathering income	3	(3)	—
Non-hedge derivatives settlements	3	(3)	—
Non-hedge change in fair value of derivatives	10	(10)	—
Gain on sale of operating assets	6	(6)	—

Net Revenues	734	(19)	715

Operating Costs and Expenses
Costs and operating expenses	—	104	104
Lease operating expense	101	(101)	—
Production taxes	46	(46)	—
Transportation costs	13	—	13
Gathering expense	3	(3)	—
Exploration	59	30	89
Depletion, depreciation and amortization	261	(4)	257
Accretion expense	—	4	4
Impairment of proved properties	18	—	18
Impairment of unproved properties	27	(27)	—
Gain on sale of operating assets	—	(6)	(6)
Stock compensation expense, net	8	(8)	—
Interest and debt expense	—	57	57
Taxes other than income taxes	—	48	48
Selling, general and administrative expenses	30	3	33

Total Operating Expense	566	51	617

Other Income (Expense)
Interest expense	(56)	56	—
Interest income	1	—	1
Loss on debt retirement	(1)	1	—
Other	—	13	13

Total Other Income (Expense)	(56)	70	14

Income Before Income Taxes	$112	$—	$112

7. Supplemental Pro Forma Information Related to Oil and Gas Activities

        The following pro forma supplemental information regarding oil and gas operations is presented pursuant to the disclosure requirements of Statement of Financial Accounting Standards No. 69, Disclosures About Oil and Gas Producing Activities.

  Pro Forma Costs Incurred

        The following table reflects total expenditures, both capitalized and expensed, for crude oil and natural gas property acquisition, exploration and development activities for Kerr-McGee, Westport and the combined company on a pro forma basis for the year ended December 31, 2003.

	United States
						Other International	Combined Pro Forma
(Millions of dollars)	Kerr-McGee	Westport	Total	North Sea	China
Property acquisition costs(1)	$121	$360	$481	$46	$1	$1	$529
Exploration	357	67	424	43	31	49	547
Development	473	198	671	55	45	—	771

Total finding, development, and acquisition costs	951	625	1,576	144	77	50	1,847
Asset retirement costs	3	12	15	8	—	—	23

Total costs incurred	$954	$637	$1,591	$152	$77	$50	$1,870

(1)
Includes $401 million applicable to purchases of reserves in place.

  Pro Forma Crude Oil, Condensate, Natural Gas Liquids and Natural Gas Reserves

        The following tables summarize changes in the estimated quantities of crude oil, condensate, natural gas liquids and natural gas proved reserves for Kerr-McGee, Westport and the combined company on a pro forma basis for the year ended December 31, 2003.

Crude Oil, Condensate and Natural Gas Liquids (Millions of barrels)

	United States
				North Sea		Combined Pro Forma
	Kerr-McGee	Westport	Total		China
Proved reserves as of December 31, 2002	241	79	320	202	35	557
Revisions of previous estimates	7	(3)	4	(7)	2	(1)
Extensions, discoveries and other additions	55	3	58	14	6	78
Purchases of reserves in place	3	1	4	12	—	16
Production	(28)	(8)	(36)	(26)	(1)	(63)
Sales of reserves in place	(16)	(2)	(18)	—	(3)	(21)

Proved reserves as of December 31, 2003	262	70	332	195	39	566

Proved developed reserves as of:
December 31, 2002	147	61	208	130	2	340
December 31, 2003	122	57	179	125	—	304

Natural Gas (Billions of cubic feet)

	United States
				North Sea	Combined Pro Forma
	Kerr-McGee	Westport	Total
Proved reserves as of December 31, 2002	2,779	1,104	3,883	496	4,379
Revisions of previous estimates	(10)	1	(9)	11	2
Extensions, discoveries and other additions	152	172	324	8	332
Purchases of reserves in place	57	201	258	30	288
Production	(230)	(117)	(347)	(35)	(382)
Sales of reserves in place	(77)	(2)	(79)	—	(79)

Proved reserves as of December 31, 2003	2,671	1,359	4,030	510	4,540

Proved developed reserves as of:
December 31, 2002	1,658	676	2,334	168	2,502
December 31, 2003	1,502	820	2,322	113	2,435

  Pro Forma Standardized Measure of and Changes in Discounted Future Net Cash Flows

        The following tables set forth the standardized measure of discounted future net cash flows associated with crude oil, condensate, natural gas liquids and natural gas proved reserves for Kerr-McGee, Westport and the combined company on a pro forma basis as of December 31, 2003, as well as the changes therein for the year then ended.

	United States
(Millions of dollars)						Combined Pro Forma
	Kerr-McGee	Westport	Total	North Sea	China
Future cash inflows	$23,850	$9,625	$33,475	$7,770	$1,114	$42,359
Future costs:
Production	(5,002)	(2,808)	(7,810)	(2,437)	(306)	(10,553)
Development	(2,067)	(669)	(2,736)	(790)	(130)	(3,656)
Income taxes	(5,467)	(1,676)	(7,143)	(1,552)	(178)	(8,873)

Future net cash flows	11,314	4,472	15,786	2,991	500	19,277
10% annual discount	(4,721)	(1,944)	(6,665)	(970)	(208)	(7,843)

Standardized Measure of Discounted Future Net Cash Flows at December 31, 2003	$6,593	$2,528	$9,121	$2,021	$292	$11,434 (1)

(1)
Estimated future net cash flows before income tax expense, discounted at 10%, totaled approximately $16.7 billion.

(Millions of dollars)	Kerr-McGee	Westport	Combined
Net change in sales prices and production costs	$3,308	$646	$3,954
Sales revenues less production costs	(2,383)	(654)	(3,037)
Purchases of reserves in place	344	558	902
Extensions, discoveries and other additions	1,183	391	1,574
Revisions in quantity estimates	63	(39)	24
Sales of reserves in place	(255)	(16)	(271)
Current-period development costs incurred	573	152	725
Changes in estimated future development costs	(472)	(111)	(583)
Accretion of discount	1,033	241	1,274
Change in income taxes	(978)	(319)	(1,297)
Timing and other	(572)	(87)	(659)

Net change	1,844	762	2,606
Total at December 31, 2002	7,062	1,766	8,828

Total at December 31, 2003	$8,906	$2,528	$11,434

OTHER INFORMATION REGARDING DIRECTORS, EXECUTIVE OFFICERS AND FIVE PERCENT STOCKHOLDERS

Westport

        Under the terms of the merger agreement, Westport's board of directors will designate one of its members (who must be acceptable to Kerr-McGee in its sole discretion) to serve as a member of the Kerr-McGee board of directors, subject to the approval of the nominating and corporate governance committee of Kerr-McGee's board of directors in accordance with Kerr-McGee's governance practices and procedures. Kerr-McGee has agreed to cause Westport's designee to be appointed to Kerr-McGee's board of directors at or promptly after the effective time of the merger, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of Kerr-McGee. Westport's designee will be designated to the class of Kerr-McGee directors whose term expires at Kerr-McGee's 2005 annual stockholders meeting, and Kerr-McGee has agreed to recommend to the nominating and corporate governance committee of its board of directors that such individual be nominated for election as a director at Kerr-McGee's 2005 annual stockholders meeting.

        Westport Security Ownership by Officers and Directors.    The following table sets forth the number of shares of Westport common stock beneficially owned as of March 31, 2004, by each director and nominee, each of the executive officers, and all directors and executive officers as a group, and the percentage represented by such shares of the total common stock outstanding on that date.

Name or Group	Number of Shares Beneficially Owned	Percent of Class
Donald D. Wolf(1)	1,086,882	1.6%
Barth E. Whitham(2)	411,718	*
Lon McCain(3)	125,157	*
Grant W. Henderson(4)	273,574	*
Howard L. Boigon(5)	51,804	*
Kenneth D. Anderson(6)	31,623	*
Allan D. Keel(7)	11,000	*
Brian K. Bess(8)	99,458	*
Carter Mathies(9)	18,277	*
Peter M. Mueller(10)	8,720	*
Michael L. Beatty(11)	5,450	*
Laurence D. Belfer(12)	1,432,310	2.1%
Richard D. Dole(13)	1,000	*
James M. Funk(14)	5,422	*
David L. Porges(15)	11,529,971	17.0%
Michael Russell
Robert F. Semmens(16)	2,000	*
Randy Stein(17)	20,223	*
William F. Wallace(18)	29,170	*
Directors and executive officers as a group(19)	15,143,759	21.7%

*
Less than one percent.

(1)
Includes (i) 33,750 shares of Westport common stock held by Donald D. Wolf Family Limited Partnership, (ii) 1,259 shares of Westport common stock held by Mr. Wolf, (iii) 59,177 shares of Westport common stock held by Mr. Wolf subject to restrictions pursuant to restricted stock agreements, and (iv) options to purchase 992,696 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 154,290 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004. Mr. Wolf is the sole general partner of the Donald D. Wolf Family Limited Partnership.

(2)
Includes (i) 35,250 shares of Westport common stock held by Mr. Whitham, (ii) 23,302 shares of Westport common stock held by Mr. Whitham subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 353,166 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 62,588 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(3)
Includes (i) 22,101 shares of Westport common stock held by Mr. McCain subject to restrictions pursuant to restricted stock agreements, and (ii) options to purchase 103,056 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 51,780 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(4)
Includes (i) 63,112 shares of Westport common stock held by Mr. Henderson, (ii) 16,931 shares of Westport common stock held by Mr. Henderson subject to restrictions pursuant to restricted stock agreements, (iii) 2,000 shares of Westport's 6 1/2% convertible preferred stock held by Mr. Henderson, which are convertible into 931 shares of Westport common stock and represent less than 1% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2004, and (iv) options to purchase 192,600 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2004. Excludes options to purchase 69,410 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(5)
Includes (i) 16,712 shares of Westport common stock held by Mr. Boigon subject to restrictions pursuant to restricted stock agreements, and (ii) options to purchase 35,092 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 37,288 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(6)
Includes (i) 500 shares of Westport common stock held by Mr. Anderson, (ii) 5,447 shares of Westport common stock held by Mr. Anderson subject to restrictions pursuant to restricted stock agreements and (iii) options to purchase 25,676 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 15,455 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(7)
Includes 11,000 shares of Westport common stock held by Mr. Keel subject to restrictions pursuant to restricted stock agreements. Excludes options to purchase 15,000 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(8)
Includes (i) 364 shares of Westport common stock held by Mr. Bess, (ii) 13,585 shares of Westport common stock held by Mr. Bess subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 85,509 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 35,360 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(9)
Includes (i) 627 shares of Westport common stock held by Mr. Mathies, (ii) 7,650 shares of Westport common stock held by Mr. Mathies subject to restrictions pursuant to restricted stock agreements, and (iii) options to purchase 10,000 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 34,124 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(10)
Includes 8,720 shares of Westport common stock held by Mr. Mueller subject to restrictions pursuant to restricted stock agreements. Excludes options to purchase 44,301 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(11)
Includes (i) 3,700 shares of Westport common stock held by Mr. Beatty, (ii) 350 shares of Westport common stock held by Mr. Beatty and Kathleen M. Beatty as custodians for Erin Beatty, (iii) 400 shares of Westport common stock held by Mr. Beatty and Ms. Beatty as custodians for Piper Beatty, and (iv) 1,000 shares of Westport common stock held by Mr. Beatty subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(12)
Based on a report on Schedule 13D/A filed with the SEC on August 31, 2001, Form 4 filed with the SEC on December 17, 2001 and Westport's records. This number includes (i) 112,552 shares of Westport common stock held by LDB Corp, referred to as LDB, (ii) 823,031 shares of Westport common stock held by LDB Two Corp, referred to as LDB2, (iii) 230,040 shares of Westport common stock held by Robert A. Belfer 1990 Family Trust, referred to as the RAB Trust, (iv) 5,077 shares of Westport common stock held by The Laurence D. Belfer Family Foundation, referred to as the LDB Foundation, and (iv) 261,610 shares of Westport common stock held by Vantz Limited Partnership, referred to as Vantz LP. Mr. Belfer may be deemed to have shared voting and dispositive powers with respect to an aggregate of 1,432,310 shares of Westport common stock held by LDB, LDB2, the RAB Trust, the LDB Foundation and Vantz LP due to his position as the sole director and shareholder of LDB and LDB2, the sole trustee of the RAB Trust, the sole trustee of the LDB Foundation and the sole member of Vantz LLC, the general partner of Vantz LP. LDB, LDB2, RAB Trust and Vantz LP are parties to that certain Termination and Voting Agreement, dated as of October 1, 2003, among Westport, ERI Investments, Inc., referred to as ERI, Medicor Foundation, referred to as Medicor, Westport Energy LLC, referred to as WELLC, and certain stockholders party thereto, referred to as the Belfer Parties, pursuant to which each of EQT Investments, LLC, referred to as EQT, a successor to ERI, Medicor (together with WELLC) and the Belfer Parties (as a group) have a right to nominate one candidate for the election at the 2004 annual meeting of Westport's stockholders, referred to as the termination and voting agreement. The address of Mr. Belfer is 767 Fifth Avenue, 46th Floor, New York, New York 10153.

(13)
Includes 1,000 shares of Westport common stock held by Mr. Dole subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(14)
Includes (i) 922 shares of Westport common stock held by Mr. Funk and (ii) options to purchase 4,500 shares of Westport common stock, all of which are exercisable within 60 days of March 31, 2004.

(15)
Based on a report on Schedule 13D/A filed with the SEC on April 14, 2004 and Westport's records. This number includes (i) 2,000 shares of Westport common stock held by Mr. Porges, (ii) 11,527,971 shares of Westport common stock held by EQT (defined above), beneficial ownership of which shares may be attributable to Mr. Porges by virtue of his position as Executive Vice President and Chief Financial Officer of Equitable Resources, Inc., EQT's parent entity. Mr. Porges disclaims beneficial ownership of all of the shares of Westport common stock held by EQT. EQT is a successor to ERI's rights and obligations under the termination and voting agreement. The address of Mr. Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401.

(16)
Includes (i) 1,000 shares of Westport common stock held by Mr. Semmens and (ii) 1,000 shares of Westport common stock held by Mr. Semmens subject to restrictions pursuant to a restricted stock agreement. Excludes options to purchase 6,500 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(17)
Includes (i) 2,473 shares of Westport common stock held by Mr. Stein, (ii) 1,000 shares of Westport common stock held by Mr. Stein subject to restrictions pursuant to a restricted stock agreement, and (iii) options to purchase 16,750 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 3,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(18)
Includes (i) 3,922 shares of Westport common stock held by Mr. Wallace, (ii) 1,000 shares of Westport common stock held by Mr. Wallace subject to restrictions pursuant to a restricted stock agreement, and (iii) options to purchase 24,248 shares of Westport common stock exercisable within 60 days of March 31, 2004. Excludes options to purchase 3,250 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

(19)
Includes (i) 188,775 shares of Westport common stock subject to restrictions pursuant to restricted stock agreements, (ii) options to purchase 1,843,293 shares of Westport common stock exercisable within 60 days of March 31, 2004 and (ii) 2,000 shares of Westport's 6 1/2% convertible preferred stock, which are convertible into 931 shares of Westport common stock, which amount represents less than 1% of Westport's 6 1/2% convertible preferred stock outstanding as of March 31, 2004. Excludes options to purchase 545,596 shares of Westport common stock, none of which are exercisable within 60 days of March 31, 2004.

        Security Ownership of Holders of 5% or More of Westport Common Stock.    To the best of Westport's knowledge, no person beneficially owned 5% or more of any class of its voting securities at the close of business on March 31, 2004, except as set forth below.

	Beneficial Ownership
Name or Group
	Shares	Percent
Medicor Foundation(1) Landstrasse 11, Postfach 130 FL 9495 Triesen, Liechtenstein	9,700,000	14.3%
EQT Investments, LLC(2) 801 West Street, 2nd Floor Wilmington, Delaware 19804	11,527,971	17.0%
Wellington Management Company, LLP(3) 75 State Street Boston, Massachusetts 02109	5,538,714	8.2%

  (1)
  Based on a report on Schedule 13D/A filed with the SEC on April 7, 2004 and Westport's records. This number includes 9,700,000 shares of Westport common stock held by Medicor Foundation, referred to as Medicor. All voting decisions with respect to the shares of Westport held by Medicor are made by the Medicor Foundation Council. The Medicor Foundation Council consists of Ursula Haas, Prince Eugen von Liechtenstein, Anton M. Lotzer, Albin A. Johann, Hommy Khosrowpanah and Hans Gassner. Each member of the Medicor Foundation Council disclaims beneficial ownership of shares of Westport common stock held by Medicor. No member of the Medicor Foundation Council holds any position with Westport. Medicor is a party to that certain Termination and Voting Agreement, dated as of October 1, 2003, among Westport, ERI Investments, Inc., referred to as ERI, Medicor, Westport Energy LLC, referred to as WELLC, and certain stockholders party thereto, referred to as the Belfer Parties, pursuant to which EQT Investments, LLC, a successor to ERI and referred to as EQT, Medicor and the Belfer Parties (as a group) each has a right to nominate one candidate for the election at the 2004 annual meeting of Westport's stockholders and each stockholder party referenced above is obligated to support each other's nominee at the 2004 annual meeting, referred to as the termination and voting agreement.

  (2)
  Based on a report on Schedule 13D/A filed with the SEC on April 14, 2004 and Westport's records. This number includes 11,527,971 shares of Westport common stock held by EQT. EQT is an indirect, wholly-owned subsidiary of Equitable Resources, Inc., referred to as Equitable. Equitable may be deemed to be the beneficial owner of the shares of Westport common stock held by EQT. Equitable disclaims beneficial ownership of the shares of Westport common stock held by EQT. Murry S. Gerber is Chairman, President and Chief Executive Officer of Equitable. Mr. Gerber beneficially owns 6,500 shares of Westport common stock held by Mr. Gerber directly and may be deemed to be the beneficial owner of 11,527,971 shares of Westport common stock held by EQT by virtue of his position as Chairman, President and Chief Executive Officer of Equitable. Mr. Gerber disclaims beneficial ownership of the shares of Westport common stock held by EQT. David L. Porges, a director of Westport, is Executive Vice President, Chief Financial Officer and Director of Equitable. Mr. Porges beneficially owns 2,000 shares of Westport common stock held by Mr. Porges directly and may be deemed to be the beneficial owner of 11,527,971 shares of Westport common stock held by EQT by virtue of his position as Executive Vice President and Chief Financial Officer of Equitable. Mr. Porges disclaims beneficial ownership of the shares of Westport common stock held by EQT. The address of each of Messrs. Gerber and Porges is One Oxford Centre, Suite 3300, 301 Grant Street, Pittsburgh, Pennsylvania 15219-6401. EQT is a successor to ERI's rights and obligations under the termination and voting agreement.

  (3)
  Based on a report on Schedule 13G/A filed with the SEC on February 12, 2004 by Wellington Management Company, LLP, the investment manager for certain record holders of the shares of Westport common stock. Wellington Management Company, LLP, in its capacity as investment manager, has shared investment power and no voting power over an aggregate of 1,271,200 shares of Westport common stock and shared investment power and shared voting power over an aggregate of 4,267,514 shares of Westport common stock.

Kerr-McGee

        Biographical information about Kerr-McGee's executive officers is contained in Kerr-McGee's Annual Report on Form 10-K for the year ended December 31, 2003 and is incorporated herein by reference. See "Where You Can Find More Information" on page 136.

        Set forth below is certain information concerning directors of Kerr-McGee, ownership of Kerr-McGee common stock by management and principal stockholders, and executive compensation.

        Information About Kerr-McGee's Directors.    Set forth below is information concerning the directors of Kerr-McGee, which is current as of the date of this joint proxy statement/prospectus.

        William E. Bradford, 69, retired as chairman of the board of Halliburton Company, a provider of energy services in 2000, after serving in that position since 1998. From 1996 to 1998, Mr. Bradford served as chairman of the board and chief executive officer of Dresser Industries, Inc., now merged with Halliburton Company. Mr. Bradford has served on the board of directors of Kerr-McGee since 1999 and currently serves as the lead non-management director. He chairs the board's finance committee and is a member of the board's audit, executive compensation, and nominating and corporate governance committees. Mr. Bradford also serves on the board of directors of Valero Energy Corporation.

        Luke R. Corbett, 57, is chairman of the board of directors and chief executive officer of Kerr-McGee. He has served in that capacity since May 1999 and also from February 1997 to February 1999. Between February 1999 and May 1999, he served as chief executive officer, and from 1995 to 1997, he served as president and chief operating officer. Mr. Corbett, a member of Kerr-McGee's board of directors since 1995, is a ex officio member of the board's finance committee.

He also serves on the boards of directors of OGE Energy Corp., BOK Financial Corporation and Noble Corporation.

        Sylvia A. Earle, 68, is chair of Deep Ocean Exploration and Research, Inc., a position she has held since 1992. Since 1998 she has been explorer-in-residence for the National Geographic Society. Dr. Earle has also been the program director for the Harte Research Institute for Gulf of Mexico Studies at Texas A&M University at Corpus Christi since 2001. Dr. Earle has been a member of Kerr-McGee's board of directors since 1999. She chairs the board's nominating and corporate governance committee and is a member of the board's executive compensation and finance committees.

        David C. Genever-Watling, 58, is president of GW Enterprises LLC, an investment and management firm, a position he has held since 1998. From 1997 to 2000, he was a managing director of SMG Management L.L.C., an investment firm, and from 1992 to 1995, he served as president and chief executive officer of General Electric Industrial and Power Systems. Mr. Genever-Watling has served on Kerr-McGee's board of directors since 1999. He is a member of the board's audit and executive compensation committees.

        Martin C. Jischke, 62, is president of Purdue University, a position he has held since 2000. He was president of Iowa State University from 1991 to 2000. Dr. Jischke has served on Kerr-McGee's board of directors since 1993. He is a member of the board's executive compensation, finance, and nominating and corporate governance committees. Dr. Jischke also serves on the board of directors of Wabash National Corporation.

        Leroy C. Richie, 62, is chairman and chief executive officer of Q Standards World Wide, Inc., a provider of publication and library services for technical standards, a position he has held since 2000. From 1999 to 2000, he served as chairman and chief executive officer of Capitol Coating Technologies, Inc. He was president of Intrepid World Communications from 1998 to 1999. From 1990 through 1997, Mr. Richie was vice president and general counsel for Automotive Legal Affairs of Chrysler Corporation. Mr. Richie has served on Kerr-McGee's board of directors since 1998. He chairs the board's audit committee and is a member of the board's executive compensation, finance, and nominating and corporate governance committees. Mr. Richie serves on the board of directors of Infinity, Inc. He also serves on the board of directors of the companies in the Seligman family of investment companies, with the exception of Seligman Cash Management Fund, Inc.

        Matthew R. Simmons, 61, is chairman and chief executive officer of Simmons & Company International, a specialized investment banking firm that serves the worldwide energy services industry, a position he has held since the firm's founding in 1974. Mr. Simmons has served on Kerr-McGee's board of directors since 1999. He chairs the board's executive compensation committee and is a member of the board's audit, finance, and nominating and corporate governance committees. Mr. Simmons also serves on the board of directors of Brown-Forman Corporation.

        Farah M. Walters, 59, retired as president and chief executive officer of University Hospitals Health System, Cleveland, Ohio, in 2002, after serving in that position since 1992. Ms. Walters has served on Kerr-McGee's board of directors since 1993. She also serves on the board's audit, executive compensation, and nominating and corporate governance committees. Ms. Walters also serves on the board of directors of PolyOne Corporation and Alpharma Inc.

        Ian L. White-Thomson, 67, retired as chairman of the board of U. S. Borax, Inc., a provider of borax and borate products, in June 1999, after serving in that position since 1996. In addition, he was president and chief executive officer of U.S. Borax, Inc. from 1988 to 1999 and chief executive officer of Rio Tinto Borax Ltd. from 1995 to June 1999. In September 2001, Mr. White-Thomson retired as executive director of the Los Angeles Opera, a position he had held since 2000. Mr. White-Thomson has served on Kerr-McGee's board of directors since 1999. He is a member of the board's audit, executive compensation, and nominating and corporate governance committees.

        Kerr-McGee Security Ownership by Certain Executive Officers and Directors.    The following table sets forth the number of shares of Kerr-McGee common stock beneficially owned as of March 31, 2004, by each director and nominee, the chief executive officer and each of the four other most highly compensated executive officers of Kerr-McGee serving on December 31, 2003 (together, referred to as the named executive officers, and all directors and executive officers as a group, and the percentage represented by such shares of the total common stock outstanding on that date.

Name or Group	Number of Shares Beneficially Owned		Percent of Class *
William E. Bradford	23,154	(1)(2)
Luke R. Corbett	967,723	(2)
Sylvia A. Earle	12,019	(2)
David C. Genever-Watling	19,871	(1)(2)
Martin C. Jischke	14,031	(1)(2)
Leroy C. Richie	10,842	(1)(2)
Matthew R. Simmons	23,295	(1)(2)
Farah M. Walters	16,082	(1)(2)
Ian L. White-Thomson	18,055	(1)(2)
Kenneth W. Crouch	192,402	(2)
Gregory F. Pilcher	116,909	(2)
Robert M. Wohleber	169,219	(2)
William P. Woodward	198,327	(2)
All directors and executive officers as a group, including those named above	2,092,828	(1)(2)	2.0%

*
The percentage of shares beneficially owned by any single director, nominee or executive officer does not exceed 1%.

(1)
Includes shares in the Stock Deferred Compensation Plan for Non-Employee Directors.

(2)
Includes shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of March 31, 2004: 9,648 shares for Mr. Genever-Watling; 6,327 shares each for Mr. Bradford, Dr. Earle and Mr. White-Thomson; and 4,666 shares each for Dr. Jischke, Mr. Richie, Mr. Simmons and Ms. Walters; 736,332 shares for Mr. Corbett; 131,666 shares for Mr. Crouch; 80,498 shares for Mr. Pilcher; 119,833 shares for Mr. Wohleber; 138,666 shares for Mr. Woodward, and 1,451,511 shares for all directors and executive officers as a group.

        Security Ownership of Holders of 5% or more of Kerr-McGee Common Stock.    To the best of Kerr-McGee's knowledge, no person beneficially owned 5% or more of any class of its voting securities at the close of business on March 31, 2004, except as set forth below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*
Common Stock	AXA Group(1)	5,153,813	5.1%
Common Stock	State Street Bank and Trust Company(2)	5,119,516	5.0%
Common Stock	NWQ Investment Management Company, LLC(3)	6,249,108	6.2%

*
Based on outstanding shares as of March 31, 2004 totaling 101,398,312.

(1)
Refers to wholly or majority-owned subsidiaries of AXA. Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105, has sole power to vote 1,984,301 shares, shared power to vote 2,456,900 shares, and sole power to dispose of 5,151,134 shares. The Equitable Life Assurance Society of the United States, 1290 Avenue of the Americas, New York, New York 10104, has sole power to vote 1,884 shares and sole power to dispose of 2,679 shares. Based on Amendment No. 4 to Schedule 13G as of December 31, 2003.

(2)
State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, has sole power to vote 3,087,681 shares, shared power to vote 1,813,446 shares, sole power to dispose of 5,107,400 shares and shared power to dispose of 12,116 shares.

(3)
NWQ Investment Management Company, LLC, 2049 Century Park East, 4th Floor, Los Angeles, CA 90067, has sole power to vote 5,968,084 shares and sole power to dispose of 6,249,108 shares.

        Compensation of Kerr-McGee's Executives.    The following table contains individual compensation information for the named executive officers for services rendered in all capacities for the fiscal years ended December 31, 2003, 2002 and 2001.

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Restricted Stock Awards (2)(4)	No. of Securities Underlying Options
	Year	Salary	Bonus	Other Annual Compensation(1)			All Other Compensation(3)
Luke R. Corbett, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$1,146,923 1,096,827 1,019,712	$1,238,677 845,000 770,000	$95,767 83,407 73,800	$1,978,102 2,015,125 2,277,188	125,000 175,000 150,000	$68,815 65,810 61,183
Kenneth W. Crouch, Executive Vice President	2003 2002 2001	585,385 497,885 447,885	455,195 269,000 220,000	— — —	570,108 575,750 390,375	36,000 52,000 40,000	35,123 29,873 26,873
William P. Woodward, Senior Vice President, Chemical	2003 2002 2001	506,923 458,731 427,038	394,183 248,000 210,00	— — —	552,832 575,250 357,844	35,000 50,500 40,000	30,415 27,524 25,662
Robert M. Wohleber, Senior Vice President and Chief Financial Officer	2003 2002 2001	468,769 448,731 418,096	364,515 242,000 190,000	— — —	466,452 604,538 357,844	29,500 52,500 35,000	28,126 26,924 25,086
Gregory F. Pilcher, Senior Vice President, General Counsel and Secretary	2003 2002 2001	414,077 398,942 372,673	268,322 185,000 169,000	— — —	298,011 316,663 292,781	18,800 29,000 25,000	24,845 23,937 23,360

Compensation information for part of 2001 includes compensation paid by the former Kerr-McGee Corporation before it reorganized as an affiliate of Kerr-McGee and changed its name to Kerr-McGee Operating Corporation.

(1)
Perquisite or other personal benefits received from Kerr-McGee that exceed reporting thresholds established by Securities and Exchange Commission regulations. An annual stipend provided to facilitate involvement in community activities accounted for 90% of Mr. Corbett's Other Annual Compensation in 2003 and 96% of such compensation in 2002.

(2)
Restricted stock grants are valued based on the closing price of the stock on the New York Stock Exchange on the date of grant.

(3)
Consists of 401(k) plan contributions by Kerr-McGee pursuant to the Employee Stock Ownership Plan and amounts contributed under the nonqualified benefits restoration plan. Kerr-McGee contributions pursuant to the Employee Stock Ownership Plan for 2003 were $12,000 each to Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher. Amounts contributed under the nonqualified benefits restoration plan for 2003 on behalf of Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher were: $56,815, $23,123, $18,415, $16,126 and $12,845, respectively. The amounts contributed by Kerr-McGee to the non-qualified benefits restoration plan on behalf of such persons are identical to the amounts that would have been contributed pursuant to the Employee Stock Ownership Plan except for Internal Revenue Code limitations.

(4)
As of December 31, 2003, the aggregate number of shares of restricted stock held by the named officers and the market value of that stock, based on the closing price of Kerr-McGee's common stock on the New York Stock Exchange on December 31, 2003, were: Luke R. Corbett, 135,800 shares, $6,313,342; Kenneth W. Crouch, 32,534 shares, $1,512,506; William P. Woodward, 31,300 shares, $1,455,137; Robert M. Wohleber, 28,134 shares, $1,307,950; and Gregory F. Pilcher, 19,567 shares, $909,670. Dividends are paid to the holders of restricted stock.

        Kerr-McGee Option Grants in Last Fiscal Year.    The following table contains information concerning stock options granted during the fiscal year ended December 31, 2003, to the named executive officers.

Name	No. of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year 2003	Per Share Exercise Price	Expiration Date	Grant Date Present Value (2)
Luke R. Corbett	125,000	9.24%	$42.945	January 14, 2013	$1,387,500
Kenneth W. Crouch	36,000	2.70%	$42.945	January 14, 2013	399,600
William P. Woodward	35,000	2.59%	$42.945	January 14, 2013	388,500
Robert M. Wohleber	29,500	2.18%	$42.945	January 14, 2013	327,450
Gregory F. Pilcher	18,800	1.39%	$42.945	January 14, 2013	208,680

(1)
All stock options granted in 2003 were nonqualified stock options. The exercise price per option is 100% of the fair-market value of a share of common stock of Kerr-McGee on the date of grant. No option expires more than ten years and one day from the date of grant.

(2)
The present value of stock option grants was computed in accordance with the Black-Scholes option pricing model, with assumptions consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," as permitted by the rules of the Securities and Exchange Commission. Key assumptions used under the Black-Scholes model include: (a) an expected option term of 5.8 years, (b) interest rate of 3.58%, which represents the U.S. Treasury Strip Rate on January 14, 2003, with maturity corresponding to the expected option term, (c) stock price volatility of 32.73%, calculated using monthly stock prices for the 36 months prior to the dates of the grant, and (d) dividends at an average annual dividend yield of 3.30%. Based on the Black-Scholes model, the value on January 14, 2003, was $11.09 per option. Kerr-McGee's use of the Black-Scholes model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon the actual changes in the market price of Kerr-McGee's common stock during the applicable period.

        Kerr-McGee Option/SAR Exercises and Holdings.    The following table contains information with respect to options/SARs exercised during 2003 and the value of unexercised options/SARs held as of December 31, 2003 for the named executive officers.

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2003		Value of Unexercised In-the-Money Options/SARs at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Luke R. Corbett	—	$—	606,332	291,668	$449,925	$430,000
Kenneth W. Crouch	—	—	100,998	84,002	0	123,840
William P. Woodward	—	—	102,399	82,002	69,180	101,480
Robert M. Wohleber	—	—	80,833	76,167	0	120,400
Gregory F. Pilcher	—	—	56,632	46,468	954	64,672

(1)
Options are "in the money" if the fair-market value of the common stock exceeds the exercise price. On December 31, 2003, the closing price of the Kerr-McGee common stock on the New York Stock Exchange was $46.49.

        Long-Term Incentive Awards.    The following table contains information regarding each long-term incentive award, other than stock option and restricted stock awards, made to the named executive officers of Kerr-McGee in 2003.

		Performance Or Other Period Until Maturation or Payout
			Estimated Future Payouts Under Non-Stock Price-Based Plans
	No. of Shares, Units or Other Rights
Name
			Threshold	Target	Maximum
Luke R. Corbett	2,182,000	January 2003- January 2006	$1,091,000	$2,182,000	$4,364,000
Kenneth W. Crouch	628,000	January 2003- January 2006	314,000	628,000	1,256,000
William P. Woodward	610,000	January 2003- January 2006	305,000	610,000	1,220,000
Robert M. Wohleber	515,000	January 2003- January 2006	257,500	515,000	1,030,000
Gregory F. Pilcher	328,000	January 2003- January 2006	164,000	328,000	656,000

        At the end of 2005, Kerr-McGee's shareholder return assuming dividend reinvestment, referred to as the total shareholder return, will be compared to the total shareholder return of Kerr-McGee's peers during the same period, and final award payouts will be made to executive officers based on Kerr-McGee's rank relative to its peers.

        Kerr-McGee Retirement Plans.    Kerr-McGee maintains retirement plans for all employees, including officers. The following table illustrates the pension benefits that may accrue to executive officers under Kerr-McGee's retirement plans, assuming various service periods. The table shows the estimated annual pension benefits payable to a covered participant at normal retirement age. Pension benefits include benefits payable under Kerr-McGee's qualified defined benefit plan and Kerr-McGee's nonqualified benefits restoration plan, referred to as the BRP. The BRP provides benefits that would be provided under the qualified defined benefit plan but for certain Internal Revenue Code limitations on qualified plan benefits.

Average Annual Compensation	15 Years Service	20 Years Service	25 Years Service	30 Years Service	35 Years Service
$400,000	$96,866	$129,155	$161,444	$193,733	$208,733
600,000	146,867	195,822	244,788	293,733	316,233
800,000	196,867	262,489	328,111	393,733	423,733
1,000,000	246,867	329,156	411,445	493,733	531,233
1,200,000	296,867	395,822	494,778	593,734	638,734
1,400,000	346,867	462,489	578,112	693,734	746,234
1,600,000	396,867	529,156	661,445	793,734	853,734
1,800,000	446,867	595,823	744,779	893,734	961,234
2,000,000	496,867	662,490	828,112	993,734	1,068,734
2,200,000	546,867	729,156	911,446	1,093,735	1,176,235
2,400,000	596,867	759,823	994,779	1,193,735	1,283,735

        Covered compensation under the retirement plans consists of salary, bonus and pretax Section 125 and 401(k) benefit contributions, all based on the highest 36 consecutive months out of the last 120 months prior to retirement. Amounts shown are computed on a straight life annuity basis. As of December 31, 2003, Mr. Corbett had 18 years of credited service; Mr. Crouch, 29; Mr. Woodward, 31; Mr. Wohleber, 4; and Mr. Pilcher, 11.

        Kerr-McGee's Supplemental Executive Retirement Plan, referred to as the SERP, adopted effective January 1, 1991, is a defined benefit plan. The SERP, as amended, provides supplemental retirement benefits to certain key senior executives selected by the executive compensation committee of the board of directors. Full benefits are payable upon retirement on or after age 60. Reduced benefits are payable upon retirement on or after age 52. SERP benefits are paid in an actuarially determined lump sum calculated to approximate a life annuity. The amount of the benefit is equal to a portion of the participant's final average monthly compensation less the sum of (1) the participant's monthly primary social security benefit and (2) the participant's monthly benefits payable under Kerr-McGee's other defined benefit plans. The portion of a participant's final average monthly compensation used to determine SERP benefits varies from 40% to 70% and depends on the participant's age at retirement and other factors. As of December 31, 2003, the estimated lump sum SERP benefit payable upon retirement to the executive officers named in the summary compensation table above, assuming (i) retirement at age 60, and (ii) salaries are maintained at their current level, is: Mr. Corbett, $10,417,752; Mr. Crouch, $2,038,573; Mr. Woodward, $745,034; Mr. Wohleber, $2,037,820; and Mr. Pilcher, $1,106,584.

        Continuity Agreements.    Continuity agreements between Kerr-McGee and its executive officers and certain key employees, including Messrs. Corbett, Crouch, Woodward, Wohleber and Pilcher, provide certain benefits in the event of a qualifying termination of employment that occurs in connection with a "change in control" of Kerr-McGee.

        In the event of a qualifying termination of employment within two years after a change in control, such executive will be entitled to receive:

  •
  a lump sum cash payment equal to three times the executive's annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive's annual base salary);

  •
  any accrued but unpaid compensation (including the pro-rata amount of any bonus); and

  •
  an amount representing additional savings plan contributions for a three-year period plus the present value of lost pension benefits under Kerr-McGee's qualified defined benefit pension plans after giving effect to five years of credit for age and service in the benefit calculation.

        If the payment made to the officer causes the officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Code), then the payment shall be increased to compensate the executive for the excise tax. In addition, in the event of a qualifying termination of employment, the officer will be entitled to:

  •
  a continuation of welfare benefits for up to three years;

  •
  outplacement services;

  •
  acceleration of vesting of all equity and equity-based awards; and

  •
  amounts that such officer would otherwise be entitled to receive under Kerr-McGee's SERP described more fully in "—Kerr-McGee Retirement Plans" above.

        A change in control means (a) a change in any two year period in a majority of the members of the board of directors of Kerr-McGee, as defined in the continuity agreement, (b) any person becoming the beneficial owner, directly or indirectly, of 25% or more of Kerr-McGee's outstanding common stock, (c) with certain exceptions, the consummation of a merger or consolidation of Kerr-McGee's assets, liquidation or dissolution of Kerr-McGee or combination of the foregoing transactions other than such a transaction immediately following which the stockholders of Kerr-McGee and any trustee or fiduciary of any Kerr-McGee employee benefit plan immediately prior to the transaction own at least 60% of the voting power of the surviving corporation(s), or (d) if a majority of the members of the board of directors in office immediately prior to a proposed transaction determine by written resolution that such proposed transaction, if taken, will be deemed a change in control and such proposed transaction is effected.

        The merger does not constitute a change of control under the continuity agreements.

        Kerr-McGee also has made provision under its benefits restoration plan and the SERP for the crediting of additional years of age and service to certain executive officers, including the named executive officers, whose employment is terminated under the circumstances described above following a change in control of Kerr-McGee.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        In considering the recommendation of the Westport board of directors with respect to the merger agreement, stockholders of Westport should be aware that certain directors and officers of Westport, including some officers who are also directors, have certain interests in the merger that are different from, or in addition to, the interests of the stockholders of Westport in general.

Directorship of Kerr-McGee

        Under the terms of the merger agreement, Westport's board of directors will designate one of its members (who must be acceptable to Kerr-McGee in its sole discretion) to serve as a member of the Kerr-McGee board of directors, subject to the approval of the nominating and corporate governance committee of Kerr-McGee's board of directors in accordance with Kerr-McGee's governance practices and procedures. Kerr-McGee has agreed to cause Westport's designee to be appointed to Kerr-McGee's board of directors at or promptly after the effective time of the merger, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of Kerr-McGee. Westport's designee will be designated to the class of Kerr-McGee directors whose term expires at Kerr-McGee's 2005 annual stockholders meeting, and Kerr-McGee has agreed to recommend to the nominating and corporate governance committee of its board of directors that such individual be nominated for election as a director at Kerr-McGee's 2005 annual stockholders meeting.

Employment Agreements

        Westport is party to employment agreements entered into effective as of April 1, 2002 with each of Donald D. Wolf and Barth E. Whitham, pursuant to which Messrs. Wolf and Whitham serve as Westport's Chairman of the Board of Directors and Chief Executive Officer and its President and Chief Operating Officer, respectively, and which contain certain change in control provisions described below that will be triggered as a result of the merger. The initial term of each employment agreement extends through May 31, 2005. The agreements provide that if any payments or distributions to Mr. Wolf or Mr. Whitham by Westport or any of its affiliates are subject to Section 4999 of the Code, Westport is required to compensate such person for the amount of any excise tax imposed pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment. Section 4999 of the Code addresses additional taxes payable in the event Westport has a change in control.

        The employment agreements also provide for severance payments to Messrs. Wolf and Whitham if Westport terminates their employment other than for cause or their employment is terminated upon a change of control, such as the merger, including their resignation for good reason within one year after the occurrence of a change in control. In such case, Westport must pay accrued and unpaid base salary, bonus, to the extent earned, vested deferred compensation, any benefits then due, accrued and unpaid vacation pay, business expenses incurred as of the date of termination and an amount equal to three times the individual's then applicable base salary and three times the average of the bonus he received for the last three years. In addition, immediately prior to a change in control, all of such individual's existing options will vest and become exercisable and all restrictions with respect to such individual's shares of restricted stock will lapse. The employment agreements also include a non-competition provision for one year if the individual voluntarily terminates his employment and a non-solicitation provision for one year following the termination of such person's employment. In connection with the execution of the merger agreement, each employment agreement was amended as described under "—Amendment of Certain Agreements Affecting Options and Restricted Stock" below.

Change in Control Severance Protection Agreements

        Westport has entered into change in control severance protection agreements with its officers and certain significant employees containing certain protections that will be triggered in the merger. These agreements set forth the terms and conditions of such individuals' compensation in the event of termination of their employment following a change in control, as defined in the agreements, within five years of the date of such agreements. Each agreement automatically expires if a change in control has not occurred within the five-year period, and may be renewed for successive one-year periods by written agreement of the parties thereto. If a termination following a change in control occurs within the specified period, other than a termination for cause or without good reason, as defined in the agreement, the terminated person will be entitled to all earned and accrued compensation and benefits plus severance compensation equal to a stated percentage of the sum of their respective base salary and average bonus for three prior years, plus the amount of any excise tax imposed on such severance payment under Section 4999 of the Code. In addition, all equity incentive awards become immediately vested. In connection with the execution of the merger agreement, each change in control severance protection agreement was amended as described under "—Amendment of Certain Agreements Affecting Options and Restricted Stock" below.

Grants under the Westport Resources Corporation 2000 Stock Incentive Plan

        Agreements evidencing options to purchase Westport common stock and awards of Westport restricted stock granted to each officer and each director of Westport who is neither employed by Westport nor affiliated with the principal stockholders of Westport under the Westport Resources Corporation 2000 Stock Incentive Plan provide for the acceleration of vesting of options to purchase Westport common stock and the lapse of restrictions on Westport restricted stock upon a change in control of Westport. In connection with the execution of the merger agreement, each option and restricted stock agreement containing change in control provisions was amended as described under "—Amendment of Certain Agreements Affecting Options and Restricted Stock" below.

Amendment of Certain Agreements Affecting Options and Restricted Stock

        In connection with the merger, Westport's board of directors exercised its authority under the Westport stock plans (as defined below) to amend the terms of outstanding option grants and restricted stock awards for various individuals, including certain directors and officers of Westport. The amendments were made to (i) the employment agreements with each of Messrs. Wolf and Whitham, (ii) change in control severance protection agreements, including those with officers of Westport, and (iii) option and restricted stock agreements with officers, outside directors and certain significant employees of Westport. The amendments were made to (1) cause certain individuals' unvested options and restricted stock awards to become fully vested immediately prior to the effective time of the merger and/or (2) extend the term during which certain individuals' options can be exercised following termination of employment or service as a Westport director to the earlier of (A) the expiration of the original term of each such outstanding option and (B) four years from the date of the individual's termination of employment or service as a director of Westport.

Assumption of Stock Options and Restricted Stock

        In the merger agreement, Kerr-McGee agreed that at the effective time of the merger, each of the then outstanding options to purchase shares of Westport common stock (as defined below) will be (i) assumed by Kerr-McGee, in accordance with the terms of the applicable Westport stock plan (as defined below) and the option agreement by which it is evidenced, and (ii) converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio, at an exercise price per share of Kerr-McGee common stock equal to the exercise price per share of such option immediately prior to the effective time of the merger divided by the exchange ratio. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of Kerr-McGee common stock, then the number of shares of Kerr-McGee common stock subject to such option will be rounded up to the nearest whole number of shares of Kerr-McGee common stock. As used in the merger agreement, options means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of Westport or any of its subsidiaries or any predecessor thereof to purchase shares of Westport common stock pursuant to the Westport Resources Corporation 2000 Stock Incentive Plan, as amended, Westport Resources Corporation 2000 Directors' Stock Option Plan, Westport Resources Corporation 2000 Stock Option Plan, Belco Oil & Gas Corp. 1996 Non-employee Directors' Stock Option Plan, as amended, Belco Oil & Gas Corp. 1996 Stock Incentive Plan, as amended, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of Westport or any of its subsidiaries or any predecessor thereof, collectively referred to as the Westport stock plans. The vesting of certain Westport options will be accelerated upon consummation of the merger. See "—Amendment of Certain Agreements Affecting Options and Restricted Stock" above.

        Kerr-McGee also agreed that at the effective time of the merger, each of the then outstanding awards of restricted stock (as defined below) shall be (i) assumed by Kerr-McGee, in accordance with the terms of the applicable Westport stock plan and award agreement by which it is evidenced, and (ii) converted into an award of that number of shares of Kerr-McGee restricted stock determined by multiplying the number of shares of Westport restricted stock subject to such award at the effective time of the merger by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger. The vesting of certain Westport restricted stock will be accelerated and restrictions applicable to certain awards of Westport restricted stock will lapse upon consummation of the merger. See "—Amendment of Certain Agreements Affecting Options and Restricted Stock" above. If the calculation stated above results in the assumption of an award of restricted stock that would include a fraction of a share of Kerr-McGee common stock, then the number of shares of Kerr-McGee common stock subject to such award will be rounded down to the nearest whole number of shares of Kerr-McGee common stock. As used in the merger agreement, restricted stock means any outstanding award of restricted Westport common stock with respect to which the restrictions have not lapsed, and which award will not have previously expired or terminated, granted to a current or former employee, director or independent contractor of Westport or any of Westport's subsidiaries or any predecessor thereof pursuant to any applicable Westport stock plan or any other contract or agreement entered into by Westport or any of its subsidiaries.

        As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 (or any successor form promulgated by the SEC), and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

        The following table sets forth, with respect to the officers and directors of Westport named in the table, (i) the number of shares of Westport common stock subject to options to be assumed by Kerr-McGee and (ii) the aggregate value of such options based upon the closing per share price of Westport common stock on March 31, 2004.

	Number of Westport Shares of Common Stock Underlying Unexercised Options at March 31, 2004(#)
			Value of Unexercised Options at March 31, 2004($)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Donald D. Wolf	992,696	154,290	32,749,041	5,090,027
Barth E. Whitham	353,166	62,588	11,650,946	2,064,778
Lon McCain	81,389	73,447	2,685,023	2,423,017
Grant W. Henderson	192,600	69,410	6,353,874	2,289,836
Howard L. Boigon	16,759	55,621	552,879	1,834,937
Kenneth D. Anderson	25,676	15,455	847,051	509,860
Brian K. Bess	82,176	38,693	2,710,986	1,276,482
Allan D. Keel	—	15,000	—	494,850
Carter G. Mathies	10,000	34,124	329,900	1,125,751
Peter M. Mueller	—	44,301	—	1,461,490
Michael L. Beatty	—	6,500	—	214,435
Laurence D. Belfer	—	—	—	—
Richard D. Dole	—	6,500	—	214,435
James M. Funk	4,500	—	148,455	—
David L. Porges	—	—	—	—
Michael Russell	—	—	—	—
Robert F. Semmens	—	6,500	—	214,435
Randy Stein	11,250	8,750	371,138	288,663
William F. Wallace	18,748	8,750	618,497	288,663

        The following table sets forth, with respect to the officers and directors of Westport named in the table, (i) the number of shares of Westport restricted stock to be assumed by Kerr-McGee and (ii) the aggregate value of such restricted stock based upon the closing per share price of Westport common stock on March 31, 2004.

Name	Number of Shares of Westport Restricted Stock at March 31, 2004(#)	Value of Westport Restricted Stock at March 31, 2004($)
Donald D. Wolf	59,177	1,952,249
Barth E. Whitham	23,302	768,733
Lon McCain	22,101	729,112
Grant W. Henderson	16,931	558,554
Howard L. Boigon	16,712	551,329
Kenneth D. Anderson	5,447	179,697
Brian K. Bess	13,585	448,169
Allan D. Keel	11,000	362,890
Carter G. Mathies	7,650	252,374
Peter M. Mueller	8,720	287,673
Michael L. Beatty	1,000	32,990
Laurence D. Belfer	—	—
Richard D. Dole	1,000	32,990
James M. Funk	—	—
David L. Porges	—	—
Michael Russell	—	—
Robert F. Semmens	1,000	32,990
Randy Stein	1,000	32,990
William F. Wallace	1,000	32,990

        The vesting of all of the Westport options and restricted stock set forth in the immediately preceding tables held by officers and directors of Westport will be accelerated and the restrictions applicable to such restricted stock will lapse upon consummation of the merger. See "—Amendment of Certain Agreements Affecting Options and Restricted Stock" above.

Voting Agreements

        On the date the merger agreement was executed, Westport Energy LLC, Medicor Foundation, EQT Investments, LLC, certain Belfer family persons and their affiliates and Donald D. Wolf collectively beneficially owned and were entitled to vote approximately 28,670,633 shares of Westport common stock, which shares represented more than 42% of the shares of Westport common stock outstanding on that date. Simultaneously with the execution and delivery of the merger agreement, these stockholders have each entered into a voting agreement with Kerr-McGee pursuant to which they each have agreed, among other things, to vote all of the shares of Westport common stock subject to such agreements in favor of the approval of the merger agreement, against any action or agreement that would result in a breach of the merger agreement and against any other extraordinary corporate transaction. Each of these stockholders granted and appointed certain representatives of Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such stockholders' shares of Westport common stock at the special meeting or any adjournment thereof. The execution and delivery of the voting agreements by these stockholders was a condition of Kerr-McGee's willingness to enter into the merger agreement. See "The Merger Agreement—Voting Agreements" for a summary of the material terms of the voting agreements.

Registration Rights Agreement

        Simultaneously with the execution and delivery of the merger agreement, Kerr-McGee and certain principal Westport stockholders entered into a registration rights agreement pursuant to which Kerr-McGee agreed to register on a shelf registration statement on Form S-3 the Kerr-McGee common stock received by such principal Westport stockholders in the merger. These principal stockholders, together with certain other stockholders of Westport have agreed, in connection with the merger and entry into the registration rights agreement and the voting agreements, to terminate, effective as of the effective time of the merger, their existing registration rights and certain existing nominating and voting rights relating to directorships on Westport's board of directors. See "The Merger Agreement—Registration Rights Agreement" for a summary of the material terms of the registration rights agreement.

Director and Officer Indemnification

        In the merger agreement, Kerr-McGee and Merger Sub agreed that all rights to indemnification by Westport existing in favor of each person who is, was or becomes at any time prior to the effective time of the merger an officer, director or employee of Westport or any subsidiary of Westport or who acts as a fiduciary under any of Westport's employee benefit plans, each referred to as an indemnified party, as provided in Westport's articles of incorporation or bylaws or pursuant to any other agreements in force on the date the merger agreement was signed, will remain in full force and effect. From and after the effective time of the merger, Kerr-McGee and the surviving entity will be jointly and severally liable to pay and perform such indemnification obligations.

        For six years after the effective time of the merger, to the full extent permitted under applicable law, Kerr-McGee and the surviving entity, referred to as the indemnifying parties, will, jointly and severally indemnify, defend and hold harmless each indemnified party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the effective time of the merger. In addition, during such period of time the indemnifying parties will reimburse each indemnified party for any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred. No indemnifying party will, without the prior written consent of the indemnified party (which consent will not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of that action and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

        Kerr-McGee will cause the surviving entity to maintain Westport's officers' and directors' liability insurance policies, in effect on the date of the merger agreement, for a period of not less than six years after the effective time of the merger, but only to the extent related to actions or omissions prior to the effective time of the merger; provided, that (i) the surviving entity may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) such substitution will not result in gaps or lapses of coverage with respect to matters occurring prior to the effective time of the merger; provided, further, that neither Kerr-McGee nor the surviving entity will be required to expend more than an amount per year equal to 150% of current annual premiums paid by Westport for such insurance, referred to as the maximum amount. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the maximum amount, Kerr-McGee and the surviving entity will procure and maintain for such six-year period as much coverage as reasonably practicable for the maximum amount. Kerr-McGee also has the right to cause coverage to be extended under Westport's existing officers' and directors' liability insurance policies by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the terms of Westport's existing policies. These obligations are binding upon any successor to or assign of Kerr-McGee.

Continuation of Westport Employee Benefits

        Under the merger agreement, the surviving entity will assume Westport's employee benefit plans as of the effective time of the merger, and will operate such plans in accordance with their terms. Westport employees that will be employed by the surviving entity, referred to as the acquired employees, after the effective time of the merger will continue to participate in such assumed plans. At a time as determined by Kerr-McGee or the surviving entity, acquired employees will participate in Kerr-McGee's compensation, severance, bonus, stock option and other incentive plans for which they are eligible pursuant to the terms and conditions of such plans, or in similar plans maintained by the surviving entity, in each case consistent with the participation offered to Kerr-McGee's employees holding similar positions. Each such plan will grant credit to each acquired employee for all service prior to the effective time of the merger with Westport (including any predecessors) for vesting and eligibility purposes, but not for benefit accrual.

        During the plan year in which the effective time of the merger occurs, any group health plan established or maintained by Kerr-McGee or the surviving entity will, with respect to any eligible acquired employee or, as applicable, a family member of an eligible acquired employee, (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered under any group health plan maintained by Westport prior to the effective time of the merger, (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the effective time of the merger, and (iv) accept rollovers of the health flexible spending account and dependent care accounts of eligible acquired employees.

Westport Retention and Severance Plan

        In connection with the execution of the merger agreement, Westport adopted the Westport Resources Corporation Retention and Severance Plan, referred to as the Retention and Severance Plan, effective April 6, 2004. The purpose of the Retention and Severance Plan is to provide an incentive to employees of Westport and its pre-change in control affiliates, collectively referred to as Westport entities, to continue in the employ of Westport entities, or their post-change in control affiliates or successors for a specified period. The definition of change in control is set forth in the Retention and Severance Plan.

        The Retention and Severance Plan supersedes all previous retention and/or severance plans that have been adopted by Westport entities. The Retention and Severance Plan consists of two distinct programs, referred to as the Retention Program and the Severance Program. The Retention and Severance Plan will be administered by Westport, its successor or any individual or committee as may be designated by action of the board of directors of Westport or its successor, referred to as the Plan Administrator.

        Part-time or temporary employees or individuals classified by Westport entities as independent contractors are not eligible to participate in the Retention and Severance Plan. Also, any employee who is a party to a change in control severance agreement is ineligible for severance benefits under the Retention and Severance Plan.

  Retention Program

        The Plan Administrator will select certain full-time employees to participate in the Retention Program. Retention Program benefits will be paid to selected employees who remain in the employ of Westport entities from the date of execution of a letter of intent or binding agreement between

Westport entities and another party providing for a change in control until 12 months after the date on which the change in control occurs, except in the event that the Plan Administrator provides for a shorter change in control period with respect to a participant.

        Retention benefits will be based on an employee's annual base salary and employment classification as either exempt or non-exempt. A participant classified as exempt is eligible for a retention benefit equal to 25% of his or her annual base salary. A participant classified as non-exempt is eligible for a retention benefit equal to 20% of his or her annual base salary. Retention benefits will be paid in a lump sum as soon as practicable after the earlier of the last day of the change in control period specified above or the participant's date of termination. No retention benefit will be paid if a participant either (i) is terminated by Westport entities or their successors for cause during such change in control period, or (ii) voluntarily terminates employment with Westport entities or their successors without good reason during such change in control period.

  Severance Program

        Pursuant to the Severance Program, all full-time employees of Westport entities who have at least six months of service therewith prior to the date on which the change in control occurs (including any employees who receive service credit for purposes of Westport entities' 401(k) plan by reason of employment with a predecessor of Westport entities or with a company whose properties are acquired by Westport entities) are eligible for severance benefits. A participant will only receive severance benefits if his or her employment is either terminated (i) by Westport entities or their successors for any reason other than for cause, or (ii) by the participant for good reason and in either case, the termination occurs between the date of a change in control and the first anniversary thereof. In addition, as a condition of receiving severance benefits, a participant may be required to execute a general release of claims against Westport entities and their successors.

        Under the Severance Program, eligible employees will receive (i) a severance payment, (ii) payment by Westport entities or their successors of one half of the cost of COBRA premiums from the period that begins on the first day after the participant is no longer covered by Westport entities' health plan and ends on the earlier of the last day of the period that contains the same number of weeks for which the participant receives his or her annual base salary as a severance benefit, or the day the participant is no longer eligible for COBRA coverage, for any reason including, but not limited to the participant ceasing to make his or her COBRA premium payment, and (iii) accelerated vesting of certain grants of stock options and restricted stock awarded to a participant under Westport's 2000 Stock Incentive Plan.

        Severance payments will be equal to the greater of (i) an amount representing three times a participant's weekly salary multiplied by a participant's years of service or (ii) an amount representing three times a participant's weekly salary for each $12,500 of a participant's annual base salary. The minimum severance payment will be 12 weeks of a participant's annual base salary and the maximum severance payment will be either 26 weeks for participants with an annual base salary less than $50,000 and 52 weeks for participants with an annual base salary equal to or greater than $50,000. Severance payments will be made in a lump sum cash payment as soon as practicable after the date of the termination.

        No severance benefit will be paid if (i) a participant's employment is terminated by Westport entities or their successors for cause, or (ii) a participant voluntary terminates employment without good reason, or (iii) a participant's employment is terminated for any reason other than death, disability or retirement.

Termination and Voting Agreement; Westport Registration Rights Agreement

        Westport, Medicor Foundation, also referred to as Medicor, Westport Energy LLC, also referred to as WELLC, ERI Investments, Inc., also referred to as ERI, and certain stockholders party thereto, also referred to as the Belfer Parties, entered into a Termination and Voting Agreement, and Westport, Medicor, WELLC, ERI and certain Belfer Parties referred to as the Belfer Group, entered into a Registration Rights Agreement, referred to as the Westport registration rights agreement, in each case effective as of October 1, 2003.

        The termination and voting agreement terminates the previous shareholders agreement, dated as of February 14, 2003, and includes the following agreements:

  •
  Each of Medicor, EQT Investments, LLC, a successor to ERI, also referred to as EQT, and the Belfer Group has the right to nominate one director at the 2004 annual meeting of Westport's stockholders; and

  •
  Medicor, EQT and the Belfer Group, respectively, each have the right (i) subject to applicable law, to remove, with or without cause, a director nominated in accordance with the terms of the termination and voting agreement by Medicor, EQT or the Belfer Group, respectively, and (ii) to nominate any replacement for such director upon his or her death, resignation, retirement, disqualification or removal from office. Westport's board of directors is obligated to duly appoint as a director each person so nominated to fill a vacancy on its board of directors. Notwithstanding the foregoing, pursuant to Nevada law, an incumbent director may not be removed from office except upon the affirmative vote of at least two-thirds of the issued and outstanding voting power.

        Pursuant to the Westport Registration Rights Agreement:

  •
  each of Medicor (together with WELLC), EQT and the Belfer Group is granted unlimited piggyback registration rights;

  •
  each of Medicor (together with WELLC), EQT and the Belfer Group is granted a limited number of demand registration rights; and

  •
  each of Medicor (together with WELLC), EQT and the Belfer Group is obligated to enter into holdback agreements if requested by the underwriters in underwritten offerings.

Termination Agreement

        In connection with the execution of the merger agreement, Westport and each party (or such party's successor) to the termination and voting agreement and the Westport Registration Rights Agreement, agreed to terminate such agreements effective as of the effective time of the merger, pursuant to that certain Termination Agreement, dated as of April 6, 2004. The Termination Agreement will terminate and be of no force or effect in the event the merger agreement is terminated.

THE MERGER AGREEMENT

        The following description summarizes the material provisions of the merger agreement. Stockholders should read carefully the merger agreement, which is attached as Annex A to this joint proxy statement/prospectus and incorporated herein by reference.

Merger Consideration

        In the merger, holders of shares of Westport common stock will receive .71 shares of Kerr-McGee common stock for each share of Westport common stock that they own immediately prior to the effective time of the merger. This ratio is referred to as the exchange ratio. Such stockholders will receive cash for any fractional shares which they would otherwise receive in the merger.

Consummation of the Merger

        The merger will be consummated when we file the articles of merger or other appropriate documents with the Secretary of State of the State of Nevada. However, Kerr-McGee and Westport may agree to a later time for consummation of the merger and specify that time in the articles of merger. We will file the articles of merger as soon as practicable after the satisfaction or, where permissible, waiver of the closing conditions in the merger agreement, which are described below.

Conditions to the Completion of the Merger

        Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other customary closing conditions, the following:

  •
  the merger agreement has been approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Westport entitled to vote and the issuance of the shares of Kerr-McGee common stock in the merger has been approved by a majority of the votes cast in person or by proxy and entitled to vote at the Kerr-McGee special meeting;

  •
  the waiting period applicable to the merger under the HSR Act has expired or been terminated;

  •
  the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part has been declared effective by the SEC under the Securities Act and no stop orders suspending the effectiveness thereof have been issued by the SEC and no proceedings for that purpose have been initiated or threatened by the SEC;

  •
  the shares of Kerr-McGee common stock issuable to the Westport stockholders as contemplated by the merger agreement have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

  •
  no preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, will be in effect that would make the merger illegal or otherwise prevent the consummation thereof;

  •
  the representations and warranties of Kerr-McGee and Westport, respectively, set forth in the merger agreement are true and correct as of the date of the merger agreement and as of the closing date described therein, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materially" or "material adverse effect," or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect Kerr-McGee or Westport, as applicable;

  •
  Kerr-McGee and Westport, respectively, have performed in all material respects all obligations required to be performed by each of them, respectively, under the merger agreement at or prior to the closing date of the merger agreement;

  •
  each of Kerr-McGee and Westport, respectively, have received from Covington & Burling, counsel to Kerr-McGee, and Akin Gump Strauss Hauer & Feld LLP, counsel to Westport, respectively, on the date on which the registration statement relating to the issuance of the shares of Kerr-McGee common stock in the merger is declared effective by the SEC and on the closing date of the merger, an opinion, in each case dated as of such respective date and stating that the merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and

  •
  neither Kerr-McGee nor Westport will have filed with the SEC one or more amendments to its respective Annual Report on Form 10-K for the year ended December 31, 2003 in which such party makes a downward restatement of its (and its subsidiaries, taken as a whole) aggregate proved hydrocarbon reserves as of December 31, 2003 by an amount that is more than 12.5% of the aggregate amount of such reserves as originally reported in such Annual Report, respectively, and neither company will have publicly announced its intention to make such amended filing(s) or such downward restatement, nor be legally obligated to do so.

        The merger agreement provides that a material adverse effect, as it relates to Kerr-McGee or to Westport, means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of Kerr-McGee or Westport, as applicable, and their respective subsidiaries, considered as a single enterprise or (ii) the ability of Kerr-McGee or Westport, as applicable, to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (x) adversely affects the oil and gas exploration and development industry generally (including without limitation changes in commodity prices, general market prices and regulatory changes), in the Gulf of Mexico or in any basin in which at least 10% of Kerr-McGee's or Westport's proved reserves, as applicable, are located, (y) arises out of general economic or industry conditions (and in each case does not disproportionately affect Kerr-McGee or Westport, as applicable, and their respective subsidiaries considered as a single enterprise) or (z) (other than with respect to the representations of Kerr-McGee relating to authorization and no conflict and the representations of Westport relating to authorization and no conflict and certain contracts) arise out of, result from or relate to the transactions contemplated by the merger agreement or the announcement thereof, will not be considered in determining whether a material adverse effect has occurred.

        Neither Kerr-McGee nor Westport can provide assurance that all of the conditions precedent to the merger will be satisfied or, where permitted, waived by the party permitted to do so. Further, Kerr-McGee and Westport cannot at this point determine whether either of them would resolicit proxies in the event that they decided and were permitted to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to each of Kerr-McGee's and Westport's decision to complete the merger and whether each of Kerr-McGee and Westport, as applicable, believes there has been a material change in the terms of the merger and its effect on their respective stockholders. In making each of their determination, Kerr-McGee and Westport, respectively, would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the deal fair to their respective stockholders from a financial point of view, the availability of alternative transactions and the prospects of Kerr-McGee and Westport, as applicable, as an independent entity. In the event of a waiver of a condition precedent to the merger, if either Kerr-McGee or Westport, as applicable, determines that the waiver of such condition would materially change the terms of the merger, including the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code, it will resolicit proxies.

No Solicitation of Takeover Proposals

        The merger agreement provides that, from the date of the merger agreement until the effective time of the merger or, if earlier, the termination of the merger agreement in accordance with its terms, Westport will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of Westport, or any of Westport's subsidiaries to, nor will it authorize any investment banker, attorney or other advisor or representative of Westport or any of Westport's subsidiaries to, (i) solicit, initiate, or knowingly encourage the submission of, any takeover proposal (as defined below), (ii) approve or recommend any takeover proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any takeover proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any takeover proposal. However, (x) nothing contained in subclauses (i) or (ii) above will prohibit Westport or its board of directors from disclosing to Westport's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Securities Exchange Act of 1934 or from making any similar disclosure, in either case to the extent required by applicable law, provided that the board of directors of Westport will not recommend that the stockholders of Westport tender their Westport common stock in connection with any such tender or exchange offer unless the board of directors of Westport determines in good faith (after receiving the advice of its financial adviser) that such takeover proposal is a superior proposal (as defined below); (y) if (under circumstances in which Westport has complied with all of its obligations under this no solicitation limitation), prior to the merger agreement having been approved by the Westport stockholders, Westport receives an unsolicited written takeover proposal from a third party that the board of directors of Westport determines in good faith (after receiving the advice of its financial adviser) is, or is reasonably likely to result in, a superior proposal, Westport and its representatives may conduct such additional discussions and provide such information as the board of directors of Westport will determine, but only if, prior to such provision of such information or conduct of such additional discussions (A) the third party will have entered into a confidentiality agreement in customary form that is no less favorable to Westport as the confidentiality agreement entered into between Kerr-McGee and Westport and (B) the board of directors of Westport determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law; and (z) at any time prior to the merger agreement having been approved by the Westport stockholders, and subject to Westport's compliance with its obligations under the no solicitation limitations described above, Westport's board of directors may (A) withdraw (or amend or modify in a manner adverse to Kerr-McGee or Merger Sub), or publicly propose to withdraw (or amend or modify in a manner adverse to Kerr-McGee or Merger Sub), the recommendation or declaration of advisability by Westport's board of directors of the merger agreement, the merger or the other transactions contemplated by the merger agreement and recommend, or publicly propose to recommend any takeover proposal, or (B) to the extent permitted by the provisions of the merger agreement setting forth Westport's rights and obligations in the event it determines to accept a superior proposal and terminate the merger agreement, allow Westport to enter into a binding written agreement concerning a transaction that constitutes a superior proposal, in the case of either subclause (A) or (B) of this clause (z) only after (1) the board of directors of Westport determines in good faith (after receiving the advice of its financial advisor) that such takeover proposal is a superior proposal and (2) the board of directors of Westport determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law.

        For purposes of the merger agreement, a takeover proposal refers to any inquiry, proposal or offer from any person (other than Kerr-McGee, Merger Sub or any of their affiliates) relating to any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving Westport or any of its subsidiaries of (A) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of Westport and its subsidiaries, taken as a whole, or (B) 10% or more of the outstanding shares of Westport common stock or any other Westport capital stock or capital stock of, or other equity or voting interests in, any of Westport's subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement. The term superior proposal refers to any bona fide written takeover proposal to effect a merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which Westport's stockholders cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of Westport, which in any such case is on terms that the board of directors of Westport determines in its good faith judgment (after receipt of the advice of its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such takeover proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the takeover proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to Westport's stockholders from a financial point of view than the transactions contemplated by the merger agreement (including the terms of any proposal by Kerr-McGee to modify the terms of the transactions contemplated by the merger agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the merger agreement has been adopted by the Westport common stockholders:

  (1)
  by mutual written consent of Kerr-McGee, Merger Sub and Westport;

  (2)
  by either Westport or Kerr-McGee, if the merger has not been consummated by October 31, 2004, or such other date, if any, as Westport and Kerr-McGee will agree upon (the termination date). However, the right to terminate the merger agreement under this paragraph will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in, the failure of the effective time of the merger to occur on or before such date;

  (3)
  by either Westport or Kerr-McGee, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition that would make the merger illegal or otherwise prevent the consummation thereof will be in effect and will have become final and nonappealable;

  (4)
  by either Westport or Kerr-McGee, if at the Westport special meeting (including any adjournment or postponement thereof), the required vote of the Westport stockholders will not have been obtained or if at the Kerr-McGee special meeting (including any adjournment or postponement thereof), the required vote of the Kerr-McGee stockholders will not have been obtained;

  (5)
  by Kerr-McGee, if

  •
  the board of directors of Westport will have withdrawn or modified or amended in any respect adverse to Kerr-McGee its adoption of or recommendation in favor of the merger agreement or will have failed to make such favorable recommendation;

  •
  the board of directors of Westport (or any committee thereof) will have recommended to the stockholders of Westport any takeover proposal or will have resolved to, or publicly announced an intention to, do so;

  •
  Westport will have breached the no solicitation limitations in any material respect, and Kerr-McGee will have been adversely affected thereby; or

  •
  Westport will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of the conditions of to Kerr-McGee's obligation to consummate the merger relating to Westport's representations and warranties and performance of its obligations, and (B) is incapable of being cured or has not been cured by Westport within 20 calendar days after written notice has been given by Kerr-McGee to Westport of such breach or failure to perform; or

  (6)
  by Westport, if

  •
  prior to the Westport special meeting, (A) Westport will not have breached the no solicitation limitations in any material respect, (B) the board of directors of Westport authorizes Westport, subject to complying with the provisions outlined under "—No Solicitation of Takeover Proposals" above and this paragraph (6), to enter into a binding written agreement concerning a transaction that constitutes a superior proposal and Westport notifies Kerr-McGee in writing that it intends to enter into such an agreement, (C) Kerr-McGee does not make, within three business days of receipt of Westport's written notification of its intention to enter into such agreement, an offer that the board of directors of Westport determines, in its good faith judgment (after receipt of the advice of its financial advisor) is at least as favorable to Westport's stockholders from a financial point of view as the superior proposal and (D) Westport prior to such termination pays to Kerr-McGee in immediately available funds any fees required to be paid following termination of the merger agreement under the provisions of the merger agreement relating to the payment of a termination fee (as described below); or

  •
  Kerr-McGee will have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform (A) would give rise to the failure of the conditions of to Westport's obligation to consummate the merger relating to Kerr-McGee's representations and warranties and performance of its obligations, and (B) is incapable of being cured or has not been cured by Kerr-McGee within 20 calendar days after written notice has been given by Westport to Kerr-McGee of such breach or failure to perform.

Termination Fee

        Under the merger agreement, if (i) the merger agreement is terminated pursuant to any of the first three bullet points of paragraph (5) or the first bullet point of paragraph (6) under "—Termination" above or (ii) (A) a takeover proposal in respect of Westport is publicly announced or is proposed or offered or made to Westport or Westport's stockholders prior to the merger agreement having been approved by the required Westport stockholder vote, (B) the merger agreement is terminated by either party, as applicable, pursuant to paragraphs (2) or (4) of "—Termination" above (in the case of paragraph (4), solely with respect to the failure to obtain the required Westport stockholder vote) and (C) within 12 months following such termination Westport will consummate or enter into, directly or indirectly, an agreement with the proponent of such takeover proposal or an affiliate of such proponent, Westport will promptly, and no later than one business day after termination of the merger agreement (or on the date of such consummation or, if earlier, entry into such agreement in the case of (ii) above), pay Kerr-McGee a fee in immediately available funds of $90,000,000 (the termination fee). For purposes of this paragraph, the references in the definition of takeover proposal to 10% will be changed to 50%.

Expenses

        In the merger agreement, the parties agreed that all costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the merger is consummated. If the merger agreement is terminated and the termination fee is payable as a result thereof, in addition to the payment of the termination fee, Westport will assume and pay, or reimburse Kerr-McGee for, all reasonable out-of-pocket fees and expenses incurred by Kerr-McGee (including the fees and expenses of its counsel, financial advisor and financing sources) in connection with the merger agreement and the transactions contemplated thereby, up to a maximum of $10,000,000.

Hedging Activities

        To reduce the price sensitivity associated with future oil and gas prices, Kerr-McGee and Westport have entered into financial derivative transactions to hedge a portion of their expected future production volumes. Prior to entering into the merger agreement, Kerr-McGee entered into additional financial derivative transactions, referred to as the 2004-6 hedges, relating to specified amounts of projected 2004, 2005 and 2006 hydrocarbon production volumes. Together with Kerr-McGee's and Westport's existing derivative transactions, these derivative transactions equate to approximately 80% of the combined company's projected oil and gas production for the last six months of 2004, 24% for 2005 and 22% for 2006. In the event the merger agreement is terminated by Westport pursuant to the first bullet point of paragraph (6) under "—Termination" above, whether or not Kerr-McGee elects to terminate the 2004-6 hedges, (x) Westport will be required to pay Kerr-McGee the net termination costs, if any, associated with the 2004-6 hedges that Kerr-McGee would be required to pay to the counterparties to the 2004-6 hedges if the 2004-6 were terminated at such a time or (y) Kerr-McGee will be required to pay to Westport the net termination costs, if any, associated with the 2004-6 hedges that the counterparties to the 2004-6 hedges would be required to pay to Kerr-McGee if the 2004-6 hedges were terminated at such time. If Kerr-McGee elects to terminate the 2004-6 hedges following a termination of the merger agreement in the circumstances referred to in this paragraph, Westport may in specified circumstances elect to assume Kerr-McGee's obligations and be assigned Kerr-McGee's rights under the 2004-6 hedges.

        The table below provides information with respect to the 2004-6 hedges, as of April 21, 2004.

	2004(1)		2005		2006
Crude Oil	Average Price (2)	Barrels of Oil per Day	Average Price/Collar (2)	Barrels of Oil per Day	Average Price/Collar (2)	Barrels of Oil per Day
Fixed-price swaps (WTI)	$32.60	9,000		—		—
Costless collars (WTI)		—	$28.50-$31.89	14,000	$27.00-$30.58	19,000

Total		9,000		14,000		19,000

	2004(1)		2005		2006
Natural Gas	Average Price (3)	MMBtu per Day	Average Price/Collar (3)	MMBtu per Day	Average Price/Collar (3)	MMBtu per Day
Fixed-price swaps (NYMEX)	$5.96	185,000		—		—
Costless collars (NYMEX)		—	$5.00-$6.25	280,000	$4.75-$5.51	340,000

Total		185,000		280,000		340,000

Notes:

(1)
Hedges in effect only with respect to production in the second half of 2004, i.e., July through December.

(2)
Average Price is expressed as dollars per barrel. A barrel contains 42 U.S. gallons.

(3)
Average Price is expressed as dollars per million British thermal units, or MMBtu.

Redemption of Convertible Preferred Stock

        Under the merger agreement, Westport is required to redeem, prior to the effective time of the merger, all of the issued and outstanding shares of its 6 1/2% convertible preferred stock pursuant to the terms set forth in the certificate of designations for such stock.

Conduct of Business Pending the Merger

        In the merger agreement, Westport agreed that, prior to the effective time of the merger, unless Kerr-McGee will otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as expressly permitted or required under the merger agreement:

  (1)
  the businesses of Westport and its subsidiaries will be conducted only in the ordinary and usual course of business and consistent with past practices, and Westport and its subsidiaries will use all commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

  (2)
  except as set forth in the disclosure letter submitted by Westport to Kerr-McGee and Merger Sub in connection with the merger agreement, Westport will not directly or indirectly, and will not permit any of its subsidiaries to, do any of the following:

  •
  acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to Westport and its subsidiaries or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice or, in the case of acquisitions of oil and gas properties or interests therein, in excess of $20,000,000 in the aggregate;

  •
  acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

  •
  amend or propose to amend its articles of incorporation or bylaws or, in the case of its subsidiaries, their respective constituent documents;

  •
  declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock, other than the declaration and payment of regularly quarterly cash dividends on its convertible preferred stock outstanding on the date hereof not in excess of those amounts specified in the certificate of designations in respect thereof;

  •
  purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, other than in connection with the relinquishment of shares by employees and directors of Westport in payment of withholding tax upon the vesting of restricted stock;

  •
  split, combine or reclassify any outstanding shares of its capital stock;

  •
  except for (A) Westport common stock issuable upon exercise of options outstanding on the date hereof (or granted after the date hereof as permitted by the merger agreement) and the vesting of restricted stock awards granted prior to the execution of the merger agreement and (B) Westport common stock issuable upon conversion of convertible preferred stock outstanding on the date of the merger agreement, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by Westport or any of its subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

  •
  modify the terms of any existing indebtedness for borrowed money or security issued by Westport or any of its subsidiaries;

  •
  incur any indebtedness for borrowed money, except indebtedness incurred in the ordinary course of business and letters of credit required under Westport's hedging agreements in order to satisfy margin requirements, but only if the amount of such indebtedness (not including such letters of credit), when added to all other indebtedness of Westport then outstanding (determined in accordance with GAAP), does not exceed $976,200,000;

  •
  assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person or entity, or make any loans or advances, except (A) to or for the benefit of its subsidiaries or (B) for those not in excess of $5,000,000 in the aggregate;

    •
    create or assume any material lien on any material asset;

    •
    authorize, recommend or propose any material change in its capitalization;

    •
    (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of Westport or any of its subsidiaries, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of Westport or any of its subsidiaries, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of Westport or any of its subsidiaries, (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of Westport or any of its subsidiaries not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, or (G) take any action that would result in its incurring any obligation for certain severance, change in control or similar material payments or benefits described in specified sections of Westport's representations and warranties with respect to its employee benefit plans (without regard to whether the transactions contemplated by the merger agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of the merger agreement;

    •
    other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between Westport or any of its subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by Westport or any of its subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

    •
    make any changes in its reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any tax election; make any change to its method or reporting income, deductions, or other tax items for tax purposes; settle or compromise any tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

    •
    settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by or to Westport or any of its subsidiaries;

    •
    other than in the ordinary course of business, pay or discharge any claims, liens or liabilities involving more than $5,000,000 individually or $10,000,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in Westport's financial statements;

    •
    write off any accounts or notes receivable in excess of $5,000,000;

    •
    make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in Westport's fiscal 2004 capital expenditure plan previously provided to Kerr-McGee, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operations for which Westport has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well pipeline or other facility;

    •
    subject to certain exceptions, make or assume any hedges;

    •
    subject to certain exceptions, enter into new contracts to sell hydrocarbons other than in the ordinary course of business at market pricing, but in no event any having a duration longer than three months;

    •
    fail to timely meet its royalty payment obligations in connection with its oil and gas leases to the extent such failure has or would reasonably be expected to have a material adverse effect on Westport;

    •
    enter into any agreement, arrangement or commitment that limits or otherwise restricts Westport or any of its subsidiaries, or that would reasonably be expected to, after the effective time of the merger, limit or restrict Kerr-McGee or any of its subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Kerr-McGee or any of its subsidiaries;

    •
    terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted by law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreement and to enforce specifically the terms and provisions thereof;

    •
    subject to certain exceptions, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of the conditions to Kerr-McGee's obligation to consummate the merger relating to Westport's representations and warranties and performance of its obligations at, or as of any time prior to, the effective time of the merger, or that would materially impair the ability of Westport, Kerr-McGee, Merger Sub or the holders of shares of Westport's common stock to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

    •
    knowingly take any action that would or could reasonably be expected to disqualify the merger as a reorganization within the meaning of Section 368(a) of the Code; or

    •
    take or agree in writing or otherwise to take any of the actions precluded by paragraphs (1) or (2) above.

        In the merger agreement, Kerr-McGee agreed that prior to the effective time of the merger, neither Kerr-McGee nor any of its subsidiaries, without the prior written consent of Westport, will:

  •
  acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

  •
  adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by the merger agreement;

  •
  with respect to Kerr-McGee only, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, except for the payment of ordinary cash dividends in respect of the Kerr-McGee common stock not in excess of $0.45 per share per fiscal quarter unless the exchange ratio is proportionately increased or decreased, as applicable, in which case the prior written consent of Westport will not be required, but Westport will be entitled to written notice of such event;

  •
  adopt a plan of complete or partial liquidation or dissolution of Kerr-McGee;

  •
  knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of the conditions to Westport's obligation to consummate the merger relating to Kerr-McGee's representations and warranties and performance of its obligations at, or as of any time prior to, the effective time of the merger, or that would materially impair the ability of Westport, Kerr-McGee, Merger Sub or the holders of shares of Westport common stock to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

  •
  knowingly take any action that would or could reasonably be expected to disqualify the merger as a reorganization within the meaning of Section 368(a) of the Code; or

  •
  take or agree in writing or otherwise to take any of the actions precluded by the paragraphs above.

Amendment; Waiver

        The merger agreement may be amended by Kerr-McGee and Westport at any time before or after approval of the merger agreement and the transactions contemplated thereby by the respective boards of directors or stockholders of Kerr-McGee and Westport; provided, however, that after any such approval by the stockholders, no amendment will be made that in any way materially adversely affects the rights of such stockholders (other than a termination of the merger agreement in accordance with the provisions thereof) without the further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

        Any failure of any of the parties to the merger agreement to comply with any obligation, covenant, agreement or condition in the merger agreement may be waived at any time prior to the effective time of the merger by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition will not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

Representations and Warranties

        The merger agreement contains customary representations and warranties relating to, among other things:

  •
  corporate organization and similar corporate matters of each of Kerr-McGee and Westport;

  •
  the capital structure of each of Kerr-McGee and Westport;

  •
  authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of each of Kerr-McGee and Westport;

  •
  subsidiaries of Kerr-McGee and Westport;

  •
  documents filed by each of Kerr-McGee and Westport with the SEC, the accuracy of information contained in such documents and the absence of undisclosed liabilities of each of Kerr-McGee and Westport;

  •
  absence of material adverse changes or events concerning each of Kerr-McGee and Westport;

  •
  outstanding and pending material litigation of each of Kerr-McGee and Westport;

  •
  the accuracy of information supplied by each of Kerr-McGee and Westport in connection with this joint proxy statement/prospectus and the registration statement of which it is a part;

  •
  engagement and payment of fees of brokers, investment bankers, finders and financial advisors by Kerr-McGee and Westport;

  •
  benefit plans of Kerr-McGee and Westport and the absence of changes with respect thereto;

  •
  the approval and adoption of the merger agreement and the approval of the merger by the board of directors of Westport and the recommendation to Westport stockholders to vote for approval of the merger agreement;

  •
  filing of tax returns and payment of taxes by Kerr-McGee and Westport;

  •
  compliance by Kerr-McGee and Westport with environmental laws;

  •
  compliance with applicable laws by Kerr-McGee and Westport;

  •
  matters relating to the Employee Retirement Income Security Act for Kerr-McGee and Westport and other employment matters;

  •
  the taking of any action or knowledge of any fact, agreement, plan or circumstance by Kerr-McGee and Westport that could reasonably be expected to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

  •
  the Investment Company Act of 1940, as amended;

  •
  estimates of and reports relating to the oil and gas reserves of each of Kerr-McGee and Westport;

  •
  the outstanding hydrocarbon and financial hedging positions of each of Kerr-McGee and Westport;

  •
  title to properties of Kerr-McGee and Westport;

  •
  compliance with the Natural Gas Act by Kerr-McGee and Westport;

  •
  insurance policies held by Kerr-McGee and Westport; and

  •
  certain contracts of Kerr-McGee and Westport.

Conversion of Member's Interests and Westport Common Stock

        At the effective time of the merger, all of the member's interests of Merger Sub outstanding immediately prior to such time will be deemed to represent all of the outstanding member's interests of the surviving entity.

        Also at the effective time of the merger:

  (1)
  each share of Westport common stock issued and outstanding immediately prior to such time (other than any shares to be canceled pursuant to paragraph (2) below) will be canceled and converted automatically into the right to receive .71 of a fully paid and nonassessable share of Kerr-McGee common stock, referred to as the merger consideration. This ratio is referred to as the exchange ratio. As of the effective time of the merger, all such shares of Westport common stock will no longer be outstanding and will automatically be canceled and cease to exist, and each holder of a certificate representing any such shares of Westport common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration and any cash in lieu of fractional shares of Kerr-McGee common stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with the terms of the merger agreement, without interest.

  (2)
  each share of Westport common stock held in Westport's treasury and each share of Westport common stock owned by Merger Sub, Kerr-McGee or any wholly owned subsidiary of Kerr-McGee or of Westport immediately prior to the effective time of the merger will be canceled without any conversion thereof and no payment or distribution will be made with respect thereto.

  (3)
  notwithstanding anything in the merger agreement to the contrary, if, between the date of the merger agreement and the effective time of the merger, the outstanding shares of Kerr-McGee common stock are changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon has been declared with a record date within such period, the exchange ratio will be correspondingly adjusted.

Assumption of Stock Options and Restricted Stock

        In the merger agreement, Kerr-McGee agreed that, at the effective time of the merger, each of the then outstanding options to purchase shares of Westport common stock (as defined below) will be (i) assumed by Kerr-McGee, in accordance with the terms of the applicable Westport stock plan (as defined below) and the option agreement by which it is evidenced, and (ii) converted into an option to purchase that number of shares of Kerr-McGee common stock determined by multiplying the number of shares of Westport common stock subject to such option at the effective time of the merger by the exchange ratio, at an exercise price per share of Kerr-McGee common stock equal to the exercise price per share of such option immediately prior to the effective time of the merger divided by the exchange ratio. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of Kerr-McGee common stock, then the number of shares of Kerr-McGee common stock subject to such option will be rounded up to the nearest whole number of shares of Kerr-McGee common stock. As used in the merger agreement, options means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of Westport or any of its subsidiaries or any predecessor thereof to purchase shares of Westport common stock pursuant to the Westport Resources Corporation 2000 Stock Incentive Plan, as amended, Westport Resources Corporation 2000 Directors' Stock Option Plan, Westport Resources Corporation 2000 Stock Option Plan, Belco Oil & Gas Corp. 1996 Non-employee Directors' Stock Option Plan, as amended, Belco Oil & Gas Corp. 1996 Stock Incentive Plan, as amended, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of Westport or any of its subsidiaries or any predecessor thereof, collectively referred to as the Westport stock plans. The vesting of certain Westport options will be accelerated upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock."

        Kerr-McGee also agreed that at the effective time of the merger, each of the then outstanding awards of restricted stock (as defined below) shall be (i) assumed by Kerr-McGee, in accordance with the terms of the applicable Westport stock plan and award agreement by which it is evidenced, and (ii) converted into an award of that number of shares of Kerr-McGee restricted stock determined by multiplying the number of shares of Westport restricted stock subject to such award at the effective time of the merger by the exchange ratio. Each assumed award of restricted stock will be subject to the same restrictions (including with respect to transfer and vesting) applicable to the award immediately prior to the effective time of the merger. The vesting of certain Westport restricted stock will be accelerated and restrictions applicable to certain awards of Westport restricted stock will lapse upon consummation of the merger. See "Interests of Certain Persons in the Merger—Amendment of Certain Agreements Affecting Options and Restricted Stock." If the calculation stated above results in the assumption of an award of restricted stock that would include a fraction of a share of Kerr-McGee common stock, then the number of shares of Kerr-McGee common stock subject to such award will be rounded down to the nearest whole number of shares of Kerr-McGee common stock. As used in the merger agreement, restricted stock means any outstanding award of restricted Westport common stock with respect to which the restrictions have not lapsed, and which award will not have previously expired or terminated, granted to a current or former employee, director or independent contractor of Westport or any of Westport's subsidiaries or any predecessor thereof pursuant to any applicable Westport stock plan or any other contract or agreement entered into by Westport or any of its subsidiaries.

        As soon as reasonably practicable following the effective time of the merger, Kerr-McGee will cause the shares of Kerr-McGee common stock issuable upon exercise of the options assumed above to be registered on Form S-8 (or any successor form promulgated by the SEC), and will use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed options remain outstanding.

Exchange of Shares; Fractional Shares

        Prior to the merger, Kerr-McGee will appoint an exchange agent to effect the exchange of certificates representing shares of Westport common stock for certificates representing shares of Kerr-McGee common stock. Following the merger, Kerr-McGee will deposit with the exchange agent certificates representing new Kerr-McGee common stock and cash for fractional shares.

        As soon as reasonably practicable after the effective time of the merger, Kerr-McGee will mail to record holders of Westport common stock letters of transmittal and instructions explaining how to surrender their stock certificates to the exchange agent. Kerr-McGee will use its reasonable efforts to cause provision to be made for holders of certificates representing shares of Westport common stock to procure in person immediately after the effective time of the merger a letter of transmittal and instructions and to deliver in person immediately after such time such letter of transmittal and share certificates in exchange for the merger consideration and, if applicable, cash in lieu of fractional shares together with any dividends or other distributions to which such holder is entitled, in each case pursuant to the merger agreement. Upon surrender to the exchange agent of their stock certificates, together with a properly completed and signed letter of transmittal and any other documents required by the instructions to the letter of transmittal, the holders of record of the common stock represented by such certificates will be entitled to receive the merger consideration and each certificate surrendered will be canceled.

        Holders of unexchanged Westport stock certificates will not receive any dividends or other distributions made by Kerr-McGee with a record date after the effective time of the merger until their stock certificates are surrendered. Upon surrender, however, subject to applicable laws, such holders will receive all dividends and distributions made on the related shares of Kerr-McGee common stock subsequent to the merger, without interest, together with, if applicable, cash in lieu of fractional shares.

        No fractional shares of Kerr-McGee common stock will be issued in the merger. In lieu of such fractional shares, each holder of shares of Westport common stock will receive cash in an amount equal to the product of:

  •
  such fractional part of a share multiplied by

  •
  the average of the closing prices of Kerr-McGee common stock on the New York Stock Exchange for the five trading days prior to the date of the merger.

No interest will be paid in connection with the exchange of such fractional shares.

        Westport stock certificates should not be returned with the enclosed proxy card and should not be forwarded to the exchange agent except with a signed letter of transmittal and any other documents that may be required by the exchange agent, as provided in the instructions that will accompany the letter of transmittal, which will be provided to Westport stockholders following the merger.

Voting Agreements

The following description summarizes the material provisions of the voting agreements. Stockholders should read carefully the voting agreements, which are attached as Annex D to this joint proxy statement/prospectus and incorporated herein by reference.

        General.    On the date the merger agreement was executed, Westport Energy LLC, Medicor Foundation, EQT Investments, LLC, certain Belfer family persons and their affiliates and Donald D. Wolf collectively beneficially owned and were entitled to vote approximately 28,670,633 shares of Westport common stock, which shares represented more than 42% of the shares of Westport common stock outstanding on that date. Simultaneously with the execution of the merger agreement, these stockholders have each entered into a voting agreement with Kerr-McGee, as described more fully below. The execution and delivery of the voting agreements by these stockholders was a condition of Kerr-McGee's willingness to enter into the merger agreement. Each of the voting agreements contains identical terms and conditions and are attached as Annex D to this joint proxy statement/prospectus.

        Voting.    Pursuant to the voting agreements, each of the principal Westport stockholders has agreed, among other things, to vote such principal stockholder's shares of Westport common stock subject to such agreements in favor of the approval of the merger agreement, against any action or agreement that would result in a breach of the merger agreement and against any other extraordinary corporate transaction at every meeting of Westport stockholders at which such matters are considered and at every adjournment thereof. Each of these Westport stockholders also granted Kerr-McGee an irrevocable proxy (coupled with an interest) to so vote such shares of Westport common stock.

        No Solicitation.    Each of the principal Westport stockholders party to a voting agreement has agreed not to, nor to permit any investment banker, attorney or other advisor or representative retained by such stockholder to, directly or indirectly through another person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that is or may reasonably be expected to lead to, a takeover proposal, as described in "The Merger Agreement—No Solicitation of Takeover Proposals," subject to some exceptions, including some exceptions that permit the directors and officers of Westport to comply with their fiduciary duties.

        Termination.    Each of the principal Westport stockholders party to a voting agreement has also agreed that the voting agreements and the obligations thereunder will be binding upon any person to which legal or beneficial ownership of their subject shares shall pass, whether by operation of law or otherwise. Each voting agreement provides that it will terminate upon the earlier of (i) the completion of the merger, (ii) the agreement of all of the parties of a voting agreement to terminate such voting agreement, (iii) the termination of the merger agreement in accordance with its terms, (iv) the amendment of the merger agreement to decrease the exchange ratio or otherwise alter the merger consideration in a manner adverse to the Westport stockholders party to such voting agreement unless such amendment has been consented to by such stockholders in writing prior to or simultaneously with such amendment, or (v) October 31, 2004, if the merger has not been completed (provided, however, that the right to terminate a voting agreement pursuant to this clause (v) will not be available to any party that is in breach in any material respect of its obligations thereunder).

Registration Rights Agreement

The following description summarizes the material provisions of the registration rights agreement. Stockholders should read carefully the registration rights agreement, which is attached as Annex E to this joint proxy statement/prospectus and incorporated herein by reference.

        General.    Simultaneously with the execution and delivery of the merger agreement, Kerr-McGee and certain Westport stockholders entered into a registration rights agreement pursuant to which Kerr-McGee agreed to register on a shelf registration statement on Form S-3 the Kerr-McGee common stock received by such Westport stockholders in the merger. Kerr-McGee agreed to use its reasonable efforts to have the shelf registration statement declared effective by the SEC at the effective time of the merger (or as soon as reasonably practicable thereafter) and to remain effective until the earlier to occur of (i) the first anniversary of the effectiveness of the shelf registration statement (subject to certain limited extensions) or (ii) the date on which all of the securities covered by the shelf registration statement have been disposed of by such Westport stockholders. The registration rights agreement sets forth customary registration procedures and is attached as Annex E to this joint proxy statement/prospectus.

        Suspension Periods.    Pursuant to the registration rights agreement, Kerr-McGee may suspend use of the shelf registration statement for a period of time for up to 30 consecutive days in any 90 day period (such suspension period not to exceed an aggregate of 90 days in any 365-day period) if Kerr-McGee is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which Kerr-McGee believes public disclosure will be prejudicial to Kerr-McGee.

        Indemnification and Expenses.    The registration rights agreement requires customary indemnification by Kerr-McGee and the Westport stockholders party thereto for losses related to untrue statements and omissions in the shelf registration statement and for losses related to securities law violations. All expenses incurred by Kerr-McGee and associated with the preparing and filing of the shelf registration statement will be borne by Kerr-McGee, and the Westport stockholders party to the registration rights agreement will bear all selling expenses, including the expenses of their counsel and any underwriting fees and discounts.

        Reports.    The registration rights agreement provides that Kerr-McGee will use its reasonable efforts to timely file all required reports to allow stockholders to sell under Rule 144.

DESCRIPTION OF KERR-MCGEE CAPITAL STOCK

        The summary of the terms of the Kerr-McGee capital stock set forth below is qualified by reference to the terms of the amended and restated certificate of incorporation and amended and restated bylaws of Kerr-McGee.

Authorized Capital Stock

        Kerr-McGee's authorized capital stock consists of 300,000,000 shares of common stock, par value $1.00 per share, and 40,000,000 shares of preferred stock, no par value per share.

Common Stock

        Following the merger Kerr-McGee expects there to be approximately 149.6 million shares of common stock outstanding. Approximately 9.9 million shares of common stock are reserved for issuance pursuant to Kerr-McGee's employee benefit plans, and approximately 9.8 million shares of common stock are issuable upon conversion of outstanding convertible debentures.

        The holders of common stock are entitled to receive ratably, from funds legally available for the payment thereof, dividends when and as declared by resolution of Kerr-McGee's board of directors, subject to any preferential dividend rights which may be granted to holders of any preferred stock authorized and issued by Kerr-McGee. In the event of liquidation, each share of common stock is entitled to share pro rata in any distribution of Kerr-McGee's assets after payment or providing for the payment of liabilities and any liquidation preference of any outstanding preferred stock. Each holder of Kerr-McGee common stock is entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of stockholders, including the election of directors.

        Holders of Kerr-McGee common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption rights or sinking fund provisions with respect to common stock. The outstanding shares of Kerr-McGee common stock are, and the shares to be issued pursuant to the merger will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

        Kerr-McGee's board has the authority, without further stockholder approval, to create other series of preferred stock, to issue shares of preferred stock in such series up to the maximum number of shares of the relevant class of preferred stock authorized, and to determine the preferences, rights, privileges and restrictions of any such series, including the dividend rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series.

Transfer Agent and Registrar

        UMB Bank, N.A. is the transfer agent and registrar for Kerr-McGee's common stock.

Stock Exchange Listing

        Kerr-McGee's common stock is listed on the New York Stock Exchange. Kerr-McGee will use its reasonable best efforts to cause the shares of common stock issuable in the merger to be approved for listing on the New York Stock Exchange prior to the effective time of the merger, subject to official notice of issuance.

COMPARISON OF RIGHTS OF KERR-MCGEE STOCKHOLDERS AND WESTPORT STOCKHOLDERS

        As a result of the merger, Westport common stockholders will become holders of Kerr-McGee common stock. Kerr-McGee is a Delaware corporation and Westport is a Nevada corporation. The rights of Kerr-McGee stockholders are currently governed by the amended and restated certificate of incorporation of Kerr-McGee, or the Kerr-McGee charter, the amended and restated bylaws of Kerr-McGee, or the Kerr-McGee bylaws, and the laws of Delaware. The rights of Westport stockholders are currently governed by the amended articles of incorporation of Westport, or the Westport articles, the amended bylaws of Westport, or the Westport bylaws, and the laws of the State of Nevada. At the effective time of the merger, holders of Westport common stock will become holders of Kerr-McGee common stock and, as such, the rights of such holders will be governed by Delaware law, the Kerr-McGee charter and Kerr-McGee bylaws.

        The following is a summary comparison of the material similarities and differences between the rights of holders of Kerr-McGee common stock and holders of Westport common stock and, more particularly, certain material differences between provisions of the Kerr-McGee charter and the Westport articles, Kerr-McGee's bylaws and Westport's bylaws and the Delaware General Corporation Law, or DGCL, and the Nevada Revised Statutes, or NRS. This summary is qualified in its entirety by reference to the full text of the Kerr-McGee charter, the Westport articles, Kerr-McGee's bylaws, Westport's bylaws and the voting agreements. Furthermore, the description of the differences between the DGCL and the NRS is a summary only, is not a complete description of the differences between the DGCL and the NRS, and is qualified in its entirety by references to the DGCL and the NRS.

Authorized Capital

        Kerr-McGee.    Kerr-McGee is authorized to issue 300,000,000 shares of common stock, par value of $1.00 per share, and 40,000,000 shares of preferred stock, no par value. As of the date of this joint proxy statement/prospectus, there were [            ] shares of common stock outstanding and no shares of preferred stock outstanding.

        Westport.    Westport is authorized to issue 100,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value of $0.01 per share. As of the date of this joint proxy statement/prospectus, there were [            ] shares of common stock outstanding and no shares of preferred stock outstanding.

Stockholder Actions

        Kerr-McGee.    Annual meetings must be held within 150 days of the end of each fiscal year, as set by the board of directors. The DGCL provides that the board of directors or such person or persons authorized by the corporation's charter or bylaws may call a special meeting of stockholders. The Kerr-McGee bylaws provide that special meetings of stockholders may be called by the chief executive officer, or by the secretary at the direction of the board of directors. Notice of a special meeting must be given at least ten days before such meeting. A majority of the shares of Kerr-McGee common stock issued and outstanding and present in person or by proxy at a special meeting will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum. Action by written consent of the stockholders is not permitted.

        Westport.    The NRS does not distinguish between regular and special meetings of stockholders, but instead provides that notice of all meetings of stockholders must be in writing and signed by the president or a vice president, or the secretary, or an assistant secretary, or by such other person as the corporation's bylaws may prescribe or permit or the directors may designate. Annual meetings will be held on the date and time designated by the board of directors. Special meetings may only be called by the chairman of the board, the president and the secretary or by the chairman of the board, the president or the secretary upon resolution of the board of directors. Notice of a special meeting must be given no more than 10 and no less than 60 days prior to the meeting, except that where the meeting relates to consideration of a merger of sale or lease of substantially all of Westport's assets, notice must be given no more than 20 days and no less than 60 days prior to the meeting. A majority of the shares of Westport common stock issued and outstanding and present in person or by proxy at a special meeting will constitute a quorum for purposes of the special meeting. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum. Action by written consent of stockholders is not permitted.

Advance Notice of Director Nominations and Other Proposals

        Kerr-McGee.    For an annual meeting, a stockholder must give notice of nominations or proposals to the secretary between 70 and 90 days before the one-year anniversary of the previous meeting. For a special meeting at which directors are to be elected, a stockholder must give notice of nominations to the secretary between 70 days and 90 days before the meeting, or 10 days after the delivery of notice of the meeting, if later.

        Westport.    For an annual meeting, a stockholder must give notice of nominations or proposals to the secretary between 70 and 90 days before the one-year anniversary of the previous meeting. If the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from the anniversary date of the prior year's annual meeting, stockholders must give notice not earlier than 90 days prior to the date of the annual meeting, nor later than the later of 70 days prior to or the tenth day following public announcement of the meeting date. For a special meeting at which directors are to be elected, a stockholder must give notice of nominations to the secretary between 70 days and 90 days before the meeting, or 10 days after the first public announcement of the meeting date, if later.

Classification of Board of Directors

        Kerr-McGee.    Directors are divided into three classes. Each class serves a three-year term and is as nearly equal in size as possible. One class is elected at each annual meeting of stockholders. Additional directors elected pursuant to the terms of any future preferred stock may be governed by different provisions.

        Westport.    Directors are divided into three classes. Each class serves a three-year term and is as nearly equal in size as possible. One class is elected at each annual meeting of stockholders.

Number of Directors

        Kerr-McGee.    The DGCL permits the certificate of incorporation or bylaws of a corporation to govern the number and term of directors. The Kerr-McGee bylaws provide that there must be a minimum of three directors on the board of directors and give the board the authority to set the number of directors. There are currently nine directors on the board of Kerr-McGee. Following the effective time of the merger, it is expected that one of the current board members of Westport will join the Kerr-McGee board of directors, thereby increasing the size of Kerr-McGee's board to 10 members.

        Westport.    The NRS requires that a corporation have at least one director and permits the articles of incorporation or bylaws of a corporation to govern the number and term of directors. The Westport bylaws require a minimum of one and permit a maximum of 15 directors on the board of Westport. There are currently 10 directors on the Westport board.

Removal of Directors

        Kerr-McGee.    The DGCL provides that if a corporation, such as Kerr-McGee, has a classified board, and unless the charter otherwise provides, stockholders may remove a director only for cause. The Kerr-McGee bylaws provide that directors may only be removed for cause, and only by a 75% stockholder vote.

        Westport.    The NRS provides that any director may be removed by the vote of stockholders representing not less than two-thirds of the voting power of issued and outstanding stock, unless the articles of incorporation require the concurrence of more than two-thirds of the voting power of the issued and outstanding stock. The Westport articles state that directors can be removed, with or without cause, with the affirmative vote of holders of two-thirds of the Westport stock entitled to vote. The Westport bylaws state that a director may be so removed only with cause.

Qualification of Directors

        Kerr-McGee.    Any person 64 or older must have previously served on the Kerr-McGee board to be qualified for election. If the person designated by Westport to serve on Kerr-McGee's board of directors is 64 or older, Kerr-McGee's bylaws may be amended in this regard. Any person 73 or older or any person who has retired as an employee is not eligible for election or reelection, irrespective of prior service as a director.

        Westport.    The NRS requires that directors be at least 18 years of age. There are no additional qualifications for Westport directors in the Westport articles or bylaws.

Extraordinary Transactions with Stockholders

        Kerr-McGee.    The Kerr-McGee bylaws generally prohibit certain transactions between the company and any stockholder owning 10% or more of the outstanding stock (or any company affiliate who has been a 10% stockholder within preceding two years) unless either:

          (1)   the transaction was approved by majority vote of the other stockholders; or

          (2)   the transaction was approved by a majority of unaffiliated directors elected prior to the interested stockholder becoming such or nominated by such directors and, if the transaction involves any payments to the other stockholders for their shares, such payments must satisfy minimum fair price requirements and certain other conditions must be met.

        Prohibited transactions include mergers and consolidations; liquidation or dissolution; transfers of company assets with a fair market value greater than $10 million; issuances of securities with a fair market value greater than $10 million; and recapitalizations and other similar transactions which increase the percentage ownership by the interested stockholder.

        In addition, the Kerr-McGee charter does not contain a provision "opting out" of the Delaware business combination statute, so that statute also applies to business combinations with interested stockholders. See "—State Anti-Takeover Statutes" below.

        Westport.    The Westport articles and bylaws do not contain any provisions relating to extraordinary transactions with stockholders. However, the Westport articles contain a provision expressly electing not to be governed by the sections of the NRS relating to combinations with interested stockholders, so that statute does not apply to Westport. See "—State Anti-Takeover Statutes" below.

Repurchase of Securities

        Kerr-McGee.    The Kerr-McGee charter generally prohibits repurchases of any common stock held for less than two years by any 5% stockholder (or any company affiliate who has been a 5% stockholder within preceding two years) unless the repurchase is:

          (1)   at a price not in excess of fair market value; or

          (2)   approved by majority vote of the other stockholders; or

          (3)   pursuant to a tender offer made to all stockholders or in open-market purchases at prevailing prices.

        Westport.    The Westport articles and bylaws contain no restrictions on the repurchase of securities.

Amendment of Certificate or Articles of Incorporation

        Kerr-McGee.    Under the DGCL, a proposed amendment to the certificate of incorporation requires a resolution adopted by the board of directors and, unless otherwise provided in the certificate of incorporation, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class. An amendment to the Kerr-McGee charter requires majority stockholder approval, except that:

          (1)   majority approval of disinterested stockholders is required for the amendment of provisions described above regarding transactions with interested stockholders; and

          (2)   75% stockholder approval is required for an amendment of provisions regarding:

      •
      the classification, number and removal of directors and filling of director vacancies;

      •
      the ability of board of directors to amend bylaws;

      •
      special meetings of and action by written consent by stockholders; and

      •
      any limitations on amendments to the Kerr-McGee charter.

        The DGCL provides that if any such amendment would alter or change the rights of any holders of shares of a class of stock without voting rights, the vote of the holders of a majority of all outstanding shares of the class, voting as a separate class, is nevertheless required to authorize such amendment.

        Westport.    Under the NRS, a proposed amendment to the articles of incorporation requires a resolution adopted by the board of directors and the affirmative vote of the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the articles of incorporation. The Westport articles require that any amendment relating to the removal of directors and indemnification will require the affirmative vote of the holders of two-thirds of Westport's outstanding voting shares.

        The NRS provides that if any such amendment would alter or change the rights of any holders of shares of a class of stock without voting rights, the vote of the holders of a majority of all outstanding shares of the class, voting as a separate class, is nevertheless required to authorize such amendment.

Amendment of Bylaws

        Kerr-McGee.    Under the DGCL, the power to adopt, alter and repeal the bylaws is vested in the stockholders, unless the corporation's certificate of incorporation vests such power in the board of directors. The fact that such power has been conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws. The Kerr-McGee bylaws can be amended by majority vote of the board of directors. The bylaws can also be amended by majority stockholder vote, except a 75% stockholder vote is required for amendment of provisions regarding:

  •
  the classification, number and removal of directors and filling of director vacancies;

  •
  special meetings of stockholders;

  •
  advance notice of nominations or proposals made at annual meetings of stockholders; and

  •
  any limitations on amendments to the Kerr-McGee bylaws.

        Westport.    The NRS provides that, subject to the bylaws, if any, adopted by the stockholders, the directors may make the bylaws of the corporation. Westport's bylaws provide that the bylaws may be altered, amended or repealed by the Westport stockholders or its board of directors. However, an amendment to the provision in Westport's bylaws relating to the consummation or amendment of any contract with the Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. or certain Belfer family persons and their affiliates requires the approval of two-thirds of the issued and outstanding Westport shares entitled to vote, unless such an amendment is approved by a unanimous vote of all directors in office, in which case no shareholder vote is required.

Rights Agreements

        Kerr-McGee.    Kerr-McGee has adopted a rights agreement that provides for the issuance of a right to the holder of each share of Kerr-McGee common stock. Upon any person or group acquiring 15% or more of the outstanding Kerr-McGee common stock, referred to as a Kerr-McGee acquiring person, each right will entitle the holder to purchase additional shares of Kerr-McGee common stock or, in certain cases, other securities of Kerr-McGee or cash or other property, having a current market value of two times the exercise price of $215. A Kerr-McGee acquiring person would not be entitled to exercise the rights. Alternatively, prior to a Kerr-McGee acquiring person acquiring 50% or more of the outstanding Kerr-McGee common stock, the Kerr-McGee board of directors may elect to issue a share of Kerr-McGee common stock in exchange for each right other than rights held by the Kerr-McGee acquiring person. In addition, if Kerr-McGee is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold, each right will entitle the holder to purchase, at the exercise price, common stock of the acquiror having a current market value of two times the exercise price. Prior to any person or group acquiring 15% or more of the common stock, Kerr-McGee can redeem the rights in whole, but not in part, for $0.01 per right, or may amend the rights agreement in any way without the consent of the holders of the rights. Westport is not, and will not become, a Kerr-McGee acquiring person as a result of the merger. Each share of Kerr-McGee common stock issued in connection with the merger will carry with it a right issued pursuant to Kerr-McGee's rights agreement.

        Westport.    Westport has not adopted a rights agreement.

State Anti-Takeover Statutes

        Kerr-McGee.    Under the Delaware business combination statute, a corporation is prohibited from engaging in any business combination with an interested stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within a three-year period did own, 15% or more of the corporation's voting stock for a three year period following the time the stockholder became an interested stockholder, unless:

  •
  prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

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  at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

        A business combination generally includes:

  •
  mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

  •
  specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

  •
  other transactions resulting in a disproportionate financial benefit to an interested stockholder.

        The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

        Because Kerr-McGee has not adopted any provision in its charter to "opt out" of the Delaware business combination statute, the statute is applicable to business combinations involving Kerr-McGee.

        Westport.    The NRS generally prohibits a Nevada corporation with 200 or more stockholders of record from engaging in a combination, referred to as a variety of transactions, including mergers, asset sales, issuance of stock and other actions resulting in a financial benefit to the Interested Stockholder, with an Interested Stockholder referred to generally as a person that is the beneficial owner of 10% or more of the voting power of the outstanding voting shares, for a period of three years following the date that such person became an Interested Stockholder unless the board of directors of the corporation first approved either the combination or the transaction that resulted in the stockholder's becoming an Interested Stockholder. If this approval is not obtained, the combination may be consummated after the three year period expires if either (a) (1) the board of directors of the corporation approved the combination or the purchase of the shares by the Interested Stockholder before the date that the person became an Interested Stockholder, (2) the transaction by which the person became an Interested Stockholder was approved by the board of directors of the corporation before the person became an interested stockholder, or (3) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the Interested Stockholder at a meeting called no earlier than three years after the date the Interested Stockholder became such; or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common stock and holders of any other class or series of shares meets the minimum requirements set forth in NRS Sections 78.441 through 78.443, and prior to the consummation of the combination, except in limited circumstances, the Interested Stockholder would not have become the beneficial owner of additional voting shares of the corporation.

        A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these sections of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested shareholders is not required to the extent the Nevada corporation is not subject to such provisions. Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an Interested Stockholder whose date of acquiring shares is on or before the effective date of the amendment.

        Westport has adopted a provision in its articles in which it elects not to be governed by the sections of the NRS relating to business combinations. The statute is thus not applicable to combinations involving Westport.

Inspection of Books and Records

        Kerr-McGee.    Under the DGCL, any stockholder of a Delaware corporation may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder.

        Westport.    Under the NRS, any person who has been a stockholder of record of a Nevada corporation for at least six months immediately preceding a demand, or any person holding or authorized in writing by the holders of, at least five percent of all of its outstanding shares, upon at least five days' written demand is entitled to inspect and copy the following records: a copy certified by the secretary of state of the corporation's articles of incorporation, and all amendments thereto; a copy certified by an officer of the corporation of the corporation's bylaws and all amendments thereto; and a stock ledger, revised annually, containing the names of all persons who are stockholders of the corporation, places of residence, and number of shares held by them respectively. The inspection rights authorized by this provision of the NRS may be denied to a stockholder upon the stockholder's refusal to furnish to the corporation an affidavit that the inspection is not desired for any other purpose other than the business of the corporation. In addition, any stockholder of a Nevada corporation owning not less than 15 percent of all issued and outstanding shares, or who has been authorized in writing by the holders of at least 15 percent of all its issued and outstanding shares, upon at least five days written demand, is entitled to inspect the books of account and all financial records of the corporation, to make extracts therefrom, and to conduct an audit of such records. This right may not be limited in the articles or bylaws of any corporation but may be denied to any stockholder upon the stockholder's refusal to furnish the corporation an affidavit that such inspection, extracts or audit is not desired for any purpose not related to the stockholder's interest in the corporation as a stockholder. However, the right to inspect and audit financial records does not apply to any corporation listed and traded on any recognized stock exchange or to any corporation that furnishes to its stockholders a detailed, annual financial statement.

Control Share Acquisitions

        Kerr-McGee.    Delaware does not have a control share acquisition statute.

        Westport.    The NRS limits the acquisition of a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses. According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of the stockholders. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person's shares.

        Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of the voting power of the issuing corporation in the election of directors. Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

        The control share provisions of the NRS do not apply if the corporation opts out of such provisions in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

        By amendment to its bylaws, Westport has opted out of the control share acquisition statute.

Vote Required For Mergers

        Kerr-McGee.    Unless a corporation's certificate of incorporation or its board of directors requires a greater vote, the DGCL generally requires the affirmative vote of the holders of a majority of the shares in each class entitled to vote to approve a merger. The Kerr-McGee charter and bylaws do not contain any specific provisions relating to stockholder approval of mergers.

        Westport.    Unless the articles of incorporation or the board of directors require a greater vote, the NRS generally requires the affirmative vote of the holders of a majority of the outstanding shares in each class entitled to vote to approve a merger. The Westport articles and bylaws do not contain any specific provisions relating to stockholder approval of mergers.

Liability of Directors

        Kerr-McGee.    The DGCL provides that a corporation's charter may include a provision eliminating director liability except for cases of a breach of the director's duty of loyalty, instances where the director has received an improper personal benefit, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and improper payment of dividends. Kerr-McGee's charter provides for elimination of director liability to the full extent allowed by Delaware law.

        Westport.    The NRS provides for more expansive elimination of liability than the DGCL. Unless the corporation's articles of incorporation provide for a higher standard, which was adopted after October 1, 2003, neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law. Unlike Delaware, Nevada does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit. Westport's articles of incorporation provide for elimination of director liability to the full extent allowed by Nevada law, except with respect to the duty of loyalty. The NRS, which eliminates liability for breaches of the duty of loyalty, overrides Westport's articles of incorporation's exclusion of the duty of loyalty.

Indemnification of Directors and Officers

        Kerr-McGee.    Kerr-McGee's charter and bylaws provide for indemnification of Kerr-McGee's directors and officers to the full extent allowed by Delaware law.

        Westport.    Westport's articles of incorporation provide that Westport will indemnify, to the maximum extent permitted by the NRS (except with respect to the duty of loyalty; see the discussion above under "—Liability of Directors"), any officer or director of Westport, or any person serving at Westport's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding brought by third parties. In a derivative action (one by or in the right of the corporation) indemnification will be made, to the maximum extent permitted by the NRS, only for expenses (including attorney's fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any action or suit to procure a judgment in Westport's favor. To the extent that a present or former director or officer of Westport has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by such person in connection therewith.

        These expenses will be paid by Westport in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by a director or officer to repay the advanced amount if it is ultimately determined that such person is not entitled to be indemnified by Westport pursuant to the NRS or Westport's articles of incorporation. The indemnification and advancement of expenses will not be deemed exclusive of any other rights to which any director or officer of Westport seeking indemnification or advancement of expenses may be otherwise entitled.

        Westport's articles of incorporation also permit Westport to purchase and maintain insurance on behalf of any person who is or was a director or officer of Westport, or is or was serving at Westport's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in any such capacity or arising out of such person' status as officer or director regardless of Westport's power to indemnify such person under the provision of the NRS or articles of incorporation.

        Westport has entered into indemnification agreements with its directors and officers. The agreements provide for indemnification of each such person to the fullest extent authorized or permitted by Nevada law as it exists now or may hereafter be amended or changed. Subsequent amendments or changes in Nevada law affecting indemnification rights will govern the agreements only to the extent the amendments or changes in law authorize or permit broader indemnification protections that those permitted prior to such amendments or changes.

        Pursuant to the agreements, Westport also agreed to pay on behalf of each indemnitee expenses incurred by such indemnitee by reason of the fact that the person is or was a director or officer of Westport, provided that such person is otherwise entitled to indemnification. If it is ultimately determined that such director or officer is not entitled to indemnification, any advances made by Westport to such person will be interest-free. Westport also agreed to maintain directors' and officers' liability insurance in reasonable amounts from established and reputable insurers for as long as such directors or officers continue to serve in such capacity or remain subject to liability as a result of their service as Westport's directors or officers.

        In addition, Westport will pay expenses and fees of separate counsel for each individual defendant in any indemnification proceeding where there are conflicts of interest among defendants. In the event of a change in control of Westport, each indemnitee also has a right to select independent counsel, subject to Westport's approval, which may not be unreasonably withheld. The independent counsel will determine the rights of such indemnitee to indemnification and payment of expenses provided by the indemnification agreement, the standard of conduct applicable to the indemnitee and the reasonableness of amounts claimed by such indemnitee. Westport will pay reasonable expenses and fees of such counsel.

        Pursuant to the merger agreement dated as of June 8, 2001, entered into with Belco Oil & Gas Corp., referred to as Belco, Westport is obligated, for six years after the effective time of the merger with Belco, to indemnify, defend and hold harmless each person who has been at any time prior to the effective time of the Belco merger, an officer or director of Westport, Belco or any of their respective subsidiaries who acted as a fiduciary under any of Westport's Benefit Plans or Belco's Benefit Plans (each as defined in the Belco merger agreement) against all losses, claims, damages, liabilities, fees and expenses arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the effective time of the Belco merger to the full extent permitted under Nevada law or Westport's articles of incorporation and bylaws and Westport's and Belco's written indemnification agreements in effect as of June 8, 2001. Any determination of whether a person's conduct complies with the required standard will be made by the independent counsel acceptable to both Westport and the indemnified party.

        Pursuant to the Belco merger agreement, Westport also maintains Westport's and Belco's directors' and officers' liability insurance policies in effect as of the effective time of the Belco merger for a period of not less than six years after the effective time of the Belco merger, but only to the extent related to actions or omissions prior to the effective time of the Belco merger, subject to certain provisions.

        Pursuant to the Registration Rights Agreement, dated as of October 1, 2003, between Westport, ERI, WELLC, Medicor and a group of certain stockholders named therein, referred to as the Belfer Group, Westport has agreed to indemnify ERI, WELLC, Medicor, the Belfer Group and each of its directors, officers and controlling persons to the extent permitted by law against any losses, claims, damages or liabilities to which such person may become subject under the Securities Act that arise out of any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be contained in a registration statement, prospectus, application or other documentation to be filed with the SEC.

        Under the DGCL and the NRS, a corporation may, through, among other means, a majority vote of a quorum of disinterested directors, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (or in Nevada if the indemnified party is not liable under NRS Section 78.138; see the discussion above under "—Liability of Directors"), and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery (Delaware) or the court in which such action or suit was brought (Nevada) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL's or the NRS' indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, referred to as the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Absence of Dissenters' Rights of Appraisal

        Kerr-McGee.    Under the DGCL, except as otherwise provided by the DGCL, stockholders have the right to demand and receive payment in cash of the fair value of their stock (as appraised pursuant to judicial proceedings) in the event of a merger or consolidation in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares or depository receipts that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders and if, among other things, the consideration they receive for their shares consists of (a) shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof, (b) shares of stock or depository receipts in respect thereof of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporations described in clause (a) or (b) of this sentence, or (d) any combination of shares of stock and cash in lieu of fractional shares described in the foregoing clauses (a), (b) and (c). Under the DGCL, any corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as a result of, among other things, any merger or consolidation. The Kerr-McGee charter does not provide for such specific appraisal rights.

        Westport.    Under the NRS, except as otherwise provided by the NRS, stockholders have the right to demand and receive payment in cash of the fair value of their stock in the event of a merger or exchange in lieu of the consideration such stockholder would otherwise receive in such transaction. However, stockholders do not have such appraisal rights if they hold shares that are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders unless the articles of incorporation provide otherwise; the holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of (i) the surviving or acquiring entity; (ii) any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 holders of owner's interests of record; or (iii) a combination of cash and owner's interests of the kind described in (i) or (ii). In addition, no right of dissent exists for any holders of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under the NRS.

        Holders of Westport common stock will not have dissenters' rights of appraisal under the NRS as a result of the merger or the transactions contemplated by the merger because Westport's shares are traded on a national securities exchange and Westport's stockholders will be receiving shares of Kerr-McGee common stock which will be listed on a national securities exchange and cash in lieu of any fractional shares.

LEGAL MATTERS

        The legality of Kerr-McGee common stock offered by this joint proxy statement/prospectus will be passed upon for Kerr-McGee by Covington & Burling, New York, New York.

        Specified U.S. federal income tax consequences of the merger will be passed upon for Kerr-McGee by Covington & Burling, New York, New York and for Westport by Akin Gump Strauss Hauer & Feld LLP.

EXPERTS

        Kerr-McGee.    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule included in Kerr-McGee's Annual Report on Form 10-K for the year ended December 31, 2003, as set forth in their report, which is incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement of which this joint proxy statement/prospectus is a part. Kerr-McGee's consolidated financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        Westport.    The consolidated financial statements of Westport as of December 31, 2003 and 2002, and for each of the years then ended, have been incorporated herein and in the registration statement of which this joint proxy statement/prospectus is a part in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2003, consolidated financial statements refers to a change in the method of accounting for asset retirement obligations in 2003, and the method of accounting for derivative instruments and hedging activities in 2001.

        Estimated quantities of Westport's oil and gas reserves and the net present value of such reserves as of December 31, 2003 are based upon reserve reports prepared by Ryder Scott Company, L.P., referred to as Ryder Scott, Netherland, Sewell & Associates, Inc., referred to as Netherland Sewell, and Westport's engineering staff. The Ryder Scott report covered 71% of the total net present value of estimates of total proved reserves. The Netherland Sewell report covered 16% of the total net present value of estimates of total proved reserves and the internally generated report covered the remaining 13% of the total net present value of estimates of total proved reserves. Estimates of total proved reserves at December 31, 2002 were prepared by Ryder Scott and Westport's engineering staff. Ryder Scott reports covered 81% of the total net present value of estimates of total proved reserves, preparing 58% and auditing 23%. The internally generated report covered the remaining 19% of total net present value of estimates of total proved reserves. At December 31, 2001, Ryder Scott audited 87% of the total net present value of estimates of total proved reserves and the remaining 13% of total net present value of estimates of total proved reserves was unaudited.

FUTURE STOCKHOLDER PROPOSALS

        [Westport has already held its 2004 annual meeting of stockholders.] Westport will hold an annual meeting in 2005 only if the merger has not already been completed. In order to be included in the proxy statement for the 2005 annual meeting of Westport's stockholders, stockholder proposals must be received by the Secretary of Westport no later than December 21, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

        [Kerr-McGee has already held its 2004 annual meeting of stockholders.] In order to be included in the proxy statement for the 2005 annual meeting of Kerr-McGee's stockholders, stockholder proposals must be received by the Secretary of Kerr-McGee no later than November 26, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934.

WHERE YOU CAN FIND MORE INFORMATION

        Kerr-McGee and Westport file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's website at http://www.sec.gov. Copies of documents filed by Kerr-McGee and Westport with the Securities and Exchange Commission are also available at the offices of The New York Stock Exchange, 20 Broad Street New York, New York 10005.

        Kerr-McGee has filed a registration statement on Form S-4 with the Securities and Exchange Commission under the Securities Act to register the Kerr-McGee common stock to be issued in connection with the merger. This joint proxy statement/prospectus constitutes the prospectus of Kerr-McGee filed as part of the registration statement. This joint proxy statement/prospectus does not contain all of the information that Kerr-McGee stockholders and Westport stockholders can find in the registration statement or the exhibits to the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The registration statement and its exhibits contain important information about Kerr-McGee and Westport and their respective business, financial condition and results of operations and are available for inspection and copying as indicated above.

        The Securities and Exchange Commission allows us to "incorporate by reference" into this joint proxy statement/prospectus documents filed with the Securities and Exchange Commission by Kerr-McGee and Westport. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, and later information that either Kerr-McGee or Westport files with the Securities and Exchange Commission will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by Kerr-McGee or Westport pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the special meeting, excluding any information furnished pursuant to Item 9 or Item 12 (or, as of and after August 23, 2004, Item 7.01 or Item 2.02) of any current report or Form 8-K:

Kerr-McGee's Filings (SEC File No. 1-3939)	Periods
Annual Report on Form 10-K	Year ended December 31, 2003
Amendment No. 1 to Form 10-K on Form 10-K/A	Year ended December 31, 2003
Current Reports on Form 8-K	Filed as of March 19, 2004, March 24, 2003, April 7, 2004, April 7, 2004, April 7, 2004, April 8, 2004, and April 21, 2004.
The description of Kerr-McGee's common stock and preferred stock contained in Kerr-McGee's registration statements filed under Section 12 of the Securities Exchange Act

Westport's Filings (SEC File No. 1-14256)
Annual Report on Form 10-K	Year ended December 31, 2003
Current Reports on Form 8-K	Filed as of April 7, 2004
The description of Westport's common stock contained in Westport's registration statements filed under Section 12 of the Securities Exchange Act

        Kerr-McGee and Westport also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements, excluding any information furnished pursuant to Item 9 or Item 12 (or, as of and after August 23, 2004, Item 7.01 or Item 2.02) of any current report or Form 8-K.

        If you are a stockholder, Kerr-McGee or Westport may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Kerr-McGee Corporation Kerr-McGee Center Oklahoma City, OK 73125 Attention: Corporate Secretary 800-786-2556	Westport Resources Corporation 1670 Broadway, Suite 2800 Denver, Colorado 80202 Attention: Investor Relations 303-573-5404

        YOUR REQUEST MUST BE RECEIVED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING IN ORDER TO OBTAIN TIMELY DELIVERY OF ANY MATERIALS THAT YOU REQUEST.

        This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement/prospectus nor any distribution of securities pursuant to this joint proxy statement/prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement/prospectus by reference or in the affairs of Westport or Kerr-McGee since the date of this joint proxy statement/prospectus. The information contained in this joint proxy statement/prospectus with respect to Kerr-McGee was provided by Kerr-McGee and the information contained in this joint proxy statement/prospectus with respect to Westport was provided by Westport.

LIST OF ANNEXES

Annex A	Agreement and Plan of Merger
Annex B	Opinion of Kerr-McGee's Financial Advisor
Annex C	Opinion of Westport's Financial Advisor
Annex D	Voting Agreements
Annex E	Registration Rights Agreement

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of April 6, 2004

among

 KERR-MCGEE CORPORATION,

KERR-MCGEE (NEVADA) LLC

and

 WESTPORT RESOURCES CORPORATION

A-i

A-ii

A-iii

    AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 6, 2004, among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), KERR-MCGEE (Nevada) LLC, a Nevada limited liability company and wholly-owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company").

INTRODUCTION

        The respective Boards of Directors of each of Parent, Merger Sub and the Company have unanimously (i) approved and declared advisable the merger of the Company with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and (ii) approved this Agreement.

        As a result of the Merger, and in accordance with the Nevada Revised Statutes (the "NRS"), each issued and outstanding share of common stock, par value $.01 per share of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company, Parent, Merger Sub or any wholly-owned Subsidiary (as defined in Section 3.4(a)) of the Company or Parent immediately prior to the Effective Time (as defined in Section 1.4)), will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive the Merger Consideration (as defined in Section 2.2(a)).

        As a condition and inducement to Parent to enter into this Agreement and incur the obligations set forth herein, concurrently with the execution and delivery of this Agreement, Parent is entering into a Voting Agreements with certain stockholders of the Company named therein, substantially in the form of Exhibit A attached to this Agreement (the "Voting Agreements"), pursuant to which, among other things, such stockholders have agreed to vote the shares of Company Common Stock held by such stockholders in favor of the approval of this Agreement and the Merger provided for herein.

        The parties to this Agreement intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), for Federal income tax purposes, and that this Agreement constitutes a plan of reorganization.

        In consideration of the foregoing and of the mutual covenants contained in this Agreement, the Voting Agreements and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1
THE MERGER

        SECTION 1.1.    The Merger.     At the Effective Time, in accordance with this Agreement and the NRS, the Company shall be merged with and into Merger Sub, the separate existence of the Company shall cease, and Merger Sub shall continue as the surviving entity. For purposes of this Agreement, (i) the entity surviving the Merger after the Effective Time may be referred to as the "Surviving Entity" and (ii) the Company and Merger Sub are collectively referred to as the "Constituent Entities."

        SECTION 1.2.    Effects of the Merger.     The Merger shall have the effects set forth in Section 92A.250 of the NRS.

        SECTION 1.3.    Closing.     The closing of the Merger (the "Closing") will take place at 10:00 a.m. (East Coast time) on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article 7 (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana

Street, 44th Floor, Houston, Texas 77002 unless another time, date or place is agreed to in writing by the parties hereto (such date upon which the Closing occurs, the "Closing Date").

        SECTION 1.4.    Consummation of the Merger.     As soon as practicable after the Closing, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Nevada articles of merger or other appropriate documents (in any such case, the "Articles of Merger") in such form as required by, and executed in accordance with, the relevant provisions of the NRS and shall make all other filings or recordings required under the NRS. The Merger shall become effective at such time as the Articles of Merger are duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time and date the Merger becomes effective being the "Effective Time" and "Effective Date," respectively).

        SECTION 1.5.    Organizational Documents; Directors and Officers.     The articles of organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Entity until thereafter amended as provided therein and under the NRS. The operating agreement of Merger Sub, as in effect immediately prior to the Effective Time, shall be the operating agreement of the Surviving Entity until thereafter amended as provided therein and under the NRS. The managers of Merger Sub immediately prior to the Effective Time will be the initial managers of the Surviving Entity and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's operating agreement and the NRS. The officers of Merger Sub immediately prior to the Effective Time will be the initial officers of the Surviving Entity and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's operating agreement and the NRS.

ARTICLE 2
EFFECT OF THE MERGER ON THE EQUITY OF THE CONSTITUENT ENTITIES;
EXCHANGE OF CERTIFICATES

        SECTION 2.1.    Conversion of Merger Sub Membership Interests.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or any member's interests of Merger Sub, all of the member's interests of Merger Sub ("Merger Sub Membership Interests") outstanding immediately prior to the Effective Time shall be deemed to represent all of the outstanding member's interests of the Surviving Entity ("Surviving Entity Member's Interests").

        SECTION 2.2.    Conversion of Company Common Stock    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of shares of Company Common Stock:

        (a)   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares to be canceled pursuant to Section 2.2(b)) shall be canceled and shall be converted automatically into the right to receive 0.71 (the "Exchange Ratio") of a fully paid and nonassessable share of common stock, par value $1 per share, of Parent ("Parent Common Stock") (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.3, without interest.

        (b)   Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any wholly-owned Subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

        (c)   Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall have been declared with a record date within such period, the Exchange Ratio shall be correspondingly adjusted.

        SECTION 2.3.    Exchange of Certificates.

        (a)   Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article 2, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.2 (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") in exchange for outstanding shares of Company Common Stock. From time to time as necessary, Parent shall deposit with the Exchange Agent cash to be paid in lieu of fractional shares as contemplated by Section 2.3(e) and any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.3(c). The Exchange Fund shall not be used for any other purpose.

        (b)   Exchange Procedures. As soon as reasonably practicable after the Effective Time but in any event not later than five business days thereafter, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.2, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Parent will use its reasonable efforts to cause provision to be made for holders of Certificates to procure in person immediately after the Effective Time a letter of transmittal and instructions and to deliver in person immediately after the Effective Time such letter of transmittal and Certificates in exchange for the Merger Consideration and, if applicable, cash in lieu of fractional shares as contemplated by Section 2.3(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article 2, certain dividends or other distributions in accordance with Section 2.3(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.3(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of

Parent that such tax has been paid or is not applicable. Each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender in accordance with this Section 2.3 the Merger Consideration into which the shares of Company Common Stock shall have been converted pursuant to Section 2.2, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.3(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.3(c). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 2.

        (c)   Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.3(e), in each case until the surrender of such Certificate in accordance with this Article 2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.3(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (d)   No Further Ownership Rights in Company Common Stock. All Merger Consideration issued or paid upon the surrender for exchange of Certificates in accordance with the terms of this Article 2 (including any cash paid pursuant to this Article 2) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Company of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article 2, except as otherwise provided by law.

        (e)   No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

          (ii)   In lieu of such fractional share interests, Parent shall either (A) pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (x) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (y) the average of the last reported sale prices for a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) for the five trading days prior to the Closing Date or (B) instruct the Exchange Agent to follow the procedures set forth in Section 2.3(e)(iii).

          (iii)  If Parent shall have instructed the Exchange Agent to follow the procedures in this Section 2.3(e)(iii):

            (A)  The Exchange Agent shall determine the excess of (x) the aggregate number of shares of Parent Common Stock that would be distributed to holders of the Certificates pursuant to Section 2.1 if no effect were given to Section 2.3(e)(i) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to Section 2.1, taking into account the effect of Section 2.3(e)(i) (such excess, the "Excess Shares").

            (B)  As soon as practicable after the Effective Time, the Exchange Agent shall sell the Excess Shares at then-prevailing prices on the NYSE, in the manner set forth below.

            (C)  The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. The Surviving Entity shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the proceeds of such sale or sales have been distributed to the holders of the Certificates (or paid to Parent pursuant to Section 2.3(f)), the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Stock Trust"). The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest in the Parent Common Stock to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests in the Parent Common Stock to which all holders of the Certificates are entitled. Parent shall comply with the provisions of Rule 236(c) under the Securities Act.

            (D)  As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates that have surrendered their Certificates in accordance with this Section 2.3.

        (f)    Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for Merger Consideration, any dividends or distributions with respect to Parent Common Stock and any cash in lieu of any fractional shares of Parent Common Stock.

        (g)   No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of any fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any governmental authority), any such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Entity, free and clear of all claims or interest of any Person previously entitled thereto.

        (h)   Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of any fractional shares of Parent Common Stock, in each case pursuant to this Agreement.

        (i)    Withholding Rights. The Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent and paid to the appropriate taxing authorities, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Parent.

        SECTION 2.4.    Company Options; Restricted Stock.     (a) At the Effective Time, each of the then outstanding Options (as defined below) shall be (i) assumed by Parent, in accordance with the terms of the applicable Stock Plan (as defined below) and option agreement by which it is evidenced, except that from and after the Effective Time, Parent and its Board of Directors or Compensation Committee, as the case may be, shall be substituted for the Company and the Company Subsidiaries (as defined in Section 3.1) and their respective Boards of Directors and committees thereof administering any such Stock Plan, and (ii) converted into an option to purchase that number of shares of Parent Common Stock determined by multiplying the number of shares of Company Common Stock subject to such Option at the Effective Time by the Exchange Ratio, at an exercise price per share of Parent Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio; except that, in the case of an Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if the Company determines that such adjustment is necessary, to comply with Section 424(a) of the Code. If the foregoing calculation results in an assumed Option being exercisable for a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such option shall be rounded up to the nearest whole number of shares of Parent Common Stock. Except as otherwise set forth in this Section 2.4, the term, status as an "incentive stock option" under Section 422 of the Code, if applicable, all applicable restrictions or limitations on transfer and vesting and all other terms and conditions of the Options will, to the extent permitted by law and otherwise reasonably practicable, be unchanged. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 2.4(a). As used in this Agreement, "Options" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof to purchase shares of Company Common Stock pursuant to Westport Resources Corporation 2000 Stock Incentive Plan, as amended, Westport Resources Corporation 2000 Directors' Stock Option Plan, Westport Resources Corporation 2000 Stock Option Plan, Belco Oil & Gas Corp. 1996 Non-employee Directors' Stock Option Plan, as amended, Belco Oil & Gas Corp. 1996 Stock Incentive Plan, as amended, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof (collectively, the "Stock Plans") or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        (b)   At the Effective Time, each of the then outstanding awards of Restricted Stock (as defined below) shall be (i) assumed by Parent, in accordance with the terms of the applicable Stock Plan and award agreement by which it is evidenced, except that from and after the Effective Time, Parent and its Board of Directors or Compensation Committee, as the case may be, shall be substituted for the Company and the Company Subsidiaries and their respective Boards of Directors and committees thereof administering any such Stock Plan, and (ii) converted into an award of restricted Parent Common Stock that is determined by the Exchange Ratio. Each such award of restricted Parent Common Stock will be subject to the same restrictions (including with respect to transfer and vesting) as in the original award of Restricted Stock. If the foregoing calculation results in the assumption of an award of Restricted Stock that would include a fraction of a share of Parent Common Stock, then the number of shares of Parent Common Stock subject to such award shall be rounded down to the nearest whole number of shares of Parent Common Stock. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 2.4(b). As used in this Agreement, "Restricted Stock" means any outstanding award of restricted Company Common Stock with respect to which the restrictions have not lapsed, and which award shall not have previously expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof pursuant to any applicable Stock Plan or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        (c)   As soon as reasonably practicable following the Effective Time, Parent shall cause the shares of Parent Common Stock issuable upon exercise of the Options assumed under paragraph (a) above and the shares of Restricted Stock to be assumed under paragraph (b) above, to be registered on Form S-8 (or any successor form) (the "Form S-8") promulgated by the Securities and Exchange Commission (the "SEC"), and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Options or Restricted Stock remain outstanding.

        (d)   As soon as reasonably practicable following the Effective Time, Parent shall deliver to each holder of an assumed Option or Restricted Stock an appropriate notice setting forth such holder's rights pursuant to such Option. The Company and Parent shall take all commercially reasonable actions which are necessary in order to effect the foregoing provisions of this Section 2.4 as of the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options.

        SECTION 2.5.    Redemption of Convertible Preferred Stock.     The Company shall redeem all of the issued and outstanding shares of its Convertible Preferred Stock (as defined in Section 3.2(a)) pursuant to the terms set forth in the certificate of designations for such stock prior to the Effective Time.

        SECTION 2.6.    Taking of Necessary Action; Further Action.     Each of Parent, Merger Sub and the Company shall use commercially reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the NRS as promptly as commercially practicable. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Entities, the officers and directors of the Surviving Entity are fully authorized in the name of each Constituent Entity or otherwise to take, and shall take, all such lawful and necessary action.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as publicly disclosed with reasonable specificity by the Company in the Company SEC Reports (as defined in Section 3.5(a)) filed with the SEC prior to the date of this Agreement (excluding the exhibits thereto) and except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform Parent of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections) previously delivered by the Company to Parent (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 3.1.    Organization.     The Company and each of the Subsidiaries of the Company (the "Company Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each of the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. A "Company Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries considered as a single enterprise or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (i) adversely affects the oil and gas exploration and development industry generally (including without limitation changes in commodity prices, general market prices and regulatory changes), in the Gulf of Mexico or in any basin in which at least 10% of the Company's proved reserves are located, (ii) arises out of general economic or industry conditions (and in each case does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise) or (iii) (other than with respect to Sections 3.3 and 3.23) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Company Material Adverse Effect has occurred. The copies of the articles of incorporation and bylaws of the Company which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement. The copies of the certificate or articles of incorporation and bylaws of the Company Subsidiaries which were delivered to Parent prior to the date of this Agreement are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

        SECTION 3.2.    Capitalization.

        (a)   As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Company Common Stock, 67,867,122 of which are issued and outstanding, and (ii) 10,000,000 shares of preferred stock, $.01 par value, of which 4,370,000 have been designated as 6 1/2% convertible preferred stock (the "Convertible Preferred Stock"), 2,930,000 of which are issued and outstanding. As of the date of this Agreement, there are 40,268 shares of Company Common Stock held in the treasury of the Company. Such issued and outstanding shares of Company Common Stock and Convertible Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and are free of preemptive rights. The Company has not, subsequent to December 31, 2003, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock, other than regular quarterly cash dividends paid on the Convertible Preferred Stock. Except as set forth in Section 2.5, the Company has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. Other than the Company Common Stock, there are no outstanding bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or, other than issued and outstanding shares of the

Convertible Preferred Stock and the outstanding Options, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        (b)   Section 3.2(b) of the Company Disclosure Letter lists all outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any Company Subsidiary any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company (and the exercise, conversion, purchase, exchange or other similar price thereof) and all outstanding Restricted Stock awards. There are no stock appreciation rights attached to the options, warrants or rights listed in Section 3.2(b) of the Company Disclosure Letter. Except as set forth above in this Section 3.2 and Section 3.2(b) of the Company Disclosure Letter, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        SECTION 3.3.    Authorization; No Conflict.

        (a)   The Company has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except for the approval of this Agreement by the Required Company Stockholder Vote (as defined in Section 3.11(b)). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of the Company or any of the Company Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as defined in Section 3.4) upon any of the properties or assets owned or operated by the Company or any Company Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect.

        (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company's execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the NRS, with respect to the filing of the Articles of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and applicable foreign competition or antitrust laws, if any, (iii) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 6.1(b)) and the Parent Stockholders Meeting (as defined in Section 6.1(c)) (such proxy statement, as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) compliance with the rules of the NYSE, (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties ("Customary Post Closing Consents") and (vi) compliance with the "blue sky" laws of various states, and except where the failure to obtain or take such action, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Company Material Adverse Effect.

        SECTION 3.4.    Subsidiaries.

        (a)   The Company Subsidiaries and their respective jurisdictions of organization are identified in Section 3.4(a) of the Company Disclosure Letter. As used in this Agreement, (i) "Subsidiary" means with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and (ii) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

        (b)   All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiaries. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. As used in this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        SECTION 3.5.    SEC Reports and Financial Statements.

        (a)   Since January 1, 2001, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "Company SEC Reports") required to be filed by the Company with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

        (b)   The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "Company Financial Statements") of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company and the Company Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Company Financial Statements, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than any liabilities incurred since December 31, 2003 which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   Since January 1, 2001, the Company has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity. Since January 1, 2001, the Company's independent public accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company's accounting policies or practices. Since January 1, 2001, to the knowledge of the Company, no officer or director of the Company has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with the Company or any Company Subsidiary. Set forth in Section 3.5(d) of the Company Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of the Company and the Company Subsidiaries.

        (d)   With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports filed since August 29, 2002, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct.

        (e)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be disclosed in the Company's Exchange Act Reports, including its consolidated Company Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

        (f)    The Company is, or will timely be, in compliance in all material respects with all current and proposed listing and corporate governance requirements of the NYSE, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

        SECTION 3.6.    Absence of Material Adverse Changes, etc.     Since December 31, 2003, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred:

        (a)   any event, condition, change, occurrence or development of a state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

        (b)   any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Company and the Company Subsidiaries; or

        (c)   any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1(b).

        SECTION 3.7.    Litigation.     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of the Company Subsidiaries is a party which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against the Company or any of the Company Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.8.    Information Supplied.     None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Joint Proxy Statement supplied by the Company will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

        SECTION 3.9.    Broker's or Finder's Fees.     (a) Except for Credit Suisse First Boston LLC (the "Company Financial Advisor") and Petrie Parkman & Co., no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby. The Company has furnished to Parent a true and complete copy of the Company's agreement with the Company Financial Advisor (the "Company Engagement Letter") and the Company's agreement with Petrie Parkman & Co. pursuant to which each of the Company Financial Advisor and Petrie Parkman & Co., respectively, is entitled to a fee in connection with the transactions contemplated hereby.

        SECTION 3.10.    Employee Plans.     (a) There are no Company Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to provide, terminated by, or resulting in any material liability to the Company or any entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code ("Company ERISA Affiliates"). As used in this Agreement, "Company Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Company Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Company Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

        (b)   With respect to each Company Employee Benefit Plan, the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts, and insurance contracts) and all amendments thereto; (ii) the three most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given to such Company Employee Benefit Plan, the Company, or any ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Company Employee Benefit Plan.

        (c)   Each Company Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a), 401(f), or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("Qualified Company Employee Benefit Plan"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked, and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 3.10(c) does not include an opinion letter or advisory letter issued with respect to a master & prototype or volume submitter plan. Any favorable determination letters referenced in this Section 3.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Company Employee Benefit Plan has timely made "good faith" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42. The trusts established under the Qualified Company Employee Benefit Plans are exempt from federal income taxes under Section 501(a) of the Code and any potential excise taxes.

        (d)   The Company has (i) filed or caused to be filed all returns and reports on the Company Employee Benefit Plans that it and/or any such plan are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for the Company have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from the Company or from any other person or entity relative to any Company Employee Benefit Plan. The Company has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due.

        (e)   The funding, if any, under each Company Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. The Company is not subject to taxation on the income of any Company Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Company Welfare Employee Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code have complied with such requirements in all material respects.

        (f)    Each Company Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions. All contributions required to be made to any Company Employee Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Company SEC Reports which are publicly available prior to the date of this Agreement. All such contributions representing participant contributions have been made within the time required by Department of Labor regulation section 2510.3-102.

        (g)   The Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans. Neither the Company nor any Company Subsidiary has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Company Employee Benefit Plan, and, to the knowledge of the Company or any Company Subsidiary, (x) no prohibited transaction has occurred with respect to any Company Employee Benefit Plan and (y) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Company Employee Benefit Plan.

        (h)   Neither the Company nor any ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Company Employee Benefit Plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA, and no liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation) has been or is expected to be incurred by the Company or any of the Company Subsidiaries.

        (i)    The Company and the Company Subsidiaries have not offered to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or similar provisions of state law.

        (j)    The consummation of the transactions contemplated by this Agreement will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Company or the Company Subsidiaries to severance pay, any change in control payment, or any other material payment, except as expressly provided in this

Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, or (iii) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither the Company nor any Company Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in subsections (i), (ii) or (iii) of this Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

        (k)   There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims in the ordinary course of business). No Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

        (l)    The Company has the right to amend or terminate each Company Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Company Employee Pension Benefit Plan.

        (m)  Without limiting the generality of any other representation contained herein, there exists no lien against the Company, any Company Subsidiary, any ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

        (n)   Neither the Company nor any Company ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Company Employee Benefit Plan or modify, change or terminate any existing Company Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Company Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan.

        (o)   As used in this Agreement "ERISA" means the Employee Retirement Income Securities Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        SECTION 3.11.    Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders.

        (a)   The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on April 6, 2004 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of the Company, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the stockholders of the Company at the Company Stockholders Meeting and (iv) recommended that the stockholders of the Company approve this Agreement (provided that any change in or modification or recission of such recommendation by the Board of Directors of the Company in accordance with Section 6.10(a) shall not be a breach of the representation in this clause (iv)). The Company hereby confirms that (A) the Company has properly opted out of, and is not subject to, Sections 78.411 through 78.444 of the NRS, and (B) to the knowledge of the Company, no other "fair price," "moratorium," "control share acquisition" or other antitakeover statute or similar statute or regulation, applies or purports to apply to this Agreement or the Merger or the other transactions contemplated by this Agreement. The Board of Directors of the Company has received from the Company Financial Advisor an opinion, a written copy of which will be provided to Parent, solely for informational purposes promptly after receipt thereof by the Company, to the effect that, as of the date of the opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock. The Company has been authorized by the Company Financial Advisor to include such opinion in its entirety in the Joint Proxy Statement included in the Form S-4, so long as such inclusion is in form and substance reasonably satisfactory to the Company Financial Advisor and its counsel.

        (b)   The affirmative vote of stockholders of the Company required for adoption of this Agreement and the Merger is and will be no greater than a majority of the issued and outstanding shares of Company Common Stock (the "Required Company Stockholder Vote").

        SECTION 3.12.    Taxes.

        (a)   Each of the Company and each Company Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's Form 10-K for the fiscal year ended December 31, 2003 are adequate to cover all Taxes accruing through such date. The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or a Company Subsidiary is contesting in good faith through appropriate proceedings. Except as has not, and would not reasonably be expected to have, a Company Material Adverse Effect, all hedging transactions entered into by the Company or any of the Company Subsidiaries have been properly identified for federal income tax purposes.

        (b)   As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the Company nor any Company Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

        (c)   Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary. The Company and each Company Subsidiary have disclosed on their federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

        (d)   Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

        (e)   Neither the Company nor any Company Subsidiary is a party to any agreement, contract, or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to the excise tax under Section 4999 of the Code, or, to the knowledge of the Company, that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

        (f)    Neither the Company nor any affiliate of the Company has made with respect to the Company, any Company Subsidiary, or any assets held by the Company or any Company Subsidiary any consent under Section 341 of the Code.

        (g)   Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355 (a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355 (e) of the Code) in conjunction with the Merger.

        (h)   The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 2000.

        (i)    Neither the Company nor any Company Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Company or a Company Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Company Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

        (j)    There have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any Company Subsidiary, (ii) transfers or disposition of property by the Company or any of Company Subsidiary for which the Company or the Company Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business.

        (k)   Schedule 3.12(k) accurately reflects the tax basis of the assets listed therein.

        (l)    The Company's net operating loss and capital loss carryforwards are no less than the amounts reflected on Schedule 3.12(l).

        (m)  Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company. To the knowledge of the Company, neither the Company nor any Company Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Taxing authority with respect to such other person.

        (n)   As used in this Agreement "Taxes" means (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto; (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being a member of an affiliated, consolidated, combined or unitary group; and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii). As used in this Agreement, "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other governmental authority in connection with Taxes.

        SECTION 3.13.    Environmental Matters.     Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   There are no conditions existing on any real property owned, leased or operated by the Company or any Company Subsidiary that give rise to any or would reasonably be expected to constitute a violation of or result in any liability under any Environmental Law (as defined below), and the Company and the Company Subsidiaries have been and are otherwise in compliance in all material respects with all applicable Environmental Laws and there are no pending or, to the knowledge of the Company, threatened demands, claims, information requests or notices of non-compliance or violation regarding the Company or any Company Subsidiary relating to any liability under any Environmental Law.

        (b)   To the knowledge of the Company, the Company and the Company Subsidiaries have used, manufactured, generated, received, handled, used, stored, labeled, released, discharged, distributed, treated, shipped and disposed of all Hazardous Substances (as defined below) (whether or not on or from its owned, leased or operated properties or properties owned, leased or operated by others) in compliance with all applicable Environmental Laws.

        (c)   Neither the Company nor any real property owned, leased or operated by the Company or any Company Subsidiary, is subject to any pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry, notice of non-compliance, request for information or proceeding relating to any liability under any Environmental Laws.

        (d)   All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of the Company's and the Company Subsidiaries' businesses and the operation or use of any real property owned, leased or operated by the Company or any Company Subsidiary, including all permits, notices, approvals and authorizations pertaining to the past and present generation, treatment, storage, disposal or release of a Hazardous Substance, have been duly obtained or filed, are currently in effect, and the Company and the Company Subsidiaries are in compliance with the terms and conditions of all such permits, notices, approvals and authorizations. The transactions contemplated by this Agreement will not result in the non-renewal, revocation, expiration, withdrawal or termination of any such permits, notices, approvals or authorizations.

        (e)   None of the Company and the Company Subsidiaries has assumed, contractually or, to the knowledge of the Company, by operation of law, any liabilities or obligations of third parties under any Environmental Laws.

        (f)    Neither the Company nor any of the Company Subsidiaries has, in the course of their businesses, sent or disposed, or otherwise had taken or transported, arranged for the taking or disposal of, or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Substance to or at a site that, pursuant to any Environmental Law, (A) has been placed on the National Priorities List under CERCLA or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take removal, remedial, corrective or any other response action as defined in any Environmental Law or to pay for the costs of any such action at the site.

        (g)   As used in this Agreement, (i) "Environmental Laws" means any federal, foreign, state and local law or legal requirement, including regulations, orders, permits, licenses, approvals, ordinances, directives and the common law, pertaining to pollution, the environment, the protection of the environment or human health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Occupational Safety and Health Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar federal, foreign, state or local law and (ii) "Hazardous Substance" means (a) any "hazardous substance," as defined by CERCLA, (b) any "hazardous waste," as defined by RCRA, and (c) any pollutant, contaminant, waste or hazardous, dangerous or toxic chemical, material or substance, including asbestos, buried contaminants, regulated chemicals, flammable explosives, radiation and radioactive materials, polychlorinated biphenyls, petroleum and petroleum products and by-products, lead, pesticides, natural gas, and nuclear fuel, all within the meaning of any applicable law of any applicable governmental authority relating to or imposing liability or standards of conduct pertaining thereto, all as amended or hereafter amended.

        SECTION 3.14.    Compliance with Laws.     Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by the Company and the Company Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or, to the Company's knowledge, has been filed, commenced or threatened against the Company or any Company Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 3.14 is made with respect to permits issued under or matters relating to Environmental Laws, which are covered exclusively by the provisions set forth in Section 3.13.

        SECTION 3.15.    Employment Matters.     (a) Neither the Company nor any Company Subsidiary: (i) is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of Company or any of the Company Subsidiaries to authorize representation by any labor organization; (ii) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect; or (iii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries which, with respect to any event described in this clause (iii), individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

        (b)   In the 90 day period preceding the date of this Agreement, neither the Company nor any of the Company Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 3.15(b) of the Company Disclosure Letter lists the number of the Company's or the Company Subsidiaries' employees who have suffered an "employment loss" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of the Company, the Company and the Company Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective leased employees (within the meaning of Section 414(n) of the Code) as leased employees, and each of its independent contractors as independent contractors, as applicable. As used in the Agreement, "WARN Act" means the Workers Adjustment and Retraining Notification Act. of 1989, as amended.

        SECTION 3.16.    Tax Matters.     Neither the Company nor any of the Company Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 3.17.    Investment Company.     Neither the Company nor any of the Company Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        SECTION 3.18.    Reserve Reports.     The Company has furnished to Parent the Company's estimate of Company's and Company Subsidiaries' oil and gas reserves as of January 1, 2004, 87% of the net present value of which as determined by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. and 13% of the net present value of which as determined by the Company's engineering staff (the "Company Reserve Reports"). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data on which the Company Reserve Reports were based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Reports was accurate. The estimates of proved reserves used by the Company in connection with the preparation of the Company Reserve Report and provided by the Company to Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. in connection with their review of the Company Reserve Reports are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC.

        SECTION 3.19.    Hedging.     The Company SEC Reports accurately summarize the outstanding Hydrocarbon and financial Hedging positions attributable to the production of the Company and the Company Subsidiaries as of the date reflected therein, and there have been no changes since the date thereof. For purposes of this Agreement, "Hydrocarbons" means, with respect to any Person, crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith (including coalbed gas and carbon dioxide), and all other minerals of every kind and character which may be covered by or included in or attributable to any of the properties of such Person or any of such Person's Subsidiaries, and a "Hedge" mean a derivative transaction within the coverage of SFAS No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transactions.

        SECTION 3.20.    Properties.     All major items of operating equipment owned or leased by the Company or any of the Company Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of the Company and the Company Subsidiaries, to comply in all material respects with the requirements of all applicable contracts, including sales contracts. Except for goods and other property sold, used or otherwise disposed of since January 1, 2004 in the ordinary course of business, the Company and the Company Subsidiaries have good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Company Reserve Reports as attributable to interests owned by the Company and the Company Subsidiaries, and to all other properties, interests in properties and assets, real and personal, reflected in the Company SEC Reports filed prior to the date of this Agreement as owned by the Company and the Company Subsidiaries, free and clear of any Liens, except: (i) Liens associated with obligations reflected in the Company Reserve Report or the Company SEC Reports filed prior to the date of this Agreement, (ii) Liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements, Liens, government or tribal approvals or other matters and failures of title as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The leases and other agreements pursuant to which the Company or any of the Company Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property given value in the Company Reserve Reports are in good standing, valid and effective, and the rentals due by the Company or any Company Subsidiary to any lessor of any such oil and gas leases have been properly paid, except in each case as would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 3.21.    Natural Gas Act    Any gas gathering system constituting a part of the properties of the Company or the Company Subsidiaries has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under Section 1(b) of the Natural Gas Act (the "NGA"); none of the properties have been or are certificated by the Federal Energy Regulatory Commission (the "FERC") under Section 7(c) of the NGA or to the knowledge of the Company are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the NGA.

        SECTION 3.22.    Insurance.     Section 3.22 of the Company Disclosure Letter contains a true and complete list of all insurance policies held by either the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). All such insurance policies are in full force and effect and all related premiums have been paid to date.

        SECTION 3.23.    Certain Contracts and Arrangements.     Neither the Company nor any of the Company Subsidiaries is a party to or bound by any agreement or other arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, to the knowledge of the Company, materially limit or restrict Parent, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the oil and gas exploration and production business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews and similar arrangements entered into in the ordinary course of business. Section 3.23 of the Company Disclosure Letter and the documents filed or incorporated by reference by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 set forth a true and complete list of each agreement to which the Company or any Company Subsidiary is subject that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to the rules and regulations of the SEC if such a registration statement was filed by the Company on the date hereof, together with (i) each joint venture Hydrocarbon exploratory agreement, (ii) each seismic license, and (iii) each software license relating to primary geological and financial processes to which the Company or any Company Subsidiary is subject and which, in each case, is material to the Company and the Company Subsidiaries considered as a single enterprise (collectively, the "Company Contracts"). Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder. Other than as contemplated by Section 3.3(c), no consents, assignments, waivers, authorizations or other certificates or material payments are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company Contracts after the Closing, except to the extent the failure to obtain any such consent, assignment, waiver, authorization or other certificate, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PARENT AND MERGER SUB

        Except as publicly disclosed with reasonable specificity by Parent in the Parent SEC Reports (as defined in Section 4.4(a)) filed with the SEC prior to the date of this Agreement (excluding the exhibits thereto) and except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform the Company of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections) previously delivered by Parent to the Company (the "Parent Disclosure Letter"), the Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        SECTION 4.1.    Organization.     Parent and each of the Subsidiaries of the Parent (the "Parent Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own, operate and lease its properties and to carry on its business as now conducted. Parent and each of the Parent Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or otherwise) or results of operations of the Parent and the Parent Subsidiaries considered as a single enterprise or (ii) the ability of the Parent to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (i) adversely affects the oil and gas exploration and development industry generally (including without limitation changes in commodity prices, general market prices and regulatory changes), in the Gulf of Mexico or in any basin in which at least 10% of Parent's proved reserves are located, (ii) arises out of general economic or industry conditions (and in each case does not disproportionately affect Parent and the Parent Subsidiaries considered as a single enterprise) or (iii) (other than with respect to Section 4.3) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Parent Material Adverse Effect has occurred. The copies of the certificate of incorporation and bylaws of Parent which are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the year ended December 31, 2003 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

        SECTION 4.2.    Capitalization.     As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 300,000,000 shares of Parent Common Stock, 101,399,494 of which are issued and outstanding and (ii) 40,000,000 shares of preferred stock, no par value, issuable in series ("Parent Preferred Stock"), of which 1,000,000 shares have been designated Series B Junior Participating Preferred Stock. As of the date of this Agreement, no shares of Parent Preferred Stock were issued or outstanding and 1,000,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Parent Rights") distributed to the holders of Parent Common Stock pursuant to the Rights Agreement, dated as of July 26, 2001, between Parent and UMB Bank, as amended, 60,056 shares of Parent Common Stock were held by Parent in its treasury, there were outstanding options to purchase 7,490,274 shares of Parent Common Stock and such number of shares of Parent Common Stock were reserved for issuance upon exercise of such options. The amount of the dividend paid quarterly on Parent's Common Stock is $0.45 per share. Such issued and outstanding shares of Parent Common Stock have been, and all shares which may be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable, and free of preemptive rights. Parent has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of Parent of any kind to redeem purchase or otherwise acquire any outstanding shares of capital stock of Parent. There are no outstanding bonds, debentures, notes or other indebtedness or securities of Parent having the right to vote (or, other than any outstanding options to purchase Parent Common Stock, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote. Except as set forth above, no shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding, and there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of the Parent Subsidiaries is a party or by which any of them is bound obligating Parent or any of the Parent Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of the Parent Subsidiaries or obligating Parent or any of the Parent Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All of the outstanding member's interests of Merger Sub are owned by Parent.

        SECTION 4.3.    Authorization; No Conflict.

        (a)   Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or any of the Parent Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for the approval of the holders of a majority of the issued and outstanding shares of Parent Common Stock present and voting in accordance with the requirements of the NYSE (the "Required Parent Stockholder Vote") of the issuance of the shares of Parent Common Stock in connection with the Merger (the "Share Issuance") and the approval of the Merger by Parent as the owner of all the outstanding member's interests of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        (b)   The Board of Directors of Parent has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on April 2, 2004 and not subsequently rescinded or modified in any way, unanimously (i) approved this Agreement, the Merger and the Share Issuance, (ii) directed the Share Issuance be submitted for consideration by the stockholders of Parent at the Parent Stockholders Meeting and (iii) recommended that the stockholders of Parent approve the Share Issuance. The Parent's Board of Directors has received from the Parent Financial Advisor (as defined in Section 4.8) an opinion, a written copy of which will be provided to the Company, solely for informational purposes promptly after receipt thereof by Parent, to the effect that, as of the date of the opinion, from a financial point of view, the Exchange Ratio to be paid by Parent in the Merger is fair to Parent. Parent has been authorized by the Parent Financial Advisor to include such opinion in its entirety in the Joint Proxy Statement included in the Form S-4 so long as such inclusion is in form and substance reasonably satisfactory to the Parent Financial Advisor and its counsel.

        (c)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of Parent or any of the Parent Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Parent or any of the Parent Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Parent or any Parent Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to Parent or any of the Parent Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

        (d)   No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority is necessary to be obtained or made by Parent, any Parent Subsidiary or Merger Sub in connection with Parent's or Merger Sub's execution, delivery and performance of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) compliance with the NRS, with respect to the filing of the Articles of Merger, (ii) compliance with the HSR Act and applicable foreign competition and antitrust laws, if any, (iii) the filing with the SEC of the Joint Proxy Statement and such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) the filing and effectiveness of the Form S-4 and the Form S-8, (v) the approval for listing on NYSE of the shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement and compliance with other rules of the NYSE, (vi) Customary Post Closing Consents (as defined in Section 3.3(c)) and (vii) compliance with the "blue sky" laws of various states, and except where the failure to obtain or take such action, individually or in the aggregate, has not had and would not reasonably be expected to have or result in a Parent Material Adverse Effect.

        SECTION 4.4.    Subsidiaries.     The Parent Subsidiaries and their respective jurisdictions of organization are identified in Section 4.4(a) of the Parent Disclosure Letter. All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Parent Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Parent or by a Parent Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Parent Subsidiaries. There are no agreements requiring the Parent or any

Parent Subsidiary to make contributions to the capital of, or lend or advance funds to, any Parent Subsidiary.

        SECTION 4.5.    SEC Reports and Financial Statements.     (a) Since January 1, 2001, Parent has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "Parent SEC Reports") required to be filed by Parent with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Parent SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Reports, and none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Parent Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

        (b)   The consolidated balance sheets and the related consolidated statements of operations, consolidated statements of stockholders' equity and comprehensive income (loss) and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "Parent Financial Statements") of Parent contained in the Parent SEC Reports have been prepared from the books and records of Parent and the Parent Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of Parent and the Parent Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Parent Financial Statements, neither Parent nor any of the Parent Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), other than any liabilities incurred since December 31, 2003 which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (c)   Parent has not received written notice from the SEC or any other governmental entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other governmental entity. Since January 1, 2001, Parent's independent public accounting firm has not informed Parent that it has any material questions, challenges or disagreements regarding or pertaining to Parent's accounting policies or practices. Since January 1, 2001, to the knowledge of Parent, no officer or director of Parent has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with Parent or any Parent Subsidiary. Set forth in Section 4.4(d) of the Parent Disclosure Letter is a list of all off-balance sheet special purpose entities and financing arrangements of the Parent and the Parent Subsidiaries.

        (d)   With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Parent SEC Reports filed since August 29, 2002, the chief executive officer and chief financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct.

        (e)   Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent required to be disclosed in Parent's Exchange Act Reports, including its consolidated Parent Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of Parent, such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act.

        (f)    Parent is, or will timely be, in compliance in all material respects with all current and proposed listing and corporate governance requirements of the NYSE, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

        SECTION 4.6.    Absence of Material Adverse Changes, etc.     Since December 31, 2003, Parent and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred.

        (a)   any event, condition, change, occurrence or development of a state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect;

        (b)   any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Parent and the Parent Subsidiaries; or

        (c)   any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.2.

        SECTION 4.7.    Litigation.     There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Parent, threatened, to which Parent or any of the Parent Subsidiaries is a party which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect. There are no judgments, decrees, injunctions, rules, awards or orders of any governmental or regulatory entity or arbitrator outstanding against Parent or any of the Parent Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.8.    Information Supplied.     None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company's stockholders or Parent's stockholders or at the time of the Company Stockholders Meeting or the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

        SECTION 4.9.    Broker's or Finder's Fees.     Except for Lehman Brothers Inc. (the "Parent Financial Advisor"), no agent, broker, Person or firm acting on behalf of Parent or any Parent Subsidiary or under Parent's or any Parent Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby. Parent has furnished to the Company a true and complete copy of Parent's agreement with the Parent Financial Advisor (the "Parent Engagement Letter") pursuant to which the Parent Financial Advisor is entitled to a fee in connection with the transactions contemplated hereby.

        SECTION 4.10.    Employee Plans.

        (a)   There are no Parent Employee Benefit Plans established, maintained, adopted, participated in, sponsored, contributed or required to be contributed to, provided, promised to provide, terminated by, or resulting in any material liability to the Parent or any entity with which the Parent is considered a single employer under Section 414(b), (c) or (m) of the Code ("Parent ERISA Affiliates"). As used in this Agreement, "Parent Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Parent or any of the Parent Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Parent Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Parent Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

        (b)   With respect to each Parent Employee Benefit Plan, Parent has made available to the Company a true, correct and complete copy of: (i) each writing constituting a part of such Parent Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts, and insurance contracts) and all amendments thereto; (ii) the three most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (iii) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (iv) the most recent determination letter (or if applicable, advisory or opinion letter) from the Internal Revenue Service, if any, or if an application for a determination letter is pending, the application with all attachments; and (v) all notices given to such Parent Employee Benefit Plan, the Parent, or any Parent ERISA Affiliate by the Internal Revenue Service, Department of Labor, Pension Benefit Guarantee Corporation, or other governmental agency relating to such Parent Employee Benefit Plan.

        (c)   Each Parent Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a), 401(f), or 403(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("Qualified Parent Employee Benefit Plan"), has received a favorable determination letter from the Internal Revenue Service that has not been revoked, and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Parent Employee Benefit Plan. For the avoidance of doubt, the term "favorable determination letter" as used in this Section 4.10(c) does not include an opinion letter or advisory letter issued with respect to a master & prototype or volume submitter plan. Any favorable determination letters referenced in this Section 4.10(c) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Parent Employee Benefit Plan has timely made "good faith" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42. The trusts established under the Qualified Parent Employee Benefit Plans are exempt from federal income taxes under Section 501(a) of the Code and any potential excise taxes.

        (d)   Parent has (i) filed or caused to be filed all returns and reports on the Parent Employee Benefit Plans that it and/or any such plan are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other fees, interest, penalties and assessments that are payable by or for Parent have been timely reported, fully paid and discharged. There are no unpaid fees, penalties, interest or assessments due from Parent or from any other person or entity relative to any Parent Employee Benefit Plan. Parent has collected or withheld all amounts that are required to be collected or withheld by it to discharge its obligations, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due.

        (e)   The funding, if any, under each Parent Employee Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Parent is not subject to taxation on the income of any Parent Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Parent Welfare Employee Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code have complied with such requirements in all material respects

        (f)    Each Parent Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions. All contributions required to be made to any Parent Employee Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Parent SEC Reports which are publicly available prior to the date of this Agreement. All such contributions representing participant contributions have been made within the time required by Department of Labor regulation section 2510.3-102.

        (g)   Parent and the Parent Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Parent Employee Benefit Plans. Neither Parent nor any Parent Subsidiary has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Parent Employee Benefit Plan, and, to the knowledge of Parent or any Parent Subsidiary, (x) no prohibited transaction has occurred with respect to any Parent Employee Benefit Plan and (y) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of any Parent Employee Benefit Plan.

        (h)   Neither Parent nor any Parent ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any Parent Employee Benefit Plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA. Neither Parent nor any Parent ERISA Affiliate has any liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation), and no such liability has been or is expected to be incurred by Parent or any of the Parent Subsidiaries.

        (i)    Parent and Parent Subsidiaries have not offered to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or any similar provisions of state law.

        (j)    The consummation of the transactions contemplated by this Agreement will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Parent or the Parent Subsidiaries to any material payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due, any such employee, independent contractor, directors, or officer. Neither Parent nor any Parent Subsidiary has taken any action that would result in its incurring any obligation for any payments described in this Section 4.10(j) except to the extent required in a written plan, contract or agreement in existence as of the date of this Agreement.

        (k)   There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of Parent or any Parent Subsidiary, threatened against the Parent, any Parent Subsidiary, or any Parent Employee Benefit Plan related to any Parent Employee Benefit Plan (other than claims in the ordinary course of business). No Parent Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

        (l)    Parent has the right to amend or terminate each Parent Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Parent Employee Pension Benefit Plan.

        (m)  Without limiting the generality of any other representation contained herein, there exists no lien against Parent, any Parent Subsidiary, any Parent ERISA Affiliate, or any of their assets arising under sections 302(f) or 4068(A) of ERISA or section 412(n) of the Code.

        (n)   Neither Parent nor any Parent ERISA Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Parent Employee Benefit Plan or modify, change or terminate any existing Parent Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. No events have occurred or are expected to occur with respect to any Parent Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing or other liabilities of such plan.

        SECTION 4.11.    Taxes

        (a)   Each of Parent and each Parent Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Returns have been paid in full and Parent and each Parent Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Parent's Form 10-K for the fiscal year ended December 31, 2003 are adequate to cover all Taxes accruing through such date. Parent and the Parent Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of Parent or any Parent Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that Parent or a Parent Subsidiary is contesting in good faith through appropriate proceedings. Except as has not, and would not reasonably be expected to have, a Parent Material Adverse Effect, all hedging transactions entered into by Parent or a Parent Subsidiary have been properly identified for federal income tax purposes.

        (b)   As of the date of this Agreement, no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Parent or any Parent Subsidiary, and neither Parent nor any Parent Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against Parent or any Parent Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Parent Financial Statements. Each material deficiency resulting from any audit or examination relating to Taxes of Parent or any Parent Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Parent Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Parent or any Parent Subsidiary does not file Tax Returns that the Parent or any Parent Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Parent nor any Parent Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Parent or any Parent Subsidiary with respect to any period following the Closing Date. Neither Parent nor any Parent Subsidiary has granted any power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income or franchise or similar Tax Returns.

        (c)   Parent and each Parent Subsidiary have disclosed on their federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither Parent nor any Parent Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

        (d)   Neither Parent nor any Parent Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

        (e)   To the knowledge of Parent, neither Parent nor any Parent Subsidiary is party to any agreement, contract or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock), that would not be deductible pursuant to the terms of Section 162(a)(1), 162(m) or 162(n) of the Code.

        (f)    Neither Parent nor any affiliate of Parent has made with respect to Parent, any Parent Subsidiary, or any assets held by Parent or any Parent Subsidiary any consent under Section 341 of the Code.

        (g)   The statutes of limitations for the federal income Tax Returns of Parent and the Parent Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1994.

        (h)   Neither Parent nor any Parent Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by Parent or a Parent Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither Parent nor any Parent Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

        (i)    Neither Parent nor any Parent Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Parent). To the knowledge of Parent, neither Parent nor any Parent Subsidiary has been notified in writing that it will be required to incur any liability for Taxes of any person (other than Parent or a Parent Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Taxing authority with respect to such other person.

        (j)    Based on the assumption (which it considers reasonable) that the standardized measure of discounted future net cash flows disclosed in Parent's Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and accompanying footnotes, represents the fair market value of the underlying assets, Parent believes that it is a United States real property holding corporation under Section 897(c)(2) of the Code, although the Parent has not performed a detailed examination to make this determination.

        SECTION 4.12.    Environmental Matters.     Except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect:

        (a)   There are no conditions existing on any real property owned, leased or operated by Parent or any Parent Subsidiary that give rise to any or would reasonably be expected to constitute a violation of or result in any liability under any Environmental Law, and Parent and the Parent Subsidiaries have been and are otherwise in compliance in all material respects with all applicable Environmental Laws and there are no pending or, to the knowledge of the Parent, threatened demands, claims, information requests or notices of non-compliance or violation regarding Parent or any Parent Subsidiary relating to any liability under any Environmental Law.

        (b)   To the knowledge of Parent, Parent and the Parent Subsidiaries have used, manufactured, generated, received, handled, used, stored, labeled, released, discharged, distributed, treated, shipped and disposed of all Hazardous Substances (as defined below) (whether or not on or from its owned, leased or operated properties or properties owned, leased or operated by others) in compliance with all applicable Environmental Laws.

        (c)   Neither the Parent nor Parent Subsidiaries nor any real property owned, leased or operated by Parent or any Parent Subsidiary is subject to any pending or, to the knowledge of Parent, threatened action, suit, investigation, inquiry, notice of non-compliance, request for information or proceeding relating to any liability under any Environmental Laws.

        (d)   All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of Parent's and the Parent Subsidiaries' businesses and the operation or use of any real property owned, leased or operated by Parent or any Parent Subsidiary, including all permits, notices, approvals and authorizations pertaining to the past and present generation, treatment, storage, disposal or release of a Hazardous Substance, have been duly obtained or filed, are currently in effect, and Parent and the Parent Subsidiaries are in compliance with the terms and conditions of all such permits, notices, approvals and authorizations. The transactions contemplated by this Agreement will not result in the non-renewal, revocation, expiration, withdrawal or termination of any such permits, notices, approvals or authorizations.

        (e)   None of Parent and the Parent Subsidiaries has assumed, contractually or, to the knowledge of Parent, by operation of law, any liabilities or obligations of third parties under any Environmental Laws.

        (f)    Neither Parent nor any of the Parent Subsidiaries has, in the course of their businesses, sent or disposed, or otherwise had taken or transported, arranged for the taking or disposal of, or in any other manner participated or been involved in the taking of or disposal or release of a Hazardous Substance to or at a site that, pursuant to any Environmental Law, (A) has been placed on the National Priorities List under CERCLA or any similar state or federal list, or (B) is subject to or the source of a claim, an administrative order or other request to take removal, remedial, corrective or any other response action as defined in any Environmental Law or to pay for the costs of any such action at the site.

        SECTION 4.13.    Compliance with Laws.     Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and the Parent Subsidiaries are in compliance with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by Parent and the Parent Subsidiaries, and no notice, charge, claim, action or assertion has been received by Parent or any Parent Subsidiary or, to Parent's knowledge, has been filed, commenced or threatened against Parent or any Parent Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 4.12 is made with respect to permits issued under or matters relating to Environmental Laws, which are covered exclusively by the provisions of Section 4.11.

        SECTION 4.14.    Employment Matters.     Neither Parent nor any Parent Subsidiary: (i) is a party to, or bound by, any consent decree with, or citation by, any governmental agency relating to employees or employment practices which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect; or (ii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of Parent, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving Parent or any Parent Subsidiary which, with respect to any event described in this clause (ii), individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.15.    Tax Matters.     Neither Parent nor any of the Parent Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 4.16.    Investment Company.     Neither Parent nor any of the Parent Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        SECTION 4.17.    Reserve Reports.     Parent has furnished to the Company Parent's estimate of Parent's and Parent Subsidiaries' oil and gas reserves for Parent and the Parent Subsidiaries as of December 31, 2003 (the "Parent Reserve Report"). Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the factual, non-interpretive data on which the Parent Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Parent Reserve Report was accurate. The estimates of proved reserves used by Parent in connection with the preparation of the Parent Reserve Report are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC.

        SECTION 4.18.    Hedging.     The Parent SEC Reports accurately summarize the outstanding Hydrocarbon and financial Hedging positions attributable to the production of the Parent and the Parent Subsidiaries as of the date reflected therein, and, as of the date hereof, there have been no changes since the date thereof.

        SECTION 4.19.    Properties.     All major items of operating equipment owned or leased by Parent or any of the Parent Subsidiaries (i) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (ii) are adequate, together with all other properties of Parent and the Parent Subsidiaries, to comply in all material respects with the requirements of all applicable contracts, including sales contracts. Except for goods and other property sold, used or otherwise disposed of since January 1, 2004 in the ordinary course of business, Parent and the Parent Subsidiaries have good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Parent Reserve Report as attributable to interests owned by Parent and the Parent Subsidiaries, and to all other properties, interests in properties and assets, real and personal, reflected in the Parent SEC Reports filed prior to the date of this Agreement as owned by Parent and the Parent Subsidiaries, free and clear of any Liens, except: (i) Liens associated with obligations reflected in the parent Reserve Report or the Parent SEC Reports filed prior to the date of this Agreement, (ii) Liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements, Liens, government or tribal approvals or other matters and failures of title as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The leases and other agreements pursuant to which the Parent or any of the Parent Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property given value in the Parent Reserve Report are in good standing, valid and effective, and the rentals due by Parent or any Parent Subsidiary to any lessor of any such oil and gas leases have been properly paid, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 4.20.    Natural Gas Act.     Any gas gathering system constituting a part of the properties of Parent or the Parent Subsidiaries has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under Section 1(b) of the Natural Gas Act (the "NGA"); none of the properties have been or are certificated by the Federal Energy Regulatory Commission (the "FERC") under Section 7(c) of the NGA or to the knowledge of Parent are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the NGA.

        SECTION 4.21.    Insurance.     Section 4.21 of the Parent Disclosure Letter contains a true and complete list of all insurance policies held by either Parent or any of the Parent Subsidiaries. Parent and the Parent Subsidiaries maintain insurance coverage adequate and customary in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance). All such insurance policies are in full force and effect and all related premiums have been paid to date.

        SECTION 4.22.    Certain Contracts and Arrangements.     Neither Parent nor any of the Parent Subsidiaries is a party to or bound by any agreement or other arrangement that limits or otherwise restricts the Parent or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, to the knowledge of Parent, materially limit or restrict Company, the Surviving Entity or any of their subsidiaries or any successor thereto, from engaging or competing in the oil and gas exploration and production business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews and similar arrangements entered into in the ordinary course of business. Except as would not reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any Parent Subsidiary is in breach or default under any contract filed or incorporated by reference as an exhibit to Parent's Annual Report on Form 10-K for the year ended December 31, 2003 nor, to the knowledge of Parent, is any other party to any such contract in breach or default thereunder.

ARTICLE 5
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.1.    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as expressly permitted or required pursuant to this Agreement:

        (a)   The businesses of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company and the Company Subsidiaries shall use all commercially reasonable efforts to maintain and preserve intact their respective business organizations and to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them to keep available the services of their current key officers and employees; and

        (b)   Without limiting the generality of the foregoing Section 5.1(a), except as set forth in Section 5.1 of the Company Disclosure Letter and as contemplated by Section 2.4(a) and Section 2.5, the Company shall not directly or indirectly, and shall not permit any of the Company Subsidiaries to, do any of the following:

          (i)    acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company Subsidiaries or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice or, in the case of acquisitions of oil and gas properties or interests therein, in excess of $20,000,000 in the aggregate;

          (ii)   acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

          (iii)  amend or propose to amend its articles of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

          (iv)  declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock, other than the declaration and payment of regularly quarterly cash dividends on its Convertible Preferred Stock outstanding on the date hereof not in excess of those amounts specified in the certificate of designations in respect thereof;

          (v)   purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, other than in connection with the relinquishment of shares by employees and directors of the Company in payment of withholding tax upon the vesting of restricted stock;

          (vi)  split, combine or reclassify any outstanding shares of its capital stock;

          (vii) except for (A) the Company Common Stock issuable upon exercise of options outstanding on the date hereof (or granted after the date hereof as permitted by this Agreement) and the vesting of restricted stock awards granted prior to the execution of this Agreement and (B) Company Common Stock issuable upon conversion of Convertible Preferred Stock outstanding on the date hereof, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

          (viii)   modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any Company Subsidiary;

          (ix)  incur any indebtedness for borrowed money, except indebtedness incurred in the ordinary course of business and letters of credit required under the Company's hedging agreements in order to satisfy margin requirements, but only if the amount of such indebtedness (not including such letters of credit), when added to all other indebtedness of the Company then outstanding (determined in accordance with GAAP), does not exceed $976,200,000;

          (x)   assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except (A) to or for the benefit of the Company Subsidiaries or (B) for those not in excess of $5,000,000 in the aggregate;

          (xi)  create or assume any material Lien on any material asset;

          (xii) authorize, recommend or propose any material change in its capitalization;

          (xiii) (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary, (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, other than for clauses (A), (B) and (D) above, in the case of employees who are not directors and executive officers, in the ordinary course of business, or (G) take any action that would result in its incurring any obligation for any payments or benefits described in subsections (i), (ii) or (iii) of Section 3.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement;

          (xiv)   other than in the ordinary course of business consistent with past practice, execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

          (xv) make any changes in its reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election; make any change to its method or reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

          (xvi)   settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $100,000 in any one case by or to the Company or any of the Company Subsidiaries;

          (xvii)   other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $5,000,000 individually or $10,000,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

          (xviii)   write off any accounts or notes receivable in excess of $5,000,000;

          (xix)   make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2004 capital expenditure plan previously provided to Parent, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operations for which the Company has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well pipeline or other facility;

          (xx) except as contemplated by Section 6.13, make or assume any Hedges;

          (xxi)   except as contemplated by Section 6.13, enter into new contracts to sell Hydrocarbons other than in the ordinary course of business at market pricing, but in no event any having a duration longer than three months;

          (xxii)   fail to timely meet its royalty payment obligations in connection with its oil and gas leases to the extent such failure has or would reasonably be expected to have a Company Material Adverse Effect;

          (xxiii)   enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, limit or restrict the Parent or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Parent or any of its Subsidiaries;

          (xxiv)   terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party or fail to enforce, to the fullest extent permitted by law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreement and to enforce specifically the terms and provisions thereof;

          (xxv)   except as permitted by Section 6.10, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.2(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Merger Sub or the holders of shares of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

          (xxvi)   knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

          (xxvii)   take or agree in writing or otherwise to take any of the actions precluded by Sections 5.1(a) or (b).

        SECTION 5.2.    Conduct of Business by Parent.     Except as expressly permitted or required by this Agreement, prior to the Effective Time, neither Parent nor any of its Subsidiaries, without the prior written consent of the Company, shall:

        (a)   acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

        (b)   adopt or propose to adopt any amendments to its charter documents which would have a material adverse impact on the consummation of the transactions contemplated by this Agreement;

        (c)   with respect to Parent only, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, except for the payment of ordinary cash dividends in respect of the Parent Common Stock not in excess of $0.45 per share per fiscal quarter unless the Exchange Ratio is proportionately increased or decreased, as applicable, in which case the prior written consent of the Company shall not be required, but the Company shall be entitled to written notice of such event;

        (d)   adopt a plan of complete or partial liquidation or dissolution of Parent;

        (e)   knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 7.3(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Merger Sub or the holders of shares of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

        (f)    knowingly take any action that would or could reasonably be expected to disqualify the Merger as a reorganization within the meaning of Section 368(a) of the Code; or

        (g)   take or agree in writing or otherwise to take any of the actions precluded by Sections 5.2(a) through 5.2(f).

ARTICLE 6
ADDITIONAL AGREEMENTS

        SECTION 6.1.    Preparation of S-4 and Joint Proxy Statement; Stockholders Meetings.

        (a)   As soon as practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Joint Proxy Statement and Parent shall file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use their reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Joint Proxy Statement and the Form S-4; without limiting the generality of the foregoing, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will furnish to each other the information relating to the party furnishing such information required by the Exchange Act or the Securities Act, as applicable, to be set forth in the Joint Proxy Statement and the Form S-4, and Company and its counsel shall be given the opportunity to review and comment on the Joint Proxy Statement and the Form S-4 prior to the filing thereof with the SEC. Parent, Merger Sub and the Company each agree to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement and the Form S-4. The Company and Parent will use their reasonable best efforts to cause the Joint Proxy Statement to be mailed to their stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. No filing of, or amendment or supplement (including by incorporation by reference) to, or correspondence to the SEC or its staff with respect to, the Form S-4 or the Joint Proxy Statement will be made by Parent or the Company, without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or this Agreement or the transactions contemplated hereby. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form S-4, Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company and Parent.

        (b)   The Company shall, as soon as practicable after the date hereof, and in accordance with the Company's articles of incorporation and bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of considering and taking action upon this Agreement (it being understood that, notwithstanding anything to the contrary set forth in this Agreement, the Company shall have no obligation to convene the Company Stockholders Meeting unless the recommendation of the Board described in this Section 6.1(b) has been made and remains in effect). Once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, which shall not be unreasonably withheld or delayed (other than (i) for the absence of a quorum, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which it believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting, or (iii) in the event the Board of Directors of the Company withdraws, modifies or changes in accordance with the terms of this Agreement its recommendation that this Agreement and the Merger are in the best interests of the Company; provided that in the event that the Company Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 8.1(b)) as a result of either (i) or (ii) above, then the Termination Date shall be extended to the fifth business day after such date). The Board of Directors of the Company shall declare that this Agreement and the Merger are advisable and in the best interests of the Company and recommend that this Agreement be approved by the stockholders of the Company and include in the Form S-4 and the Joint Proxy Statement a copy of such recommendations; provided that the Board of Directors of the Company may withdraw, modify or change such recommendation if but only if (i) it believes in good faith, based on such matters as it deems relevant, and after receiving the advice of the Company's financial advisors, that a Superior Proposal (as defined in Section 6.10(b) hereof) has been made and (ii) it has determined in good faith, after consultation with outside counsel, that withdrawal, modification or change of such recommendation is, in the good faith judgment of the Board of Directors of the Company, required by the Board of Directors to comply with its fiduciary duties imposed by applicable law. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement in compliance with this Section 6.1(b), the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to effect the Merger.

        (c)   Parent shall, as soon as practicable after the date hereof, and in accordance with the Parent's certificate of incorporation and bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of considering and taking action upon the Share Issuance. Once the Parent Stockholders Meeting has been called and noticed, Parent shall not postpone or adjourn the Parent Stockholders Meeting without the consent of the Company, which shall not be unreasonably withheld or delayed (other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which it believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Parent's stockholders prior to the Parent Stockholders Meeting; provided that in the event that the Parent Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 8.1(b)), then the Termination Date shall be extended to the fifth business day after such date). Parent shall, through its Board of Directors, recommend such approval by the stockholders of Parent and include in the Form S-4 and the Joint Proxy Statement a copy of such recommendation.

        (d)   The Company shall use all reasonable efforts to cause to be delivered to Parent a letter of KPMG LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        (e)   Parent shall use all reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 6.2.    Employee Benefit Matters.     From and after the Effective Time, Parent and the Surviving Entity shall have the rights and obligations described in this Section 6.2 regarding the individuals who were employees of the Company immediately prior to the Effective Time ("Acquired Employees").

        (a)   Employment. All Acquired Employees shall be employed solely on an "at will" basis, except to the extent required by the provisions of written employment contracts or as required by applicable law. An Acquired Employee whose employment is terminated ceases immediately to be an "Acquired Employee" for purposes of this Agreement.

        (b)   Benefit Plans. The Surviving Entity shall assume the Company Employee Benefit Plans as of the Effective Time and operate such plans in accordance with their respective terms, and the Company shall take any steps necessary to permit such assumption. Acquired Employees shall continue after the Effective Time to participate in such assumed Plans. At such time as determined by Parent or the Surviving Entity, Acquired Employees shall participate in Parent's compensation, severance, bonus, stock option and other incentive plans for which they are eligible pursuant to the terms and conditions of such plans, or in similar plans maintained by the Surviving Entity, in each case consistent with the participation offered to Parent's employees holding similar positions. Each such plan shall grant credit to each Acquired Employee for all service prior to the Effective Time with the Company (including any predecessors) for vesting and eligibility purposes, but not for benefit accrual. No Acquired Employee shall be simultaneously covered under similar employee benefit plans of the Parent or the Surviving Entity and of the Company. Nothing in this Section 6.2 shall restrict in any manner the right of Parent or the Surviving Entity to amend or terminate any assumed Company Employee Benefit Plan or to modify any compensation arrangement of any Acquired Employee for any reason at any time (in each case subject to the provisions of any written employment contracts).

        (c)   Group Health Plans. During the plan year in which the Effective Time occurs, any group health plan established or maintained by Parent or the Surviving Entity shall, with respect to any eligible Acquired Employee or, as applicable, a family member of an eligible Acquired Employee, (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered under any group health plan maintained by the Company prior to the Effective Time, (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Effective Time, and (iv) accept rollovers of the health flexible spending account and dependent care accounts of eligible Acquired Employees.

        SECTION 6.3.    Consents and Approvals.

        (a)   The Company, Parent and Merger Sub shall each, as promptly as practicable after the date of this Agreement, file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the HSR Act with respect to the transactions contemplated hereby. The parties shall use reasonable best efforts to respond promptly to any requests for additional information made by either of such agencies, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing.

        (b)   The Company, Parent and Merger Sub shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental bodies and (iv) use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), necessary to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Merger Sub, Parent or any of their respective Subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase in any material respect the amount payable thereunder or to be otherwise more burdensome, or less favorable, in each case in any material respect, to the Company and the Company Subsidiaries considered as one enterprise in order to obtain any permit, consent, approval or authorization without first obtaining the written consent of Parent, which consent shall not be unreasonably withheld or delayed. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company; Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent or Merger Sub; and each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any material filing (including the Joint Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary Permits, consents, approvals and authorizations of all third parties and governmental bodies.

        SECTION 6.4.    Public Statements.     The Company, Parent and Merger Sub shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or trading market.

        SECTION 6.5.    Affiliates.     As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all Persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

        SECTION 6.6.    Further Assurances.     Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub agrees to use all commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining all consents, approvals and authorizations required for or in connection with the consummation by the parties hereto of the transactions contemplated by this Agreement, and, only if Parent and the Company mutually agree, contesting and resisting of any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement. In the event any litigation is commenced by any Person involving the Company or its directors and relating to the transactions contemplated by this Agreement, including any other Takeover Proposal (as defined in Section 6.10(b)), Parent shall have the right, at its own expense, to participate therein.

        SECTION 6.7.    Tax Treatment    Each of Parent and the Company shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 7.2(e) and 7.3(d). Each of Parent and the Company shall execute the officers' certificates substantially in the form attached as Exhibits B-1 and B-2 hereto, as of the date the Form S-4 is declared effective by the SEC and as of the Closing Date; provided, however, that the failure of Parent or the Company to certify as to any matter in such officer certificate because of an event, or change in facts or law, in any such case outside of such party's control, shall not constitute a breach of this covenant.

        SECTION 6.8.    Notification of Certain Matters.     The Company agrees to give prompt notice to Parent and Merger Sub, and to use commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.2(a) or (b); provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of Parent and Merger Sub agrees to give prompt notice to the Company, and to use commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 7.3(a) or (b); provided, however, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 6.9.    Access to Information; Confidentiality.

        (a)   The Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries, to, afford the officers, employees and agents of Parent and Merger Sub, at their sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Parent and Merger Sub all financial, operating and other data and information as Parent and Merger Sub through their officers, employees or agents, may reasonably request. Parent and Merger Sub, at their sole cost and risk, shall have the right to make such due diligence investigations as Parent and Merger Sub shall deem necessary or reasonable, upon reasonable notice to the Company and without disruption or damage to Company's operations or properties. No additional investigations or disclosures shall affect the Company's representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

        (b)   Parent shall, and shall cause the Parent Subsidiaries and the officers, directors, employees and agents of Parent and the Parent Subsidiaries, to, afford the officers, employees and agents of the Company, at its sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Date to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish the Company all financial, operating and other data and information as the Company through its officers, employees or agents, may reasonably request. The Company, at its sole cost and risk, shall have the right to make such due diligence investigations as the Company shall deem necessary or reasonable, upon reasonable notice to Parent and without disruption or damage to Parent's operations or properties. No additional investigations or disclosures shall affect Parent's representations and warranties contained herein, or limit or otherwise affect the remedies available to the Company pursuant to this Agreement.

        (c)   The provisions of the Confidentiality Agreement, dated February 16, 2004, between Parent and the Company (the "Company Confidentiality Agreement") shall remain in full force and effect in accordance with its terms. The provisions of the Confidentiality Agreement, dated March 10, 2004, between the Company and Parent (the "Parent Confidentiality Agreement") shall remain in full force and effect in accordance with its terms.

        SECTION 6.10.    No Solicitation.

        (a)   From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, nor shall it permit any of the Company Subsidiaries to, nor shall it authorize or permit any officer, director or employee of the Company, or any of the Company Subsidiaries to, nor shall it authorize any investment banker, attorney or other advisor or representative of, the Company or any of the Company Subsidiaries to (i) solicit, initiate, or knowingly encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) approve or recommend any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal; provided, however, that (x) nothing contained in subclauses (i) or (ii) above shall prohibit the Company or its Board of Directors from disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable law, provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the Board of Directors of the Company determines in good faith (after receiving the advice of its financial adviser) that such Takeover Proposal is a Superior Proposal; (y) if (under circumstances in which the Company has complied with all of its obligations under this Section 6.10(a)), prior to this Agreement having been approved by the Required Company Stockholder Vote, the Company receives an unsolicited written

Takeover Proposal from a third party that the Board of Directors of the Company determines in good faith (after receiving the advice of its financial adviser) is, or is reasonably likely to result in, a Superior Proposal, the Company and its representatives may conduct such additional discussions and provide such information as the Board of Directors of the Company shall determine, but only if, prior to such provision of such information or conduct of such additional discussions (A) such third party shall have entered into a confidentiality agreement in customary form that is no less favorable to the Company as the Company Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 6.10) and (B) the Board of Directors of the Company determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law; and (z) at any time prior to this Agreement having been approved by the Required Company Stockholder Vote, and subject to the Company's compliance with its obligations under this Section 6.10(a), the Company's Board of Directors may (i) withdraw (or amend or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or amend or modify in a manner adverse to Parent or Merger Sub), the recommendation or declaration of advisability by the Company's Board of Directors of this Agreement, the Merger or the other transactions contemplated by this Agreement and recommend, or publicly propose to recommend any Takeover Proposal, or (ii) to the extent permitted pursuant to and in compliance with Section 8.1(f)(i), allow the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, in the case of either subclause (i) or (ii) of this clause (z) only after (A) the Board of Directors of the Company determines in good faith (after receiving the advice of its financial advisor) that such Takeover Proposal is a Superior Proposal and (B) the Board of Directors of the Company determines in its good faith judgment, after consultation with and based upon the advice of outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law. The Company shall immediately cease and cause to be terminated and shall cause its affiliates and the Company Subsidiaries and its or their respective officers, directors, employees, representatives or agents, to terminate all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Takeover Proposal and will cause any such parties (and their agents or advisors) in possession of confidential information regarding the Company or any of the Company Subsidiaries to return or destroy such information. The Company shall ensure that its officers, directors and key employees and its investment bankers, attorneys and other representatives are aware of the provisions of this Section.

        (b)   For purposes of this Agreement, (i) "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or any of their affiliates) relating to any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving the Company or any Company Subsidiary of (A) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its Subsidiaries, taken as a whole, or (B) 10% or more of the outstanding shares of Company Common Stock or any other Company capital stock or capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries directly or indirectly holding, individually or taken together, the assets or business referred to in clause (A) above, in each case other than the transactions contemplated by this Agreement and (ii) the term "Superior Proposal" means any bona fide written Takeover Proposal to effect a merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders cease to own at least 50% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of the Company, which in any such case is on terms that the Board of Directors of the Company determines in its good faith judgment (after receipt of the advice of its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such Takeover Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Takeover Proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by the Parent to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

        (c)   In addition to the other obligations of the Company set forth in this Section 6.10, the Company shall immediately advise Parent orally and in writing of any request for information with respect to any Takeover Proposal, or any inquiry with respect to or which could result in a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making the same.

        SECTION 6.11.    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to indemnification by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Company Subsidiary or an employee of the Company or any Company Subsidiary or who acts as a fiduciary under any of the Company Employee Benefit Plans (each an "Indemnified Party") as provided in the Company's articles of incorporation or bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect. From and after the Effective Time, Parent and the Surviving Entity shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

        (b)   For six years after the Effective Time, to the full extent permitted under applicable law, Parent and the Surviving Entity (the "Indemnifying Parties") shall, jointly and severally indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred; provided that nothing herein shall impair any rights to indemnification of any Indemnified Party referred to in clause (a) above. Promptly after receipt by an Indemnified Party under this Section 6.11(b) of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against an Indemnifying Party under this Section 6.11(b), notify the Indemnifying Party of the commencement thereof; but the omission so to notify an Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party except to the extent that the Indemnifying Party is actually and materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed), be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof (and so long as the Indemnifying Party satisfies such obligations), the Indemnifying Party will not be liable to such Indemnified Party under this Section 6.11(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed), effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or would reasonably be expected to be have been a party and indemnity could properly have been sought hereunder by such Indemnified Party unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Party. Notwithstanding anything to the contrary set forth herein, no Indemnifying Party shall be obligated pursuant to this Section 6.11(b) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action in any one jurisdiction except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

        (c)   Parent shall cause the Surviving Entity to maintain the Company's officers' and directors' liability insurance policies, in effect on the date of this Agreement (the "D&O Insurance"), for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that (i) the Surviving Entity may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall Parent or the Surviving Entity be required to expend more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Entity shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. Parent shall have the right to cause coverage to be extended under the Company's D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the Company's existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 6.11(c).

        (d)   The obligations of Parent and the Surviving Entity under this Section 6.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.11 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11, each of whom may enforce the provisions of this Section 6.11).

        (e)   If Parent or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Entity or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Entity, as the case may, be shall assume the obligations set forth in this Section 6.11.

        SECTION 6.12.    Existing Registration Rights Agreement.     The Company acknowledges that it has entered into an agreement (a copy of which has been provided to Parent) (the "Termination Agreement") with each of the other parties to the Registration Rights Agreement, dated as of October 1, 2003 (the "Existing Registration Rights Agreement"), pursuant to which the parties thereto have agreed that the Existing Registration Rights Agreement will terminate and be of no further force or effect as of the Closing. The Company agrees that, without the consent of Parent, it will not agree to amend, modify or terminate, or waive any rights under, the Termination Agreement or otherwise amend the Existing Registration Rights Agreement.

        SECTION 6.13.    Certain Hedging Activities.

        (a)   Parent has entered into certain Hydrocarbon Hedges relating to the Company's projected 2004, 2005 and 2006 Hydrocarbon production (the significant economic terms of which are set forth on Schedule 6.13(a) of the Parent Disclosure Letter) (the "2004-6 Hedges").

        (b)   If this Agreement is terminated by the Company pursuant to Section 8.1(f)(i), Parent shall immediately terminate all of the 2004-6 Hedges (unless Parent elects to continue such Hedges in accordance with clause (d) below or the Company elects to assume such Hedges in accordance with clause (e) below).

        (c)   In connection with any such termination of the 2004-6 Hedges in each case in accordance with this Section 6.13, Parent shall immediately pay to the Company by wire transfer of immediately available funds the net amount, if any, received by Parent from the counterparties to the terminated Hedges or (ii) if Parent is required to pay a net amount to the counterparties to the terminated Hedges, the Company shall immediately pay to Parent by wire transfer of immediately available funds such net amount required to be paid by Parent.

        (d)   Notwithstanding the foregoing, in lieu of terminating any of the 2004-6 Hedges pursuant to clause (b) above, Parent may elect to continue such Hedges, and Parent shall pay to the Company, or the Company shall pay to Parent, as the case may be, an amount equal to the amount such Person would be required to pay the other if such Hedges were so terminated in accordance with clause (b) above.

        (e)   Notwithstanding the foregoing, if Parent does not elect to continue the Hedges pursuant to clause (d) above and to the extent all of the rights and obligations of Parent under any of the and 2004-6 Hedges that would otherwise be terminated pursuant to this Section 6.13 may pursuant to the terms of such Hedges be assigned by Parent to the Company and with no further liability on the part of Parent, at the request of the Company, Parent will in lieu of terminating such Hedges assign all of its rights to the Company, and the Company will assume all of Parent's obligations, under such Hedges.

        SECTION 6.14.    Stock Exchange Listing.     Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

        SECTION 6.15.    Section 16 Matters.     Prior to the Effective Time, Parent, Merger Sub and the Company shall take all such steps as may be required to cause the transactions contemplated by Section 2.4 and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

        SECTION 6.16.    Board Membership.     Prior to the mailing to stockholders of the Joint Proxy Statement, the Board of Directors of the Company shall designate a member of its current Board of Directors acceptable to Parent in its sole discretion (the "Company Director Designee") to serve as a member of the Board of Directors of Parent subject to the approval of the Nominating and Corporate Governance Committee of Parent's Board of Directors in accordance with Parent's governance practices and procedures. Subject to the foregoing, Parent shall take such action as is necessary to cause the Company Director Designee to be appointed to the Board of Directors of Parent effective as of or promptly after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of Parent. The Company Director Designee shall be designated to the class of directors of Parent whose term expires at Parent's 2005 Annual Stockholders Meeting. Parent agrees to recommend to the Nominating and Corporate Governance Committee of Parent's Board of Directors that the Company Director Designee be nominated for election as a director at Parent's 2005 Annual Stockholders Meeting (provided that the Company Director Designee is serving as a director on Parent's Board of Directors at the appropriate time prior to such annual meeting and is willing to be so nominated at such meeting and to continue to serve as a director).

ARTICLE 7
CONDITIONS

        SECTION 7.1.    Conditions to Each Party's Obligation To Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

        (a)   Stockholder Approval. This Agreement shall have been adopted by the Required Company Stockholder Vote and the Required Parent Stockholder Vote.

        (b)   HSR Act. The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired.

        (c)   Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop orders suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (d)   Listing. The shares of Parent Common Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (e)   No Injunctions or Restraints. No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof.

        SECTION 7.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Company Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

        (c)   Tax Opinion. Parent shall have received from Covington & Burling, counsel to Parent, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of the Company, Merger Sub and Parent, in each case, substantially in the form attached as Exhibits C-1 and C-2 hereto).

        (d)   Company Reserves. The Company shall not have filed with the SEC one or more amendments to its Annual Report on Form 10-K for the year ended December 31, 2003 in which the Company makes a downward restatement of the aggregate proved Hydrocarbon reserves of the Company and the Company Subsidiaries, taken as a whole, as of December 31, 2003 by an amount that is more than 12.5% of the aggregate amount of such reserves as originally reported in such Annual Report, and shall not have publicly announced its intention to make such amended filing(s) or such downward restatement, and shall not be legally obligated to do so.

        SECTION 7.3.    Conditions to Obligation of the Company.     The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

        (a)   Representations and Warranties. The representations and warranties of Parent set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Parent Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

        (b)   Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

        (c)   Tax Opinion. The Company shall have received from Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, on the date on which the Form S-4 is declared effective by the SEC and on the Closing Date, an opinion, in each case dated as of such respective date and stating that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the issuance of such opinion shall be conditioned upon the receipt by such tax counsel of officer's letters from each of the Company, Merger Sub and Parent, in each case, substantially in the form attached as Exhibits C-1 and C-2 hereto).

        (d)   Parent Reserves. Parent shall not have filed with the SEC one or more amendments to its Annual Report on Form 10-K for the year ended December 31, 2003 in which Parent makes a downward restatement of the aggregate proved Hydrocarbon reserves of Parent and the Parent Subsidiaries, taken as a whole, as of December 31, 2003 by an amount that is more than 12.5% of the aggregate amount of such reserves as originally reported in such Annual Report, and shall not have publicly announced its intention to make such amended filing(s) or such downward restatement, and shall not be legally obligated to do so.

ARTICLE 8
TERMINATION, AMENDMENT AND WAIVER

        SECTION 8.1.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after this Agreement has been adopted by the Required Company Stockholder Vote:

        (a)   by mutual written consent of Parent, Merger Sub and the Company;

        (b)   by either the Company or Parent, if the Merger has not been consummated by October 31, 2004, or such other date, if any, as the Company and Parent shall agree upon or as is provided in

Section 6.1(b) and (c) hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

        (c)   by either the Company or Parent, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 7.1(e) shall be in effect and shall have become final and nonappealable;

        (d)   by either the Company or Parent, if at the Company Stockholders Meeting (including any adjournment or postponement thereof), the Required Company Stockholder Vote shall not have been obtained or if at the Parent Stockholders Meeting (including any adjournment or postponement thereof), the Required Parent Stockholder Vote shall not have been obtained;

        (e)   by Parent, if

          (i)    the Board of Directors of the Company shall have withdrawn or modified or amended in any respect adverse to Parent its adoption of or recommendation in favor of this Agreement or shall have failed to make such favorable recommendation;

          (ii)   the Board of Directors of the Company (or any committee thereof) shall have recommended to the stockholders of the Company any Takeover Proposal or shall have resolved to, or publicly announced an intention to, do so;

          (iii)  the Company shall have breached Section 6.10 in any material respect, and Parent shall have been adversely affected thereby; or

          (iv)  the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b), and (B) is incapable of being cured or has not been cured by the Company within 20 calendar days after written notice has been given by Parent to the Company of such breach or failure to perform; or

        (f)    by the Company, if

          (i)    prior to the Company Stockholders Meeting, (A) the Company shall not have breached Section 6.10 in any material respect, (B) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 6.10 and this clause (i), to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (C) Parent does not make, within three business days of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after receipt of the advice of its financial advisor) is at least as favorable to the Company's stockholders from a financial point of view as the Superior Proposal and (D) the Company prior to such termination pays to Parent in immediately available funds any fees and expenses required to be paid or reimbursed pursuant to Section 8.3; or

          (ii)   Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 7.3(a) or (b), and (B) is incapable of being cured or has not been cured by Parent within 20 calendar days after written notice has been given by the Company to Parent of such breach or failure to perform.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

        SECTION 8.2.    Effect of Termination.     Upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become null and void except as set forth in Section 8.3 and for the provisions in Section 6.13 and Article 9, which shall survive such termination; provided that nothing herein shall relieve any party from liability for any intentional breach of a covenant of this Agreement prior to such termination. In addition, the Confidentiality Agreements shall not be affected by the termination of this Agreement.

        SECTION 8.3.    Fees and Expenses.

        (a)   If (i) this Agreement is terminated pursuant to Section 8.1(e)(i), (ii) or (iii) or Section 8.1(f)(i) or (ii) (A) a Takeover Proposal in respect of the Company is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Required Company Stockholder Vote, (B) this Agreement is terminated by either party, as applicable, pursuant to Section 8.1(b) or Section 8.1(d) (solely with respect to the failure to obtain the Required Company Stockholder Vote) and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with the proponent of such Takeover Proposal or an affiliate of such proponent, the Company shall promptly, but in no event later than one business day after termination of this Agreement (or on the date of such consummation or, if earlier, entry into such agreement in the case of (ii) above), pay Parent a fee in immediately available funds of $90,000,000 (the "Termination Fee"). For purposes of this Section 8.3, the references in the definition of Takeover Proposal to 10% shall be changed to 50%.

        (b)   Except as set forth in this Section 8.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided that if this Agreement is terminated and the Termination Fee is payable as a result thereof, in addition to the payment of the Termination Fee, the Company shall assume and pay, or reimburse Parent for, all reasonable out-of-pocket fees and expenses incurred by Parent (including the fees and expenses of its counsel, financial advisor and financing sources) in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $10,000,000.

        SECTION 8.4.    Amendment.     This Agreement may be amended by the parties hereto, at any time before or after approval of this Agreement and the transactions contemplated hereby by the respective Boards of Directors or stockholders of the parties hereto; provided, however, that after any such approval by the stockholders, no amendment shall be made that in any way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 8.5.    Waiver.     Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

ARTICLE 9
GENERAL PROVISIONS

        SECTION 9.1.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight courier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

        (a)   if to Parent or Merger Sub:

    Kerr-McGee Corporation
    Kerr-McGee Center
    123 Robert S. Kerr Avenue
    Oklahoma City, Oklahoma 73102
    Attention: General Counsel
    Fax: (405) 270-3649

    with a copy to:

    Covington & Burling
    1330 Avenue of the Americas
    New York, New York 10019
    Attention: Scott F. Smith
    Fax: (212) 841-1010

        (b)   if to the Company:

    Westport Resources Corporation
    1670 Broadway, Suite 2800
    Denver, Colorado 80202
    Attention: Donald D. Wolf
    Chairman and Chief Executive Officer
    Fax: (303) 573-5609

    with a copy to:

    Akin Gump Strauss Hauer & Feld LLP
    1700 Pacific Avenue
    Suite 4100
    Dallas, Texas 75201-4675
    Attention: Michael E. Dillard, P.C.
    Fax: (214) 969-4343

        Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

        SECTION 9.2.    Representations and Warranties.     The representations and warranties contained in this Agreement shall not survive the Merger.

        SECTION 9.3.    Knowledge Qualifiers.     "To the knowledge of the Company" and similar phrases mean the actual knowledge of the individuals described in Section 9.3 of the Company Disclosure Letter. "To the knowledge of Parent" and similar phrases mean the actual knowledge of the individuals described in Section 9.3 of the Parent Disclosure Letter.

        SECTION 9.4.    Interpretations.     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.5.    Governing Law; Jurisdiction.     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, EXCEPT THAT THE CONSUMMATION AND EFFECTIVENESS OF THE MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA.

        (b)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        SECTION 9.6.    Counterparts; Facsimile Transmission of Signatures.     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        SECTION 9.7.    Assignment; No Third Party Beneficiaries.

        (a)   This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void.

        (b)   Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except that each Indemnified Party is intended to be a third party beneficiary of Section 6.11 and may specifically enforce its terms.

        SECTION 9.8.    Severability.     If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        SECTION 9.9.    Entire Agreement.     This Agreement, the Company Confidentiality Agreement and the Parent Confidentiality Agreement contain all of the terms of the understandings of the parties hereto with respect to the subject matter hereof.

        SECTION 9.10.    Enforcement.     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

[The remainder of this page is intentionally blank.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.

WESTPORT RESOURCES CORPORATION
By:	/s/ DONALD D. WOLF
Name: Donald D. Wolf
Title: Chairman and Chief Executive Officer
KERR-McGEE CORPORATION
By:	/s/ LUKE R. CORBETT
Name: Luke R. Corbett
Title: Chairman and Chief Executive Officer
KERR-McGEE (NEVADA) LLC
By:	/s/ DAVID A. HAGER
Name: David A. Hager
Title: Manager

A-

ANNEX B

[LETTERHEAD OF LEHMAN BROTHERS, INC.]

April 6, 2004

Board of Directors
Kerr-McGee Corporation
Kerr-McGee Center
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Members of the Board:

        We understand that Kerr-McGee Corporation ("Kerr-McGee") and Westport Resources Corporation ("Westport") are considering entering into a transaction (the "Proposed Transaction") pursuant to which (i) Westport will merge with and into a wholly-owned subsidiary of Kerr-McGee (the "Merger") and (ii) upon effectiveness of the Merger, each share of common stock of Westport will be converted into the right to receive 0.71 shares of the common stock of Kerr-McGee (the "Exchange Ratio"). The terms and conditions of the Merger are set forth in more detail in the Agreement and Plan of merger dated April 6, 2004 by and among Kerr-McGee, Westport and Kerr-McGee (Nevada) LLC (the "Agreement").

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to Kerr-McGee of the Exchange Ratio to be paid by Kerr-McGee in the Merger. We have not been requested to opine as to, and our opinion does not in any manner address, Kerr-McGee's underlying business decision to proceed with or effect the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Merger; (2) such publicly available information concerning Kerr-McGee and Westport that we believe to be relevant to our analysis, including, without limitation, the Annual Reports on Form 10-K for the year ended December 31, 2003 for each of Kerr-McGee and Westport; (3) financial and operating information with respect to the respective businesses, operations and prospects of Kerr-McGee and Westport as furnished to us by Kerr-McGee and Westport, respectively, including financial projections contained in the respective business plans of Kerr-McGee and Westport and, in particular (A) certain estimates of proved and non-proved reserves, projected future production, revenue, operating costs and capital investments for each of Kerr-McGee and Westport (B) impacts of the incremental hedging of Westport production levels projected by the management of Kerr-McGee (the "Incremental Hedging Impacts") and (C) amounts and timing of the cost savings and operating synergies expected by the management of Kerr-McGee to result from a combination of the businesses of Kerr-McGee and Westport (the "Expected Synergies"); (4) the trading histories of Kerr-McGee common stock and Westport common stock from January 1, 2003 to the present and a comparison of those trading histories with each other and with those of other companies that we deemed relevant; (5) a comparison of the historical financial results and present financial condition of Kerr-McGee and Westport with each other and with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Merger with the financial terms of certain other transactions that we deemed relevant; (7) the potential pro forma impact of the Merger on the future financial performance of Kerr-McGee (including the Incremental Hedging Impacts and the Expected Synergies); (8) the potential pro forma impact of the Merger on the current financial condition of Kerr-McGee, including the impact on Kerr-McGee's leverage levels and ratios; and (9) the relative contributions of Kerr-McGee and Westport (including the Incremental Hedging Impacts) to the current and future

LEHMAN BROTHERS INC.
600 TRAVIS STREET        7200 CHASE TOWER        HOUSTON,         TEXAS        77002        TELEPHONE 713 236 3950        FACSIMILE 713 222 8908

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financial performance of the combined company on a pro forma basis. In addition, we have (i) had discussions with the managements of Kerr-McGee and Westport concerning their respective businesses, operations, assets, financial conditions, reserves, production profiles, hedging levels, exploration programs and prospects and (ii) have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the managements of Kerr-McGee and Westport that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Kerr-McGee and Westport, upon advice of Kerr-McGee and Westport, respectively, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Kerr-McGee and Westport as to the future financial performance of Kerr-McGee and Westport, respectively, and that each of Kerr-McGee and Westport will perform substantially in accordance with such projections. Upon the advice of Kerr-McGee, we have assumed that the amounts and timing of the Incremental Hedging Impacts are reasonable and that the Incremental Hedging Impacts will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Kerr-McGee and Westport and have not made or obtained from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee or Westport. Upon advice of Kerr-McGee and its legal and accounting advisors, we have assumed that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of Kerr-McGee. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. In addition, we express no opinion as to the price at which shares of common stock of Kerr-McGee actually will trade following announcement of the Merger.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio to be paid by Kerr-McGee in the Merger is fair to Kerr-McGee.

        We have acted as financial advisor to Kerr-McGee in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, Kerr-McGee has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. We also have performed various investment banking services for Kerr-McGee and Westport in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the debt and equity securities of Kerr-McGee and Westport for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of Kerr-McGee and is rendered to the Board of Directors in connection with its consideration of the Merger. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Kerr-McGee as to how such stockholder should vote with respect to the Merger.

                      Very truly yours,

                      /s/ LEHMAN BROTHERS

                      LEHMAN BROTHERS

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ANNEX C

        [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON LLC]

April 6, 2004

Board of Directors
Westport Resources Corporation
1670 Broadway, Suite 2800
Denver, Colorado 80202-4800

Members of the Board:

        You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of the common stock of Westport Resources Corporation ("Westport") of the Exchange Ratio (as defined below) provided for in the Agreement and Plan of Merger, dated as of April 6, 2004 (the "Merger Agreement"), among Kerr-McGee Corporation ("Kerr-McGee"), Kerr-McGee (Nevada) LLC, a wholly owned subsidiary of Kerr-McGee ("Merger Sub"), and Westport. The Merger Agreement provides for, among other things, the merger of Westport with and into Merger Sub (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.01 per share, of Westport ("Westport Common Stock") will be converted into the right to receive 0.71 (the "Exchange Ratio") of a share of the common stock, par value $1.00 per share, of Kerr-McGee ("Kerr-McGee Common Stock").

        In arriving at our opinion, we have reviewed the Merger Agreement as well as certain publicly available business and financial information relating to Westport and Kerr-McGee. We have reviewed certain other information, including financial forecasts, relating to Westport and Kerr-McGee provided to or discussed with us by the managements of Westport and Kerr-McGee and have met with the managements of Westport and Kerr-McGee to discuss the businesses and prospects of Westport and Kerr-McGee. We have reviewed and discussed with the management of Westport certain oil and gas reserve reports ("Reserve Reports") for Westport prepared by the management of Westport and certain third party consultants to Westport (collectively, the "Consultants") and also have reviewed and discussed with the management of Kerr-McGee certain oil and gas reserve estimates and other data ("Reserve Data") for Kerr-McGee prepared by the management of Kerr-McGee. We have considered certain financial, operating and stock market data of Westport and Kerr-McGee and have compared those data with similar data for other publicly held companies in businesses similar to Westport and Kerr-McGee, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and transactions which have been announced or effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

        In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts relating to Westport and Kerr-McGee, the Reserve Reports prepared by the management of Westport and the Reserve Data prepared by the management of Kerr-McGee, we have been advised, and we have assumed, that such forecasts, Reserve Reports and Reserve Data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Westport and Kerr-McGee, as the case may be, as to the future financial performance and oil and gas reserves of Westport and Kerr-McGee and the potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. With respect to the Reserve Reports relating to Westport

C-1

Board of Directors
Westport Resources Corporation
1670 Broadway, Suite 2800
April 6, 2004

prepared by the Consultants, we have been advised, and we have assumed, that such Reserve Reports represent reasonable estimates as to the oil and gas reserves of Westport. We have assumed, with your consent, that the Merger will be treated as a tax-free reorganization for U.S. federal income tax purposes. We further have assumed, with your consent, that the Merger will be consummated as set forth in the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof and that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no limitations, restrictions or conditions will be imposed that would have an adverse effect on Westport, Kerr-McGee or the contemplated benefits of the Merger. We have not been requested to make, and we have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Westport or Kerr-McGee, nor have we been furnished with any such evaluations or appraisals (other than the Reserve Reports prepared by the Consultants). Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of Kerr-McGee Common Stock when issued to the holders of Westport Common Stock pursuant to the Merger or the prices at which Kerr-McGee Common Stock will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other transactions or business strategies that might be available to Westport, nor does it address the underlying business decision of Westport to proceed with the Merger. Our opinion also does not address any aspect or implication of any agreement to be entered into by any stockholder of Westport or Kerr-McGee or their respective affiliates in connection with the Merger. In connection with our engagement, except for preliminary discussions which we held at the direction of Westport with selected third parties prior to the date hereof, we were not authorized to solicit third party indications of interest in the possible acquisition of Westport.

        We have acted as financial advisor to Westport in connection with the Merger and will receive a fee for our services contingent upon the consummation of the Merger. We and our affiliates in the past have provided, and currently are providing, investment banking and financial services to Westport and Kerr-McGee unrelated to the proposed Merger, for which services we and our affiliates have received, and expect to receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade securities of Westport and Kerr-McGee for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        It is understood that this letter is for the information of the Board of Directors of Westport in connection with its evaluation of the Merger and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to any matters relating to the Merger.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Westport Common Stock.

Very truly yours,

CREDIT SUISSE FIRST BOSTON LLC

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ANNEX D

    VOTING AGREEMENT, dated as of April 6, 2004 (the "Agreement"), among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

        As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2. Voting of Shares.

        (a)   Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i)    in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

          (ii)   against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

        (b)   Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

        Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

        (a)   Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

        (d)   Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

        Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

        (a)   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

        Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

        (a)   Certain Prohibited Transfers. Each Stockholder agrees not to:

          (i)    sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

          (ii)   grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

        (b)   Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)   Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

        Section 7. [RESERVED].

        Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

        Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

        Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

        Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

        Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

        Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
WESTPORT ENERGY, LLC
By:	WESTPORT INVESTMENTS LIMITED, its Managing Member
By:	/s/ ROBERT A. HAAS
	Name:	Robert A. Haas
	Title:	Director

SCHEDULE I TO
VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock	Number of Options to Acquire Company Common Stock	Number of Shares of Convertible Preferred Stock
Westport Energy, LLC	3,238,001	-0-	-0-

Notices:

    Westport Energy LLC
    c/o Westport Investments Limited
    Lyford Manor
    Lyford Cay
    P.O. Box N-7776
    Nassau, Bahamas
    Fax Number: (242) 362-5788

With a copy to:

    Richard M. Petkun
    Greenberg Traurig, LLP
    1200 17th Street, Suite 2400
    Denver, CO 80202
    Telephone: (303) 572-6500
    Telecopy: (303) 572-6540

And to:

    Michael Russell
    Dr. Richard J. Haas Partners
    Dukes Court
    32 Duke Street, St. James's
    London, SW1Y 6DF
    Fax Number: 020.7.321.5242
    Phone Number: 020.7.321.5200

    VOTING AGREEMENT, dated as of April 6, 2004 (the "Agreement"), among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

        As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2. Voting of Shares.

        (a)   Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i)    in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

          (ii)   against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

        (b)   Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

        Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

        (a)   Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

        (d)   Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

        Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

        (a)   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

        Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

        (a)   Certain Prohibited Transfers. Each Stockholder agrees not to:

          (i)    sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

          (ii)   grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

        (b)   Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)   Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

        Section 7. [RESERVED].

        Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

        Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

        Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

        Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

        Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

        Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
MEDICOR FOUNDATION
By:	/s/ ANTON M. LOTZER
	Name:	Anton M. Lotzer
	Title:	Chief Executive Officer
By:	/s/ ALBIN A. JOHANN
	Name:	Albin A. Johann
	Title:	Secretary

SCHEDULE I TO VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock	Number of Options to Acquire Company Common Stock	Number of Shares of Convertible Preferred Stock
Medicor Foundation	9,700,000	-0-	-0-

If to Medicor:

    Medicor Foundation
    Landstrasse 11
    Postfach 130
    9495 Triesen
    Liechtenstein
    Attention: Anton M. Lotzer
    Fax Number: (423) 233-3934
    Phone Number: (423) 239-6050

With a copy to:

    Richard M. Petkun
    Greenberg Traurig, LLP
    1200 17th Street, Suite 2400
    Denver, CO 80202
    Telephone: (303) 572-6500
    Telecopy: (303) 572-6540

And to:

    Michael Russell
    Dr. Richard J. Haas Partners
    Dukes Court
    32 Duke Street, St. James's
    London, SW1Y 6DF
    Fax Number: 020.7.321.5242
    Phone Number: 020.7.321.5200

    VOTING AGREEMENT, dated as of April 6, 2004 (the "Agreement"), among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

        As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2. Voting of Shares.

        (a)   Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i)    in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

          (ii)   against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

        (b)   Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

        Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

        (a)   Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

        (d)   Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

        Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

        (a)   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

        Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

        (a)   Certain Prohibited Transfers. Each Stockholder agrees not to:

          (i)    sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

          (ii)   grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

        (b)   Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)   Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

        Section 7. [RESERVED].

        Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

        Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

        Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

        Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

        Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

        Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
EQT INVESTMENTS, LLC
By:	/s/ KENNETH J. KUBACKI
	Name:	Kenneth J. Kubacki
	Title:	Vice President

SCHEDULE I TO
VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock	Number of Options to Acquire Company Common Stock	Number of Shares of Convertible Preferred Stock
EQT Investments, LLC	11,527,971	-0-	-0-

Notices:

    EQT Investments, LLC
    801 West Street, 2nd Floor
    Wilmington, DE 19801-1545
    Attention: Treasurer
    Telephone: (302) 656-5590
    Telecopy: (302) 428-1410

With a copy to:

    Johanna G. O'Loughlin
    Vice President, General Counsel and Secretary
    Equitable Resources, Inc.
    One Oxford Centre, Suite 3300
    Pittsburgh, PA 15219
    Telephone: (412) 553-7760
    Telecopy: (412) 553-5970

And to:

    Stephen W. Johnson, Esquire
    Reed Smith LLP
    435 Sixth Avenue
    Pittsburgh, PA 15219-1886
    Telephone: (412) 288-3131
    Telecopy: (412) 288-3063

    VOTING AGREEMENT, dated as of April 6, 2004 (the "Agreement"), among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

        As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2. Voting of Shares.

        (a)   Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i)    in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

          (ii)   against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

        (b)   Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

        Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

        (a)   Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

        (d)   Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

        Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

        (a)   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

        Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

        (a)   Certain Prohibited Transfers. Each Stockholder agrees not to:

          (i)    sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

          (ii)   grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

        (b)   Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)   Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

        Section 7. [RESERVED].

        Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

        Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

        Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

        Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

        Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

        Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
STOCKHOLDERS:
BELFER CORP.
By:	/s/ ROBERT A. BELFER
	Name:	Robert A. Belfer
	Title:	President
RENEE HOLDINGS PARTNERSHIP, L.P.
By:	/s/ ROBERT A. BELFER
	Name:	Robert A. Belfer
	Title:	General Partner
VANTZ LIMITED PARTNERSHIP
By:	VANTZ LLC, its General Partner
	By:	/s/ LAURENCE D. BELFER
	Name:	Laurence D. Belfer
	Title:	Managing Member

LDB TWO CORP.
By:	/s/ LAURENCE D. BELFER
	Name:	Laurence D. Belfer
	Title:	President
BELFER TWO CORP.
By:	/s/ ROBERT A. BELFER
	Name:	Robert A. Belfer
	Title:	President
LIZ PARTNERS, L.P.
By:	LIZ ASSOCIATES LLC, its General Partner
	By:	/s/ ROBERT A. BELFER
	Name:	Robert A. Belfer
	Title:	Managing Member

SCHEDULE I TO VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock	Number of Options to Acquire Company Common Stock	Number of Shares of Convertible Preferred Stock
Belfer Corp.[1]	973,270	-0-	208,000
Renee Holdings Partnership, L.P.[1]	492,283	-0-	160,000
Vantz Limited Partnership[2]	261,610	-0-	-0-
LDB Two Corp.[2]	823,031	-0-	-0-
Belfer Two Corp.[1]	1,157,309	-0-	18,000
Liz Partners, L.P.[1]	495,899	-0-	-0-

1
c/o Robert A. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153, Fax Number: (212) 644-2396, Phone Number: (212) 644-2200.

2
c/o Laurence D. Belfer, 767 Fifth Avenue, 46th Floor, New York, New York 10153, Fax Number: (212) 644-2396, Phone Number: (212) 644-0561.

    VOTING AGREEMENT, dated as of April 6, 2004 (the "Agreement"), among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), and each of the stockholders listed on Schedule I to this Agreement (each, a "Stockholder" and, collectively, the "Stockholders").

INTRODUCTION

        Parent, Kerr-McGee (Nevada) LLC, a Nevada limited liability company and wholly owned subsidiary of Parent ("Merger Sub"), and Westport Resources Corporation, a Nevada corporation (the "Company"), propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or supplemented from time to time, the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, the Company will be merged with and into Merger Sub, and Merger Sub will be the surviving entity (the "Merger").

        As of the date hereof, each Stockholder is the record and beneficial owner of, or in the case of a Stockholder that is a trust (the "Trust Stockholder"), such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the number of shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, 6 1/2% convertible preferred stock, par value $.01 per share, of the Company or any other convertible or exchangeable securities or similar instruments), being collectively referred to herein as such Stockholder's "Subject Shares").

        As a condition to its willingness to enter into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder is willing to agree, to the matters set forth herein.

        In consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

        Section 1. Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        Section 2. Voting of Shares.

        (a)   Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

          (i)    in favor of the Merger and the adoption of the Merger Agreement and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof;

          (ii)   against any action or agreement that such Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

          (iii)  against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

        (b)   Grant of Irrevocable Proxy. Such Stockholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder's Subject Shares, or grant a consent or approval in respect of such Stockholder's Subject Shares, at every annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholders' execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 78.355(5) of the Nevada Revised Statutes.

        Section 3. Fiduciary Responsibilities. No Stockholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder (or a designee of such Stockholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company's or the Company's Board of Directors' rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

        Section 4. Representations and Warranties of Stockholder. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

        (a)   Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Stockholder or such Stockholder's Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Stockholder or such Stockholder's Subject Shares. If such Stockholder is a married individual and such Stockholder's Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Stockholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (c)   Ownership of Shares. Such Stockholder is the record and beneficial owner of, or in the case of the Trust Stockholder, such Trust Stockholder is the record holder of, and its beneficiaries are the beneficial owners of, the Shares set forth opposite such Stockholder's name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), except as provided by that certain Termination and Voting Agreement, dated as of October 1, 2003, by and among the Company, Medicor Foundation, Westport Energy LLC, ERI Investments, Inc. and certain stockholders named therein (the "Termination and Voting Agreement"). There are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any shares of Company Common Stock, and none of such Stockholder's Subject Shares are subject to vesting. Except as provided in the Termination and Voting Agreement and in Section 2 hereof, such Stockholder holds exclusive power to vote the Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Stockholder's name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Stockholder, except shares of Company Common Stock which may be acquired by such Stockholder upon exercise of options, if any, or conversion of the Convertible Preferred Stock, if any, held by such Stockholder as set forth in such Schedule.

        (d)   Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

        Section 5. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders as follows:

        (a)   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        (b)   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or the HSR Act or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

        Section 6. Transfer and Other Restrictions. For so long as this Agreement is in effect:

        (a)   Certain Prohibited Transfers. Each Stockholder agrees not to:

          (i)    sell, transfer, pledge, encumber, assign or otherwise dispose (collectively, the "Transfer") of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Stockholder's Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger), except that any such Stockholder may Transfer any of the Subject Shares to any other holder of Company Common Stock who is on the date hereof a party to this Agreement or other voting agreement with Parent on terms substantially identical to the terms of this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes a voting agreement with Parent on terms substantially identical to the terms of this Agreement;

          (ii)   grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Subject Shares, other than this Agreement;

          (iii)  enter into, or deposit such Stockholder's Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Stockholder's Subject Shares; nor

          (iv)  commit or agree to take any of the foregoing actions;

provided, however, that the restrictions in this Section 6 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of options to acquire Shares so long as the Shares issuable upon exercise thereof become such Stockholder's Subject Shares hereunder.

        (b)   Efforts. For so long as this Agreement is in effect, each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, each Stockholder shall use such Stockholder's reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

        (c)   Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Subject Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Stockholder's Subject Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of Company Common Stock acquired by such Stockholder, if any, after the date hereof.

        Section 7. [RESERVED].

        Section 8. No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall such Stockholder permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing.

        Section 9. Affiliate Agreement. If, at the time the Merger Agreement is submitted for adoption to the stockholders of the Company, any Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, such Stockholder shall deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

        Section 10. Specific Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        Section 11. Termination. This Agreement shall terminate and cease to have any force or effect on the earliest of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, (iii) the consummation of the Merger, (iv) the amendment of the Merger Agreement to decrease the Exchange Ratio or otherwise alter the Merger Consideration in a manner adverse to the Stockholders unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment, and (v) if the Merger has not been consummated by October 31, 2004, notice at any time thereafter from any party hereto to the other parties of such party's election to terminate this Agreement (provided, however, that the right to terminate this Agreement pursuant to this clause (v) shall not be available to any party that is in breach in any material respect of its obligations hereunder); provided, however, that (1) Sections 10, 12, 13, 14, 15, 16, 17, 18, 19 and 20 shall survive any termination of this Agreement and (2) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

        Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule I hereto.

        Section 13. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors.

        Section 14. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        Section 15. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided that, with respect to the obligations of any individual Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of other Stockholders.

        Section 16. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto, except as expressly provided by Section 6(a). This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT NEVADA LAW GOVERNS THE MERGER ITSELF.

        Section 19. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        Section 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
/s/ DONALD D. WOLF Donald D. Wolf

SCHEDULE I TO VOTING AGREEMENT

Name and Address of Stockholder	Number of Shares of Company Common Stock		Number of Options to Acquire Company Common Stock	Number of Shares of Convertible Preferred Stock
Donald D. Wolf c/o Westport Resources Corporation 1670 Broadway, Ste. 2800 Denver, CO 80202	1,259	[1]	1,146,986	-0-

1
Donald D. Wolf is the record and beneficial owner of 60,436 shares of Company Common Stock, of which 59,177 are restricted shares subject to restrictions under one or more restricted stock agreements with the Company. With respect to the 59,177 shares of restricted stock, Mr. Wolf has none of the rights of a stockholder of the Company, including the right to vote. For purposes of this Agreement, the term "Subject Shares" shall not include any shares of restricted stock which remain subject to restrictions.

ANNEX E

    REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of April 6, 2004, by and among KERR-MCGEE CORPORATION, a Delaware corporation ("Parent"), WESTPORT ENERGY LLC, a Delaware limited liability company ("WELLC"), MEDICOR FOUNDATION, a Liechtenstein foundation ("Medicor"), and EQT INVESTMENTS, LLC, a Delaware limited liability company and successor-in-interest to ERI Investments, Inc. ("EQT" and each of WELLC, Medicor and EQT, individually, a "Holder," and, collectively, the "Holders").

INTRODUCTION

        Each of the Holders will receive certain shares of Parent's common stock, par value $1 per share (the "Parent Common Stock"), in respect of the common stock of the Company, par value $.01 per share (the "Company Common Stock"), now beneficially owned by such Holder, upon the consummation of the merger of the Company with and into a wholly-owned subsidiary of Parent (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of April 6, 2004 (the "Merger Agreement"), among the Company, Parent and such wholly-owned subsidiary of Parent.

        Each of the Holders and certain other stockholders of the Company are parties to a Registration Rights Agreement, dated as of October 1, 2003 (the "Company Registration Rights Agreement"). As a condition to its willingness to enter into the Merger Agreement, Parent has required that each of the Holders and the other stockholders of the Company that are parties to the Company Registration Rights Agreement agree, and each such Holder and other stockholder is willing to agree, to terminate in its entirety the Company Registration Rights Agreement effective as of the closing of the Merger.

        In connection the agreement to terminate the Company Registration Rights Agreement, each of the Holders and Parent desire to enter into this Agreement providing for, among other things, certain registration rights applicable to the Holders in connection with the Merger.

        In consideration of the agreement to terminate the Company Registration Rights Agreement, and the representations, warranties, covenants and conditions herein and in the Merger Agreement, the parties hereto hereby agree as follows:

SECTION 1
REGISTRATION RIGHTS

        1.1   Certain Definitions. As used in this Agreement:

          (a)   The term "beneficially owned" refers to the meaning of such term as provided in Rule 13d-3 promulgated under the Exchange Act.

          (b)   The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

          (c)   The term "person" means any person, individual, corporation, partnership, limited liability company, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

          (d)   The term "Holder" means each stockholder of the Company set forth on the signature pages hereto (and any permitted assignee of such stockholder pursuant to Section 5.3), provided, however, that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.9.

          (e)   The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

          (f)    The term "Registrable Securities" means (i) Parent Common Stock to be issued to the Holders pursuant to the Merger, (ii) any Parent Common Stock issued to the Holders by Parent upon any stock split, stock dividend, recapitalization, or similar event, and (iii) any securities of any person issued or issuable in respect of such Parent Common Stock as a result of a merger, consolidation, sale of assets, sale or exchange of capital stock or similar transaction.

          (g)   The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

          (h)   The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (i)    The term "Transfer" means offer, sell, contract to sell or otherwise dispose of.

          (j)    All other capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

        1.2   Shelf Registration. Parent shall use its reasonable efforts to file promptly (and in any event within 30 days) after filing of the Registration Statement on Form S-4 to be filed in connection with the Merger, a registration statement on Form S-3 or other appropriate form pursuant to Rule 415 under the Securities Act (the "Registration Statement"), and shall use its reasonable efforts to file such other documents as may be necessary to cause the Registration Statement to be declared effective by the SEC at the Effective Time or as soon as practicable thereafter (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable "blue sky" or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution by the Holders of all of the Registrable Securities then outstanding (other than any Registrable Securities which any Holder may direct Parent to exclude from such registration); provided, however, that Parent shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Article 1 in any particular jurisdiction in which Parent would be required to execute a general consent to service of process in effecting such registration, qualification or compliance (unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act) or to qualify as a foreign corporation in any jurisdiction where Parent is not so qualified.

        1.3   Offerings off the Shelf Registration Statement.

          (a)   Each Holder may from time to time specify by notice to Parent the specific manner of Transferring of all or any portion of its Registrable Securities (each, an "Offering"); provided, that such notice must be given prior to the earlier of (i) the first anniversary of the Effective Time, or (ii) the Transfer of all such Holder's Registrable Securities, and Parent shall take such action as may be required of it pursuant to Section 1.4 to effect such Offering in accordance with such notice. Notwithstanding the foregoing, WELLC may not request that an Offering pursuant to this Agreement be underwritten, and Medicor and EQT may only specify on one occasion pursuant to this Agreement that an Offering is to be underwritten.

          (b)   If Medicor or EQT (the "Requesting Holder") intends that an Offering is to be underwritten, the Requesting Holder shall so specify to the other Holders whose Registrable Securities have previously not been sold in an underwritten Offering pursuant to this Agreement (the "Other Holders") by written notice, in addition to providing notice to Parent pursuant to subsection (a) above (indicating the number of Registrable Securities to be offered, the method of distribution and the name(s) of the managing underwriter(s), which shall be reasonably acceptable to Parent). Upon receipt of such notice, the Other Holders shall have the right to participate in such underwritten Offering by giving written notice to the Requesting Holder and to Parent as promptly as practicable but no later than 15 days thereafter, indicating the number of Registrable Securities to be included in the underwritten Offering; provided, however, that the Other Holders shall not have the right to participate in such underwritten Offering if (in the written opinion of the managing underwriter(s)) such underwritten Offering is of a type that the Other Holders are not reasonably capable of participating in; and provided, further, that such participation shall be limited to an amount of Registrable Securities of such Other Holders that, when combined with the Registrable Securities of the Requesting Holder, does not (in the written opinion of the managing underwriter(s)) exceed the maximum amount of Registrable Securities which can be marketed (i) at a price reasonably related to the then current market value of such securities, or (ii) without otherwise materially and adversely affecting the entire Offering. By electing to participate in a Requesting Holder's underwritten Offering, the Other Holders will waive their right under this Section 1.3 to request an underwritten Offering; provided, that if, after the Other Holders have elected to participate in the Requesting Holder's underwritten Offering, the managing underwriter(s) reduce the number of Other Holder's Registrable Securities to be included in the underwritten Offering, the Other Holders may withdraw from the Offering and their right under this Section 1.3 to request an underwritten Offering shall not be waived. If requested in writing by the managing underwriters with respect to any Offering that is to be underwritten (and in which the Other Holders are reasonably capable of participating), each Holder agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible into or exchangeable or exercisable for Registrable Securities, pursuant to the Registration Statement (other than pursuant to such underwritten Offering), during the period reasonably requested by the managing underwriters not to exceed seven days prior to and 30 days following the pricing of such underwritten Offering.

        1.4   Obligations of Parent. In connection with any registration of Registrable Securities pursuant to this Article 1, Parent shall:

          (a)   Use its reasonable efforts to cause the Registration Statement to be declared effective by the SEC at the Effective Time or as soon as practicable thereafter and to remain effective until the earlier to occur of (x) the first anniversary of the effectiveness of the Registration Statement (subject to extension to reflect any Suspension Period) and (y) such period as will terminate when all of the securities covered by the Registration Statement have been disposed of in accordance with the intended methods of disposition thereof by the Holders; provided that, notwithstanding the foregoing clause (x), with respect to an Offering for which Parent has received notice in accordance with Section 1.3 and which is intended to occur within a reasonable period of time (but no later than 90 days) following such notice, Parent will use its reasonable efforts to cause the Registration Statement to remain effective for such longer period (not to exceed five years after the Registration Statement is first declared effective) as in the opinion of counsel for any underwriters a prospectus is required by law to be delivered in connection with any such Offering by an underwriter or dealer with respect to those Registrable Securities subject to such Offering.

          (b)   Use its reasonable efforts to cause the Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date thereof (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (as applicable, in light of the circumstances under which they were made) not misleading.

          (c)   Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such Registration Statement in accordance with the terms of any Offering. A reasonable time prior to the filing of the Registration Statement or any prospectus or any amendment or supplement thereto, Parent will provide copies of such documents to the Holders participating in such Offering and provide such Holders and their counsel with an adequate opportunity to review and comment thereon.

          (d)   Furnish to the participating Holders such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain effective.

          (e)   Subject to the proviso to Section 1.2, use its reasonable efforts to register or qualify the shares of Registrable Securities covered by the Registration Statement under the securities or "blue sky" laws of such states as the participating Holders shall reasonably request and maintain any such registration or qualification current until the earlier to occur of the time periods set forth in Section 1.4(a).

          (f)    Promptly notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period referred to in Section 1.4(a), of Parent's becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder to promptly prepare and furnish to such Holder a number of copies of an amendment or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event Parent shall give any such notice, each Holder shall immediately suspend use of the prospectus.

          (g)   Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Parent are then listed and, if not so listed, to be listed on the Nasdaq National Market or the New York Stock Exchange.

          (h)   Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement.

          (i)    In connection with any Offering that is to be underwritten, enter into such customary agreements (including underwriting agreements in customary form for similar offerings) and take all such other actions as a Holder or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in accordance with terms of any Offering.

          (j)    Make reasonably available for inspection by any Holder of Registrable Securities, any underwriter participating in any Offering, and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of Parent, and use its reasonable efforts to cause Parent's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Offering (including, with respect to any Offering that is to be underwritten, using its reasonable efforts to furnish to the underwriters for such Offering a cold comfort letter from Parent's accountant in customary form covering such matters as are customarily covered by such letters).

          (k)   In connection with any Offering that is to be underwritten, use its reasonable efforts to provide to the underwriters for such Offering a legal opinion of Parent's outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

          (l)    In connection with any Offering that is to be underwritten, make reasonably available its employees and personnel and otherwise provide reasonable and customary assistance to any underwriters in the marketing of Registrable Securities pursuant to such underwritten Offering.

          (m)  If requested in writing by the managing underwriters, with respect to any Offering that is to be underwritten, Parent agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, in each case for its own account, during the time period reasonably requested by the managing underwriters, not to exceed seven days prior to and 60days following the pricing of any underwritten Offering (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor forms).

          (n)   Reasonably cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be Transferred and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities.

        1.5   Suspension of Use. In the event that, in the reasonable judgment of Parent (after consultation with outside counsel), it is advisable to suspend use by the Holders of the Registration Statement because Parent is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which Parent believes public disclosure will be prejudicial to Parent, Parent shall deliver to the Holders notice in writing to the effect of the foregoing, and Parent may suspend the effectiveness of the Registration Statement for up to 30 consecutive days (a "Suspension Period") in any 90-day period. Notwithstanding the foregoing, the aggregate duration of any Suspension Period shall not exceed 90 days in any 365-day period. Upon receipt of such notification, the Holders will immediately suspend all offers and Transfers of any Registrable Securities pursuant to the Registration Statement until the earlier of (i) the expiration of such Suspension Period or (ii) such time as Parent notifies the Holders in writing that such Suspension Period is ended. Parent will use its reasonable efforts to ensure that the Registration Statement may be used as promptly as practicable after the expiration of the Suspension Period.

        1.6   Expenses.

          (a)   Except as otherwise provided in this Agreement, all expenses incurred by Parent in connection with any registration pursuant to Section 1 of this Agreement shall be borne by Parent. The costs and expenses of any such registration shall include, without limitation, the fees and expenses of Parent's counsel and its accountants and all other costs and expenses of Parent incident to the preparation, printing and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of Parent's transfer agent and all other costs and expenses incurred by Parent of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses").

          (b)   Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to this Section 1, including, without limitation, any counsel for the Holders and any underwriting fees or discounts.

        1.7   Indemnification.

          (a)   In connection with the registration hereunder, Parent agrees to indemnify and hold harmless, to the extent permitted by law, each Holder, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), to which such Holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (B) in any application or other document or communication (in this Section 1.7 collectively called an "application") executed by or on behalf of Parent or based upon written information furnished by or on behalf of Parent filed in any jurisdiction in order to qualify any securities covered by such registration statement under the "blue sky" or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and Parent will reimburse such Holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Parent shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Parent by such Holder expressly for use therein or by such Holder's failure to deliver a copy of any registration statement or prospectus or any amendments or supplements thereto after Parent has furnished such Holder with a sufficient number of copies of the same.

          (b)   In connection with the registration hereunder, each such Holder will furnish to Parent in writing such information and documents as Parent reasonably requests for use in connection with any registration statement or prospectus and any amendment or supplement thereto and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1 (including, without limitation, a "plan of distribution" section, reasonably acceptable to Parent) and, to the extent permitted by law, will indemnify and hold harmless Parent, its directors and officers and each other person who controls Parent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which Parent or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to Parent by such Holder expressly for use therein, and such Holder will reimburse Parent and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

          (c)   Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or (within a reasonable time) elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d)   The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the Transfer of Registrable Securities by any Holder thereof. Parent also agrees to make such provisions, to the full extent provided by law, for contribution to any indemnified party in the event Parent's indemnification pursuant to Section 1.7(a) is unavailable for any reason.

        1.8   Information by Holder. Each Holder covenants and agrees that any information provided to Parent pursuant to this Agreement shall not contain any untrue statement of a material fact relating to or provided by such Holder, or omit to state any material fact relating to or provided by such Holder required to be stated or necessary to make such statements, in the light of the circumstances under which they were made, not misleading.

        1.9   Termination of Registration Rights. The registration rights granted pursuant to this Article 1 shall terminate as to any Holder upon the earlier to occur of the time periods set forth in Section 1.4(a); provided, however, that the provisions of Section 1.7 shall survive such termination with respect to claims and liabilities arising out of actions, statements, or omissions occurring prior to such termination.

SECTION 2
CERTAIN REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, represents and warrants to Parent as follows:

        2.1   Binding Agreement. Each Holder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Holder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of each Holder, enforceable against each Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors'

rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        2.2   No Conflict. Neither the execution and delivery of this Agreement by each Holder, nor the performance by each Holder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws and the rules and regulations thereunder, any "blue sky" or other state securities laws or as would not reasonably be expected to prevent or materially delay or otherwise impair each Holder's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if each Holder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to each Holder or each Holder's Registrable Securities, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of each Holder's Registrable Securities, except, in the case of clause (iii), as would not prevent or materially delay or otherwise materially impair each Holder's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair each Holder's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to each Holder or each Holder's Registrable Securities.

SECTION 3
CERTAIN REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Holders as follows:

        3.1   Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.2 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

        3.2   No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws and the rules and regulations thereunder, any "blue sky" or other state securities laws or as would not reasonably be expected to prevent or materially delay or otherwise impair Parent's ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its Certificate of Incorporation or Bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to

Parent, except, in the case of clause (iii), as would not prevent or materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent's ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

SECTION 4
CERTAIN COVENANTS

        4.1   Reporting Requirements. Parent shall use its reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, for so long as any Registrable Securities remain outstanding, if at any time Parent is not required to file such reports, it will, upon the reasonable request of any Holder, make available such information necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the request of a Holder, Parent shall promptly deliver to such Holder a written statement as to whether it has complied with such requirements.

SECTION 5
MISCELLANEOUS

        5.1   Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW).

        5.2   Jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan.

        5.3   Successors and Assigns. This Agreement (and the rights and obligations hereunder) shall not be assigned (i) by Parent without the prior written consent of the other parties hereto, and (ii) by a Holder without the prior written consent of Parent; provided, that any Holder may, by giving notice to Parent, assign its rights and obligations hereunder in connection with the Transfer of all but not less than all of the such Holder's Registrable Securities to a person which controls, is controlled by or is under common control with such Holder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's heirs, beneficiaries, executors, successors, representatives and permitted assigns.

        5.4   Third Party Beneficiaries. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than the Holders and Parent and no other person shall assert any rights as third party beneficiary hereunder.

        5.5   Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        5.6   Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that with respect to the obligations of any individual Holder under this Agreement, this Agreement may be amended with the approval of such Holder and Parent notwithstanding the failure to obtain the approval of other Holders.

        5.7   Notices; Dates. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other address as shall be specified by the parties by like notice: (i) if to Parent, to the appropriate address set forth in Section 9 of the Merger Agreement; and (ii) if to a Holder, to the appropriate address set forth on Schedule I hereto. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

        5.8   Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        5.9   Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        5.10 Remedies. Without limiting the remedies available to the Holders, Parent acknowledges that any failure by Parent to comply with its obligations under this Agreement may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall be entitled to injunctive relief or the enforcement of other equitable remedies, without bond or other security, to compel performance and to prevent breaches of this Agreement by Parent and specifically to enforce the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

        5.11 Termination. This Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms.

        5.12 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

KERR-MCGEE CORPORATION
By:	/s/ GREGORY F. PILCHER
	Name:	Gregory F. Pilcher
	Title:	Senior Vice President, General Counsel and Corporate Secretary
EQT INVESTMENTS, LLC
By:	/s/ KENNETH J. KUBACKI
	Name:	Kenneth J. Kubacki
	Title:	Vice President
MEDICOR FOUNDATION
By:	/s/ ANTON M. LOTZER
	Name:	Anton M. Lotzer
	Title:	Chief Executive Officer
By:	/s/ ALBIN A. JOHANN
	Name:	Albin A. Johann
	Title:	Secretary
WESTPORT ENERGY LLC
By:	WESTPORT INVESTMENTS LIMITED, its Managing Member
By:	/s/ ROBERT A. HAAS
	Name:	Robert A. Haas
	Title:	Director

SCHEDULE I

Addresses for Notices:

    If to Parent:

        Kerr-McGee Corporation
        Kerr-McGee Center
        123 Robert S. Kerr Avenue
        Oklahoma City, Oklahoma 73102
        Attention: General Counsel
        Fax: (405) 270-3649

    with a copy to:

        Covington & Burling
        1330 Avenue of the Americas
        New York, New York 10019
        Attention: Scott F. Smith
        Fax: (212) 841-1010

    With a copy to:

        Akin Gump Strauss Hauer & Feld LLP
        1700 Pacific Avenue, Suite 4100
        Dallas, Texas 75201-4675
        Attention: Michael E. Dillard, P.C.
        Fax Number: (214) 969-4343
        Phone Number: (214) 969-2800

    If to Medicor:

        Medicor Foundation
        Landstrasse 11
        Postfach 130
        9495 Triesen
        Liechtenstein
        Attention: Anton M. Lotzer
        Fax Number: (423) 233-3934
        Phone Number: (423) 239-6050

    With a copy to:

        Richard M. Petkun
        Greenberg Traurig, LLP
        1200 17th Street, Suite 2400
        Denver, CO 80202
        Telephone: (303) 572-6500
        Telecopy: (303) 572-6540

    And to:

        Michael Russell
        Dr. Richard J. Haas Partners
        Dukes Court
        32 Duke Street, St. James's

        London, SW1Y 6DF
        Fax Number: 020.7.321.5242
        Phone Number: 020.7.321.5200

    If to WELLC:

        Westport Energy LLC
        c/o Westport Investments Limited
        Lyford Manor
        Lyford Cay
        P.O. Box N-7776
        Nassau, Bahamas
        Fax Number: (242) 362-5788

    With a copy to:

        Richard M. Petkun
        Greenberg Traurig, LLP
        1200 17th Street, Suite 2400
        Denver, CO 80202
        Telephone: (303) 572-6500
        Telecopy: (303) 572-6540

    And to:

        Michael Russell
        Dr. Richard J. Haas Partners
        Dukes Court
        32 Duke Street, St. James's
        London, SW1Y 6DF
        Fax Number: 020.7.321.5242
        Phone Number: 020.7.321.5200

    If to EQT Investments, LLC:

        EQT Investments, LLC
        801 West Street, 2nd Floor
        Wilmington, DE 19801-1545
        Attention: Treasurer
        Telephone: (302) 656-5590
        Telecopy: (302) 428-1410

    With a copy to:

        Johanna G. O'Loughlin
        Vice President, General Counsel and Secretary
        Equitable Resources, Inc.
        One Oxford Centre, Suite 3300
        Pittsburgh, PA 15219
        Telephone: (412) 553-7760
        Telecopy: (412) 553-5970

    And to:

        Stephen W. Johnson, Esquire
        Reed Smith LLP
        435 Sixth Avenue
        Pittsburgh, PA 15219-1886
        Telephone: (412) 288-3131
        Telecopy: (412) 288-3063

Part II
Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers

        Article Seventh of the Amended and Restated Certificate of Incorporation of the Registrant and Article XXII of the Amended and Restated ByLaws of the Registrant, provide for indemnification of officers, directors and employees of the Registrant to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise.

        Article Seventh of the Amended and Restated Certificate of Incorporation of the Registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

        The above discussion of the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and the Delaware General Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, referred to as the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)
Exhibits. (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found.)

Exhibit Number	Description
*2.1	Agreement and Plan of Merger by and among the Registrant, Merger Sub and Westport, dated as of April 6, 2004 (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)

3.1
Amended and Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated June 28, 2001 and incorporated herein by reference.
3.2	Amended and Restated ByLaws of the Registrant, filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference.
4.1
Rights Agreement, dated as of July 26, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on July 27, 2001, and incorporated herein by reference.
4.2
First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed on August 1, 2001, and incorporated herein by reference.
4.3
Indenture dated as of November 1, 1981, between the Registrant and United States Trust Company of New York, as trustee, relating to the Registrant's 7% Debentures due November 1, 2011, filed as Exhibit 4 to Form S-16, effective November 16, 1981, Registration No. 2-772987, and incorporated herein by reference.
4.4
Indenture dated as of August 1, 1982, filed as Exhibit 4 to Form S-3, effective August 27, 1982, Registration Statement No. 2-78952, and incorporated herein by reference, and the first supplement thereto dated May 7, 1996, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 6.625% notes due October 15, 2007, and 7.125% debentures due October 15, 2027, filed as Exhibit 4.1 to the Current Report on Form 8-K filed July 27, 1999, and incorporated herein by reference.
4.5
The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of each of the following instruments defining the rights of the holders of certain long-term debt of the Registrant: the Note Agreement dated as of November 29, 1989, among the Kerr-McGee Corporation Employee Stock Ownership Plan Trust, referred to as the Trust and several lenders, providing for a loan guaranteed by the Registrant of $125 million to the Trust; the Revolving Credit Agreement, amended and restated as of April 25, 2002, between Kerr-McGee China Petroleum Ltd., as borrower, and Kerr-McGee Corporation, as guarantor, and several banks providing for revolving credit of up to $100 million through March 3, 2003; the $100 million, 8% Note Agreement entered into by Oryx Energy Company, referred to as Oryx, dated as of October 20, 1995, and due October 15, 2003; the $150 million, 8.375% Note Agreement entered into by Oryx dated as of July 17, 1996, and due July 15, 2004; the $150 million, 8 1/8% Note Agreement entered into by Oryx dated as of October 20, 1995, and due October 15, 2005; the amended and restated Revolving Credit Agreement dated as of January 11, 2002, between the Registrant or certain subsidiary borrowers and various banks providing for revolving credit up to $650 million through January 12, 2006; the $700 million Credit Agreement dated as of December 10, 2002, between the Registrant or certain subsidiary borrowers and various banks providing for a 364-day revolving credit facility; and the $200 million variable-interest rate Note Agreement dated June 26, 2001, and due June 28, 2004. The total amount of securities authorized under each of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.
4.6
Kerr-McGee Corporation Direct Purchase and Dividend Reinvestment Plan filed on September 9, 2001, pursuant to Rule 424(b)(2) of the Securities Act of 1933 as the Prospectus Supplement to the Prospectus dated August 31, 2001, and incorporated herein by reference.

4.7
Second Supplement to the August 1, 1982, Indenture dated as of August 2, 1999, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 5 1/2% exchangeable notes due August 2, 2004, filed as Exhibit 4.11 to the report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.
4.8
Fifth Supplement to the August 1, 1982, Indenture dated as of February 11, 2000, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 5 1/4% Convertible Subordinated Debentures due February 15, 2010, filed as Exhibit 4.1 to Form 8-K filed February 4, 2000, and incorporated herein by reference.
4.9
Indenture dated as of August 1, 2001, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's $350 million, 5 3/8% notes due April 15, 2005; $325 million, 5 7/8% notes due September 15, 2006; $675 million, 6 7/8% notes due September 15, 2011; and $500 million 7 7/8% notes due September 15, 2031, filed as Exhibit 4.1 to Form S-3 Registration Statement No. 333-68136 Pre-effective Amendment No. 1, and incorporated herein by reference.
**5.1	Opinion of Covington & Burling regarding the legality of the shares of Registrant common stock to be registered under this Registration Statement.
**8.1	Opinion of Covington & Burling as to tax matters.
**8.2	Opinion of Akin Gump Strauss Hauer & Feld LLP as to tax matters.
*10.1	Voting Agreement among Registrant and Westport Energy LLC, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.2	Voting Agreement among Registrant and Medicor Foundation, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.3	Voting Agreement among Registrant and EQT Investments, LLC, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.4
Voting Agreement among Registrant Belfer Corp., Renee Holdings Partnership, L.P., Vantz Limited Partnership, LDB Two Corp., Belfer Two Corp., and Liz Partners, L.P., dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.5	Voting Agreement among Registrant and Donald D. Wolf, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.6
Registration Rights Agreement among Registrant, Westport Energy LLC, Medicor Foundation, and EQT Investments, LLC, dated as of April 6, 2004 (included as Annex E to the joint proxy statement/prospectus contained in the Registration Statement).
*23.1	Consent of Ernst & Young LLP
*23.2	Consent of KPMG LLP
**23.3	Consent of Covington & Burling (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
**23.4	Consent of Akin Gump Strauss Hauer & Feld LLP

*23.5	Consent of Ryder Scott Company, L.P.
*23.6	Consent of Netherland, Sewell & Associates, Inc.
*24.1	Power of Attorney for William E. Bradford
*24.2	Power of Attorney for Sylvia A. Earl
*24.3	Power of Attorney for David C. Genever-Watling
*24.4	Power of Attorney for Martin C. Jischke
*24.5	Power of Attorney for Leroy C. Richie
*24.6	Power of Attorney for Matthew R. Simmons
*24.7	Power of Attorney for Farah M. Walters
*24.8	Power of Attorney for Ian L. White-Thompson
**99.1	Form of Proxy (Registrant)
**99.2	Form of Proxy (Westport)
*99.3	Consent of Lehman Brothers Inc.
*99.4	Consent of Credit Suisse First Boston LLC

*
Filed herewith.

**
To be filed by amendment.

        (b)   Financial Statement Schedules

        Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file during any period in which offers and sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2)   That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange

Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (6)   That every prospectus: (i) that is filed pursuant to paragraph 5 immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   To respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in the documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

        (8)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 26, 2004.

/s/ GREGORY F. PILCHER Gregory F. Pilcher Senior Vice President, General Counsel and Secretary

* * * *

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ LUKE R. CORBETT Luke R. Corbett	Chairman of the Board, Chief Executive Officer and Director	April 26, 2004
/s/ ROBERT M. WOHLEBER Robert M. Wohleber	Senior Vice President and Chief Financial Officer	April 26, 2004
/s/ JOHN M. RAUH John M. Rauh	Vice President, Controller and Chief Accounting Officer	April 26, 2004
* William E. Bradford	Director	April 26, 2004
* Sylvia A. Earle	Director	April 26, 2004
* David C. Genever-Watling	Director	April 26, 2004
* Martin C. Jischke	Director	April 26, 2004
* Leroy C. Richie	Director	April 26, 2004

* Matthew R. Simmons	Director	April 26, 2004
* Farah M. Walters	Director	April 26, 2004
* Ian L. White-Thompson	Director	April 26, 2004

/s/ JOHN M. RAUH John M. Rauh

* John M. Rauh hereby signs this registration statement on April 26, 2004, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed as an exhibit to this registration statement.

Exhibit Index

Exhibit Number	Description	Page No.
*2.1	Agreement and Plan of Merger by and among the Registrant, Merger Sub and Westport, dated as of April 6, 2004 (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)
3.1
Amended and Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-4 dated June 28, 2001 and incorporated herein by reference.
3.2	Amended and Restated ByLaws of the Registrant, filed as Exhibit 3.2 to the Registrant's annual report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference.
4.1
Rights Agreement, dated as of July 26, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on July 27, 2001, and incorporated herein by reference.
4.2
First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed on August 1, 2001, and incorporated herein by reference.
4.3
Indenture dated as of November 1, 1981, between the Registrant and United States Trust Company of New York, as trustee, relating to the Registrant's 7% Debentures due November 1, 2011, filed as Exhibit 4 to Form S-16, effective November 16, 1981, Registration No. 2-772987, and incorporated herein by reference.
4.4
Indenture dated as of August 1, 1982, filed as Exhibit 4 to Form S-3, effective August 27, 1982, Registration Statement No. 2-78952, and incorporated herein by reference, and the first supplement thereto dated May 7, 1996, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 6.625% notes due October 15, 2007, and 7.125% debentures due October 15, 2027, filed as Exhibit 4.1 to the Current Report on Form 8-K filed July 27, 1999, and incorporated herein by reference.

4.5
The Registrant agrees to furnish to the Securities and Exchange Commission, upon request, copies of each of the following instruments defining the rights of the holders of certain long-term debt of the Registrant: the Note Agreement dated as of November 29, 1989, among the Kerr-McGee Corporation Employee Stock Ownership Plan Trust, referred to as the Trust, and several lenders, providing for a loan guaranteed by the Registrant of $125 million to the Trust; the Revolving Credit Agreement, amended and restated as of April 25, 2002, between Kerr-McGee China Petroleum Ltd., as borrower, and Kerr-McGee Corporation, as guarantor, and several banks providing for revolving credit of up to $100 million through March 3, 2003; the $100 million, 8% Note Agreement entered into by Oryx Energy Company, referred to as Oryx, dated as of October 20, 1995, and due October 15, 2003; the $150 million, 8.375% Note Agreement entered into by Oryx dated as of July 17, 1996, and due July 15, 2004; the $150 million, 8 1/8% Note Agreement entered into by Oryx dated as of October 20, 1995, and due October 15, 2005; the amended and restated Revolving Credit Agreement dated as of January 11, 2002, between the Registrant or certain subsidiary borrowers and various banks providing for revolving credit up to $650 million through January 12, 2006; the $700 million Credit Agreement dated as of December 10, 2002, between the Registrant or certain subsidiary borrowers and various banks providing for a 364-day revolving credit facility; and the $200 million variable-interest rate Note Agreement dated June 26, 2001, and due June 28, 2004. The total amount of securities authorized under each of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis.
4.6
Kerr-McGee Corporation Direct Purchase and Dividend Reinvestment Plan filed on September 9, 2001, pursuant to Rule 424(b)(2) of the Securities Act of 1933 as the Prospectus Supplement to the Prospectus dated August 31, 2001, and incorporated herein by reference.
4.7
Second Supplement to the August 1, 1982, Indenture dated as of August 2, 1999, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 5 1/2% exchangeable notes due August 2, 2004, filed as Exhibit 4.11 to the report on Form 10-K for the year ended December 31, 1999, and incorporated herein by reference.
4.8
Fifth Supplement to the August 1, 1982, Indenture dated as of February 11, 2000, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's 5 1/4% Convertible Subordinated Debentures due February 15, 2010, filed as Exhibit 4.1 to Form 8-K filed February 4, 2000, and incorporated herein by reference.
4.9
Indenture dated as of August 1, 2001, between the Registrant and Citibank, N.A., as trustee, relating to the Registrant's $350 million, 5 3/8% notes due April 15, 2005; $325 million, 5 7/8% notes due September 15, 2006; $675 million, 6 7/8% notes due September 15, 2011; and $500 million 7 7/8% notes due September 15, 2031, filed as Exhibit 4.1 to Form S-3 Registration Statement No. 333-68136 Pre-effective Amendment No. 1, and incorporated herein by reference.
**5.1	Opinion of Covington & Burling regarding the legality of the shares of Registrant common stock to be registered under this Registration Statement
**8.1	Opinion of Covington & Burling as to tax matters.
**8.2	Opinion of Akin Gump Strauss Hauer & Feld LLP as to tax matters.

*10.1	Voting Agreement among Registrant and Westport Energy LLC, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.2	Voting Agreement among Registrant and Medicor Foundation, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.3	Voting Agreement among Registrant and EQT Investments, LLC, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.4
Voting Agreement among Registrant Belfer Corp., Renee Holdings Partnership, L.P., Vantz Limited Partnership, LDB Two Corp., Belfer Two Corp., and Liz Partners, L.P., dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.5	Voting Agreement among Registrant and Donald D. Wolf, dated as of April 6, 2004 (included as Annex D to the joint proxy statement/prospectus contained in the Registration Statement).
*10.6
Registration Rights Agreement among Registrant, Westport Energy LLC, Medicor Foundation, and EQT Investments, LLC, dated as of April 6, 2004 (included as Annex E to the joint proxy statement/prospectus contained in the Registration Statement).
*23.1	Consent of Ernst & Young LLP
*23.2	Consent of KPMG LLP
**23.3	Consent of Covington & Burling (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
**23.4	Consent of Akin Gump Strauss Hauer & Feld LLP
*23.5	Consent of Ryder Scott Company, L.P.
*23.6	Consent of Netherland, Sewell & Associates, Inc.
*24.1	Power of Attorney for William E. Bradford
*24.2	Power of Attorney for Sylvia A. Earl
*24.3	Power of Attorney for David C. Genever-Watling
*24.4	Power of Attorney for Martin C. Jischke
*24.5	Power of Attorney for Leroy C. Richie
*24.6	Power of Attorney for Matthew R. Simmons
*24.7	Power of Attorney for Farah M. Walters
*24.8	Power of Attorney for Ian L. White-Thompson
**99.1	Form of Proxy (Registrant)
**99.2	Form of Proxy (Westport)
*99.3	Consent of Lehman Brothers Inc.
*99.4	Consent of Credit Suisse First Boston LLC

*
Filed herewith.

**
To be filed by amendment.